EXHIBIT 4



                     GS MORTGAGE SECURITIES CORPORATION II,
                                   Depositor,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                Master Servicer,

                               LNR PARTNERS, INC.,
                                Special Servicer,

                                       and

                             WELLS FARGO BANK, N.A.,
                                     Trustee

          ------------------------------------------------------------
                         POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 2005
          ------------------------------------------------------------

                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-GG4

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Defined Terms...............................................
Section 1.02   Certain Calculations........................................
Section 1.03   Certain Constructions.......................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans................................
Section 2.02   Acceptance by Custodian and the Trustee.....................
Section 2.03   Mortgage Loan Sellers' Repurchase or Cures of Mortgage
               Loans for Document Defects in Mortgage Files and
               Breaches of Representations and Warranties..................
Section 2.04   Representations, Warranties and Covenants of the Master
               Servicer....................................................
Section 2.05   Representations, Warranties and Covenants of the Special
               Servicer....................................................
Section 2.06   Execution and Delivery of Certificates; Issuance of
               Lower-Tier Regular Interests................................
Section 2.07   Miscellaneous REMIC Provisions..............................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01   Master Servicer to Act as Master Servicer;
               Administration of the Mortgage Loans........................
Section 3.02   Liability of the Master Servicer............................
Section 3.03   Collection of Certain Mortgage Loan Payments................
Section 3.04   Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.05 Collection Account; Upper-Tier Distribution Account; Lower-Tier Distribution Account; Excess Liquidation
               Proceeds Reserve Account....................................
Section 3.05A  Whole Loan Custodial Account................................
Section 3.06   Permitted Withdrawals from the Collection Account...........
Section 3.06A  Permitted Withdrawals from the Whole Loan Custodial
               Account.....................................................
Section 3.07 Investment of Funds in the Collection Account, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve
               Account and Other Accounts..................................
Section 3.08   Maintenance of Insurance Policies and Errors and
               Omissions and Fidelity Coverage.............................
Section 3.09   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Defeasance Provisions...........................
Section 3.10   Realization Upon Defaulted Mortgage Loans...................
Section 3.11   Trustee to Cooperate; Release of Mortgage Files.............
Section 3.12   Servicing Fees and Special Servicing Compensation...........
Section 3.13   Compensating Interest Payments..............................
Section 3.14   Annual Statement as to Compliance...........................
Section 3.15   Annual Independent Public Accountants' Servicing Report.....
Section 3.16   Access to Certain Documentation.............................
Section 3.17   Title and Management of REO Properties......................
Section 3.18   Sale of Defaulted Mortgage Loans and REO Properties.........
Section 3.19   Additional Obligations of the Master Servicer;
               Inspections Obligation to Notify Ground Lessors;
               Delivery of Certain Reports to the Companion Loan
               Noteholder..................................................
Section 3.20   Reports to the Securities and Exchange Commission;
               Available Information.......................................
Section 3.21   Lock-Box Accounts, Escrow Accounts..........................
Section 3.22   Property Advances...........................................
Section 3.23   Appointment of Special Servicer.............................
Section 3.24   Transfer of Servicing Between Master Servicer and
               Special Servicer; Record Keeping............................
Section 3.25   Interest Reserve Account....................................
Section 3.26   Controlling Class Approvals.................................
Section 3.27   Modifications, Waivers and Amendments.......................
Section 3.28   Additional Obligations with Respect to Certain Mortgage
               Loans.......................................................
Section 3.29   Certain Matters Relating to the Non-Serviced Mortgage
               Loans.......................................................
Section 3.30   Additional Matters Regarding Advance Reimbursement..........
Section 3.31   Additional Matters with Respect to the Mall at
               Wellington Green Mortgage Loan, The Streets at
               Southpoint Mortgage Loan and the Cascade Mall Mortgage
               Loan........................................................
Section 3.32   Serviced Companion Loan Intercreditor Matters...............
Section 3.33   Certain Matters with respect to the 478 and 479 Jumpers
               Hole Road Mortgage Loan.....................................

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01   Distributions...............................................
Section 4.02   Statements to Certificateholders; Certain Reports by the
               Master Servicer and the Special Servicer....................
Section 4.03   Compliance with Withholding Requirements....................
Section 4.04   REMIC Compliance............................................
Section 4.05   Imposition of Tax on the Trust Fund.........................
Section 4.06   Remittances; P&I Advances...................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates............................................
Section 5.02   Registration, Transfer and Exchange of Certificates.........
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04   Appointment of Paying Agent.................................
Section 5.05   Access to Certificateholders' Names and Addresses...........
Section 5.06   Actions of Certificateholders...............................
Section 5.07   Authenticating Agent........................................
Section 5.08   Appointment of Custodians...................................

                                   ARTICLE VI

         THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

Section 6.01   Liability of the Depositor, the Master Servicer and the
               Special Servicer............................................
Section 6.02   Merger or Consolidation of the Master Servicer and the
               Special Servicer............................................
Section 6.03   Limitation on Liability of the Depositor, the Master
               Servicer, the Special Servicer and Others...................
Section 6.04   Limitation on Resignation of the Master Servicer or
               Special Servicer............................................
Section 6.05   Rights of the Depositor, the Trustee and the Companion
               Loan Noteholders in Respect of the Master Servicer and
               Special Servicer............................................
Section 6.06   Master Servicer or Special Servicer as Owner of a
               Certificate.................................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default...........................................
Section 7.02   Trustee to Act; Appointment of Successor....................
Section 7.03   Notification to Certificateholders..........................
Section 7.04   Other Remedies of Trustee...................................
Section 7.05   Waiver of Past Events of Default; Termination...............

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee...........................................
Section 8.02   Certain Matters Affecting the Trustee.......................
Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.04   Trustee May Own Certificates................................
Section 8.05   Payment of Trustee Fees and Expenses; Indemnification.......
Section 8.06   Eligibility Requirements for Trustee........................
Section 8.07   Resignation and Removal of the Trustee......................
Section 8.08   Successor Trustee...........................................
Section 8.09   Merger or Consolidation of Trustee..........................
Section 8.10   Appointment of Co-Trustee or Separate Trustee...............
Section 8.11   Controlling Certificateholders and Controlling Class
               Representative..............................................

                                   ARTICLE IX

                 TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

Section 9.01   Termination; Optional Mortgage Loan Purchase................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Counterparts................................................
Section 10.02  Limitation on Rights of Certificateholders..................
Section 10.03  Governing Law...............................................
Section 10.04  Notices.....................................................
Section 10.05  Severability of Provisions..................................
Section 10.06  Notice to the Depositor and Each Rating Agency..............
Section 10.07  Amendment...................................................
Section 10.08  Confirmation of Intent......................................
Section 10.09  Third-Party Beneficiaries...................................
Section 10.10  Request by Certificateholders or Companion Loan
               Noteholders.................................................

                                TABLE OF EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-1P Certificate
Exhibit A-3       Form of Class A-DP Certificate
Exhibit A-4       Form of Class A-2 Certificate
Exhibit A-5       Form of Class A-3 Certificate
Exhibit A-6       Form of Class A-ABA Certificate
Exhibit A-7       Form of Class A-ABB Certificate
Exhibit A-8       Form of Class A-4 Certificate
Exhibit A-9       Form of Class A-4A Certificate
Exhibit A-10      Form of Class A-4B Certificate
Exhibit A-11      Form of Class A-1A Certificate
Exhibit A-12      Form of Class A-J Certificate
Exhibit A-13      Form of Class X-P Certificate
Exhibit A-14      Form of Class X-C Certificate
Exhibit A-15      Form of Class B Certificate
Exhibit A-16      Form of Class C Certificate
Exhibit A-17      Form of Class D Certificate
Exhibit A-18      Form of Class E Certificate
Exhibit A-19      Form of Class F Certificate
Exhibit A-20      Form of Class G Certificate
Exhibit A-21      Form of Class H Certificate
Exhibit A-22      Form of Class J Certificate
Exhibit A-23      Form of Class K Certificate
Exhibit A-24      Form of Class L Certificate
Exhibit A-25      Form of Class M Certificate
Exhibit A-26      Form of Class N Certificate
Exhibit A-27      Form of Class O Certificate
Exhibit A-28      Form of Class P Certificate
Exhibit A-29      Form of Class R Certificate
Exhibit A-30      Form of Class LR Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C-1       Form of Transferee Affidavit
Exhibit C-2       Form of Transferor Letter
Exhibit D-1       Form of Investment Representation Letter
Exhibit D-2       Form of ERISA Representation Letter
Exhibit E         Form of Request for Release
Exhibit F         Securities Legend
Exhibit G         Distribution Date Statement
Exhibit H         [Reserved]
Exhibit I-1       Form of Regulation S Transfer Certificate for Transfers
                  during Restricted Period
Exhibit I-2       Form of Regulation S Transfer Certificate for Transfers
                  after Restricted Period
Exhibit J         Form of Transfer Certificate for Exchange or Transfer from
                  Rule 144A Global Certificate to Regulation S Global
                  Certificate during the Restricted Period
Exhibit K         Form of Transfer Certificate for Exchange or Transfer from
                  Rule 144A Global Certificate to Regulation S Global
                  Certificate after the Restricted Period
Exhibit L         Form of Transfer Certificate for Exchange or Transfer from
                  Regulation S Global Certificate to Rule 144A Global
                  Certificate during the Restricted Period
Exhibit M         Form of Transfer Certificate for Regulation S Global
                  Certificate during Restricted Period
Exhibit N         Form Certification to be Provided with Form 10-K
Exhibit O-1       Form of Investor Certification
Exhibit O-2       Form of Confidentiality Agreement
Exhibit P-1       Form of Certification to be Provided to Depositor by the
                  Trustee
Exhibit P-2       Form of Certification to be Provided to Depositor by the
                  Master Servicer
Exhibit P-3       Form of Certification to be Provided to Depositor by the
                  Special Servicer
Exhibit Q         Trustee Certification/Exception Report
Exhibit R         Form of Notice to Other Primary Servicer
Exhibit S         Supplemental Servicer Schedule
Schedule I        Broker Strip Loan
Schedule II       Strip Calculation Schedule
Schedule III      Aggregate Planned Principal Balance Schedule

            Pooling and Servicing Agreement, dated as of June 1, 2005, among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

                 (Terms used but not defined in this Preliminary
                        Statement shall have the meanings
                         specified in Article I hereof)

            The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect that two segregated portions of the Trust Fund be treated for federal income tax purposes as two separate REMICs (each, a "Trust REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively). The Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class X-P, Class X-C, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates represent "regular interests" in the Upper-Tier REMIC. The Class R Certificates constitute the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class LR Certificates constitute the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions. There are also sixty-eight classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1P-1, Class LA-1P-2, Class LA-1P-3, Class LA-1P-4, Class LA-DP-1, Class LA-DP-2, Class LA-DP-3, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3-1, Class LA-3-2, Class LA-ABA-1, Class LA-ABA-2, Class LA-ABA-3, Class LA-ABB, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4A-1, Class LA-4A-2, Class LA-4A-3, Class LA-4A-4, Class LA-4B, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-J, Class LB, Class LC-1, Class LC-2, Class LD-1, Class LD-2, Class LD-3, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LJ, Class LK-1, Class LK-2, Class LL, Class LM, Class LN, Class LO and Class LP Interests), each of which will constitute a regular interest in the Lower-Tier REMIC. All such Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC.

                                UPPER-TIER REMIC

            The Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class X-P and Class X-C Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Principal Amount") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                             Original
    Related        Pass-Through Rate       Certificate      Original Ratings (1)
  Certificate         (per annum)        Principal Amount    S&P/Fitch/Moody's
  -----------    -------------------     ----------------    -----------------
Class A-1(2)           4.369%             $  100,000,000       AAA/AAA/Aaa
Class A-1P(2)          5.285%             $   50,000,000       AAA/AAA/Aaa
Class A-DP(2)          3.452%             $  166,616,000       AAA/AAA/Aaa
Class A-2(2)           4.475%             $  349,848,000       AAA/AAA/Aaa
Class A-3(2)           4.607%             $  288,705,000       AAA/AAA/Aaa
Class A-ABA(2)         4.680%             $  207,259,000       AAA/AAA/Aaa
Class A-ABB(2)         4.756%             $   29,609,000       AAA/AAA/Aaa
Class A-4(2)           4.761%             $  500,000,000       AAA/AAA/Aaa
Class A-4A(2)          4.751%             $1,171,595,000       AAA/AAA/Aaa
Class A-4B(2)          4.732%             $  167,371,000       AAA/AAA/Aaa
Class A-1A(2)          4.744%             $  169,634,000       AAA/AAA/Aaa
Class A-J              4.782%             $  300,060,000       AAA/AAA/Aaa
Class B                4.841%(3)          $   65,013,000        AA/AA/Aa2
Class C                4.890%(3)          $   35,007,000       AA-/AA-/Aa3
Class D                4.939%(3)          $   75,015,000          A/A/A2
Class E                5.078%(3)          $   40,008,000         A-/A-/A3
Class F                5.415%(3)          $   55,011,000      BBB+/BBB+/Baa1
Class G                5.449%(4)          $   45,009,000       BBB/BBB/Baa2
Class H                5.492%(5)          $   40,008,000      BBB-/BBB-/Baa3
Class J                4.462%(3)          $   20,004,000       BB+/BB+/Ba1
Class K                4.462%(3)          $   20,004,000        BB/BB/Ba2
Class L                4.462%(3)          $   20,004,000       BB-/BB-/Ba3
Class M                4.462%(3)          $   10,002,000         B+/B+/B1
Class N                4.462%(3)          $   10,002,000          B/B/B2
Class O                4.462%(3)          $   10,002,000         B-/B-/B3
Class P                4.462%(3)          $   55,011,486         NR/NR/NR
Class X-P              0.734%(6)          $3,831,315,000(7)     AAA/AA/Aaa
Class X-C              0.107%(6)          $4,000,797,486(7)     AAA/AA/Aaa
Class R                 None                      None(8)        NR/NR/NR

-----------------------

(1) The Certificates marked with "NR" have not been rated by the applicable Rating Agency.

(2) For purposes of making distributions to the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B and Class A-1A Certificates, the pool of Mortgage Loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2.

(3) The Pass-Through Rate for any Distribution Date for the Class B, Class C, Class D, Class E and Class F Certificates will be 4.841%, 4.890%, 4.939%, 5.078% and 5.415%, respectively, subject to a maximum Pass-Through Rate equal to the WAC Rate. The Pass-Through Rate for any Distribution Date for the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be 4.462%, subject to a maximum Pass-Through Rate equal to the WAC Rate.

(4) The Pass-Through Rate for any Distribution Date for the Class G Certificates will be the Weighted Average Net Mortgage Rate minus 0.043% per annum.

(5) The Pass-Through Rate for any Distribution Date for the Class H Certificates will be the WAC Rate.

(6) The Pass-Through Rates for each of the Class X-P and Class X-C Certificates will be calculated in accordance with the related definitions of "Class X-P Pass-Through Rate" and "Class X-C Pass-Through Rate," as applicable.

(7) The Class X-P and Class X-C Certificates will not have a Certificate Principal Amount; rather, each such Class of Certificates will accrue interest as provided herein on the related Class X-P Notional Amount and Class X-C Notional Amount, as applicable.

(8) The Class R Certificates do not have a Certificate Principal Amount or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            The following table sets forth the Class or Component designation, the corresponding Lower-Tier Regular Interest (the "Corresponding Lower-Tier Regular Interest"), the Corresponding Components of the Class X Certificates and the Original Class Principal Balance for each Class of Sequential Pay Certificates (the "Corresponding Certificates").

                                                                   Corresponding
                                   Corresponding      Original     Components of
                     Original       Lower -Tier      Lower- Tier      Class X
  Corresponding   Class Principal     Regular         Principal     Certificates
  Certificates        Balance      Interests (1)       Balance          (1)
---------------   ------- -------  -------------   -------------   -------------
Class A-1         $ 100,000,000        LA-1-1      $   9,359,000      X-A-1-1
                                       LA-1-2      $  28,307,000      X-A-1-2
                                       LA-1-3      $  42,500,000      X-A-1-3
                                       LA-1-4      $  19,834,000      X-A-1-4
Class A-1P        $  50,000,000       LA-1P-1      $   4,680,000      X-A-1P-1
                                      LA-1P-2      $  14,153,000      X-A-1P-2
                                      LA-1P-3      $  21,250,000      X-A-1P-3
                                      LA-1P-4      $   9,917,000      X-A-1P-4
Class A-DP        $ 166,616,000       LA-DP-1      $  67,440,000      X-A-DP-1
                                      LA-DP-2      $  81,373,000      X-A-DP-2
                                      LA-DP-3      $  17,803,000      X-A-DP-3
Class A-2         $ 349,848,000        LA-2-1      $  50,116,000      X-A-2-1
                                       LA-2-2      $  79,294,000      X-A-2-2
                                       LA-2-3      $  77,909,000      X-A-2-3
                                       LA-2-4      $ 142,529,000      X-A-2-4
Class A-3         $ 288,705,000        LA-3-1      $  47,622,000      X-A-3-1
                                       LA-3-2      $ 241,083,000      X-A-3-2
Class A-ABA       $ 207,259,000       LA-ABA-1     $ 119,726,000     X-A-ABA-1
                                      LA-ABA-2     $  63,131,000     X-A-ABA-2
                                      LA-ABA-3     $  24,402,000     X-A-ABA-3
Class A-ABB       $  29,609,000        LA-ABB      $  29,609,000      X-A-ABB
Class A-4         $ 500,000,000        LA-4-1      $   2,139,000      X-A-4-1
                                       LA-4-2      $  54,133,000      X-A-4-2
                                       LA-4-3      $  32,228,000      X-A-4-3
                                       LA-4-4      $ 411,500,000      X-A-4-4
Class A-4A        $1,171,595,000      LA-4A-1      $   5,728,000      X-A-4A-1
                                      LA-4A-2      $ 144,963,000      X-A-4A-2
                                      LA-4A-3      $  86,305,000      X-A-4A-3
                                      LA-4A-4      $ 934,599,000      X-A-4A-4
Class A-4B        $ 167,371,000        LA-4B       $ 167,371,000       X-A-4B
Class A-1A        $ 169,634,000       LA-1A-1      $   2,986,000      X-A-1A-1
                                      LA-1A-2      $   3,350,000      X-A-1A-2
                                      LA-1A-3      $   3,378,000      X-A-1A-3
                                      LA-1A-4      $   3,284,000      X-A-1A-4
                                      LA-1A-5      $   3,220,000      X-A-1A-5
                                      LA-1A-6      $   3,148,000      X-A-1A-6
                                      LA-1A-7      $  22,834,000      X-A-1A-7
                                      LA-1A-8      $   2,870,000      X-A-1A-8
                                      LA-1A-9      $   2,779,000      X-A-1A-9
                                      LA-1A-10     $   2,733,000     X-A-1A-10
                                      LA-1A-11     $   2,616,000     X-A-1A-11
                                      LA-1A-12     $  24,461,000     X-A-1A-12
                                      LA-1A-13     $  91,975,000     X-A-1A-13
Class A-J         $ 300,060,000         LA-J       $ 300,060,000       X-A-J
Class B           $  65,013,000          LB        $  65,013,000        X-B
Class C           $  35,007,000         LC-1       $     655,000       X-C-1
                                        LC-2       $  34,352,000       X-C-2
Class D           $  75,015,000         LD-1       $  25,439,000       X-D-1
                                        LD-2       $  25,848,000       X-D-2
                                        LD-3       $  23,728,000       X-D-3
Class E           $  40,008,000         LE-1       $  10,692,000       X-E-1
                                        LE-2       $  27,943,000       X-E-2
                                        LE-3       $   1,373,000       X-E-3
Class F           $  55,011,000         LF-1       $  33,888,000       X-F-1
                                        LF-2       $  21,123,000       X-F-2
Class G           $  45,009,000         LG-1       $   8,325,000       X-G-1
                                        LG-2       $  35,900,000       X-G-2
                                        LG-3       $     784,000       X-G-3
Class H           $  40,008,000         LH-1       $  11,118,000       X-H-1
                                        LH-2       $  28,890,000       X-H-2
Class J           $  20,004,000          LJ        $  20,004,000        X-J
Class K           $  20,004,000         LK-1       $  12,268,000       X-K-1
                                        LK-2       $   7,736,000       X-K-2
Class L           $  20,004,000          LL        $  20,004,000        X-L
Class M           $  10,002,000          LM        $  10,002,000        X-M
Class N           $  10,002,000          LN        $  10,002,000        X-N
Class O           $  10,002,000          LO        $  10,002,000        X-O
Class P           $  55,011,486          LP        $  55,011,486        X-P

------------

(1) The Lower-Tier Regular Interest and the Components of the Class X Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding Lower-Tier Regular Interest" and the "Corresponding Components," respectively, with respect to each other. The interest rate of each Lower-Tier Regular Interest is the WAC Rate.

            The Class R and Class LR Certificates do not have Certificate Principal Amounts or Notional Amounts. The Certificate Principal Amount of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Principal Amount thereof are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01. As of the Cut-Off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to $4,000,797,487.

            Fourteen Mortgage Loans: the Wells Fargo Center Mortgage Loan, The Streets at Southpoint Mortgage Loan, the Hyatt Regency Dallas Mortgage Loan, the One HSBC Center Mortgage Loan, the 801 North Brand Mortgage Loan, the 200 Madison Avenue Mortgage Loan, the Four Falls Mortgage Loan, the Oak Hill/Walnut Hill Portfolio Mortgage Loan, the Rockaway 80 Corporate Center Mortgage Loan, the Homewood Suites-Lansdale Mortgage Loan, the Airport Center Mortgage Loan, the Hampton Inn-Plymouth Meeting Mortgage Loan, the Hampton Inn-Philadelphia Airport Mortgage Loan and the Innovation Park at Penn State Mortgage Loan (collectively, together with the related Companion Loans, the "Whole Loans") represent one of the mortgage loans in their respective Whole Loan, which, in each case, will be serviced and administered under this Agreement:

            (i) The Wells Fargo Center Mortgage Loan and the Wells Fargo Center Pari Passu Companion Loan are part of a split loan structure whereby the Wells Fargo Center Mortgage Loan is pari passu with the Wells Fargo Center Pari Passu Companion Loan.

            (ii) The Streets at Southpoint Mortgage Loan and The Streets at Southpoint Subordinate Companion Loan are part of a split loan structure whereby The Streets at Southpoint Subordinate Companion Loan is subordinate to The Streets at Southpoint Mortgage Loan.

            (iii) The Hyatt Regency Dallas Mortgage Loan and the Hyatt Regency Dallas Subordinate Companion Loan are part of a split loan structure whereby the Hyatt Regency Dallas Subordinate Companion Loan is subordinate to the Hyatt Regency Dallas Mortgage Loan.

            (iv) The One HSBC Center Mortgage Loan and the One HSBC Center Subordinate Companion Loan are part of a split loan structure whereby the One HSBC Center Subordinate Companion Loan is subordinate to the One HSBC Center Mortgage Loan.

            (v) The 801 North Brand Mortgage Loan and the 801 North Brand Subordinate Companion Loan are part of a split loan structure whereby the 801 North Brand Subordinate Companion Loan is subordinate to the 801 North Brand Mortgage Loan.

            (vi) The 200 Madison Mortgage Loan and the 200 Madison Pari Passu Companion Loan are part of a split loan structure whereby the 200 Madison Mortgage Loan is pari passu with the 200 Madison Pari Passu Companion Loan.

            (vii) The Four Falls Mortgage Loan and the Four Falls Subordinate Companion Loan are part of a split loan structure whereby the Four Falls Subordinate Companion Loan is subordinate to the Four Falls Mortgage Loan.

            (viii) The Oak Hill/Walnut Hill Portfolio Mortgage Loan and the Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan are part of a split loan structure whereby the Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan is subordinate to the Oak Hill/Walnut Hill Portfolio Mortgage Loan.

            (ix) The Rockaway 80 Corporate Center Mortgage Loan and the Rockaway 80 Corporate Center Subordinate Companion Loan are part of a split loan structure whereby the Rockaway 80 Corporate Center Subordinate Companion Loan is subordinate to the Rockaway 80 Corporate Center Mortgage Loan.

            (x) The Homewood Suites-Lansdale Mortgage Loan and the Homewood Suites-Lansdale Subordinate Companion Loan are part of a split loan structure whereby the Homewood Suites-Lansdale Subordinate Companion Loan is subordinate to the Homewood Suites-Lansdale Mortgage Loan.

            (xi) The Airport Center Mortgage Loan and the Airport Center Mortgage Subordinate Companion Loan are part of a split loan structure whereby the Airport Center Subordinate Companion Loan is subordinate to the Airport Center Mortgage Loan.

            (xii) The Hampton Inn-Plymouth Meeting Mortgage Loan and the Hampton Inn-Plymouth Meeting Subordinate Companion Loan are part of a split loan structure whereby the Hampton Inn-Plymouth Meeting Subordinate Companion Loan is subordinate to the Hampton Inn-Plymouth Meeting Mortgage Loan.

            (xiii) The Hampton Inn-Philadelphia Airport Mortgage Loan and the Hampton Inn-Philadelphia Airport Mortgage Subordinate Companion Loan are part of a split loan structure whereby the Hampton Inn-Philadelphia Airport Subordinate Companion Loan is subordinate to the Hampton Inn-Philadelphia Airport Mortgage Loan.

            (xiv) The Innovation Park at Penn State Mortgage Loan and the Innovation Park at Penn State Subordinate Companion Loan are part of a split loan structure whereby the Innovation Park at Penn State Subordinate Companion Loan is subordinate to the Innovation Park at Penn State Mortgage Loan.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "200 Madison Avenue Co-Lender Agreement": With respect to the 200 Madison Avenue Whole Loan, the related co-lender agreement by and among the 200 Madison Avenue Noteholders relating to the relative rights of the holders of the 200 Madison Avenue Mortgage Loan and the 200 Madison Avenue Pari Passu Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "200 Madison Avenue Mortgage": The Mortgage securing the 200 Madison Avenue Mortgage Loan and the 200 Madison Avenue Pari Passu Companion Loan.

            "200 Madison Avenue Mortgage Loan": With respect to the 200 Madison Avenue Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 17 on the Mortgage Loan Schedule), which is designated as promissory note A-1, and which is pari passu in right of payment to the 200 Madison Avenue Pari Passu Companion Loan, to the extent set forth and as provided in the 200 Madison Avenue Co-Lender Agreement.

            "200 Madison Avenue Noteholders": Collectively, the holder of the 200 Madison Avenue Mortgage Loan and the holder of the 200 Madison Avenue Pari Passu Companion Loan.

            "200 Madison Avenue Pari Passu Companion Loan": For so long as the 200 Madison Avenue Mortgage Loan or a successor REO Mortgage Loan with respect to the 200 Madison Avenue Mortgage Loan is part of the Trust, the note which is not included in the Trust and designated as promissory note A-2, and which is pari passu in right of payment to the 200 Madison Avenue Mortgage Loan, to the extent set forth in the related Loan Documents and as provided in the 200 Madison Avenue Co-Lender Agreement.

            "200 Madison Avenue Whole Loan": The 200 Madison Avenue Mortgage Loan, together with the 200 Madison Avenue Pari Passu Companion Loan, each of which is secured by the 200 Madison Avenue Mortgage. References herein to the 200 Madison Avenue Whole Loan shall be construed to refer to the aggregate indebtedness under the 200 Madison Avenue Mortgage.

            "478 and 479 Jumpers Hole Road Deed of Trust": The Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of February 11, 2005, with respect to the 478 and 479 Jumpers Hole Road Mortgage Loan.

            "478 and 479 Jumpers Hole Road Mortgage Loan": The Mortgage Loan designated as Mortgage Loan No. 152 on the Mortgage Loan Schedule.

            "801 North Brand A Note": With respect to the 801 North Brand Whole Loan, the related promissory note made by the related Mortgagor and secured by the 801 North Brand Mortgage and designated as promissory note A, which is included in the Trust.

            "801 North Brand Co-Lender Agreement": With respect to the 801 North Brand Mortgage Loan, the related co-lender agreement by and among the holder of the 801 North Brand Mortgage Loan and the 801 North Brand Subordinate Companion Loan relating to the relative rights of the holders of the 801 North Brand Mortgage Loan and the 801 North Brand Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "801 North Brand Mortgage": The Mortgage securing the 801 North Brand Mortgage Loan and the 801 North Brand Subordinate Companion Loan.

            "801 North Brand Mortgage Loan": With respect to the 801 North Brand Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 12 on the Mortgage Loan Schedule), which is designated as the 801 North Brand A Note and is senior in right of payment to the 801 North Brand Subordinate Companion Loan.

            "801 North Brand Mortgaged Property": The property or properties that secure the 801 North Brand Whole Loan.

            "801 North Brand Subordinate Companion Loan": With respect to the 801 North Brand Whole Loan, the related promissory note made by the related Mortgagor and secured by the 801 North Brand Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the 801 North Brand Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the 801 North Brand Co-Lender Agreement.

            "801 North Brand Whole Loan": The 801 North Brand Mortgage Loan, together with the 801 North Brand Subordinate Companion Loan, each of which is secured by the same Mortgage on the 801 North Brand Mortgaged Property. References herein to the 801 North Brand Whole Loan shall be construed to refer to the aggregate indebtedness under the 801 North Brand Mortgage.

            "Accountant's Statement": As defined in Section 3.15.

            "Accrued Component Interest": With respect to each Component of the Class X-P or Class X-C Certificates for any Distribution Date, one month's interest at the Class X-P Strip Rate or Class X-C Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Additional Information": As defined in Section 4.02(a).

            "Additional Trust Fund Expenses": (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances to the extent not covered by Default Interest and late payment fees,
(iii) the cost of various default-related or unanticipated Opinions of Counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee, indemnities and expense reimbursements to the Master Servicer, the Special Servicer and the Depositor and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund and (v) any other default-related or unanticipated expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a Mortgagor. Notwithstanding anything to the contrary contained herein, with respect to The Streets at Southpoint Whole Loan, no taxes, including interest, penalties or assessments, additional amounts or additions to tax, administration and compliance costs imposed on any Trust REMIC shall be allocable to The Streets at Southpoint Subordinate Companion Loan.

            "Administrative Cost Rate": As of any date of determination, a rate equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Property Advance.

            "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Special Servicer or the Trustee, as applicable, have not been reimbursed for the number of days from the date on which such Advance was made through, but not including, the date of reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance.

            "Advance Rate": A per annum rate equal to the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date), compounded annually.

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Master Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

            "Agent Member": Members of, or participants in, the Depository.

            "Aggregate Planned Principal Amount": With respect to any Distribution Date, the planned principal amount for such Distribution Date specified in Schedule III relating to the Class A-ABA and Class A-ABB Certificates in the aggregate.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Airport Center A Note": With respect to the Airport Center Whole Loan, the related promissory note made by the related Mortgagor and secured by the Airport Center Mortgage and designated as promissory note A, which is included in the Trust.

            "Airport Center Co-Lender Agreement": With respect to the Airport Center Mortgage Loan, the related co-lender agreement by and among the holder of the Airport Center Mortgage Loan and the Airport Center Subordinate Companion Loan relating to the relative rights of the holders of the Airport Center Mortgage Loan and the Airport Center Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Airport Center Mortgage": The Mortgage securing the Airport Center Mortgage Loan and the Airport Center Subordinate Companion Loan.

            "Airport Center Mortgage Loan": With respect to the Airport Center Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 81 on the Mortgage Loan Schedule), which is designated as the Airport Center A Note and is senior in right of payment to the Airport Center Subordinate Companion Loan.

            "Airport Center Mortgaged Property": The property or properties that secure the Airport Center Whole Loan.

            "Airport Center Subordinate Companion Loan": With respect to the Airport Center Whole Loan, the related promissory note made by the related Mortgagor and secured by the Airport Center Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the Airport Center Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the Airport Center Co-Lender Agreement.

            "Airport Center Whole Loan": The Airport Center Mortgage Loan, together with the Airport Center Subordinate Companion Loan, each of which is secured by the same Mortgage on the Airport Center Mortgaged Property. References herein to the Airport Center Whole Loan shall be construed to refer to the aggregate indebtedness under the Airport Center Mortgage.

            "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

            "Applicable Monthly Payment": For any Mortgage Loan with respect to any month (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment; provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer or the Trustee, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Net Mortgage Rate plus the Trustee Fee Rate; and provided, further, that for purposes of determining the amount of any P&I Advance, the Monthly Payment shall be as reduced pursuant to any modification of a Mortgage Loan pursuant to Section 3.27 or pursuant to any bankruptcy, insolvency, or other similar proceeding involving the related Mortgagor.

            "Applicable Procedures": As defined in Section 5.02(c)(ii)(A).

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

            "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan (including a Serviced Whole Loan but not including a Non-Serviced Whole Loan) as to which an Appraisal Reduction Amount is required to be calculated, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised values of the related Mortgaged Properties (as determined (1) in the case of any Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance equal to or in excess of $2,000,000, by one or more Appraisals obtained by the Special Servicer (the cost of which shall be advanced by the Master Servicer as a Property Advance unless such Property Advance would be a Nonrecoverable Advance) minus such downward adjustments as the Special Servicer may make in accordance with the Servicing Standard (without implying any obligation to do so) based upon the Special Servicer's review of the Appraisal and such other information as the Special Servicer may deem appropriate or (2) in the case of any Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance less than $2,000,000, by desktop value estimation performed by the Special Servicer); provided that the Special Servicer may, with the consent of the Majority Certificateholder of the Controlling Class, order an Appraisal at the expense of the Trust Fund and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of the calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances (which shall include, without limitation, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances), with interest thereon at the Advance Rate in respect of such Mortgage Loan (or Serviced Whole Loan) and
(C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts, due and unpaid with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and/or for which funds have not been escrowed). Within 30 days after the occurrence of the Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an Appraisal or desktop value estimation, as applicable, has not been obtained within the immediately preceding 12 months (or if the Special Servicer has determined such Appraisal to be materially inaccurate), the Special Servicer shall (a) with respect to any Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance equal to or in excess of $2,000,000, obtain an Appraisal, the costs of which shall be paid by the Master Servicer as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) or (b) with respect to any Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance less than $2,000,000, perform a desktop value estimation. On the first Distribution Date occurring on or after the delivery of such Appraisal or desktop value estimation, the Special Servicer shall adjust the Appraisal Reduction Amount to take into account such Appraisal or desktop value estimation. Notwithstanding the foregoing, if an Appraisal or desktop value estimation, as applicable, is not obtained within 120 days following the events described in the applicable clause of the definition Appraisal Reduction Event (without regard to the time periods stated therein), then until such Appraisal or desktop value estimation, as applicable, is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Mortgage Loan; provided that, upon receipt of an Appraisal or desktop value estimation, as applicable, however, the Appraisal Reduction Amount for such Mortgage Loan (or Serviced Whole Loan) will be recalculated in accordance with this definition without regard to this sentence. With respect to each Mortgage Loan (or Serviced Whole Loan) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and has remained current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer shall, within 30 days of each anniversary of such Appraisal Reduction Event, order an update of the prior Appraisal (the cost of which will be covered by, and reimbursable as, a Property Advance by the Master Servicer or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance). In addition, the Special Servicer shall obtain letter updates to each Appraisal at any time at the request of the Controlling Class Representative, at the expense of the Controlling Class Representative. Based upon such Appraisal or letter updates thereto, the Special Servicer shall determine and report to the Master Servicer and the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan (or Serviced Whole Loan) and, in the case of a Serviced Whole Loan, determined in accordance with the related Intercreditor Agreement, and each of those parties shall be entitled to rely conclusively on such determination by the Special Servicer. The Special Servicer shall deliver a copy of any such Appraisal or desktop value estimation, as applicable, to the Master Servicer. Each Appraisal Reduction Amount shall also be adjusted with respect to the next Distribution Date to take into account any subsequent Appraisal or desktop value estimation, as applicable, and annual letter updates, as of the date of each such subsequent Appraisal, desktop value estimation or letter update.

            Upon payment in full or liquidation of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated. In addition, with respect to any Mortgage Loan (or Serviced Whole Loan but not any Non-Serviced Whole Loan), as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (or Serviced Whole Loan) shall no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan (or Serviced Whole Loan) has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and such Mortgage Loan (or Serviced Whole Loan) becomes and remains current for three consecutive Monthly Payments and (b) no other Appraisal Reduction Event has occurred and is continuing.

            Appraisal Reduction Amounts with respect to each Serviced Whole Loan shall be allocated first to the related Subordinate Companion Loan(s) (and pro rata among related Subordinate Companion Loans), if any, and then pro rata, to the related Mortgage Loan and any and all related Pari Passu Companion Loan(s).

            Any Appraisal Reduction Amount in respect of a Non-Serviced Whole Loan shall be calculated by the applicable Other Special Servicer or Other Primary Servicer, as applicable, in accordance with and pursuant to the terms of the related Other Pooling Agreement.

            "Appraisal Reduction Event": With respect to any Mortgage Loan (including a Serviced Whole Loan), the earliest of (i) the date on which such Mortgage Loan becomes a Modified Loan, (ii) such Mortgage Loan is 60 days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment,
(iii) such Mortgage Loan is delinquent in respect of its Balloon Payment, if any, for (A) 20 days, or (B) if the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date the subject Balloon Payment was due, 30 days, (iv) the related Mortgaged Property has become an REO Property, (v) a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (vi) 60 days after the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding (if not dismissed within those 60 days), or (vii) such Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.27. No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such Mortgaged Property with an allocated loan amount of, or securing a Mortgage Loan (or Serviced Whole Loan) or relating to an REO Mortgage Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related Servicing File or (b) the most recent "desktop" value estimate performed by the Special Servicer that is contained in the related Servicing File. With respect to each Mortgaged Property secured by a Non-Serviced Mortgage Loan, the appraised value allocable thereto, as determined pursuant to the related Other Pooling Agreement.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumption Fees": Any fees collected by the Master Servicer or Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Mortgagor thereunder permitted to be executed under the provisions of this Agreement.

            "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 5.07.

            "Available Funds": With respect to any Distribution Date (and in the case of the Non-Serviced Mortgage Loans, only to the extent received by the Trust pursuant to the related Intercreditor Agreement), an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Collection Account and the Lower-Tier Distribution Account as of the close of business on the Business Day prior to the Master Servicer Remittance Date (or with respect to the Non-Serviced Mortgage Loans, by 12:00 p.m., New York City time on the Master Servicer Remittance Date), exclusive of (without duplication):

                  (i) all Monthly Payments and Balloon Payments paid by the
            Mortgagors that are due on a Due Date (without regard to grace periods) after the related Collection Period (without regard to grace periods);

                  (ii) all unscheduled payments of principal (including
            Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), Liquidation Proceeds, Insurance Proceeds or condemnation awards and other unscheduled recoveries received subsequent to the related Determination Date;

                  (iii) all amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (ix), inclusive, of Section 3.06(a);

                  (iv) Default Interest;

                  (v) all Yield Maintenance Charges;

                  (vi) all amounts deposited in the Collection Account or the
            Lower-Tier Distribution Account, as the case may be, in error; and

                  (vii) with respect to the Mortgage Loans for which Withheld
            Amounts are required to be deposited in the Interest Reserve Account, and any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to Section 3.17;

            (c) the aggregate amount of any Compensating Interest Payments and P&I Advances made by the Master Servicer or the Trustee, as applicable, for such Distribution Date (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to
      Section 3.25; and

            (e) with respect to the first Distribution Date, the Closing Date Deposit Amount deposited into the Collection Account pursuant to Section 2.01(h).

Notwithstanding the investment of funds held in the Collection Account pursuant to Section 3.07, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan or Serviced Companion Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date, unless such extension results solely from the accrual of interest on the basis of the actual number of days elapsed in a year of 360 days, notwithstanding calculation of Monthly Payments based on a 360-day year consisting of twelve 30-day months.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Mortgage Loan in excess of the related Monthly Payment.

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Certificates (other than the Residual Certificates) is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds
(ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge) and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge otherwise described in the related Loan Documents); provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on the related Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

            "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Trustee, the Special Servicer and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

            "Bid Allocation": With respect to the Master Servicer or any sub-servicer and the proceeds of any bid pursuant to Section 7.01(b), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Master Servicer or any sub-servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Master Servicer and any sub-servicers as of such date of determination.

            "Bloomberg": As defined in Section 4.02(a).

            "Breach": As defined in Section 2.03(a).

            "Broker Strip Amount": With respect to the Broker Strip Loan, the portion of the Servicing Fee equal to the per annum rate set forth as the "strip" on Schedule I of the Stated Principal Balance of the Broker Strip Loan, calculated for the same number of days and on the same basis as the Servicing Fee.

            "Broker Strip Loans": The Mortgage Loans identified on Schedule I.

            "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the cities in which the principal offices of the Master Servicer or Special Servicer are located, or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

            "Cascade Mall Mortgage Loan": The Mortgage Loan identified as Loan No. 24 on the Mortgage Loan Schedule.

            "Certificate": Any Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class X-P, Class X-C, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class LR and Class R Certificate issued, authenticated and delivered hereunder.

            "Certificate Custodian": Initially, Wells Fargo Bank, N.A.; thereafter, any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            "Certificate Factor": With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Principal Amount or the Notional Amount, as the case may be, and the denominator of which is the related initial Certificate Principal Amount or the initial Notional Amount, as the case may be.

            "Certificate Principal Amount": With respect to any Class of Certificates (other than the Class X, Class R and Class LR Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Principal Amount of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Principal Amount of such Class of Certificates on the Distribution Date immediately prior to such date of determination, after actual distributions of principal thereon and allocation of Realized Losses thereto on such prior Distribution Date.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder": With respect to any Certificate, the Person whose name is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a manager of a Mortgaged Property, a Mortgagor or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Trustee, the Master Servicer or the Special Servicer, shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that (i) for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer shall be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding; (ii) for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an Affiliate thereof shall be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer; and (iii) notwithstanding anything to the contrary contained herein, if the Special Servicer or an Affiliate is the Controlling Class Representative, it shall be permitted to act in such capacity and give all consents and exercise all rights under this Agreement bestowed upon the Controlling Class Representative. For purposes of obtaining the consent of Certificateholders to any action with respect to a particular Mortgage Loan proposed to be taken by the Master Servicer or Special Servicer, any Certificates beneficially owned by the Affiliates of the related Mortgagor, the related Manager, or Affiliates of the related Manager shall not be deemed to be outstanding.

            Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or other such Person may rely, without limitation, on a participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a participant in the Depository to such Person indicating that such Person beneficially owns Certificates.

            "Class": With respect to the Certificates, all of the Certificates bearing the same alphabetical and numerical class designation, and with respect to the Lower-Tier Regular Interests, each interest bearing the applicable alphabetical and numerical designation set forth in the Preliminary Statement hereto.

            "Class A Certificates": The Class A-1 Certificates, the Class A-1P Certificates, the Class A-DP Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-ABA Certificates, the Class A-ABB Certificates, the Class A-4 Certificates, the Class A-4A Certificates, the Class A-4B Certificates and the Class A-1A Certificates.

            "Class A-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

            "Class A-1 Pass-Through Rate": A per annum fixed rate equal to 4.369%.

            "Class A-1A Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.

            "Class A-1A Pass-Through Rate": A per annum fixed rate equal to 4.744%.

            "Class A-1P Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

            "Class A-1P Pass-Through Rate": A per annum fixed rate equal to 5.285%.

            "Class A-DP Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

            "Class A-DP Pass-Through Rate": A per annum fixed rate equal to 3.452%.

            "Class A-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

            "Class A-2 Pass-Through Rate": A per annum fixed rate equal to 4.475%.

            "Class A-3 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.

            "Class A-3 Pass-Through Rate": A per annum fixed rate equal to 4.607%.

            "Class A-ABA Pass-Through Rate": A per annum fixed rate equal to 4.680%.

            "Class A-ABB Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

            "Class A-ABB Pass-Through Rate": A per annum fixed rate equal to 4.756%.

            "Class A-4 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

            "Class A-4 Pass-Through Rate": A per annum fixed rate equal to 4.761%.

            "Class A-4A Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

            "Class A-4A Pass-Through Rate": A per annum fixed rate equal to 4.751%.

            "Class A-4B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

            "Class A-4B Pass-Through Rate": A per annum fixed rate equal to 4.732%.

            "Class A-J Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto.

            "Class A-J Pass-Through Rate": A per annum fixed rate equal to 4.782%.

            "Class B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 hereto.

            "Class B Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.841%, and (ii) the WAC Rate.

            "Class C Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 hereto.

            "Class C Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.890% and (ii) the WAC Rate.

            "Class D Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 hereto.

            "Class D Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.939% and (ii) the WAC Rate.

            "Class E Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 hereto.

            "Class E Pass-Through Rate": A per annum rate equal to the lesser of
(i) 5.078% and (ii) the WAC Rate.

            "Class F Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-19 hereto.

            "Class F Pass-Through Rate": A per annum rate equal to the lesser of
(i) 5.415% and (ii) the WAC Rate.

            "Class G Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-20 hereto.

            "Class G Pass-Through Rate": A per annum rate equal to the WAC Rate minus 0.043%.

            "Class H Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-21 hereto.

            "Class H Pass-Through Rate": A per annum rate equal to the WAC Rate.

            "Class J Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-22 hereto.

            "Class J Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.462% and (ii) the WAC Rate.

            "Class K Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-23 hereto.

            "Class K Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.462% and (ii) the WAC Rate.

            "Class L Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-24 hereto.

            "Class L Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.462% and (ii) the WAC Rate.

            "Class LR Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-30 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.

            "Class M Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-25 hereto.

            "Class M Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.462% and (ii) the WAC Rate.

            "Class N Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-26 hereto.

            "Class N Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.462% and (ii) the WAC Rate.

            "Class O Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-27 hereto.

            "Class O Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.462% and (ii) the WAC Rate.

            "Class P Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-28 hereto.

            "Class P Pass-Through Rate": A per annum rate equal to the lesser of
(i) 4.462% and (ii) the WAC Rate.

            "Class R Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-29 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.

            "Class X Certificates": The Class X-P and Class X-C Certificates

            "Class X-C Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto.

            "Class X-C Notional Amount": With respect to the Class X-C Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class X-C Pass-Through Rate": For any Distribution Date, the weighted average of Class X-C Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution
Date).

            "Class X-C Strip Rate": With respect to any Class of Components (other than the Class X-P Components) for any Distribution Date, a rate per annum equal to (i) the WAC Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates. With respect to the Class X-P Components (i) for any Distribution Date occurring on or before the related Class X-P Component Crossover Date, (x) the WAC Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class X-P Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class X-P Component Crossover Date, a rate per annum equal to (x) the WAC Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class X-C Strip Rate be less than zero).

            "Class X-P Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto.

            "Class X-P Component Crossover Date": With respect to each Component set forth in the table below, the Distribution Date occurring in the month and year set forth in the table below:

--------------------------------------------------------------------------------
                           Component                             Cross-Over Date
--------------------------------------------------------------------------------
Component X-A-1-2, Component X-A-1P-2, Component X-A-1A-2,        December 2006
  Component X-A-DP-2..........................................

Component X-A-1-3, Component X-A-1P-3, Component X-A-1A-3,          June 2007
  Component X-A-DP-3, Component X-L, Component X-K-1..........

Component X-A-1-4, Component X-A-1P-4, Component X-A-1A-4,        December 2007
  Component X-J, Component X-K-2, Component X-A-2-1,
  Component X-H-1.............................................

Component X-A-2-2, Component X-A-1A-5, Component X-G-1,             June 2008
  Component X-H-2.............................................

Component X-A-2-3, Component X-A-1A-6, Component X-G-2........    December 2008

Component X-A-2-4, Component X-A-1A-7, Component X-G-3,             June 2009
  Component X-A-3-1, Component X-F-1..........................

Component X-A-3-2, Component X-A-1A-8, Component X-F-2,           December 2009
  Component X-A-ABA-1, Component X-E-1........................

Component X-A-1A-9, Component X-A-ABA-2, Component X-E-2......      June 2010

Component X-A-ABA-3, Component X-A-1A-10, Component X-A-ABB,      December 2010
  Component X-E-3, Component X-A-4A-1, Component X-A-4-1,
  Component X-D-1.............................................

Component X-A-4-2, Component X-A-4A-2, Component X-A-1A-11,         June 2011
  Component X-D-2.............................................

Component X-A-4-3, Component X-A-4A-3, Component X-A-1A-12,       December 2011
  Component X-D-3, Component X-C-1............................

Component X-A-4-4, Component X-A-4A-4, Component X-A-1A-13,         June 2012
  Component X-A-4B, Component X-A-J, Component X-B,
  Component X-C-2.............................................
--------------------------------------------------------------------------------

            "Class X-P Components": Component X-A-1A-2, Component X-A-1A-3, Component X-A-1A-4, Component X-A-1A-5, Component X-A-1A-6, Component X-A-1A-7, Component X-A-1A-8, Component X-A-1A-9, Component X-A-1A-10, Component X-A-1A-11, Component X-A-1A-12, Component X-A-1A-13, Component X-A-1P-2, Component X-A-1P-3, Component X-A-1P-4, Component X-A-DP-2, Component X-A-DP-3, Component X-A-1-2, Component X-A-1-3, Component X-A-1-4, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-2-4, Component X-A-3-1, Component X-A-3-2, Component X-A-ABA-1, Component X-A-ABA-2, Component X-A-ABA-3, Component X-A-ABB, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-4-4, Component X-A-4A-1, Component X-A-4A-2, Component X-A-4A-3, Component X-A-4A-4, Component X-A-4B, Component X-A-J, Component X-B, Component X-C-1, Component X-C-2, Component X-D-1, Component X-D-2, Component X-D-3, Component X-E-1, Component X-E-2, Component X-E-3, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-G-3, Component X-H-1, Component X-H-2, Component X-J, Component X-K-1, Component X-K-2 and Component X-L.

            "Class X-P Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class X-P Components, excluding those Class X-P Components for which the Class X-P Component Crossover Date has previously passed.

            "Class X-P Pass-Through Rate": For any Distribution Date, the weighted average of the Class X-P Strip Rates for the respective Class X-P Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class X-P Strip Rate": With respect to each of the Class X-P Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class X-P Component Crossover Date, (x) the lesser of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule II attached hereto less 0.05% and (2) the WAC Rate for such Distribution Date, less (y) the Pass-Through Rate in effect on such Distribution Date for the Corresponding Certificate (provided that in no event shall any Class X-P Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class X-P Component Crossover Date, 0% per annum.

            "Clearstream": Clearstream Banking, societe anonyme, and its successors in interest.

            "Closing Date": June 23, 2005.

            "Closing Date Deposit Amount": $5,931.58, representing the aggregate amount of interest that would have accrued at the related Mortgage Rates during the Collection Period ending in July 2005, for the Mortgage Loans that do not have their first Monthly Payment due until August 2005.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the majority Certificateholder of the Controlling Class.

            "CMSA Advance Recoverability Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recoverability Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Bond Level File": The data file in the "CMSA Bond Level File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The data file in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Trustee and the Master Servicer.

            "CMSA Comparative Financial Status Report": The monthly report in "Comparative Financial Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Financial File": The data file in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report": The monthly report in the "Historical Liquidation File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": The monthly report in the "Historical Loan Modification and Corrected Mortgage Loan Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package (IRP)": (a) The following seven electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File,
(iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File,
(vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File; and

            (b) The following ten supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii) CMSA Loan Level Reserve/LOC Report, (ix) CMSA NOI Adjustment Worksheet and (x) CMSA Advance Recoverability Report.

            "CMSA Loan Level Reserve/LOC Report": The monthly report in the "CMSA Loan Level Reserve/LOC Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer.

            "CMSA Loan Periodic Update File": The data file in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Master Servicer and the Trustee.

            "CMSA Loan Setup File": The data file in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer and the Trustee.

            "CMSA NOI Adjustment Worksheet": The worksheet in the "NOI Adjustment Worksheet" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA NOI Adjustment Worksheet" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report": The monthly report in the "Operating Statement Analysis Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Property File": The data file in the "CMSA Property File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds Report": The monthly report in the "Reconciliation of Funds" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

            "CMSA REO Status Report": The report in the "REO Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Servicer Watch List and Portfolio Review Guidelines": As of each Determination Date a report, including and identifying each Non Specially Serviced Mortgage Loan satisfying the "CMSA Portfolio Review Guidelines" approved from time to time by the CMSA in the "CMSA Servicer Watch List" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Servicer Watch List" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer.

            "CMSA Special Servicer Loan File": The data file in the "CMSA Special Servicer Loan File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Special Servicer.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

            "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a), which shall be entitled "GMAC Commercial Mortgage Corporation as Master Servicer in trust for Wells Fargo Bank, N.A., as Trustee, for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 and COMPANION LOAN NOTEHOLDERS, as their interests may appear" and which must be an Eligible Account.

            "Collection Period": With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in July 2005, beginning on the day after the Cut-Off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

            "Commerzbank": Commerzbank AG, New York Branch, a corporation formed under the laws of the Federal Republic of Germany that is licensed through its New York Branch to engage in the banking business under Article V of the Banking Law of the State of New York, and its successors in interest.

            "Commerzbank Loan Sale Agreement": The Loan Sale Agreement, dated as of the Cut-Off Date, by and between Commerzbank and the Depositor.

            "Commission": The Securities and Exchange Commission.

            "Companion Loans": Collectively, the Pari Passu Companion Loans and the Subordinate Companion Loans.

            "Companion Loan Noteholders": Collectively, the holders of the Companion Loans.

            "Companion Loan Representative": With respect to a Serviced Whole Loan, any person (including the Companion Loan Noteholders, if applicable) with consulting or consent right with respect to the related Serviced Whole Loan in each case only to the extent provided under the related Intercreditor Agreement.

            "Compensating Interest Payments": Any payment required to be made by the Master Servicer pursuant to Section 3.13 to cover Prepayment Interest Shortfalls.

            "Component": Component X-A-1-1, Component X-A-1-2, Component X-A-1-3, Component X-A-1-4, Component X-A-1P-1, Component X-A-1P-2, Component X-A-1P-3, Component X-A-1P-4, Component X-A-DP-1, Component X-A-DP-2, Component X-A-DP-3, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-2-4, Component X-A-3-1, Component X-A-3-2, Component X-A-ABA-1, Component X-A-ABA-2, Component X-A-ABA-3, Component X-A-ABB, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-4-4, Component X-A-4A-1, Component X-A-4A-2, Component X-A-4A-3, Component X-A-4A-4, Component X-A-4B, Component X-A-1A-1, Component X-A-1A-2, Component X-A-1A-3, Component X-A-1A-4, Component X-A-1A-5, Component X-A-1A-6, Component X-A-1A-7, Component X-A-1A-8, Component X-A-1A-9, Component X-A-1A-10, Component X-A-1A-11, Component X-A-1A-12, Component X-A-1A-13, Component X-A-J, Component X-B, Component X-C-1, Component X-C-2, Component X-D-1, Component X-D-2, Component X-D-3, Component X-E-1, Component X-E-2, Component X-E-3, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-G-3, Component X-H-1, Component X-H-2, Component X-J, Component X-K-1, Component X-K-2, Component X-L, Component X-M, Component X-N, Component X-O and Component X-P.

            "Component X-A-1-1": One of 68 components of the Class X-C Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-1 as of any date of determination.

            "Component X-A-1-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-2 as of any date of determination.

            "Component X-A-1-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-3 as of any date of determination.

            "Component X-A-1-4": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1-4 as of any date of determination.

            "Component X-A-1P-1": One of 68 components of the Class X-C Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1P-1 as of any date of determination.

            "Component X-A-1P-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1P-2 as of any date of determination.

            "Component X-A-1P-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1P-3 as of any date of determination.

            "Component X-A-1P-4": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1P-4 as of any date of determination.

            "Component X-A-DP-1": One of 68 components of the Class X-C Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-DP-1 as of any date of determination.

            "Component X-A-DP-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-DP-2 as of any date of determination.

            "Component X-A-DP-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-DP-3 as of any date of determination.

            "Component X-A-1A-1": One of 68 components of the Class X-C Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-1 as of any date of determination.

            "Component X-A-1A-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-2 as of any date of determination.

            "Component X-A-1A-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-3 as of any date of determination.

            "Component X-A-1A-4": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-4 as of any date of determination.

            "Component X-A-1A-5": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-5 as of any date of determination.

            "Component X-A-1A-6": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-6 as of any date of determination.

            "Component X-A-1A-7": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-7 as of any date of determination.

            "Component X-A-1A-8": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-8 as of any date of determination.

            "Component X-A-1A-9": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-9 as of any date of determination.

            "Component X-A-1A-10": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-10 as of any date of determination.

            "Component X-A-1A-11": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-11 as of any date of determination.

            "Component X-A-1A-12": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-12 as of any date of determination.

            "Component X-A-1A-13": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-1A-13 as of any date of determination.

            "Component X-A-2-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-2-1 as of any date of determination.

            "Component X-A-2-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-2-2 as of any date of determination.

            "Component X-A-2-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-2-3 as of any date of determination.

            "Component X-A-2-4": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-2-4 as of any date of determination.

            "Component X-A-3-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-3-1 as of any date of determination.

            "Component X-A-3-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-3-2 as of any date of determination.

            "Component X-A-ABA-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-ABA-1 as of any date of determination.

            "Component X-A-ABA-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-ABA-2 as of any date of determination.

            "Component X-A-ABA-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-ABA-3 as of any date of determination.

            "Component X-A-ABB": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-ABB as of any date of determination.

            "Component X-A-4-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-4-1 as of any date of determination.

            "Component X-A-4-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-4-2 as of any date of determination.

            "Component X-A-4-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-4-3 as of any date of determination.

            "Component X-A-4-4": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-4-4 as of any date of determination.

            "Component X-A-4A-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-4A-1 as of any date of determination.

            "Component X-A-4A-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-4A-2 as of any date of determination.

            "Component X-A-4A-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-4A-3 as of any date of determination.

            "Component X-A-4A-4": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-4A-4 as of any date of determination.

            "Component X-A-4B": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-4B as of any date of determination.

            "Component X-A-J": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LA-J as of any date of determination.

            "Component X-B": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LB as of any date of determination.

            "Component X-C-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LC-1 as of any date of determination.

            "Component X-C-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LC-2 as of any date of determination.

            "Component X-D-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LD-1 as of any date of determination.

            "Component X-D-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LD-2 as of any date of determination.

            "Component X-D-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LD-3 as of any date of determination.

            "Component X-E-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LE-1 as of any date of determination.

            "Component X-E-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LE-2 as of any date of determination.

            "Component X-E-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LE-3 as of any date of determination.

            "Component X-F-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LF-1 as of any date of determination.

            "Component X-F-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LF-2 as of any date of determination.

            "Component X-G-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LG-1 as of any date of determination.

            "Component X-G-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LG-2 as of any date of determination.

            "Component X-G-3": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LG-3 as of any date of determination.

            "Component X-H-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LH-1 as of any date of determination.

            "Component X-H-2": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LH-2 as of any date of determination.

            "Component X-J": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LJ as of any date of determination.

            "Component X-K-1": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LK-1 as of any date of determination.

            "Component X-K-2" One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LK-2 as of any date of determination.

            "Component X-L": One of 68 components of the Class X-C Certificates and one of 60 components of the Class X-P Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LL as of any date of determination.

            "Component X-M": One of 68 components of the Class X-C Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LM as of any date of determination.

            "Component X-N": One of 68 components of the Class X-C Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LN as of any date of determination.

            "Component X-O": One of 68 components of the Class X-C Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LO as of any date of determination.

            "Component X-P": One of 68 components of the Class X-C Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of the Lower-Tier Regular Interest LP as of any date of determination.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then the Lower-Tier Principal Balance of its Corresponding Lower-Tier Regular Interest.

            "Condemnation Proceeds": All proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage. In the case of each Non-Serviced Mortgage Loan, to the extent of any portion of such amounts are received by the Trust Fund in connection with the applicable Mortgage Loan, pursuant to the allocations set forth in the related Intercreditor Agreement.

            "Controlling Certificateholder": Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder or Beneficial Owner.

            "Controlling Class": As of any time of determination, the Class of Certificates outstanding representing the most subordinate Certificates (other than the Class R or Class LR Certificates) that equals at least 25% of its initial Certificate Principal Amount (or if no Class of Certificates has a Certificate Principal Amount of at least 25% of its initial Certificate Principal Amount, the most subordinate Class of Certificates outstanding other than the Class R and Class LR Certificates).

            "Controlling Class Representative": The Controlling Certificateholder or other representative selected by a majority of the Controlling Certificateholders by Certificate Principal Amount, as certified by the Trustee from time to time; provided that, (i) absent such selection, or (ii) until a Controlling Class Representative is so selected, or (iii) upon receipt of notice from a majority of the Controlling Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer so designated, the Controlling Certificateholder which owns the largest aggregate Certificate Principal Amount of the Controlling Class shall be the Controlling Class Representative. The initial Controlling Class Representative on the Closing Date shall be DSHI Opco LLC.

            "Corporate Trust Office": The office of the Trustee responsible for the administration of the Trust Fund located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 with respect to certificate transfers and payments and at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 with respect to other trustee and securities administration services or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08.

            "Corrected Mortgage Loan": Any Mortgage Loan or Serviced Whole Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or Serviced Whole Loan or a related Mortgaged Property becoming an REO Property).

            "Corresponding Certificate": As identified in the Preliminary Statement with respect to any Corresponding Component or any Corresponding Lower-Tier Regular Interest.

            "Corresponding Component": As identified in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Lower-Tier Regular Interest.

            "Corresponding Lower-Tier Regular Interest": As identified in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Component of the Class X Certificates.

            "Cross-over Date": The Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A Certificates) has been reduced to zero due to the application of Realized Losses.

            "Custodial Agreement": The custodial agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, as the same may be amended or modified from time to time in accordance with the terms thereof. For avoidance of doubt, as of the date hereof, the Custodian is Wells Fargo Bank, N.A.

            "Custodian": Any Custodian appointed pursuant to Section 5.08 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate or agent of the Trustee or the Master Servicer, but may not be the Depositor or any Affiliate thereof.

            "Cut-Off Date": With respect to each Mortgage Loan, the later of June 1, 2005 and the date of origination of such Mortgage Loan.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Default Interest": With respect to any Mortgage Loan or Serviced Companion Loan, all interest accrued in respect of such Mortgage Loan or Serviced Companion Loan during such Collection Period provided for in the related Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Serviced Companion Loan outstanding from time to time.

            "Defeasance Loan": Those Mortgage Loans which provide the related Mortgagor with the option to defease the related Mortgaged Property.

            "Delinquency Advance Date": The Business Day immediately preceding each Distribution Date.

            "Denomination": As defined in Section 5.01.

            "Depositor": GS Mortgage Securities Corporation II, a Delaware corporation, and its successors and assigns.

            "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

            "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a Business Day, the next Business Day.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where at least 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Non-U.S. Person": With respect to a Class R or Class LR Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or
(ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code
Section 521), (d) rural electric and telephone cooperatives described in Code
Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            "Distribution Date": The 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), provided that the Distribution Date will be at least 4 Business Days following the Determination Date commencing in July 2005.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

            "Eligible Account": Either (i) (A) an account or accounts maintained with either a federal or state chartered depository institution or trust company the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or, in the case of the REO Account, Collection Account, Interest Reserve Account, Excess Liquidation Proceeds Reserve Account and Escrow Account, the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "A+" by S&P, "AA-" by Fitch and "Aa3" by Moody's or, if applicable, the short-term rating equivalent thereof, which is at least "A-1" by S&P, "F-1" by Fitch and "P-2" by Moody's) or (B) as to which the Master Servicer, the Special Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account (or sub-accounts of a single account in the case of the Excess Liquidation Proceeds Reserve Account, Interest Reserve Account, Lower-Tier Distribution Account and the Upper-Tier Distribution Account) or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency, would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Master Servicer. Eligible Accounts may bear interest.

            "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor or (iii) a Regulation S Investor.

            "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the related Originator(s) in connection with the origination of the related Mortgage Loan.

            "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

            "Escrow Account": As defined in Section 3.04(b).

            "Escrow Payment": Any payment made by any Mortgagor to the Master Servicer pursuant to the related Mortgage, Lock-Box Agreement or Loan Agreement for the account of such Mortgagor for application toward the payment of taxes, insurance premiums, assessments, ground rents, mandated improvements and similar items in respect of the related Mortgaged Property.

            "Euroclear": Euroclear Bank, as operator of the Euroclear System, and its successors in interest.

            "Event of Default": As defined in Section 7.01.

            "Excess Liquidation Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation Expenses and any amounts payable to a related Companion Loan Noteholder pursuant to the related Intercreditor Agreement, over (ii) the amount that would have been received if a Principal Payment in full had been made with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

            "Excess Liquidation Proceeds Reserve Account": The trust account or subaccount created and maintained by the Trustee pursuant to Section 3.05(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 - Excess Liquidation Proceeds Reserve Account." Any such account shall be an Eligible Account.

            "Excess Prepayment Interest Shortfall": With respect to any Distribution Date, the aggregate amount, if any, by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Prepayment Period exceeds the Compensating Interest Payment.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Fannie Mae": The Federal National Mortgage Association, and its successors in interest.

            "FDIC": The Federal Deposit Insurance Corporation, and its successors in interest.

            "Final Recovery Determination": With respect to any defaulted Mortgage Loan or Serviced Whole Loan that is a Specially Serviced Mortgage Loan or REO Property as the case may be, a determination that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that the Special Servicer has determined in accordance with the Servicing Standard will ultimately be recoverable; provided that with respect to each Non-Serviced Mortgage Loan, the Final Recovery Determination shall be made by the applicable Other Special Servicer in accordance with the related Pooling Agreement.

            "Fitch": Fitch, Inc., or its successor in interest.

            "Fitch Approval": With respect to any servicer, Fitch Approval shall exist if such servicer is (1) acting as master servicer in a commercial mortgage loan securitization that was rated by Fitch within the twelve (12) month period prior to the date of determination, and Fitch has not downgraded or withdrawn the then-current rating on any class of related commercial mortgage securities or placed any class of related commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such related commercial mortgage securities as the cause for such downgrade or withdrawal which has not been withdrawn in 90 days or (2) is approved in writing by Fitch.

            "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

            "Form 10-K": An Annual Report in Form 10-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

            "Four Falls A Note": With respect to the Four Falls Whole Loan, the related promissory note made by the related Mortgagor and secured by the Four Falls Mortgage and designated as promissory note A, which is included in the Trust.

            "Four Falls Co-Lender Agreement": With respect to the Four Falls Mortgage Loan, the related co-lender agreement by and among the holder of the Four Falls Mortgage Loan and the Four Falls Subordinate Companion Loan relating to the relative rights of the holders of the Four Falls Mortgage Loan and the Four Falls Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Four Falls Mortgage": The Mortgage securing the Four Falls Mortgage Loan and the Four Falls Subordinate Companion Loan.

            "Four Falls Mortgage Loan": With respect to the Four Falls Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 23 on the Mortgage Loan Schedule), which is designated as the Four Falls A Note and is senior in right of payment to the Four Falls Subordinate Companion Loan.

            "Four Falls Mortgaged Property": The property or properties that secure the Four Falls Whole Loan.

            "Four Falls Subordinate Companion Loan": With respect to the Four Falls Whole Loan, the related promissory note made by the related Mortgagor and secured by the Four Falls Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the Four Falls Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the Four Falls Co-Lender Agreement.

            "Four Falls Whole Loan": The Four Falls Mortgage Loan, together with the Four Falls Subordinate Companion Loan, each of which is secured by the same Mortgage on the Four Falls Mortgaged Property. References herein to the Four Falls Whole Loan shall be construed to refer to the aggregate indebtedness under the Four Falls Mortgage.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation, and its successors in interest.

            "GCFP": Greenwich Capital Financial Products, Inc., or any successor thereto.

            "GCFP Loan Sale Agreement": The Loan Sale Agreement, dated as of the Cut-Off Date, by and between GCFP and the Depositor.

            "Global Certificates": The Class A, Class X, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "GMAC Servicing Standard" shall mean, to service and administer the Mortgage Loans and Companion Loans (including the Serviced Whole Loans but excluding the Non Serviced Mortgage Loans) and any REO Properties that such party is obligated to service and administer pursuant to this Agreement as an independent contractor on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders, as a collective whole, and, in the case of the Companion Loans, the Companion Holders and the Trust, as a collective whole, taking into account the subordinate nature of the Companion Loans, as the case may be (as determined by the Master Servicer in its reasonable judgment) in accordance with applicable law, the terms of this Agreement (and with respect to each Whole Loan, the related Intercreditor Agreement) and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, and to the extent consistent with the foregoing: (1) with the same care, skill and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans, (2) with a view to the timely collection of all principal and interest and other amounts due and payable under the Mortgage Loans or, if applicable, the Companion Loans as a collective whole, taking into account the subordinate nature of the Companion Loans, as applicable, and without regard to:
(A) any relationship that the Master Servicer or any Affiliate of the Master Servicer may have with any Mortgagor; (B) the ownership of any Certificate or, if applicable, mezzanine loan or Companion Loan (or any certificate backed by a Companion Loan), by the Master Servicer or any Affiliate of the Master Servicer;
(C) the Master Servicer's obligation to make Advances; and (D) the Master Servicer's right to receive compensation payable hereunder or with respect to any particular transaction.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

            "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "GSMC": Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

            "GSMC Loan Sale Agreement": The Loan Sale Agreement, dated as of the Cut-Off Date, by and between GSMC and the Depositor.

            "Hampton Inn-Philadelphia Airport A Note": With respect to the Hampton Inn-Philadelphia Airport Whole Loan, the related promissory note made by the related Mortgagor and secured by the Hampton Inn-Philadelphia Airport Mortgage and designated as promissory note A, which is included in the Trust.

            "Hampton Inn-Philadelphia Airport Co-Lender Agreement": With respect to the Hampton Inn-Philadelphia Airport Mortgage Loan, the related co-lender agreement by and among the holder of the Hampton Inn-Philadelphia Airport Mortgage Loan and the Hampton Inn-Philadelphia Airport Subordinate Companion Loan relating to the relative rights of the holders of the Hampton Inn-Philadelphia Airport Mortgage Loan and the Hampton Inn-Philadelphia Airport Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Hampton Inn-Philadelphia Airport Mortgage": The Mortgage securing the Hampton Inn-Philadelphia Airport Mortgage Loan and the Hampton Inn-Philadelphia Airport Subordinate Companion Loan.

            "Hampton Inn-Philadelphia Airport Mortgage Loan": With respect to the Hampton Inn-Philadelphia Airport Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 90 on the Mortgage Loan Schedule), which is designated as the Hampton Inn-Philadelphia Airport A Note and is senior in right of payment to the Hampton Inn-Philadelphia Airport Subordinate Companion Loan.

            "Hampton Inn-Philadelphia Airport Mortgaged Property": The property or properties that secure the Hampton Inn-Philadelphia Airport Whole Loan.

            "Hampton Inn-Philadelphia Airport Subordinate Companion Loan": With respect to the Hampton Inn-Philadelphia Airport Whole Loan, the related promissory note made by the related Mortgagor and secured by the Hampton Inn-Philadelphia Airport Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the Hampton Inn-Philadelphia Airport Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the Hampton Inn-Philadelphia Airport Co-Lender Agreement.

            "Hampton Inn-Philadelphia Airport Whole Loan": The Hampton Inn-Philadelphia Airport Mortgage Loan, together with the Hampton
Inn-Philadelphia Airport Subordinate Companion Loan, each of which is secured by the same Mortgage on the Hampton Inn-Philadelphia Airport Mortgaged Property. References herein to the Hampton Inn-Philadelphia Airport Whole Loan shall be construed to refer to the aggregate indebtedness under the Hampton Inn-Philadelphia Airport Mortgage.

            "Hampton Inn-Plymouth Meeting A Note": With respect to the Hampton Inn-Plymouth Meeting Whole Loan, the related promissory note made by the related Mortgagor and secured by the Hampton Inn-Plymouth Meeting Mortgage and designated as promissory note A, which is included in the Trust.

            "Hampton Inn-Plymouth Meeting Co-Lender Agreement": With respect to the Hampton Inn-Plymouth Meeting Mortgage Loan, the related intercreditor agreement by and among the holder of the Hampton Inn-Plymouth Meeting Mortgage Loan and the Hampton Inn-Plymouth Meeting Subordinate Companion Loan relating to the relative rights of the holders of the Hampton Inn-Plymouth Meeting Mortgage Loan and the Hampton Inn-Plymouth Meeting Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Hampton Inn-Plymouth Meeting Mortgage": The Mortgage securing the Hampton Inn-Plymouth Meeting Mortgage Loan and the Hampton Inn-Plymouth Meeting Subordinate Companion Loan.

            "Hampton Inn-Plymouth Meeting Mortgage Loan": With respect to the Hampton Inn-Plymouth Meeting Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 82 on the Mortgage Loan Schedule), which is designated as the Hampton Inn-Plymouth Meeting A Note and is senior in right of payment to the Hampton Inn-Plymouth Meeting Subordinate Companion Loan.

            "Hampton Inn-Plymouth Meeting Mortgaged Property": The property or properties that secure the Hampton Inn-Plymouth Meeting Whole Loan.

            "Hampton Inn-Plymouth Meeting Subordinate Companion Loan": With respect to the Hampton Inn-Plymouth Meeting Whole Loan, the related promissory note made by the related Mortgagor and secured by the Hampton Inn-Plymouth Meeting Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the Hampton Inn-Plymouth Meeting Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the Hampton Inn-Plymouth Meeting Co-Lender Agreement.

            "Hampton Inn-Plymouth Meeting Whole Loan": The Hampton Inn-Plymouth Meeting Mortgage Loan, together with the Hampton Inn-Plymouth Meeting Subordinate Companion Loan, each of which is secured by the same Mortgage on the Hampton Inn-Plymouth Meeting Mortgaged Property. References herein to the Hampton Inn-Plymouth Meeting Whole Loan shall be construed to refer to the aggregate indebtedness under the Hampton Inn-Plymouth Meeting Mortgage.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Holder": With respect to any Certificate, a Certificateholder; and with respect to any Lower-Tier Regular Interest, the Trustee.

            "Homewood Suites-Lansdale A Note": With respect to the Homewood Suites-Lansdale Whole Loan, the related promissory note made by the related Mortgagor and secured by the Homewood Suites-Lansdale Mortgage and designated as promissory note A, which is included in the Trust.

            "Homewood Suites-Lansdale Co-Lender Agreement": With respect to the Homewood Suites-Lansdale Mortgage Loan, the related intercreditor agreement by and among the holder of the Homewood Suites-Lansdale Mortgage Loan and the Homewood Suites-Lansdale Subordinate Companion Loan relating to the relative rights of the holders of the Homewood Suites-Lansdale Mortgage Loan and the Homewood Suites-Lansdale Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Homewood Suites-Lansdale Mortgage": The Mortgage securing the Homewood Suites-Lansdale Mortgage Loan and the Homewood Suites-Lansdale Subordinate Companion Loan.

            "Homewood Suites-Lansdale Mortgage Loan": With respect to the Homewood Suites-Lansdale Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 75 on the Mortgage Loan Schedule), which is designated as the Homewood Suites-Lansdale A Note and is senior in right of payment to the Homewood Suites-Lansdale Subordinate Companion Loan.

            "Homewood Suites-Lansdale Mortgaged Property": The property or properties that secure the Homewood Suites-Lansdale Whole Loan.

            "Homewood Suites-Lansdale Subordinate Companion Loan": With respect to the Homewood Suites-Lansdale Whole Loan, the related promissory note made by the related Mortgagor and secured by the Homewood Suites-Lansdale Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the Homewood Suites-Lansdale Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the Homewood Suites-Lansdale Co-Lender Agreement.

            "Homewood Suites-Lansdale Whole Loan": The Homewood Suites-Lansdale Mortgage Loan, together with the Homewood Suites-Lansdale Subordinate Companion Loan, each of which is secured by the same Mortgage on the Homewood Suites-Lansdale Mortgaged Property. References herein to the Homewood Suites-Lansdale Whole Loan shall be construed to refer to the aggregate indebtedness under the Homewood Suites-Lansdale Mortgage.

            "Hyatt Regency Dallas A Note": With respect to the Hyatt Regency Dallas Whole Loan, the related promissory note made by the related Mortgagor and secured by the Hyatt Regency Dallas Mortgage and designated as promissory note A, which is included in the Trust.

            "Hyatt Regency Dallas Intercreditor Agreement": With respect to the Hyatt Regency Dallas Mortgage Loan, the related intercreditor agreement by and among the holder of the Hyatt Regency Dallas Mortgage Loan and the Hyatt Regency Dallas Subordinate Companion Loan relating to the relative rights of the holders of the Hyatt Regency Dallas Mortgage Loan and the Hyatt Regency Dallas Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Hyatt Regency Dallas Mortgage": The Mortgage securing the Hyatt Regency Dallas Mortgage Loan and the Hyatt Regency Dallas Subordinate Companion Loan.

            "Hyatt Regency Dallas Mortgage Loan": With respect to the Hyatt Regency Dallas Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 7 on the Mortgage Loan Schedule), which is designated as the Hyatt Regency Dallas A Note and is senior in right of payment to the Hyatt Regency Dallas Subordinate Companion Loan.

            "Hyatt Regency Dallas Mortgaged Property": The property or properties that secure the Hyatt Regency Dallas Whole Loan.

            "Hyatt Regency Dallas Subordinate Companion Loan": With respect to the Hyatt Regency Dallas Whole Loan, the related promissory note made by the related Mortgagor and secured by the Hyatt Regency Dallas Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the Hyatt Regency Dallas Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the Hyatt Regency Dallas Intercreditor Agreement.

            "Hyatt Regency Dallas Whole Loan": The Hyatt Regency Dallas Mortgage Loan, together with the Hyatt Regency Dallas Subordinate Companion Loan, each of which is secured by the same Mortgage on the Hyatt Regency Dallas Mortgaged Property. References herein to the Hyatt Regency Dallas Whole Loan shall be construed to refer to the aggregate indebtedness under the Hyatt Regency Dallas Mortgage.

            "Indemnified Party": As defined in Section 8.05(c).

            "Indemnifying Party": As defined in Section 8.05(c).

            "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of a Mortgage Loan Seller, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Mortgagor, the Companion Loan Noteholders or any Affiliate thereof, and (ii) is not connected with any such Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Mortgage Loan Sellers, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Mortgagor, the Companion Loan Noteholders or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Trustee, the Master Servicer, the Special Servicer, any Mortgagor, the Companion Loan Noteholders or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Appraiser": An Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Individual Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Innovation Park at Penn State A Note": With respect to the Innovation Park at Penn State Whole Loan, the related promissory note made by the related Mortgagor and secured by the Innovation Park at Penn State Mortgage and designated as promissory note A, which is included in the Trust.

            "Innovation Park at Penn State Intercreditor Agreement": With respect to the Innovation Park at Penn State Mortgage Loan, the related intercreditor agreement by and among the holder of the Innovation Park at Penn State Mortgage Loan and the Innovation Park at Penn State Subordinate Companion Loan relating to the relative rights of the holders of the Innovation Park at Penn State Mortgage Loan and the Innovation Park at Penn State Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Innovation Park at Penn State Mortgage": The Mortgage securing the Innovation Park at Penn State Mortgage Loan and the Innovation Park at Penn State Subordinate Companion Loan.

            "Innovation Park at Penn State Mortgage Loan": With respect to the Innovation Park at Penn State Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 116 on the Mortgage Loan Schedule), which is designated as the Innovation Park at Penn State A Note and is senior in right of payment to the Innovation Park at Penn State Subordinate Companion Loan.

            "Innovation Park at Penn State Mortgaged Property": The property or properties that secure the Innovation Park at Penn State Whole Loan.

            "Innovation Park at Penn State Subordinate Companion Loan": With respect to the Innovation Park at Penn State Whole Loan, the related promissory note made by the related Mortgagor and secured by the Innovation Park at Penn State Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the Innovation Park at Penn State Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the Innovation Park at Penn State Intercreditor Agreement.

            "Innovation Park at Penn State Whole Loan": The Innovation Park at Penn State Mortgage Loan, together with the Innovation Park at Penn State Subordinate Companion Loan, each of which is secured by the same Mortgage on the Innovation Park at Penn State Mortgaged Property. References herein to the Innovation Park at Penn State Whole Loan shall be construed to refer to the aggregate indebtedness under the Innovation Park at Penn State Mortgage.

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

            "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan or a Serviced Whole Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08). In the case of each Non-Serviced Mortgage Loan, to the extent of any portion of such proceeds or amounts are received by the Trust Fund in connection with the applicable Mortgage Loan, pursuant to the allocations set forth in the related Intercreditor Agreement.

            "Intercreditor Agreement": Each of Wells Fargo Center Co-Lender Agreement, The Streets at Southpoint Co-Lender Agreement, the Hyatt Regency Dallas Intercreditor Agreement, the One HSBC Center Co-Lender Agreement, the 801 North Brand Co-Lender Agreement, the 200 Madison Avenue Co-Lender Agreement, the Four Falls Co-Lender Agreement, the Oak Hill/Walnut Hill Portfolio Co-Lender Agreement, the Rockaway 80 Corporate Center Intercreditor Agreement, the Homewood Suites-Lansdale Co-Lender Agreement, the Airport Center Co-Lender Agreement, the Hampton Inn-Plymouth Meeting Co-Lender Agreement, the Hampton Inn-Philadelphia Airport Co-Lender Agreement, and the Innovation Park at Penn State Co-Lender Agreement.

            "Interest Accrual Amount": With respect to any Distribution Date and any Class of Sequential Pay Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount. With respect to any Distribution Date and the Class X-P or X-C Certificates, an amount equal to the sum of the Accrued Component Interest for the related Interest Accrual Period for all of the respective Components for such Class for such Interest Accrual Period. Calculations of interest due in respect of the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            "Interest Accrual Period": With respect to any Distribution Date and with respect to each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

            "Interest Distribution Amount": With respect to any Distribution Date and each Class of Regular Certificates, an amount equal to (A) the sum of
(i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date pursuant to
Section 4.01(g).

            "Interest Reserve Account": The trust account or subaccount created and maintained by the Trustee pursuant to Section 3.25, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Interest Reserve Account" and which shall be an Eligible Account.

            "Interest Shortfall": With respect to any Distribution Date for any Class of Regular Certificates, the sum of (a) the portion, of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the current Distribution Date, and (ii) in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

            "Interested Person": As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Mortgage Loan Seller, any Mortgagor, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "Investment Account": As defined in Section 3.07(a).

            "Investment Representation Letter": As defined in Section 5.02(c)(i)(A).

            "Investor Certification": A certification in the form of Exhibit O-1 hereto.

            "IRS": The Internal Revenue Service.

            "Liquidation Event": With respect to any Mortgage Loan or Serviced Whole Loan, any of the following events: (i) such Mortgage Loan or Serviced Whole Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan or Serviced Whole Loan; (iii) such Mortgage Loan (or portion thereof with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan) is repurchased by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Loan Sale Agreement; (iv) such Mortgage Loan or Serviced Whole Loan is purchased by the Controlling Class Option Holder pursuant to Section 3.18(b);
(v) such Mortgage Loan or Serviced Whole Loan is purchased by the Special Servicer, the Master Servicer, the Holders of the Controlling Class, the Holders of the Class LR Certificates or the Remaining Certificateholder pursuant to
Section 9.01; (vi) such Mortgage Loan is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreement; (vii) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation, or (viii) such Mortgage Loan is purchased by the applicable Companion Loan Noteholder pursuant to the applicable Intercreditor Agreement or the Other Pooling Agreement. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master Servicer, the Special Servicer, the Holders of the Controlling Class pursuant to Section 9.01; (iii) the taking of a REO Property (or portion thereof) by exercise of the power of eminent domain or condemnation or (iv) such REO Property is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreements.

            "Liquidation Expenses": All customary, reasonable and necessary costs and expenses incurred by the Master Servicer, the Special Servicer and the Trustee in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof or final payoff of a Corrected Mortgage Loan (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes associated with such Mortgage Loan or Mortgaged Property).

            "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) and each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds, an amount calculated by the application of 1% to the related payment or proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest); provided, however, that (a) the Liquidation Fee with respect to any Mortgage Loan or Serviced Whole Loan or Mortgaged Property purchased or repurchased pursuant to clauses (iii) through (vi) and clause (viii) of the first sentence of the definition of Liquidation Event (unless with respect to (A) clause (iii), the applicable Mortgage Loan Seller does not repurchase such Mortgage Loan until after more than 180 days following its receipt of notice or discovery of a Material Breach or Material Defect and (B) clause (vi), the holder of a mezzanine loan does not purchase such Mortgage Loan until after more than 60 days after the date the related purchase option becomes exercisable or if the holder of a mezzanine loan is required to include the Liquidation Fee as part of its purchase price) or clauses (ii) or (iv) of the second sentence of such definition shall be zero and (b) the Liquidation fee with respect to each Mortgage Loan or REO Mortgage Loan repurchased after more than 180 days following the Mortgage Loan Seller's receipt of notice or discovery of a Material Breach or Material Defect shall be in an amount equal to 1% of the outstanding principal balance of such Mortgage Loan or REO Mortgage Loan.

            "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with a Liquidation Event.

            "Loan Agreement": With respect to any Mortgage Loan and Serviced Companion Loan, the loan agreement, if any, between the related Originator(s) and the Mortgagor, pursuant to which such Mortgage Loan and Serviced Companion Loan was made.

            "Loan Documents": With respect to any Mortgage Loan and Serviced Companion Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan and Serviced Companion Loan, or subsequently added to the related Mortgage File.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Funds attributable to Loan Group 1.

            "Loan Group 1 Involuntary Principal Distribution Amount": With respect to any Distribution Date, an amount not less than zero equal to the excess of the Loan Group 1 Principal Distribution Amount for such Distribution Date over the Loan Group 1 Voluntary Principal Distribution Amount for that Distribution Date.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (x) the sum of (a) the Loan Group 1 Principal Shortfall for such Distribution Date and (b) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1; provided that the Loan Group 1 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 2 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 2 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts that were reimbursed from principal collections on the Group 1 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs) and (y) after reduction of the Class A-1A Certificates to zero, the Loan Group 2 Principal Distribution Amount (or portion thereof remaining after the Class A-1A Certificates has been reduced to zero and assuming for purposes of this calculation that the Loan Group 2 Principal Distribution Amount has been distributed prior to the distribution of the Loan Group 1 Principal Distribution Amount on such Distribution Date).

            "Loan Group 1 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Loan Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A and Class A-4B Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A and Class A-4B Certificates on the prior Distribution Date. There will be no Loan Group 1 Principal Shortfall on the first Distribution Date.

            "Loan Group 1 Voluntary Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the lesser of (i) the Loan Group 1 Principal Distribution Amount for that Distribution Date and (ii) that portion of the Loan Group 1 Principal Distribution Amount comprised of the sum of (a) the Voluntary Principal Shortfalls for that Distribution Date, (b) the Scheduled Principal Distribution Amounts that comprise the Group 1 Principal Distribution Amount for that Distribution Date, regardless of Loan Group, and (c) all amounts referred to in clause (a) of the definition of Unscheduled Payments that are included in the Loan Group 1 Principal Distribution Amount for that Distribution Date, regardless of Loan Group, to the extent that such principal was a voluntary prepayment permitted pursuant to the terms of the related Mortgage Loan documents and are not the result of any workout, modification or waiver of the terms of the Mortgage Loan documents.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Funds attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (x) the sum of (a) the Loan Group 2 Principal Shortfall for such Distribution Date and (b) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 2; provided that the Loan Group 2 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 1 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 1 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts that were reimbursed from principal collections on the Group 2 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs) and (y) after reduction of the Class A-4B Certificates to zero, the Loan Group 1 Principal Distribution Amount (or portion thereof remaining after the Class A-4B Certificates has been reduced to zero and assuming for purposes of this calculation that the Loan Group 1 Principal Distribution Amount has been distributed prior to the distribution of the Loan Group 2 Principal Distribution Amount on such Distribution Date).

            "Loan Group 2 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Loan Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the prior Distribution Date. There will be no Loan Group 2 Principal Shortfall on the first Distribution Date.

            "Loan Number" or "Loan No.": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

            "Loan Sale Agreement": The GSMC Loan Sale Agreement, the GCFP Loan Sale Agreement or the Commerzbank Loan Sale Agreement.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan or Whole Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan or Whole Loan, as applicable, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.

            "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive rental or other income generated by the Mortgaged Property. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon.

            "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box or other similar agreement, if any, between the related Originator(s) and the Mortgagor, pursuant to which the related Lock-Box Account, if any, may have been established.

            "Lock-out Period": With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Mortgagor are prohibited.

            "Lower-Tier Distribution Account": The account or accounts created and maintained as a separate account (or separate sub-account within the same account as the Upper-Tier Distribution Account) or accounts by the Trustee pursuant to Section 3.05(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Lower-Tier Distribution Account" and which must be an Eligible Account. The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC.

            "Lower-Tier Principal Balance": The principal amount of any Lower-Tier Regular Interest outstanding as of any date of determination. As of the Closing Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall equal the Original Lower-Tier Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Lower-Tier Regular Interest on such Distribution Date pursuant to Section 4.01(a)(ii), and shall be further permanently reduced on such Distribution Date by all Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(f).

            "Lower-Tier Regular Interests": The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1P-1, Class LA-1P-2, Class LA-1P-3, Class LA-1P-4, Class LA-DP-1, Class LA-DP-2, Class LA-DP-3, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3-1, Class LA-3-2, Class LA-ABA-1, Class LA-ABA-2, Class LA-ABA-3, Class LA-ABB, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4A-1, Class LA-4A-2, Class LA-4A-3, Class LA-4A-4, Class LA-4B, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-J, Class LB, Class LC-1, Class LC-2, Class LD-1, Class LD-2, Class LD-3, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LJ, Class LK-1, Class LK-2, Class LL, Class LM, Class LN, Class LO and Class LP Interests.

            "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans, collections thereon, any related REO Property (or a beneficial interest in the applicable portion of the "REO Property" under an Other Pooling Agreement related to a Non-Serviced Mortgage Loan) acquired in respect thereof and all proceeds of such REO Property, other property of the Trust Fund related thereto, and amounts held in respect thereof from time to time in the Collection Account, the Interest Reserve Account, the Lower-Tier Distribution Account, the related REO Account, the Closing Date Deposit and the Excess Liquidation Proceeds Reserve Account, in each case excluding amounts allocable to any Serviced Companion Loan.

            "MAI": Member of the Appraisal Institute.

            "Mall at Wellington Green Mortgage Loan": The Mortgage Loan identified as Loan No. 1 on the Mortgage Loan Schedule.

            "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

            "Master Servicer": GMAC Commercial Mortgage Corporation or its successor in interest, or any successor Master Servicer appointed as herein provided.

            "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

            "Master Servicer Servicing Standard": The GMAC Servicing Standard; provided that if GMAC Commercial Mortgage Corporation is not the Master Servicer hereunder, with respect to such successor Master Servicer shall mean, to service and administer the Mortgage Loans and Companion Loans (including the Serviced Whole Loans but excluding the Non Serviced Mortgage Loans) and any REO Properties that such party is obligated to service and administer pursuant to this Agreement on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders and, with respect to each Serviced Whole Loan, on behalf of the Certificateholders and the related Companion Loan Noteholders, as a collective whole) as determined in the good faith and reasonable judgment of the Master Servicer: (i) in accordance with the higher of the following standards of care: (A) with the same care, skill, prudence and diligence with which, the Master Servicer services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) with the same care, skill, prudence and diligence with which, the Master Servicer services and administers comparable mortgage loans owned by the Master Servicer, in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced Loans; (ii) with a view to: the timely recovery of all payments of principal and interest, including Balloon Payments, under the Mortgage Loans or Serviced Whole Loan; and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any certificate backed by a Companion Loan) or any mezzanine loan by the Master Servicer or any Affiliate thereof; (C) the obligation of the Master Servicer to make Advances; (D) the right of the Master Servicer or any Affiliate, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or any Affiliate thereof.

            "Material Breach": As defined in Section 2.03(a).

            "Material Document Defect": As defined in Section 2.03(a).

            "Maturity Date": With respect to each Mortgage Loan, the maturity date as set forth on the Mortgage Loan Schedule.

            "Mezz Cap B Loan": The Mortgage Loan Innovation Park at Penn State identified as Loan No. 116 on the Mortgage Loan Schedule.

            "Modified Loan": Any Mortgage Loan or any Serviced Whole Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.27 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

            (b) except as expressly contemplated by the related Loan Documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

            (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or materially reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment": With respect to any Mortgage Loan or Serviced Whole Loan, as applicable, (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate, which is payable by the related Mortgagor on such Due Date under the related Note or Notes. The Monthly Payment with respect to (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its respective Maturity Date and with respect to which the Special Servicer does not enter into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related Maturity Date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Moody's": Moody's Investors Service, Inc., or its successor in interest.

            "Moody's Approval": With respect to any servicer, Moody's Approval shall exist if such servicer is (1) acting as master servicer in a commercial mortgage loan securitization that was rated by Moody's within the twelve (12) month period prior to the date of determination, and Moody's has not downgraded or withdrawn the then-current rating on any class of related commercial mortgage securities or placed any class of related commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such related commercial mortgage securities as the cause for such downgrade, withdrawal or watch or (2) is approved in writing by Moody's.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note and the related note(s) in favor of a Companion Loan Noteholder.

            "Mortgage File": With respect to any Mortgage Loan, subject to
Section 2.01(b), collectively the following documents:

            (1) (A) the original executed Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "Wells Fargo Bank, N.A., as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable Mortgage Loan Seller) (or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note), and (B) in the case of a Whole Loan, a copy of the executed Note for the related Companion Loans;

            (2) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

            (3) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

            (4) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "Wells Fargo Bank, N.A., as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4" (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

            (5) an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of "Wells Fargo Bank, N.A., as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4";

            (6) originals or copies of final written modification agreements in those instances where the terms or provisions of the Note for such Mortgage Loan (or, if applicable, any Note of a Whole Loan) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

            (7) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

            (8) with respect to Mortgage Loans secured by hospitality properties only, filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the applicable Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and an original UCC-2 or UCC-3 assignment thereof, as appropriate, in form suitable for filing, in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4";

            (9) an original or copy of the related Ground Lease relating to such Mortgage Loan, if any;

            (10) an original or copy of the related loan agreement, if any;

            (11) an original of the related guaranty of payment under, or a copy of the original letter of credit in connection with, such Mortgage Loan, if any;

            (12) an original or copy of the lock box agreement or cash management agreement relating to such Mortgage Loan, if any;

            (13) an original or copy of the environmental indemnity from the related Mortgagor, if any;

            (14) an original or copy of the related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

            (15) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (5)), in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4";

            (16) in the case of a Whole Loan, a copy of the related Intercreditor Agreement;

            (17) in the case of any Loan as to which there exists a related mezzanine loan, the original or a copy of the related intercreditor agreement;

            (18) an original or copy of any related Environmental Insurance Policy; and

            (19) with respect to hospitality properties, a signed copy of the franchise agreement (if any), franchisor comfort letter (if any) and transfer documents for such comfort letter;

and provided, further, that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

            Notwithstanding anything to the contrary contained herein, with respect to each Non-Serviced Mortgage Loan, the preceding document delivery requirements with respect to clauses (2) through (15) and (17) through (19) above shall be met by the delivery by the applicable Mortgage Loan Seller of copies of mortgage file delivered under the applicable Other Pooling Agreement. With respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan, the delivery of the Mortgage File by either Commerzbank or GSMC shall satisfy the delivery requirements for both Commerzbank and GSMC.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-Off Date. Such term shall include any REO Mortgage Loan or defeased Mortgage Loan.

            "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Loan Number;

                  (ii) the street address (including city, state and zip code)
            and name of the related Mortgaged Property;

                  (iii) the Cut-off Date Balance;

                  (iv) the amount of the Monthly Payment due on the first Due
            Date following the Closing Date;

                  (v) the original Mortgage Rate;

                  (vi) the (A) remaining term to stated maturity and (B) Stated
            Maturity Date;

                  (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

                  (viii) the Interest Accrual Basis;

                  (ix) the (A) Administrative Cost Rate, and (B) Servicing Fee
            Rate (separately identifying any primary servicing fee rate or subservicing fee rate included in the Servicing Fee Rate, and in the case of each Whole Loan, separately identifying the Servicing Fee Rate applicable to each Companion Loan in such Whole Loan);

                  (x) whether the Mortgage Loan is secured by a Ground Lease;

                  (xi) the Mortgage Loan Seller(s);

                  (xii) whether the related Mortgage Loan is a Defeasance Loan;

                  (xiii) whether the Mortgage Loan is cross-collateralized and the cross-collateralized group it belongs to; and

                  (xiv) whether such Mortgage Loan is part of a Whole Loan, in which case the information required by clauses (iii), (iv), (v),
            (vi), (vii), (viii) and (ix)(B) shall also be set forth for the Companion Loans in such Whole Loan.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under clauses (v) and (viii) above for all of the Mortgage Loans.

            "Mortgage Loan Seller": Each of Commerzbank, GCFP and GSMC, and their respective successors in interest.

            "Mortgage Rate": With respect to any Mortgage Loan or Serviced Whole Loan, the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Note, in each case without giving effect to the Default Rate with respect to any Mortgage Loan or the related note(s) held by a Companion Loan Noteholder. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating the WAC Rate, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Mortgage Loan that accrues interest on the basis of a 360-day year and the actual number of days, (i) the Mortgage Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year, shall be determined net of any Withheld Amounts and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March shall be determined taking into account the addition of any such Withheld Amounts.

            "Mortgaged Property": The underlying property securing a Mortgage Loan and the related Serviced Companion Loan(s), including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans and the related Serviced Companion Loan(s), a leasehold estate, or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial or multifamily property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

            "Mortgagor": The obligor or obligors on a Note and the related note(s) in favor of a Companion Loan Noteholder(s), including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under such Note and the related note(s) in favor of a Companion Loan Noteholder(s).

            "Mortgagor Account": As defined in Section 3.07(a).

            "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Note or other Loan Documents included in the Mortgage File or in accordance with the Servicing Standard, or with respect to the Environmental Insurance Policy, applied to pay any costs, expenses, penalties, fines or similar items.

            "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan or Serviced Whole Loan (including an REO Mortgage
Loan) net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

            "Net Mortgage Rate": With respect to any Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Rate for such Mortgage Loan minus the related Administrative Cost Rate (adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months); provided, however, that, for purposes of calculating any Pass-Through Rate, the Net Mortgage Rate of such Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related Mortgagor.

            "Net REO Proceeds": With respect to each REO Property and any related REO Mortgage Loan, REO Proceeds with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments, ground rents and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

            "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Property Advance.

            "Nonrecoverable P&I Advance": With respect to any Mortgage Loan, any P&I Advance previously made or proposed to be made in respect of such Mortgage Loan or a related REO Mortgage Loan by the Master Servicer or the Trustee, or in the case of a Non-Serviced Mortgage Loan, made by the Other Primary Servicer, the Master Servicer or the Trustee, which P&I Advance such party or the Special Servicer has determined pursuant to and in accordance with Section 4.06, would not or will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Whole Loan or REO Mortgage Loan, as the case may be.

            "Nonrecoverable Property Advance": Any Property Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or the Trustee, or in the case of a Non-Serviced Mortgage Loan, made by the Other Primary Servicer, the Other Trustee or any other fiscal agent, which Property Advance such party has determined pursuant to and in accordance with Section 3.22 (or in the case of the Special Servicer made, or to be made, by any one of them), in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Loan or REO Property, as the case may be. Any Property Advance that is not required to be repaid by the related Mortgagor under the terms of the related Loan Documents shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer's, the Special Servicer's or the Trustee's entitlement to reimbursement for such Advance.

            "Non-Serviced Companion Loan": None.

            "Non-Serviced Mortgage Loan": None.

            "Non-Serviced Whole Loan": None.

            "Non-U.S. Person": A person other than a U.S. Person.

            "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

            "Notice of Termination": Any of the notices given to the Trustee by the Master Servicer, the Depositor or any Holder of a Class LR Certificate pursuant to Section 9.01(c).

            "Notional Amount": For any date of determination, (a) with respect to the Class X-P Certificates, a notional principal amount equal to the Class X-P Notional Amount, (b) with respect to the Class X-C Certificates, a notional principal amount equal to the Class X-C Notional Amount and (c) in the case of each Component, the amount set forth in the applicable definition thereof.

            "Oak Hill/Walnut Hill Portfolio A Note": With respect to the Oak Hill/Walnut Hill Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the Oak Hill/Walnut Hill Portfolio Mortgage and designated as promissory note A, which is included in the Trust.

            "Oak Hill/Walnut Hill Portfolio Co-Lender Agreement": With respect to the Oak Hill/Walnut Hill Portfolio Mortgage Loan, the related co-lender agreement by and among the holder of the Oak Hill/Walnut Hill Portfolio Mortgage Loan and the Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan relating to the relative rights of the holders of the Oak Hill/Walnut Hill Portfolio Mortgage Loan and the Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Oak Hill/Walnut Hill Portfolio Mortgage": The Mortgage securing the Oak Hill/Walnut Hill Portfolio Mortgage Loan and the Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan.

            "Oak Hill/Walnut Hill Portfolio Mortgage Loan": With respect to the Oak Hill/Walnut Hill Portfolio Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 30 on the Mortgage Loan Schedule), which is designated as the Oak Hill/Walnut Hill Portfolio A Note and is senior in right of payment to the Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan.

            "Oak Hill/Walnut Hill Portfolio Mortgaged Property": The property or properties that secure the Oak Hill/Walnut Hill Portfolio Whole Loan.

            "Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan": With respect to the Oak Hill/Walnut Hill Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the Oak Hill/Walnut Hill Portfolio Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the Oak Hill/Walnut Hill Portfolio Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the Oak Hill/Walnut Hill Portfolio Co-Lender Agreement.

            "Oak Hill/Walnut Hill Portfolio Whole Loan": The Oak Hill/Walnut Hill Portfolio Mortgage Loan, together with the Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan, each of which is secured by the same Mortgage on the Oak Hill/Walnut Hill Portfolio Mortgaged Property. References herein to the Oak Hill/Walnut Hill Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the Oak Hill/Walnut Hill Portfolio Mortgage.

            "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Master Servicer or the Special Servicer, as the case may be.

            "One HSBC Center A Note": With respect to the One HSBC Center Whole Loan, the related promissory note made by the related Mortgagor and secured by the One HSBC Center Mortgage and designated as promissory note A, which is included in the Trust.

            "One HSBC Center Co-Lender Agreement": With respect to the One HSBC Center Mortgage Loan, the related co-lender agreement by and among the holder of the One HSBC Center Mortgage Loan and the One HSBC Center Subordinate Companion Loan relating to the relative rights of the holders of the One HSBC Center Mortgage Loan and the One HSBC Center Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "One HSBC Center Mortgage": The Mortgage securing the One HSBC Center Mortgage Loan and the One HSBC Center Subordinate Companion Loan.

            "One HSBC Center Mortgage Loan": With respect to the One HSBC Center Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 9 on the Mortgage Loan Schedule), which is designated as the One HSBC Center A Note and is senior in right of payment to the One HSBC Center Subordinate Companion Loan.

            "One HSBC Center Mortgaged Property": The property or properties that secure the One HSBC Center Whole Loan.

            "One HSBC Center Subordinate Companion Loan": With respect to the One HSBC Center Whole Loan, the related promissory note made by the related Mortgagor and secured by the One HSBC Center Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the One HSBC Center Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the One HSBC Center Co-Lender Agreement.

            "One HSBC Center Whole Loan": The One HSBC Center Mortgage Loan, together with the One HSBC Center Subordinate Companion Loan, each of which is secured by the same Mortgage on the One HSBC Center Mortgaged Property. References herein to the One HSBC Center Whole Loan shall be construed to refer to the aggregate indebtedness under the One HSBC Center Mortgage.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC or Lower-Tier REMIC or the imposition of tax under the REMIC Provisions on any income or property of either such REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") or (c) a resignation of the Master Servicer or Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.

            "Option": As defined in Section 3.18(b).

            "Option Holder": As defined in Section 3.18(b).

            "Option Notice": As defined in Section 3.18(b).

            "Option Purchase Price": As defined in Section 3.18(c).

            "Original Class X-C Notional Amount": $4,000,797,486.

            "Original Class X-P Notional Amount": $3,831,315,000.

            "Original Notional Amount": The Original Class X-P Notional Amount or the Original Class X-C Notional Amount, as the context requires.

            "Originator": Each of Archon Financial, L.P., a Delaware limited partnership, GCFP and Commerzbank.

            "Other Primary Servicer": None.

            "Other Pooling Agreement": None.

            "Other Special Servicer": None.

            "Other Trustee": None.

            "Ownership Interest": Any record or beneficial interest in a Class LR or Class R Certificate.

            "P&I Advance": As to any Mortgage Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.06. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to but without duplication, payment or reimbursement of interest thereon at the Advance Rate through the date of payment or reimbursement.

            "Pari Passu Companion Loans": Collectively, the Wells Fargo Center Pari Passu Companion Loan and the 200 Madison Avenue Pari Passu Companion Loan.

            "Pass-Through Rate": Each of the Class A-1 Pass-Through Rate, Class A-1P Pass-Through Rate, Class A-DP Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-ABA Pass-Through Rate, the Class A-ABB Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-4A Pass-Through Rate, the Class A-4B Pass-Through Rate, the Class A-1A Pass-Through Rate, the Class X-P Pass-Through Rate, the Class X-C Pass-Through Rate, the Class A-J Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class O Pass-Through Rate and the Class P Pass-Through Rate. The Class R and Class LR Certificates do not have Pass-Through Rates.

            "Paying Agent": The paying agent appointed pursuant to Section 5.04.

            "Penalty Charges": With respect to any Mortgage Loan or Serviced Whole Loan (or successor REO Mortgage Loan), any amounts actually collected thereon from the Mortgagor that represent default charges, penalty charges, late fees and Default Interest, and excluding any such amounts allocable to a Companion Loan pursuant to the related Intercreditor Agreement.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Certificates. With respect to any Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn (provided that funds invested by the Trustee in Permitted Investments managed or advised by the Trustee may mature on the Distribution Date) and a maximum maturity of 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Master Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates or any securities issued as part of a securitization of a Pari Passu Companion Loan:

            (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (b) Federal Housing Administration debentures;

            (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system-wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations maturing prior to September 30, 2008), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (d) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's, Fitch or S&P, otherwise acceptable to Moody's, Fitch or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (e) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by S&P, Fitch or Moody's, otherwise acceptable to S&P, Fitch or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates or any securities issued as part of a securitization of a Pari Passu Companion
      Loan); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (f) debt obligations rated by each Rating Agency (or, if not rated by S&P, Fitch or Moody's, otherwise acceptable to S&P, Fitch or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates or any securities issued as part of a securitization of a Pari Passu Companion Loan) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency (or, if not rated by S&P, Fitch or Moody's, otherwise acceptable to S&P, Fitch or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates or any securities issued as part of a securitization of a Pari Passu Companion Loan) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (h) the Wells Fargo Prime Investment Money Market Fund (the "Fund") so long as the Fund is rated by each Rating Agency in its highest money market fund ratings category (or, if not rated by S&P, Fitch or Moody's, otherwise acceptable to S&P, Fitch or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates or any securities issued as part of a securitization of a Pari Passu Companion Loan); and

            (i) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Master Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates or any securities issued as part of a securitization of a Pari Passu Companion Loan;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (iii) the rating for such instrument or security includes an "r" designation.

            Notwithstanding the foregoing, to the extent that the Loan Documents with respect to a particular Mortgage Loan require the funds in the related Mortgagor Accounts to be invested in investments other than those itemized in clauses (a) through (i) above, the Master Servicer shall invest the funds in such Mortgagor Accounts in accordance with the terms of the related Loan Documents.

            "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person that is a Qualified Institutional Buyer other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person, (d) a Person that is a U.S. Person with respect to whom income on a Class R or Class LR Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such person or any other U.S. Person, (e) a Plan or any Person investing the assets of a Plan and (f) any partnership if any of its interests are owned, directly or indirectly, through any pass-through entity, by a Non-U.S. Person.

            "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(k).

            "Post-Determination Date Payment Report": A report prepared by the Master Servicer showing all payments received after the Determination Date which are included in Available Funds for such Distribution Date. The Master Servicer shall provide a copy of such report to the Trustee no later than the Business Day preceding each Master Servicer Remittance Date.

            "Prepayment Assumption": The assumption that there will be zero prepayments with respect to the Mortgage Loans.

            "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan or Serviced Companion Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Companion Loan after the Due Date in such Prepayment Period, the amount of interest that accrued for such Mortgage Loan or Serviced Companion Loan on the amount of such Principal Prepayment during the period commencing on the date after such Due Date and ending on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan or Serviced Companion Loan, inclusive, to the extent collected from the related Mortgagor (exclusive of any related Yield Maintenance Charge that may have been collected).

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan or Serviced Companion Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Companion Loan prior to the Due Date in such Prepayment Period, the amount of interest, net of the Servicing Fee and the Other Primary Servicer Fee, to the extent not collected from the related Mortgagor, that would have accrued on such Mortgage Loan or Serviced Companion Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan or Serviced Companion Loan and ending on the day immediately preceding such Due Date, inclusive.

            "Prepayment Period": With respect to any Distribution Date, the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-Off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

            "Principal Distribution Amount": For any Distribution Date will be equal to the sum, without duplication, of:

                  (A) the Scheduled Principal Distribution Amount for such
            Distribution Date;

                  (B) the Unscheduled Payments of any Mortgage Loan on deposit in the Collection Account as of the related Determination Date; and

                  (C) the Principal Shortfall, if any, for such Distribution
            Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

            "Principal Prepayment": Any payment of principal made by a Mortgagor on a Mortgage Loan or Serviced Whole Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

            "Principal Shortfall": For any Distribution Date, the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on one or more Classes of Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.

            "Private Certificate": Each of the Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Private Global Certificate": Each of the Regulation S Global Certificate or Rule 144A Global Certificate with respect to the Private Certificates so long as any such Class of Certificates is registered in the name of a nominee of the Depository.

            "Privileged Person": The Depositor, the Master Servicer, the Special Servicer, the Trustee, a Rating Agency, the Companion Loan Noteholders, a designee of the Depositor and any Person who provides the Trustee with an Investor Certification.

            "Property Advance": As to any Mortgage Loan or Serviced Whole Loan, any advance made by the Master Servicer, the Special Servicer or the Trustee in respect of Property Protection Expenses, together with all other customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee in connection with the servicing and administration of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer or the Trustee, if any, set forth in Section 2.03, Section 3.04 and Section 3.08, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder and (f) the operation, management, maintenance and liquidation of any REO Property; provided that, notwithstanding anything to the contrary, "Property Advances" shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement, or the applicable Intercreditor Agreement. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

            "Property Protection Expenses": Any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee pursuant to Sections 3.04, 3.08, 3.10(f), 3.10(g), 3.10(i) and 3.17(b) or indicated herein as being a cost or expense of the Lower-Tier REMIC (in respect of the Mortgage Loans and the Serviced Companion Loans), in each case to be advanced by the Master Servicer, the Special Servicer or the Trustee, as applicable.

            "Prospectus": The prospectus dated June 9, 2005, as supplemented by the Prospectus Supplement relating to the Public Global Certificates.

            "Prospectus Supplement": The prospectus supplement dated June 9, 2005, relating to the Public Global Certificates.

            "Public Global Certificate": Each of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D and Class E Certificates so long as any such Class of Certificates is registered in the name of a nominee of the Depository.

            "Purchase Price": With respect to any Mortgage Loan (or REO Property), a price equal to the following: (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase; plus (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate in effect from time to time through the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Property Advances (including any Property Advances and Advance Interest Amounts that were reimbursed out of general collections on the Mortgage Loans); plus (d) all accrued and unpaid Advance Interest Amounts in respect of related Advances; plus (e) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Loan Sale Agreement (i) all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Document Defect giving rise to the repurchase obligation (to the extent not otherwise included in the amount described in clause (c) above) and (ii) any unpaid Special Servicing Fees and Additional Trust Fund Expenses in respect of the related Mortgage Loan and, if the applicable Mortgage Loan Seller repurchases such Mortgage Loan more than 180 days following the earlier of the responsible party's discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be, a Liquidation Fee. With respect to any REO Property that relates to a Whole Loan, the Purchase Price for the Trust Fund's interest in such REO Property shall be the amount calculated in accordance with the first sentence of this definition in respect of the related REO Mortgage Loan. With respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan, the Purchase Price for each applicable Mortgage Loan Seller will be its respective percentage of the total Purchase Price for the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, respectively. The percentage interest with respect to the Mall at Wellington Green Mortgage Loan shall be 80% GSMC and 20% Commerzbank, respectively. The percentage interest with respect to The Streets at Southpoint Mortgage Loan shall be 50% and 50% by GSMC and Commerzbank, respectively. The percentage interest with respect to the Cascade Mall Mortgage Loan shall be 48.8% GSMC and 51.2% Commerzbank, respectively.

            "Qualified Bidder": As defined in Section 7.01(b).

            "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

            "Qualified Insurer": As used in Sections 3.08 and 5.08, in the case of (i) all policies not referred to in clause (ii) below, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated at least "A" by S&P, "A" by Fitch and "A3" by Moody's (and if not rated by Moody's, "A:IX" by A.M. Best) and (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), a company that shall have a claim paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "A" by S&P, "A" by Fitch and A3 by Moody's (or, if not rated by Moody's, at least "A-IX" by A.M. Best Company), unless such insurance company is not rated by one or more Rating Agencies or has a claims paying ability rated by one or more Rating Agencies in a rating category lower than required herein, in which case either (a) such insurer's obligations are guaranteed or backed in writing by a company having such a claim-paying ability rating, or (b) each such Rating Agency has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by such Rating Agency (subject to the foregoing exceptions) or that has a lower claims paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates.

            "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

            "Rated Final Distribution Date": The Distribution Date occurring in July 10, 2039.

            "Rating Agency": Any of S&P, Fitch or Moody's. References herein to the highest long-term unsecured debt rating category of S&P, Fitch and Moody's shall mean "AAA" with respect to S&P, "AAA" with respect to Fitch and "Aaa" with respect to Moody's, and, in the case of any other rating agency, shall mean such highest rating category or better without regard to any plus or minus or numerical qualification. Notwithstanding the foregoing, when used with respect to any securities issued as part of a securitization of a Pari Passu Companion Loan, Rating Agency means any of the foregoing rating agencies that rated such securities.

            "Rating Agency Confirmation": With respect to any matter and any Rating Agency, where required under this Agreement, confirmation in writing by such Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency or any certificate issued pursuant to a securitization of any Pari Passu Companion Loan. For all purposes of this Agreement, the placement by a Rating Agency of any Class of Certificates on "negative credit watch" shall constitute a qualification of such Rating Agency's rating of such Certificates.

            "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

            "Realized Loss": With respect to any Distribution Date, the amount, if any, by which (A) the aggregate Certificate Principal Amount of the Certificates, after giving effect to distributions on such Distribution Date exceeds (B) the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Realized Losses may be reversed as provided in Section 4.01(g).

            "Record Date": With respect to each Distribution Date and each Class of Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

            "Regular Certificates": The Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class X Certificates.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Global Certificates": As defined in Section 5.01.

            "Regulation S Investor": With respect to a transferee of a Regulation S Global Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable.

            "Remaining Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of the Private Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Principal Amounts of the Class A, Class A-J, Class B, Class C, Class D and Class E Certificates have been reduced to zero.

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (1) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (2) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (3) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (4) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (5) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Trustee in trust for the Certificateholders and the related Companion Loan Noteholders, which shall be entitled "LNR Partners, Inc., or the applicable successor Special Servicer, as Special Servicer, for the benefit of Wells Fargo Bank, N.A., as trustee, in trust for registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 and the related Companion Loan Noteholders REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Extension": As defined in Section 3.17.

            "REO Mortgage Loan": Any Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property has become an REO Property.

            "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

            "REO Property": A Mortgaged Property title to which has been acquired on behalf of the Trust Fund and any related Companion Loan Noteholders through foreclosure, deed in lieu of foreclosure or otherwise.

            "Repurchased Notes": As defined in Section 3.31.

            "Repurchasing Seller": As defined in Section 3.31.

            "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

            "Residual Certificates": The Class R and Class LR Certificates.

            "Responsible Officer": Any officer of the Corporate Trust Office of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Certificate": As defined in Section 5.02(k).

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Underwriters and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

            "Review Package": A package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

            "Rockaway 80 Corporate Center A Note": With respect to the Rockaway 80 Corporate Center Whole Loan, the related promissory note made by the related Mortgagor and secured by the Rockaway 80 Corporate Center Mortgage and designated as promissory note A, which is included in the Trust.

            "Rockaway 80 Corporate Center Intercreditor Agreement": With respect to the Rockaway 80 Corporate Center Mortgage Loan, the related intercreditor agreement by and among the holder of the Rockaway 80 Corporate Center Mortgage Loan and the Rockaway 80 Corporate Center Subordinate Companion Loan relating to the relative rights of the holders of the Rockaway 80 Corporate Center Mortgage Loan and the Rockaway 80 Corporate Center Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Rockaway 80 Corporate Center Mortgage": The Mortgage securing the Rockaway 80 Corporate Center Mortgage Loan and the Rockaway 80 Corporate Center Subordinate Companion Loan.

            "Rockaway 80 Corporate Center Mortgage Loan": With respect to the Rockaway 80 Corporate Center Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 51 on the Mortgage Loan Schedule), which is designated as the Rockaway 80 Corporate Center A Note and is senior in right of payment to the Rockaway 80 Corporate Center Subordinate Companion Loan.

            "Rockaway 80 Corporate Center Mortgaged Property": The property or properties that secure the Rockaway 80 Corporate Center Whole Loan.

            "Rockaway 80 Corporate Center Subordinate Companion Loan": With respect to the Rockaway 80 Corporate Center Whole Loan, the related promissory note made by the related Mortgagor and secured by the Rockaway 80 Corporate Center Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to the Rockaway 80 Corporate Center Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the Rockaway 80 Corporate Center Intercreditor Agreement.

            "Rockaway 80 Corporate Center Whole Loan": The Rockaway 80 Corporate Center Mortgage Loan, together with the Rockaway 80 Corporate Center Subordinate Companion Loan, each of which is secured by the same Mortgage on the Rockaway 80 Corporate Center Mortgaged Property. References herein to the Rockaway 80 Corporate Center Whole Loan shall be construed to refer to the aggregate indebtedness under the Rockaway 80 Corporate Center Mortgage.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Global Certificates": As defined in Section 5.01.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

            "S&P Approval": A servicer on the S&P list of approved master servicers.

            "Sarbanes-Oxley Certification": As defined in Section 3.20(b).

            "Scheduled Principal Distribution Amount": For any Distribution Date will be equal to the sum, without duplication, of:

                  (A) the principal component of all scheduled Monthly Payments and Balloon Payments which became due on the related Due Date (if received, or advanced by the Master Servicer or the Trustee, in respect of such Distribution Date) with respect to the Mortgage Loans; and

                  (B) the principal component of any payment on any Mortgage
            Loan received or applied on or after the date on which such payment was due on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan.

            "Securities Legend": With respect to each Rule 144A Global Certificate, Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit F hereto.

            "Sequential Pay Certificates": The Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, collectively.

            "Serviced Companion Loan": The Wells Fargo Center Pari Passu Companion Loan, The Streets at Southpoint Subordinate Companion Loan, the Hyatt Regency Dallas Subordinate Companion Loan, the One HSBC Center Subordinate Companion Loan, the 801 North Brand Subordinate Companion Loan, the 200 Madison Avenue Pari Passu Companion Loan, the Four Falls Subordinate Companion Loan, the Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan, the Rockaway 80 Corporate Center Subordinate Companion Loan, the Homewood Suites-Lansdale Subordinate Companion Loan, the Airport Center Subordinate Companion Loan, the Hampton Inn-Plymouth Meeting Subordinate Companion Loan, the Hampton Inn-Philadelphia Airport Subordinate Companion Loan and the Innovation Park at Penn State Subordinate Companion Loan.

            "Serviced Whole Loan": The Wells Fargo Center Whole Loan, The Streets at Southpoint Whole Loan, the Hyatt Regency Dallas Whole Loan, the One HSBC Center Whole Loan, the 801 North Brand Whole Loan, the 200 Madison Avenue Whole Loan, the Four Falls Whole Loan, the Oak Hill/Walnut Hill Portfolio Whole Loan, the Rockaway 80 Corporate Center Whole Loan, the Homewood Suites-Lansdale Whole Loan, the Airport Center Whole Loan, the Hampton Inn-Plymouth Meeting Whole Loan, the Hampton Inn-Philadelphia Airport Whole Loan and the Innovation Park at Penn State Whole Loan.

            "Servicer Reports": The CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Servicer Watch List and Portfolio Review Guidelines, the CMSA NOI Adjustment Worksheet, the CMSA Comparative Financial Status Report, the CMSA Operating Statement Analysis Report and the CMSA Loan Level Reserve/LOC Report.

            "Servicing Fee": With respect to each Mortgage Loan or Serviced Whole Loan (or any successor REO Mortgage Loan with respect thereto) and for any Distribution Date, the amount accrued at the related Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or such Serviced Whole Loan, as the case may be, and otherwise calculated in the same manner and on the same interest accrual basis and for the same number of days as interest payable on such Mortgage Loan or Serviced Whole Loan.

            "Servicing Fee Amount": With respect to each sub-servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan or Serviced Whole Loan serviced by such sub-servicer, (a) the Stated Principal Balance of such loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related sub-servicing agreement for such loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan or Serviced Whole Loan (a) the Stated Principal Balance of such loan as of the end of the immediately preceding Collection Period and (b) the difference between the Servicing Fee Rate for such loan and the servicing fee rate (if any) applicable to such loan as specified in any sub-servicing agreement related to such Mortgage Loan.

            "Servicing Fee Rate": With respect to each Mortgage Loan and Companion Loan, the per annum rate set forth on the Mortgage Loan Schedule.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) related to the servicing of the Mortgage Loans that are in the possession of or under the control of the applicable Mortgage Loan Seller, including but not limited to appraisals, environmental reports, engineering reports, legal opinions, and the applicable Mortgage Loan Seller's asset summary, delivered to the Master Servicer or the Special Servicer; provided that no information that is proprietary to the related Mortgage Loan Seller nor any draft documents, privileged or internal communications, credit underwriting, due diligence analysis or data shall be required to be delivered as part of the Servicing File. Notwithstanding anything to the contrary contained herein, with respect to each Non-Serviced Mortgage Loan, the Servicing File shall consist of a copy of the Servicing File delivered under the applicable Other Pooling Agreement and with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan, the delivery of the Servicing File by either Commerzbank or GSMC shall satisfy the delivery requirements for both Commerzbank and GSMC.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

            "Servicing-Released Bid": As defined in Section 7.01(b).

            "Servicing-Retained Bid": As defined in Section 7.01(b).

            "Servicing Standard": With respect to the Master Servicer, the Master Servicer Servicing Standard and with respect to the Special Servicer, the Special Servicer Servicing Standard.

            "Servicing Transfer Event": With respect to any Mortgage Loan or any Serviced Whole Loan, the occurrence of any of the events described in clauses
(a) through (h) of the definition of "Specially Serviced Mortgage Loan," except in the case of a Whole Loan, if the related Companion Loan Noteholder and/or the Companion Loan Representative, as applicable under the related Intercreditor Agreement, is exercising its cure rights under the related Intercreditor Agreement, if applicable.

            "Single Purpose Entity": An entity, other than an individual, whose organizational documents and/or the related Loan Documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Mortgage Loans or Whole Loans, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties,
(v) it will maintain its own books and records and accounts separate and apart from any other Person, (vi) it will hold itself out as a legal entity, separate and apart from any other Person, and (vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

            "Special Servicer": LNR Partners, Inc. or its successor in interest, or any successor Special Servicer appointed as provided herein.

            "Special Servicer Servicing Standard": As defined in Section 3.01(a)(ii).

            "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee, the Workout Fee, and the Liquidation Fee which shall be due to the Special Servicer.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and
(ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan; provided that in connection with any partial interest payment, such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed; provided, further, that such fee for the first Interest Accrual Period shall be appropriately prorated to reflect the fact that the first Interest Accrual Period is less than a full month.

            "Special Servicing Fee Rate": A rate equal to 0.35% per annum (other than with respect to the Non-Serviced Mortgage Loans), provided, however, that such fee shall equal at least $4,000 per month with respect to each Specially Serviced Mortgage Loan.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan or Serviced Whole Loan (other than a Mortgage Loan that is a Non-Serviced Mortgage Loan) as to which any of the following events has occurred, except in the case of any of the Whole Loans, if either the related Companion Loan Noteholder and/or the Companion Loan Representative, as applicable under the related Intercreditor Agreement, is exercising its cure rights in accordance with the Intercreditor Agreement, if applicable, (within the applicable cure period set forth therein):

            (a) the related Mortgagor has failed to make when due any Monthly Payment or a Balloon Payment, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period):

                  (i) except in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or

                  (ii) solely in the case of a delinquent Balloon Payment, (A)
            for one business day beyond the date on which such Balloon Payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the Balloon Payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date the Balloon Payment was due, for 30 days beyond the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment as due during which the refinancing is scheduled to occur);

            (b) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the applicable Controlling Class Representative, subject to Sections 3.26 and 3.32) shall have determined, in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Mortgage Loan or Serviced Whole Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

            (c) there shall have occurred a default (other than as described in clause (a) above and provided that any determination that there is a default with respect to any Mortgage Loan solely by reason of the failure of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer, subject to the second paragraph of
      Section 3.08(a)) that (i) in the judgment of the Master Servicer or the Special Servicer materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Whole Loan, the related Companion Loan Noteholders), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Loan Documents shall be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interest of the Certificateholders (or in the case of any Whole Loan, the related Companion Loan Noteholder); or

            (d) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the applicable Controlling Class Representative, subject to Sections 3.26 and 3.32) has determined that (i) a default (other than as described in clause (b) of this definition) under the Mortgage Loan is imminent, (ii) such default will materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of the Serviced Whole Loans, the related Companion Loan Noteholders), and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of such Mortgage Loan or Serviced Whole Loan or, if no grace period is specified and the default is capable of being cured, for 30 days; provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Loan Documents shall be deemed not to have a grace period; and provided, further, that any determination that a Servicing Transfer Event has occurred under this clause (d) with respect to any Mortgage Loan solely by reason of the failure of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer, subject to the second paragraph of Section 3.08(a); or

            (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation or its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days;

            (f) the related Mortgagor consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment or debt, marshalling of assets and liability or similar proceedings of or relating to such Mortgagee or of or relating to all or substantially all of its property; or

            (g) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred with respect to such Mortgage Loan or Serviced Whole Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (h) above exists that would cause the Mortgage Loan or Serviced Whole Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

            (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan or Serviced Whole Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.27);

            (x) with respect to the circumstances described in clauses (b), (d),
      (e), (f) and (g) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses
      (e), (f) and (g), no later than the entry of an order or decree dismissing such proceeding;

            (y) with respect to the circumstances described in clause (c) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

            (z) with respect to the circumstances described in clause (h) of this definition, such proceedings are terminated.

            The Special Servicer may conclusively rely on the Master Servicer's determination and the Master Servicer may conclusively rely on the Special Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Mortgage Loan's becoming a Specially Serviced Mortgage Loan. If any Mortgage Loan that is in a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, then each Companion Loan in such Serviced Whole Loan shall also become a Specially Serviced Mortgage Loan. If any Companion Loan that is included in a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, the related Mortgage Loan in such Serviced Whole Loan shall also become a Specially Serviced Mortgage Loan.

            "Startup Day": The day designated as such pursuant to Section 2.07(a) hereof.

            "Stated Principal Balance": With respect to any Mortgage Loan, at any date of determination, an amount equal to (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the Mortgagor or advanced by the Master Servicer or the Trustee, (ii) all Unscheduled Payments with respect to such Mortgage Loan and (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Special Servicer has made a Final Recovery Determination is zero.

            "Strip Holder": The entity indicated as the "Strip Holder" pursuant to the definition of "Broker Strip" or any heir, successor or assign with respect to the Broker Strip Amount.

            "Subordinate Certificates": Any of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Subordinate Companion Loans": Collectively, The Streets at Southpoint Subordinate Companion Loan, the Hyatt Regency Dallas Subordinate Companion Loan, the One HSBC Center Subordinate Companion Loan, the 801 North Brand Subordinate Companion Loan, the Four Falls Subordinate Companion Loan, the Oak Hill/Walnut Hill Portfolio Subordinate Companion Loan, the Rockaway 80 Corporate Center Subordinate Companion Loan, the Homewood Suites-Lansdale Subordinate Companion Loan, the Airport Center Subordinate Companion Loan, the Hampton Inn-Plymouth Meeting Subordinate Companion Loan, the Hampton Inn-Philadelphia Airport Subordinate Companion Loan, and the Innovation Park at Penn State Subordinate Companion Loan.

            "Successful Bidder": As defined in Section 7.01(b).

            "Supplemental Servicer Schedule": With respect to the Mortgage Loans to be serviced by the Master Servicer, a list attached hereto as Schedule VI, which list sets forth the following information with respect to each Loan:

                  (i) the Mortgagor's name;

                  (ii) property type;

                  (iii) the original balance;

                  (iv) the original and remaining amortization term;

                  (v) whether such Mortgage Loan has a guarantor;

                  (vi) whether such Mortgage Loan is secured by a letter of
            credit;

                  (vii) the current balance and monthly amount of any reserve or escrowed funds;

                  (viii) the grace period with respect to both default interest and late payment charges;

                  (ix) whether such Mortgage Loan is insured by RVI, lease
            enhancement policy or environmental policies;

                  (x) whether an operation and maintenance plan exists and, if so, what repairs are required;

                  (xi) whether a cash management agreement or lock-box agreement is in place; and

                  (xii) the number of units, pads, rooms or square feet of the
            Mortgaged Property.

            Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC or Lower-Tier REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

            "Terminated Party": As defined in Section 7.01(c).

            "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

            "The Streets at Southpoint A Note": With respect to The Streets at Southpoint Whole Loan, the related promissory notes made by the related Mortgagor and secured by The Streets at Southpoint Mortgage and collectively designated as promissory note A, which is included in the Trust.

            "The Streets at Southpoint Intercreditor Agreement": With respect to The Streets at Southpoint Mortgage Loan, the related intercreditor agreement by and among the holders of The Streets at Southpoint Mortgage Loan and The Streets at Southpoint Subordinate Companion Loan relating to the relative rights of the holders of The Streets at Southpoint Mortgage Loan and The Streets at Southpoint Subordinate Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "The Streets at Southpoint Mortgage": The Mortgage securing The Streets at Southpoint Mortgage Loan and The Streets at Southpoint Subordinate Companion Loan.

            "The Streets at Southpoint Mortgage Loan": With respect to The Streets at Southpoint Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 3 on the Mortgage Loan Schedule), which is designated as The Streets at Southpoint A Note and is senior in right of payment to The Streets at Southpoint Subordinate Companion Loan.

            "The Streets at Southpoint Mortgaged Property": The property or properties that secure The Streets at Southpoint Whole Loan.

            "The Streets at Southpoint Subordinate Companion Loan": With respect to The Streets at Southpoint Whole Loan, the related promissory note made by the related Mortgagor and secured by The Streets at Southpoint Mortgage and designated as promissory note B, which is not included in the Trust, and is subordinate in right of payment to The Streets at Southpoint Mortgage Loan to the extent set forth in the related Loan Documents and as provided in The Streets at Southpoint Intercreditor Agreement.

            "The Streets at Southpoint Whole Loan": The Streets at Southpoint Mortgage Loan, together with The Streets at Southpoint Subordinate Companion Loan, each of which is secured by the same Mortgage on The Streets at Southpoint Mortgaged Property. References herein to The Streets at Southpoint Whole Loan shall be construed to refer to the aggregate indebtedness under The Streets at Southpoint Mortgage.

            "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

            "Transferee Affidavit": As defined in Section 5.02(l)(ii).

            "Transferor Letter": As defined in Section 5.02(l)(ii).

            "Treasury Regulations": Applicable final or temporary regulation of the U.S. Department of the Treasury.

            "Trust": The trust created by this Agreement.

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon (in each case, to the extent of the Trust Fund's interest therein); (ix) the Closing Date Deposit; (x) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties and the Trustee's rights under the Intercreditor Agreements and (xi) the Lower-Tier Regular Interests.

            "Trust REMIC": Each of the Lower-Tier REMIC and the Upper-Tier
REMIC.

            "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": With respect to each Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) and for any Distribution Date, the amount accrued at the related Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and otherwise calculated in the same manner and on the same interest accrual basis and for the same number of days as interest payable on such Mortgage Loan or REO Mortgage Loan.

            "Trustee Fee Rate": A rate equal to .00057% per annum.

            "Underwriters": Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout Delayed Reimbursement Amount pursuant to subsections (ii) (B) and (C) of Section 3.06(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unscheduled Payments": With respect to any Distribution Date and the Mortgage Loans, the aggregate of (a) all Principal Prepayments received on the Mortgage Loans on or prior to the Determination Date and (b) the principal portions of all Liquidation Proceeds, condemnation awards, Insurance Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other Additional Trust Fund Expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Mortgage Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The trust account or accounts created and maintained as a separate trust account (or separate sub-account within the same account as the Lower-Tier Distribution Account) or accounts by the Trustee pursuant to Section 3.05(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Upper-Tier Distribution Account" and which must be an Eligible Account.

            "Upper-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

            "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence as of August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voluntary Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (i) the Loan Group 1 Voluntary Principal Distribution Amount for the preceding Distribution Date exceeded (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Loan Group 1 Voluntary Principal Distribution Amount.

            "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class R and Class LR Certificates, (b) 1%, in the case of the Class X Certificates (allocated pro rata between the Class X-P and Class X-C pro rata based on their outstanding Notional Amounts); provided that the Voting Rights of the Class X Certificates shall be reduced to zero upon the reduction of the Notional Amount of such Class to zero and (c) in the case of any of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will not be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates (which will not be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable). The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder's Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates. Any Certificateholder may transfer its Voting Rights without transferring its ownership interest in the related Certificates, provided that such Certificateholder provides notice of such transfer to the Trustee prior to the effectiveness of such transfer. With respect to The Streets at Southpoint Whole Loan, in the event that the related Mortgagor or an Affiliate purchases Certificates, such Mortgagor or Affiliate shall have no Voting Rights or veto rights with respect to matters relating to such loan.

            "WAC Rate": With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances on such Due Dates.

            "Wells Fargo Center Co-Lender Agreement": With respect to the Wells Fargo Center Whole Loan, the related co-lender agreement by and among the Wells Fargo Center Noteholders relating to the relative rights of the holders of the Wells Fargo Center Mortgage Loan and the Wells Fargo Center Pari Passu Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

            "Wells Fargo Center Mortgage": The Mortgage securing the Wells Fargo Center Mortgage Loan and the Wells Fargo Center Pari Passu Companion Loan.

            "Wells Fargo Center Mortgage Loan": With respect to the Wells Fargo Center Whole Loan, the Mortgage Loan included in the Trust (identified as Loan No. 2 on the Mortgage Loan Schedule), which is designated as promissory note A-1, and which is pari passu in right of payment to the Wells Fargo Center Pari Passu Companion Loan, to the extent set forth and as provided in the Wells Fargo Center Co-Lender Agreement.

            "Wells Fargo Center Noteholders": Collectively, the holder of the Wells Fargo Center Mortgage Loan and the holder of the Wells Fargo Center Pari Passu Companion Loan.

            "Wells Fargo Center Pari Passu Companion Loan": For so long as the Wells Fargo Center Mortgage Loan or a successor REO Mortgage Loan with respect to the Wells Fargo Center Mortgage Loan is part of the Trust, the note which is not included in the Trust and designated as promissory note A-2, and which is pari passu in right of payment to the Wells Fargo Center Mortgage Loan, to the extent set forth in the related Loan Documents and as provided in the Wells Fargo Center Co-Lender Agreement.

            "Wells Fargo Center Whole Loan": The Wells Fargo Center Mortgage Loan, together with the Wells Fargo Center Pari Passu Companion Loan, each of which is secured by the same Mortgage. References herein to the Wells Fargo Center Whole Loan shall be construed to refer to the aggregate indebtedness under the Wells Fargo Center Mortgage.

            "Whole Loan": Each of the Wells Fargo Center Whole Loan, The Streets at Southpoint Whole Loan, the Hyatt Regency Dallas Whole Loan, the One HSBC Center Whole Loan, the 801 North Brand Whole Loan, the 200 Madison Avenue Whole Loan, the Four Falls Whole Loan, the Oak Hill/Walnut Hill Portfolio Whole Loan, the Rockaway 80 Corporate Center Whole Loan, the Homewood Suites-Lansdale Whole Loan, the Airport Center Whole Loan, the Hampton Inn-Plymouth Meeting Whole Loan, the Hampton Inn-Philadelphia Airport Whole Loan and the Innovation Park at Penn State Whole Loan (and shall include any successor REO Mortgage Loans).

            "Whole Loan Custodial Account": With respect to any Serviced Whole Loan, the segregated account or sub-accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the holders of such Whole Loan, which shall be entitled "GMAC Commercial Mortgage Corporation, as Master Servicer, in trust for Wells Fargo Bank, N.A., as Trustee, for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, and COMPANION LOAN NOTEHOLDERS, as their interests may appear."

            "Withheld Amounts": As defined in Section 3.25.

            "Workout Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes a future obligation of the Mortgagor to pay under the terms of modified Loan Documents. That any amount constitutes all or a portion of any Workout Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan (other than with respect to the Non-Serviced Mortgage Loans).

            "Workout Fee Rate": A fee of 1.0% of each collection (other than Penalty Charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan and Serviced Companion Loan, the yield maintenance charge or prepayment premium, if any, payable under the related Note (in the case of a Mortgage Loan) or the related note(s) in favor of the related Companion Loan Noteholder (in the case of a Serviced Companion Loan) in connection with certain prepayments.

            Section 1.02 Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

            (a) All calculations of interest with respect to the Mortgage Loans shall be made in accordance with the terms of the related Note and Mortgage.

            (b) For purposes of distribution of Yield Maintenance Charges pursuant to Section 4.01(c) on any Distribution Date, the Class of Certificates as to which any prepayment shall be deemed to be distributed shall be determined on the assumption that the portion of the Principal Distribution Amount paid to the Certificates on such Distribution Date in respect of principal shall consist first of scheduled payments included in the definition of Principal Distribution Amount and second of prepayments included in such definition.

            (c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (d) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest; provided that any amounts received in respect of a Mortgage Loan as to which a default has occurred shall be applied to all amounts then due and payable on such Mortgage Loan prior to being applied to Default Interest or late charges, and shall be applied to Default Interest on such Mortgage Loan prior to the application to late fees) in accordance with the express provisions of the related Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, (without duplication) as a recovery of (i) any related Property Advance and P&I Advance not previously reimbursed to the Person that made such Advance, (ii) related Nonrecoverable Advances and any Advance Interest Amount and (iii) related Workout-Delayed Reimbursement Amounts, in the case of each of clause (ii) and (iii) that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of each of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" and/or "Loan Group 2 Principal Distribution Amount" and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Escrow Payments to the extent then required to be held in escrow; sixth, as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Penalty Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any other amounts then due and owing under such Mortgage Loan and ninth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. For avoidance of doubt, the provisions of this Section 1.02(d) shall not affect the application of Liquidation Proceeds to pay the Liquidation Fee to the Special Servicer pursuant to Section 3.12(b).

            (e) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, (without duplication) as a recovery of (i) any related Property Advance and P&I Advance not previously reimbursed to the Person that made such Advance, (ii) related Nonrecoverable Advances and any Advance Interest Amount, and (iii) related Workout-Delayed Reimbursement Amounts, in cases of each of (ii) and
(iii), that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" and/or "Loan Group 2 Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the month of receipt; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan.

            (f) The applications of amounts received in respect of any Mortgage Loan or any REO Property pursuant to paragraphs (e) and (f) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard.

            Section 1.03 Certain Constructions. For purposes of this Agreement, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A, Class X, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates; provided, however, that for purposes of determining the most subordinate Class of Certificates, in the event that the Class A Certificates are the only Class of Certificates outstanding (other than the Class X, Class LR or Class R Certificates), the Class A Certificates and the Class X Certificates together will be treated as the most subordinate Class of Certificates. For purposes of this Agreement, each Class of Certificates other than the Class LR and Class R Certificates shall be deemed to be outstanding only to the extent its respective Certificate Principal Amount or Notional Amount has not been reduced to zero. For purposes of this Agreement the Class LR and the Class R Certificates shall be deemed to be outstanding so long as the Trust REMICs have not been terminated pursuant to Section 9.01.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and assign, sell, transfer, set over and otherwise convey to the Trustee in trust without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 4, 5(a), 5(b), 5(c) and 6 (and to the extent related to the foregoing 7, 11, 12, 14, 15, 16 and 21 of each Loan Sale Agreement, (iii) the Intercreditor Agreements and
(iv) all Escrow Accounts, Lock-Box Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off
Date), subject to any related Intercreditor Agreement. Such assignment of each Non-Serviced Mortgage Loan are further subject to the terms and conditions of the related Other Pooling Agreement and the related Intercreditor Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.08, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct each Mortgage Loan Seller (pursuant to the related Loan Sale Agreement) to deliver to and deposit with the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan, with copies to be delivered to the Master Servicer and the Special Servicer. With respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan, the delivery of the Mortgage File by either Commerzbank or GSMC shall satisfy the delivery requirements for both Commerzbank and GSMC other than with respect to the Notes. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Loan Sale Agreement and this Section 2.01(b).

            After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

            (c) The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Loan Sale Agreement that it shall record and file, or shall cause the Trustee to record and file at the Mortgage Loan Seller's expense, in the appropriate public office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (4) of the definition of "Mortgage File" and each related UCC-2 and UCC-3 assignment referred to in clause (8) of the definition of "Mortgage File" and, with respect to any Mortgage Loan to which the Trustee has agreed to record and file such documents, the Trustee shall promptly undertake to record or file any such document upon its receipt thereof. Notwithstanding the foregoing, GSMC and Commerzbank are each only liable for its pro rata share of such amounts with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan. This clause (c) shall not apply to the Non-Serviced Mortgage Loans since the documents referred to herein have been assigned to the applicable Other Trustee.

            The Depositor hereby represents and warrants that the applicable Mortgage Loan Seller has covenanted in the related Loan Sale Agreement as to each Mortgage Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3), (6) (if recorded) and (8) of the definition of "Mortgage File" solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, a copy of the original certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the Trustee. Each assignment referred to in the prior paragraph that is recorded shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each UCC-2 and UCC-3 assignment referred to in the prior paragraph that is filed by shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. On a monthly basis, at the expense of the applicable Mortgage Loan Seller (provided that, as to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan, each of GSMC and Commerzbank shall only be liable for its pro rata share of such amounts), the Trustee shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Trustee's receipt thereof.

            If any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the applicable Mortgage Loan Seller (pursuant to the Loan Sale Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and record or file, or with respect to any assignments the Trustee has agreed to file as described above, to deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt from the applicable Mortgage Loan Seller cause the same to be duly recorded or filed, as appropriate.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct the applicable Mortgage Loan Seller (pursuant to the Loan Sale Agreement) to deliver to and deposit (or cause to be delivered and deposited) with the Master Servicer on the Closing Date, all documents and records that (A) relate to the servicing and administration of the Serviced Loans, (B) are reasonably necessary for the ongoing administration and/or servicing of the Serviced Loans under this Agreement (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and (C) are in possession or under control of the applicable Mortgage Loan Seller, together with (i) all unapplied Escrow Payments in the possession of the applicable Mortgage Loan Seller that relate to such Serviced Loans and (ii) a statement indicating which Escrow Payments are allocable to such Serviced Whole Loans, provided that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other related Mortgage Loan Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. In addition, on the Closing Date, the related Mortgage Loan Seller shall deliver to the Master Servicer the Closing Date Deposit Amount for deposit in the Collection Account. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to the Companion Loans, on behalf of and for the benefit of the applicable Companion Loan Noteholder).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Loan Sale Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Trustee (i) with respect to the Serviced Whole Loans, shall also hold the related Mortgage File for the use and benefit of the Companion Loan Noteholders and (ii) with respect to each Non-Serviced Mortgage Loan, hereby agrees that the Trust assumes the obligations and rights of the holder of the related Non-Serviced Mortgage Loan under the applicable Intercreditor Agreement and/or applicable Other Pooling Agreement.

            (g) It is not intended that this Agreement create a partnership or a joint-stock association.

            (h) The Master Servicer shall notify the Depositor if it has not received the Closing Date Deposit Amount by 5:00 p.m. on the day following the Closing Date (or if such day is not a Business Day, the next succeeding Business
Day) and in the absence of such notification shall be deemed to have hereby acknowledged receipt of the Closing Date Deposit Amount. The Master Servicer shall hold such Closing Date Deposit Amount in the Collection Account and shall include the Closing Date Deposit Amount in the Collection Account for the initial Distribution Date. The Closing Date Deposit Amount shall remain uninvested.

            Section 2.02 Acceptance by Custodian and the Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, if applicable, the Companion Loan Noteholders pursuant to Section 2.01(f). With respect to each Serviced Whole Loan, the Trustee shall also hold the portion of such Mortgage File that relates to the Companion Loan(s) in such Serviced Whole Loan in trust for the use and benefit of the related Companion Loan Noteholder. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, the applicable Mortgage Loan Seller and each Underwriter that, as to each Mortgage Loan, except as specifically identified in the exception report attached hereto as Exhibit Q-1, (i) all documents specified in clause (1) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and (ii) the original Note (or, if accompanied by a lost note affidavit, the copy of such Note) received by it or any Custodian with respect to such Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

            (b) On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit Q-2 hereto) to each of the other parties hereto, the applicable Mortgage Loan Seller and each Underwriter (and upon request, in the case of a Serviced Whole Loan, to the related Companion Loan Noteholder) that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses (1) through (5), (7) and
(8) (without regard to the second parenthetical in such clause (8) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with
Section 2.01(b)); (ii) the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. With respect to the items listed in clauses (2), (3), (4) and (6) of the definition of Mortgage File if the original of such document is not in the Trustee's possession because it has not been returned from the applicable recording office, then the Trustee's or Custodian's certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall deliver a comparable certification to any party hereto, the applicable Companion Loan Noteholder and any Underwriter on request.

            (c) It is acknowledged that none of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (1) through (5), (7) and (8) of the definition of "Mortgage File" have been received, appear regular on their face and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

            (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Trustee with a copy to the Master Servicer (if it constitutes part of the Mortgage File) or the Master Servicer (if it constitutes part of the Servicing File), as applicable.

            Section 2.03 Mortgage Loan Sellers' Repurchase or Cures of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of the applicable Mortgage Loan Seller made pursuant to Section 6(c) of the Loan Sale Agreement with respect to any Mortgage Loan (a "Breach"), such party shall give prompt written notice thereof to each of the Rating Agencies, the applicable Mortgage Loan Seller, the other parties hereto and the Companion Loan Noteholders. If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach," as the case may be. Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above), the Trustee shall require the applicable Mortgage Loan Seller, not later than 90 days from the earlier of the applicable Mortgage Loan Seller's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days of any party discovering such Material Document Defect or Material Breach), cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, repurchase the affected Mortgage Loan (or the related Mortgage Loan Seller's portion thereof with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan) or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan's not being a Qualified Mortgage and (iii) the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then such Mortgage Loan Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with such Mortgage Loan Seller's receiving such additional 90 day period, such Mortgage Loan Seller shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that such Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of such Mortgage Loan Seller to have received the recorded document, then such Mortgage Loan Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as such Mortgage Loan Seller certifies to the Trustee every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that such Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date. If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such repurchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

            With respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan, the obligations of each of Commerzbank and GSMC to cure or repurchase with respect to a Material Document Defect or Material Breach with respect to the related Mortgage Loan shall be limited to a cure or repurchase with respect to the Note it sold to the Depositor in accordance with the related Loan Sale Agreement. With respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan, any cure by either of Commerzbank or GSMC with respect to the Note it sold to the Depositor in accordance with the related Loan Sale Agreement that also cures the Material Document Defect or Material Breach with respect to the related Mortgage Loan shall satisfy the cure obligations of both Commerzbank and GSMC with respect to such Mortgage Loan.

            If one or more (but not all) of the Mortgage Loans constituting a cross-collateralized group are to be repurchased by the applicable Mortgage Loan Seller as contemplated by this Section 2.03(a), then, prior to the subject repurchase, the applicable Mortgage Loan Seller or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Controlling Class Representative has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the applicable Mortgage Loan Seller within 10 days of such Controlling Class Representative's receipt of a written request for such consent) and the Trustee has received from such Mortgage Loan Seller (i) an Opinion of Counsel that such repurchase will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions nor cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding and (ii) a Rating Agency Confirmation; and provided, further, that such Mortgage Loan Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect, as the case may be is a Material Breach or Material Document Defect, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            (b) In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03, and subject to Section 3.29, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions (including, without limitation, the Servicing File) of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(b), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of an REO Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

            (c) Each Loan Sale Agreement and Section 2.03(a) provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.

            Section 2.04 Representations, Warranties and Covenants of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Companion Loan Noteholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Master Servicer is a corporation validly existing and in good standing under the laws of the State of California, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (vii) No consent, approval, authorization or order, registration, filing with or notice to any governmental authority or court is required under federal or state law, for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of any transactions contemplated hereby, other than (A) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (B) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Master Servicer under this Agreement; and

            (viii) The Master Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.08(c) of this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder or any Companion Loan Noteholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or any Companion Loan Noteholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or Serviced Whole Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Controlling Class Representative and the Companion Loan Noteholders.

            Section 2.05 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Companion Loan Noteholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's bylaws or Articles of Incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree which the Special Servicer or its property is subject;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, director or employee of the Special Servicer that has or, following a transfer of servicing responsibilities to the Special Servicer pursuant to Section 3.24, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c); and

            (viii) No consent, approval, authorization or order of, regulation or filing with or notice to, any court or governmental authority or court is required, under federal or state laws, for the execution, delivery and performance of or compliance by the Special Servicer this Agreement or the consummation by the Special Servicer of the transactions contemplated by this Agreement, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, registration, filing or notice would not have a materially adverse effect on the performance by the Special Servicer under this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder or any Companion Loan Noteholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or any Companion Loan Noteholder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Controlling Class Representative and the Companion Loan Noteholders.

            Section 2.06 Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the related Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) the Trustee acknowledges the issuance of the Lower-Tier Regular Interests to the Depositor and the execution, authentication, and delivery of the Class LR Certificates to or upon the order of the Depositor, evidencing ownership of the entire Lower-Tier REMIC, in exchange for the Mortgage Loans and the other property constituting the Lower-Tier REMIC, receipt of which is hereby acknowledged, (ii) the Depositor hereby conveys all rights, title and interest in and to the Lower-Tier Regular Interests to the Trustee and (iii) the Trustee acknowledges that it has executed and caused to be authenticated and delivered to and upon the order of the Depositor, in exchange for the Lower-Tier Regular Interests, the Regular Certificates and the Class R Certificates, registered in the names set forth in such order and duly authenticated by the Trustee evidencing ownership of the Upper-Tier REMIC.

            Section 2.07 Miscellaneous REMIC Provisions.

            (a) The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1P-1, Class LA-1P-2, Class LA-1P-3, Class LA-1P-4, Class LA-DP-1, Class LA-DP-2, Class LA-DP-3, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3-1, Class LA-3-2, Class LA-ABA-1, Class LA-ABA-2, Class LA-ABA-3, Class LA-ABB, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4A-1, Class LA-4A-2, Class LA-4A-3, Class LA-4A-4, Class LA-4B, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-J, Class LB, Class LC-1, Class LC-2, Class LD-1, Class LD-2, Class LD-3, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LJ, Class LK-1, Class LK-2, Class LL, Class LM, Class LN, Class LO and Class LP Interests are hereby designated as "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

            (b) The Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class X-P, Class X-C, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are hereby designated as representing "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole class of "residual interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

            (c) The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(1) of the Code is the Rated Final Distribution Date.

            (d) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

            Section 3.01 Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans.

            (a) (i) The Master Servicer shall service and administer the Mortgage Loans and the Companion Loans it is obligated to service pursuant to this Agreement and in accordance with the Master Servicer Servicing Standard. With respect to a Whole Loan, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the Intercreditor Agreement shall control; provided, in no event shall the Master Servicer or Special Servicer be required to violate the REMIC Provisions or the Servicing Standard. Pursuant to the terms of the Intercreditor Agreements relating to the Whole Loans that have a Mezz Cap B Loan as its Companion Loan, it is contemplated that the Mortgagor under such Whole Loan and its related Mezz Cap B Loan will remit payments on such Whole Loan to the Master Servicer hereunder, and for each Mezz Cap B Loan that has been securitized and for each Mezz Cap B Loan that is securitized in the future, the related Mortgagor will remit payments on such Mezz Cap B Loans directly to the servicer for such securitizations; provided, however, that under the circumstances identified in the related Intercreditor Agreements, the Mortgagor under each Mezz Cap B Loan (even after such Mezz Cap B Loan has been securitized) will be required to remit payments on such Mezz Cap B Loan directly to the Master Servicer under this Agreement.

            (ii) The Special Servicer, as an independent contractor, shall service and administer the Mortgage Loans and the Serviced Companion Loans (other than the Non-Serviced Mortgage Loans and the Companion Loans related to any Non-Serviced Mortgage Loans, which will be serviced pursuant to the applicable Other Pooling Agreement) on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders and, with respect to each Serviced Whole Loan, on behalf of the Certificateholders and the related Companion Loan Noteholders, as a collective whole) as determined in the good faith and reasonable judgment of the Special Servicer (a) in accordance with the higher of the following standards of care: (A) with the same care, skill, prudence and diligence with which the Special Servicer services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) with the same care, skill, prudence and diligence with which the Special Servicer services and administers comparable mortgage loans owned by the Special Servicer, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced Loans; (b) with a view to: (i) the timely recovery of all payments of principal and interest, including Balloon Payments, under the Mortgage Loans or Serviced Whole Loans and (ii) with respect to (1) a Specially Serviced Mortgage Loan or (2) a Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole) (or, if any Companion Loan is involved, with a view to the maximization of recovery on the Mortgage Loan and such Companion Loan to the Certificateholders and the related Companion Loan Noteholders (as a collective whole, it being understood that the interest of any Subordinate Companion Loan is a subordinate interest, subject to the terms and conditions of the related Intercreditor Agreement) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of any Companion Loan, to the Certificateholders and the related Companion Loan Noteholders) to be performed at the related Mortgage Rate (or, in the case of any Serviced Whole Loan, at the weighted average of the Mortgage Rates for such Serviced Whole Loan); and (c) without regard to (A) any relationship, including as lender on any other debt, that the Special Servicer, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Companion Loan, other junior indebtedness with respect to the Mortgaged Property or any certificate backed by a Companion
      Loan) or any mezzanine loan by the Special Servicer or any Affiliate thereof; (C) the obligation of the Special Servicer to make Advances; (D) the right of the Special Servicer or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Special Servicer or any Affiliate thereof (the "Special Servicer Servicing Standard").

            (iii) To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement and any related Intercreditor Agreement or mezzanine loan intercreditor agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans and Companion Loans (other than the Non-Serviced Mortgage Loans and the Companion Loans related thereto). Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or, in the case of the Master Servicer only, through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its judgment exercised in accordance with the Servicing Standard, in the best interests of the Certificateholders and holders of the related Companion Loans (as a collective whole), including, without limitation, with respect to each Mortgage Loan and Companion Loan, to prepare, execute and deliver, on behalf of the Certificateholders, related Companion Loan Noteholders and the Trustee or either of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.08, 3.09, 3.10 and 3.27, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File or defeasance of the Mortgage Loan or Companion Loan; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans (and related Companion Loans) and the Mortgaged Properties. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan or Companion Loan except under the circumstances described in Sections 3.08, 3.09, 3.10 and 3.27 hereof or in Section 3.03(a) hereof. The Master Servicer and Special Servicer shall service and administer the Mortgage Loans and the Companion Loans (other than the Non-Serviced Mortgage Loans and the Companion Loans related thereto) in accordance with applicable law and the terms hereof and the Intercreditor Agreements and shall provide to the Mortgagors any reports required to be provided to them thereby.

            Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer any powers of attorney and other documents prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. Each of the Master Servicer and the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

            (b) Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan or Companion Loan (other than a Non-Serviced Mortgage Loan or a Companion Loan that is related thereto), on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any amounts received on "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of such a Mortgage Loan or Companion Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan or Companion Loan as of the Due Date immediately following the receipt of such amounts.

            (c) The Master Servicer may enter into sub-servicing agreements with third parties with respect to any of its obligations hereunder, provided that
(i) any such agreement shall be consistent with the provisions of this Agreement and (ii) such agreement shall be consistent with the Servicing Standard. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this
Section 3.01(c). Any sub-servicing agreement entered into by the Master Servicer shall provide that it may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section
7.02. The Special Servicer may not enter into sub-servicing agreements.

            Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Master Servicer and such sub-servicer alone, and the Trustee, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) and no provision herein may be construed so as to require the Trust Fund to indemnify any such sub-servicer.

            Notwithstanding anything to the contrary contained herein, it shall be permissible for the sub-servicing agreement entered into with any sub-servicers dated on or prior to the Closing Date to prohibit a termination of the related sub-servicer without cause. Any such right of such a designated sub-servicer under the related sub-servicing Agreement shall be binding upon any successor Master Servicer (including the Trustee).

            (d) If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer in accordance with Section 7.02, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer under any sub-servicing agreement entered into by the Master Servicer pursuant to Section 3.01(c). In such event, the Trustee or the successor Master Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer's interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer prior to such deemed assumption) and to have replaced the Master Servicer as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee or such successor Master Servicer, as applicable, except that the Master Servicer shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee or the successor Master Servicer, as applicable.

            In the event that the Trustee or any successor Master Servicer, assumes the servicing obligations of the Master Servicer, upon request of the Trustee, or such successor Master Servicer, as applicable, the Master Servicer shall at its own expense deliver or cause to be delivered to the Trustee or such successor Master Servicer all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its reasonable efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee or the successor Master Servicer, as applicable.

            (e) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to the Non-Serviced Mortgage Loans and the Companion Loans related to such Non-Serviced Mortgage Loans are limited by and subject to the terms of the applicable Intercreditor Agreement and this Agreement and the rights of the related Other Primary Servicer and the Other Special Servicer with respect thereto under the applicable Other Pooling Agreement. The parties further recognize the respective rights and obligations of the Other Trustee, the Companion Loan Noteholders and/or the Companion Loan Representative under the applicable Intercreditor Agreement including with respect to (i) the allocation of collections on or in respect of the Whole Loans in accordance with the applicable Intercreditor Agreement, (ii) the purchase of the Whole Loan or Companion Loan by the related Companion Loan Noteholder or their designees in accordance with the applicable Intercreditor Agreement to the extent provided therein and (iii) any cure rights that a Companion Loan Noteholder may exercise, if applicable, in accordance with the applicable Intercreditor Agreement. The Master Servicer shall cooperate with the Trustee in connection with the enforcement of the rights by the Trustee (as holder of the Non-Serviced Mortgage Loans) under the applicable Intercreditor Agreement and the Other Pooling Agreement. The Trustee (with the cooperation of the Master Servicer) shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the Non-Serviced Companion Loans by the Other Primary Servicers and the Other Special Servicers, including, but not limited to, delivering appropriate requests for release to the custodian (if any) in order to deliver any portion of the related Mortgage File to the Other Primary Servicers or Other Special Servicers under the Other Pooling Agreements.

            None of the Master Servicer, the Special Servicer or the Trustee shall have any obligations or authority to supervise the Other Primary Servicers, the Other Special Servicers or the Other Trustees or to make servicing advances with respect to the Non-Serviced Mortgage Loans or the Companion Loans related to the Non-Serviced Mortgage Loans. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee and any other Person with respect to the Non-Serviced Mortgage Loans and the Companion Loans related to the Non-Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the Other Primary Servicer or the Other Special Servicer, as applicable.

            (f) The parties hereto acknowledge that each Companion Loan is subject to the terms and conditions of the related Intercreditor Agreement and further acknowledge that, pursuant to such Intercreditor Agreements, (i) each Non-Serviced Mortgage Loan and each Companion Loan that is related to any Non-Serviced Mortgage Loan is to be serviced and administered by the applicable Other Primary Servicer and Other Special Servicer in accordance with the related Other Pooling Agreement, and (ii) in the event that the Companion Loan related to any Non-Serviced Mortgage Loan is no longer part of the trust fund created by the applicable Other Pooling Agreement and the related Non-Serviced Mortgage Loan remains an asset of the Trust Fund, then, as set forth in the related Intercreditor Agreement, the applicable Whole Loan shall be serviced in accordance with the applicable provisions of the related Other Pooling Agreement as if such agreement was still in full force and effect with respect to such Whole Loan, until such time as a new servicing agreement has been agreed to by the parties to related Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then outstanding and any other requirements applicable to the related Non-Serviced Mortgage Loan.

            (g) The parties hereto acknowledge that each Serviced Whole Loan is subject to the terms and conditions of the related Intercreditor Agreement and recognize the respective rights and obligations of the Trust, as holder of the related Mortgage Loan, and of the related Companion Loan Noteholders under the related Intercreditor Agreements, including with respect to: (i) the allocation of collections on or in respect of such Serviced Whole Loan, and the making of remittances, to the Trust, as holder of the related Mortgage Loan, and to the related Companion Loan Noteholders, (ii) the allocation of expenses and losses relating to such Serviced Whole Loan to the Trust, as holder of the related Mortgage Loan, and to the related Companion Loan Noteholders, (iii) the right of the related Companion Loan Noteholder to purchase the related Mortgage Loan,
(iv) the right of the related Companion Loan Noteholder to cure certain defaults and (v) the consent, consultation and approval rights of the related Companion Loan Noteholder. In addition, the parties hereto further acknowledge that, pursuant to such Intercreditor Agreements, in the event that the Mortgage Loan (and any successor REO Mortgage Loan) related to any Serviced Whole Loan is no longer part of the Trust Fund created hereunder, then in accordance with the related Intercreditor Agreement, the applicable Serviced Whole Loan shall continue to be serviced in accordance with the applicable provisions of this Agreement as if this Agreement was still in full force and effect with respect to such Serviced Whole Loan, until such time as a new servicing agreement has been agreed to by the parties to related Intercreditor Agreement in accordance with the provisions of such Intercreditor Agreement and, if any related Pari Passu Companion Loan is part of a trust fund created pursuant to a securitization, confirmation has been obtained from the applicable rating agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any of the certificates issued in connection with such securitization.

            (h) Notwithstanding anything to the contrary herein, (a) at no time shall the Master Servicer be required to make any P&I Advance on any Companion Loan and (b) if the Mortgage Loan (or the related REO Property) that is part of a Whole Loan is no longer part of the Trust Fund, the Master Servicer shall have no obligation to make any Property Advance on such Whole Loan. If pursuant to the foregoing sentence, the Master Servicer does not intend to make a Property Advance with respect to a Whole Loan that the Master Servicer would have made if the related Mortgage Loan or REO Property were still part of the Trust Fund, the Master Servicer shall promptly notify the holder of the related Companion Loan of its intention to no longer make such Property Advances and shall additionally promptly notify such holder of any required Property Advance it would have otherwise made upon becoming aware of the need for such Property Advance. Additionally, at the time the Mortgage Loan relating to a Whole Loan is removed from the Trust Fund, the Master Servicer shall deliver to the related Companion Holder (or the master servicer of any securitization of the related Companion
Loan) (i) a copy of the most recent inspection report and the inspection report for the prior calendar year, (ii) all financial statements collected from the related borrower for the most recent calendar year and the prior calendar year,
(iii) a copy of the most recent Appraisal and any other Appraisal done in the prior year and (iv) a copy of all tax and insurance bills for the current calendar year and the prior calendar year.

            Section 3.02 Liability of the Master Servicer. Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans and the Serviced Companion Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans and the Serviced Companion Loans. The Master Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

            Section 3.03 Collection of Certain Mortgage Loan Payments.

            (a) The Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (including the Serviced Whole Loans but excluding the Non-Serviced Mortgage Loans and the Companion Loans that are related to such Non-Serviced Mortgage Loans) it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures. The Master Servicer, with respect to the Mortgage Loans and Serviced Companion Loans other than Specially Serviced Mortgage Loans, and Special Servicer, with respect to the Specially Serviced Mortgage Loans, shall use its reasonable efforts to collect income statements, rent rolls and other reporting information from Mortgagors (as required under the related Loan Documents). Consistent with the foregoing, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or Special Servicer, as applicable, may in its discretion waive any late payment charge or Default Interest in connection with any delinquent Monthly Payment with respect to any Mortgage Loan or Serviced Companion Loan. In addition, the Master Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans and the Serviced Companion Loans as are permitted or required under Section 3.26 hereof.

            (b) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit R) to each Other Primary Servicer and Other Special Servicer stating that, as of the Closing Date, the Trustee is the holder of the related Mortgage Loan and directing such Other Primary Servicers to remit to the Master Servicer all amounts payable and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the Companion Loan Noteholders under the applicable Intercreditor Agreement and the Other Pooling Agreement. The Master Servicer shall, within one Business Day of receipt, deposit into the Collection Account all amounts received with respect to the Non-Serviced Mortgage Loans, the Mortgaged Property related to the Non-Serviced Mortgage Loan or any related REO Property.

            Section 3.04 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) With respect to each Mortgaged Property securing a Mortgage Loan or Serviced Whole Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, to the extent such payments are to be made from escrowed funds, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan. With respect to non-escrowed payments, when the Master Servicer becomes aware in accordance with the Servicing Standard that a Mortgagor (other than with respect to a Non-Serviced Mortgage Loan) has failed to make any such payment or, with respect to escrowed loans, collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance. Notwithstanding anything in this Agreement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent
(i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, if, in each instance, the Special Servicer determines (which determination shall be made, in the case of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, with reasonable promptness following a request therefor by the Master Servicer; provided the Special Servicer receives all information from the Master Servicer that it reasonably requests to make such a determination) in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and any related Companion Loan Noteholder. If the Special Servicer makes such a determination, it shall notify the Master Servicer and the Master Servicer shall make such payment from the Collection Account. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan or Serviced Whole Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one Business Day after receipt. The Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Permitted Investments to the extent required by Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires or permits it to be held in an account that is not an Eligible Account) and shall be entitled, "GMAC Commercial Mortgage Corporation, as Master Servicer, in trust for Wells Fargo Bank, N.A., as Trustee in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, any related Companion Loan Noteholder and Various Mortgagors." Withdrawals from an Escrow Account may be made by the Master Servicer only:

            (i) to effect timely payments of items constituting Escrow Payments for the related Loan Documents and in accordance with the terms of the related Mortgage Loan;

            (ii) to transfer funds to the Collection Account and/or the applicable Whole Loan Custodial Account to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any Property Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

            (v) to pay from time to time to the related Mortgagor (a) any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer and (b) any other funds required to be released to the related Mortgagors pursuant to the related Loan Documents; and

            (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

            (c) The parties acknowledge that pursuant to the Other Pooling Agreements, the related Other Primary Servicer is obligated to make servicing advances with respect to the applicable Non-Serviced Mortgage Loan. The Other Primary Servicers shall be entitled to reimbursement for Nonrecoverable Property Advances with respect to the related Non-Serviced Mortgage Loan (with, in each case, any accrued and unpaid interest thereon provided for under the Other Pooling Agreements) in the manner set forth in such Other Pooling Agreements and the Intercreditor Agreements.

            If the Trustee or the Master Servicer has received notice from S&P, Fitch or Moody's that the Master Servicer no longer has Moody's Approval, Fitch Approval or S&P Approval, as applicable, then such party shall promptly notify the other and the Special Servicer and the Master Servicer shall notify the related Companion Loan Noteholder(s) of the same.

            (d) To the extent that (i) an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan or a Serviced Whole Loan (other than a Non-Serviced Mortgage Loan), or (ii) any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan or Serviced Whole Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall determine (which determination may be made on the basis of inquiry to the Mortgagor and this sentence shall in no event be construed to require a physical inspection other than inspections described in Section 3.19; provided that all deliveries required to be made to Master Servicer under the related Loan Documents of supporting documentation have been made; then the Master Servicer shall report the then current status as a failure) whether the related Mortgagor has failed to perform such obligations under the related Mortgage Loan or Serviced Whole Loan as of the date required under the related Mortgage Loan or Serviced Whole Loan and report any such failure to the Special Servicer and the related Companion Loan Noteholders within a reasonable time after the later of September 1, 2005 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.05 Collection Account; Upper-Tier Distribution Account; Lower-Tier Distribution Account; Excess Liquidation Proceeds Reserve Account.

            (a) The Master Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. Amounts attributable to the Mortgage Loans will be assets of the Lower-Tier REMIC. The Master Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans (other than Mortgage Loans related to a Serviced Whole Loan):

            (i) all payments on account of principal on such Mortgage Loans, including the principal component of Unscheduled Payments;

            (ii) all payments on account of interest on such Mortgage Loans and the interest portion of all Unscheduled Payments;

            (iii) all Yield Maintenance Charges on such Mortgage Loans;

            (iv) any amounts required to be deposited pursuant to Section 3.07(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) all Net REO Proceeds withdrawn from an REO Account pursuant to
      Section 3.17(b) and all Net Insurance Proceeds and Net Liquidation
      Proceeds;

            (vi) any amounts received from Mortgagors which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer as provided herein; and

            (vii) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including, any amounts transferred from a Whole Loan Custodial Account to the Collection Account as contemplated by Section 3.06A(a)(i), any recovery of Unliquidated Advances and, without limitation, proceeds of any repurchase of a Mortgage Loan (but in this case including a Mortgage Loan that is related to a Serviced Whole Loan) pursuant to Section 2.03 hereof.

            The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such charges and fees received with respect to such Mortgage Loans. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.12, all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such Section upon receipt of a written statement (on which the Master Servicer is entitled to rely) from the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Trustee and the Special Servicer of the location and account number of the Collection Account and shall notify the Trustee and the Special Servicer in writing of any subsequent change thereof.

            Upon receipt of any of the amounts described in clauses (i) through
(vii) above with respect to a Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Mortgage Loan shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the Collection Account, all in accordance with Section 3.17.

            (b) The Trustee shall establish and maintain (i) the Lower-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests; and (ii) the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders (other than the Holders of the Class LR Certificates). The Lower-Tier Distribution Account and Upper-Tier Distribution Account shall be established and maintained as Eligible Accounts or as sub-accounts of a single Eligible Account. With respect to each Distribution Date, on or before such date the Trustee shall make the withdrawals from the Lower-Tier Distribution Account, as set forth in Section 4.01 hereof, shall make the deposits into the Upper-Tier Distribution Account, as set forth in Section 4.01 hereof, and shall cause the amount of Available Funds (including P&I Advances) and Yield Maintenance Charges to be distributed in respect of the Certificates, pursuant to Section 4.01 hereof on such date.

            (c) The Trustee shall establish (upon receipt of written notice that an event that generates Excess Liquidation Proceeds has occurred) and maintain the Excess Liquidation Proceeds Reserve Account in trust for the benefit of the Certificateholders. The Excess Liquidation Proceeds Reserve Account shall be maintained separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Excess Liquidation Proceeds Reserve Account may be invested by the Trustee in Permitted Investments in accordance with the provisions of Section 3.07.

            Upon the disposition of any REO Property in accordance with Section 3.18, the Special Servicer shall calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and remit to the Master Servicer such amount for deposit in the Excess Liquidation Proceeds Reserve Account.

            (d) Notwithstanding anything to the contrary herein, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account may all be sub-accounts of a single Eligible Account.

            Section 3.05A. Whole Loan Custodial Account. (a) The Master Servicer shall establish and maintain, with respect to each Serviced Whole Loan, one or more separate accounts, which may be sub-accounts of a single account (with respect to each Whole Loan, the "Whole Loan Custodial Account") in which the amounts described in clauses (i) through (vii) below shall be deposited and held in trust for the benefit of Certificateholders with respect to the Mortgage Loans related to Serviced Whole Loans and the related Companion Loan Noteholders, as their interests may appear; provided that a Whole Loan Custodial Account may be a sub-account of the Collection Account or another Whole Loan Custodial Account. Each of the Whole Loan Custodial Accounts shall be an Eligible Account or a subaccount of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in each Whole Loan Custodial Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the related Serviced Whole Loan:

            (i) all payments on account of principal on the related Serviced Whole Loan, including the principal component of Unscheduled Payments;

            (ii) all payments on account of interest on the related Serviced Whole Loan and the interest portion of all Unscheduled Payments;

            (iii) all Yield Maintenance Charges on the related Serviced Whole Loan;

            (iv) any amounts required to be deposited pursuant to Section 3.07(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Whole Loan Custodial Account;

            (v) all Net REO Proceeds on the related Serviced Whole Loan withdrawn from an REO Account pursuant to Section 3.17(b) and all Net Insurance Proceeds and Net Liquidation Proceeds with respect to the related Serviced Whole Loan;

            (vi) any amounts received from the related Mortgagor which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer as provided herein; and

            (vii) any other amounts required by the provisions of this Agreement to be deposited into the Whole Loan Custodial Account by the Master Servicer or Special Servicer, including any recovery of any Unliquidated Advances.

            (b) The foregoing requirements for deposits in the Whole Loan Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Whole Loan Custodial Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such charges and fees received with respect to the Serviced Whole Loans. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with
Section 3.12, all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such Section upon receipt of a written statement (on which the Master Servicer is entitled to rely) from the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). In the event that the Master Servicer deposits in the Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Whole Loan Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Trustee, the related Companion Loan Noteholders and the Special Servicer of the location and account number of the Whole Loan Custodial Account and shall notify the Trustee, the related Companion Loan Noteholders and the Special Servicer in writing of any subsequent change thereof. Each Whole Loan Custodial Account shall be maintained as a segregated account (or sub-account of such segregated account), separate and apart from trust funds created for mortgage backed securities of other series and the other accounts of the Master Servicer.

            (c) Upon receipt of any of the amounts described in clauses (i) through (vii) above with respect to a Whole Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Whole Loan Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Serviced Whole Loan shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the related Whole Loan Custodial Account, all in accordance with Section 3.17.

            Section 3.06 Permitted Withdrawals from the Collection Account.

            (a) The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited in the Lower-Tier Distribution Account and the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account pursuant to Section 4.01(a)(i), Section 3.25 and Section 3.07, respectively;

            (ii) to pay or reimburse the Master Servicer, the Special Servicer or the Trustee, (A) for Advances made thereby with respect to Mortgage Loans that are not part of a Serviced Whole Loan (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer's right to reimburse any such Person pursuant to this clause (ii)(A) being limited to late collections (including cure payments by related Companion Loan Noteholders) of the particular item which was the subject of the related Advance, Penalty Charges and Liquidation Proceeds on or in respect of the particular Mortgage Loan or REO Property respecting which such Advance was made; if applicable; provided that prior to the time any Advance is reimbursed, Advance Interest Amounts may be reimbursed solely from Penalty Charges,
      (B) for Advances and any related Advance Interest Amounts (or portion thereof) that have been deemed to be Nonrecoverable Advances or are not recovered from such recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination to the extent not recovered from the related Whole Loan Custodial Account, first, out of the principal portion of general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.06), and second, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any election in its sole discretion to defer reimbursement thereof pursuant to Section 3.30, out of other collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.06) and, (C) for Workout-Delayed Reimbursement Amounts, first, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to (B) above (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.06) and second, upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that a Workout-Delayed Reimbursement Amount is a Nonrecoverable Advance, in the same manner as Nonrecoverable Advances may be reimbursed;

            (iii) [Reserved];

            (iv) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Fee with respect to Mortgage Loans that are not part of a Serviced Whole Loan (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls), and Special Servicing Compensation (if any), respectively, in respect of the immediately preceding Interest Accrual Period, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account;

            (v) in accordance with Section 2.03, to reimburse the Trustee or the Special Servicer, out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed expense reasonably incurred by the Trustee or the Special Servicer in connection with the enforcement of a Mortgage Loan Seller's obligations under Section 6(e) of the related Loan Sale Agreement, together with interest thereon at the Advance Rate, but only to the extent that such expenses are not otherwise reimbursable;

            (vi) to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to
      Section 3.10(e) and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.11 (provided that with respect to each Serviced Whole Loan, such expenses shall first be reimbursed pursuant to
      Section 3.06A(vi) to the extent related to such Serviced Whole Loan and if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (vi));

            (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee, the Special Servicer or the Depositor, as applicable, for unpaid Trustee Fees, unpaid Servicing Fees, unpaid Special Servicing Compensation and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a) and (b), Section 3.10,
      Section 3.12(c), Section 3.17(a), Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b), Section 8.05(d) or Section 10.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section, it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement (provided that with respect to each Serviced Whole Loan, such expenses shall first be reimbursed pursuant to Section 3.06A(vii) to the extent related to such Serviced Whole Loan and if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (vii));

            (viii) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

            (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; or

            (x) to clear and terminate the Collection Account pursuant to
      Section 9.01.

            The Master Servicer shall also be entitled to make withdrawals from time to time, from the Collection Account of amounts necessary for the payments or reimbursement of amounts required to be paid to the Other Primary Servicers, Other Special Servicers or Other Trustees, as applicable, by the holders of the Non-Serviced Mortgage Loans pursuant to the related Intercreditor Agreement. In the absence of manifest error, the Master Servicer may conclusively rely on the request for payments contemplated by the preceding sentence.

            If and to the extent that the Master Servicer has reimbursed itself pursuant to clauses (a)(ii), (a)(vi) or (a)(vii) above for an expense with respect to a Whole Loan that represents the related Companion Loan's allocable share of such cost or expense, the Master Servicer shall use efforts consistent with the Servicing Standard to collect such amounts from the Companion Loan Noteholder and deposit all such amounts collected from or on behalf of the Companion Noteholder into the Collection Account.

            The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii)-(ix) above.

            The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer) and the Trustee, as applicable, from the applicable Collection Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer or a Responsible Officer of the Trustee, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor) or the Trustee, as the case may be, is entitled (unless such payment to the Special Servicer or the Trustee, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to recalculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain a separate accounting for the purpose of justifying any request for withdrawal from each Collection Account, on a loan by loan basis.

            The Trustee, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts and their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Master Servicer or the Special Servicer, as applicable).

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account and the Interest Reserve Account and Excess Liquidation Proceeds Reserve Account any and all amounts received by the Trustee in accordance with Section 3.06(a)(i). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred to in the foregoing clause (i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account and the Interest Reserve Account and Excess Liquidation Proceeds Reserve Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including, without limitation, Section 3.06(a)(i)), then the Trustee shall, to the extent that a Responsible Officer of the Trustee has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy No. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone No. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day; provided, however, that the Master Servicer will pay the Trustee interest on such late payment at the prime rate until such late payment is received by the Trustee.

            To the extent a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clause (ii) of this Section 3.06, such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans pursuant to clause (ii) of this Section 3.06, such reimbursement shall be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group); provided, however, that this provision shall not result in any change in the interest distributions in the manner required under Section 4.01(a)(i) of this Agreement.

            Section 3.06A. Permitted Withdrawals from the Whole Loan Custodial Account. (a) The Master Servicer may make withdrawals from the applicable Whole Loan Custodial Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit prior to the required remittance from the Collection Account to the Lower-Tier Distribution Account on each Master Servicer Remittance Date (or on the master servicer remittance date of any other securitization of a Companion Loan, if earlier) (provided that the Master Servicer shall notify the master servicer under a securitization of the related Pari Passu Companion Loan if any amounts have been received on the Business Day prior to the Master Servicer Remittance Date (or Business Day prior to the master servicer remittance date of such other securitization, if earlier)) (1) to the Master Servicer for deposit in the Collection Account all amounts on deposit in the Whole Loan Custodial Account payable to the Trust pursuant to the related Intercreditor Agreement and (2) to each related Companion Loan Note Holder all amounts on deposit in the Whole Loan Custodial Account payable to such Companion Loan Noteholder pursuant to the related Intercreditor Agreement;

            (ii) to pay or reimburse the Master Servicer, the Special Servicer, the Trustee, or any master servicer, trustee or other party making advances on the related Companion Loan under a securitization of such Companion Loan, (A) for Advances made thereby with respect to such Serviced Whole Loan (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (or, in the case of any master servicer, trustee or other party making advances on the related Companion Loan under a securitization of such Companion Loan, if and to the extent any Penalty Charges are received, any advance interest due on advances made by such party) (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer's right to reimburse any such Person pursuant to this clause (ii) being limited to late collections (including cure payments by related Companion Loan Noteholders) of the particular item which was the subject of the related Advance, Penalty Charges and Liquidation Proceeds on or in respect of the particular Serviced Whole Loan or REO Property respecting which such Advance was made; if applicable; provided, that prior to the time any Advance is reimbursed, Advance Interest Amounts may be reimbursed solely from Penalty Charges;

            (iii) [Reserved];

            (iv) to pay on or before each Master Servicer Remittance Date (1) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee with respect to such Serviced Whole Loan (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls), in respect of the immediately preceding Interest Accrual Period, to be paid from interest received on the related Mortgage Loan and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Whole Loan Custodial Account and (2) any Special Servicer Compensation payable with respect to such Serviced Whole Loan;

            (v) [Reserved];

            (vi) to pay for costs and expenses incurred by the Trust Fund solely with respect to such Serviced Whole Loan and related REO Property pursuant to Section 3.10(e) and to pay Liquidation Expenses out of Liquidation Proceeds pursuant to Section 3.11;

            (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06A, to reimburse or pay the Master Servicer, the Trustee, the Special Servicer or the Depositor, as applicable, for unpaid Servicing Fees, unpaid Special Servicing Compensation and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a) and (b), Section 3.10, Section 3.12(c), Section 3.17(a), Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b),
      Section 8.05(d) or Section 10.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section and to the extent related to such Serviced Whole Loan and not related to amounts which are solely expenses of the Trust Fund (such as expenses related to administration of the Trust Fund or REMIC taxes, penalties or interest or preservation of the REMIC status of the Trust Fund), it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

            (viii) [Reserved];

            (ix) to withdraw any amount deposited into the Whole Loan Custodial Account that was not required to be deposited therein; or

            (x) to clear and terminate the Whole Loan Custodial Account pursuant to Section 9.01.

            The Master Servicer shall also be entitled to make withdrawals from time to time, from the Whole Loan Custodial Account of amounts necessary for the payments or reimbursement of amounts required to be paid to the Other Primary Servicers, Other Special Servicers or Other Trustees, as applicable, by the holders of the Non-Serviced Mortgage Loans pursuant to the related Intercreditor Agreement. In the absence of manifest error, the Master Servicer may conclusively rely on the request for payments contemplated by the preceding sentence.

            The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Whole Loan Custodial Account pursuant to subclauses (ii)-(x) above.

            The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer) and the Trustee, as applicable, from the applicable Whole Loan Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer or a Responsible Officer of the Trustee, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor) or the Trustee, as the case may be, is entitled (unless such payment to the Special Servicer or the Trustee, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re calculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Whole Loan Custodial Account, on a loan by loan basis.

            The Trustee, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Whole Loan Custodial Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Special Servicing Compensation, Advances, Advance Interest Amounts and their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Whole Loan Custodial Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Master Servicer or the Special Servicer, as applicable).

            The Master Servicer shall remit (1) for deposit in the Collection Account all amounts on deposit in the Whole Loan Custodial Account payable to the Trust pursuant to the related Intercreditor Agreement and (2) to each related Companion Loan Note Holder all amounts on deposit in the Whole Loan Custodial Account payable to such Companion Loan Noteholder pursuant to the related Intercreditor Agreement, in each case, prior to the required remittance from the Collection Account to the Lower-Tier Distribution Account on each Master Servicer Remittance Date (or on the master servicer remittance date of any other securitization of a Companion Loan, if earlier); provided that the Master Servicer shall notify the master servicer under a securitization of the related Pari Passu Companion Loan if any amounts have been received on the Business Day prior to the Master Servicer Remittance Date (or Business Day prior to the master servicer remittance date of such other securitization, if earlier).

            Section 3.07 Investment of Funds in the Collection Account, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve Account and Other Accounts.

            (a) The Master Servicer, or with respect to any REO Account, the Special Servicer, or, with respect to the Excess Liquidation Proceeds Reserve Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account (the foregoing 4 accounts, the "Trustee Accounts"), the Trustee, may direct any depository institution maintaining the Collection Account, any Mortgagor Accounts (subject to the second succeeding sentence) the Trustee Accounts and the REO Accounts (each of the Collection Account, any REO Account, the Mortgagor Account and any Trustee Account, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided that any amounts invested by the Trustee in Permitted Investments managed or advised by the Trustee shall mature on or prior to the Distribution Date in time to be available to make timely distributions to Certificateholders. Any direction by the Master Servicer, the Special Servicer or the Trustee, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Reserve Account, Escrow Account or Lock-Box Account (the "Mortgagor Accounts"), the Master Servicer shall act upon the written request of the related Mortgagor or Manager to the extent the Master Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Mortgagor or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer (or the Special Servicer, with respect to any REO Accounts) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment direction of the Trustee, the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Special Servicer shall have no responsibility or liability with respect to the investment direction of the Trustee, the Master Servicer, any Mortgagor or any property manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer in the case of REO Accounts, or the Trustee, in the case of the Trustee Accounts), shall: (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
(1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer in the case of REO Accounts) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

            (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer, except with respect to the investment of funds deposited in (i) any Mortgagor Account to the extent required under the Mortgage Loan or applicable law to be for the benefit of the related Mortgagor, (ii) any REO Account, which shall be for the benefit of the Special Servicer or (iii) the Trustee Accounts, which shall be for the benefit of the Trustee, and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable. The Master Servicer (or with respect to any REO Account, the Special Servicer and with respect to the Trustee Accounts, the Trustee) shall deposit from its own funds into any applicable Investment Account, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss (except with respect to losses incurred as a result of the related Mortgagor or Manager exercising its power under the related Loan Documents to direct such investment in such Mortgagor Account); provided, however, that the Trustee, Master Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Mortgagor Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Mortgagor under the terms of the Mortgage Loan or applicable law, provided that, notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee (in their respective capacities as Master Servicer, Special Servicer and Trustee, respectively) shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (1) at the time such investment was made and (2) as of the date that is 30 days prior to the insolvency.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer may, but is not obligated to, take such action at its own cost and expense.

            Section 3.08 Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

            (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan and each Serviced Companion Loan (other than the Non-Serviced Mortgage Loans and the Companion Loans that are related thereto), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates), (i) fire and hazard insurance (and windstorm insurance, if applicable) with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (a) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and
(b) the outstanding principal balance of the related Mortgage Loan and the related Companion Loan(s) or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance provisions and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a "replacement cost" rider, (ii) insurance providing coverage against 18 months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other Loan Document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan and the related Serviced Companion Loan. Subject to
Section 3.17, the Special Servicer, in accordance with the Servicing Standard, shall cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Loan Documents; provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located). All insurance for an REO Property shall be from a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Loan Documents) shall be deposited into the Collection Account pursuant to Section 3.05 or the Whole Loan Custodial Account pursuant to Section 3.05A, as applicable, subject to withdrawal pursuant to Section 3.05, 3.05A, 3.06 or 3.06A. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property (other than an REO Property and other than with respect to the Non-Serviced Mortgage Loans and the Companion Loans related thereto) is located in a federally designated special flood hazard area, the Master Servicer will use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan or Serviced Whole Loan, and if the related Mortgagor does not so maintain, shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Companion Loan(s) and (ii) the maximum amount of such insurance required by the terms of the related Mortgage Loan or Serviced Whole Loan and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If a Mortgaged Property (other than an REO Property) is related to a Mortgage Loan or Serviced Whole Loan (other than a Non-Serviced Mortgage
Loan) pursuant to which earthquake insurance is required to be maintained pursuant to the terms of the Mortgage Loan or Serviced Whole Loan, the Master Servicer shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, and if the related Mortgagor does not so maintain will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and for so long as such insurance continues to be available at commercially reasonable rates) and maintain earthquake insurance in respect thereof, in the amount required by the Mortgage Loan or Serviced Whole Loan or, if not specified, in-place at origination. If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan or Serviced Whole Loan with respect to which earthquake insurance would be appropriate in accordance with the Servicing Standard and such insurance is available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance and/or earthquake insurance in respect thereof providing the same coverage as described in this
Section 3.08(a). Out-of-pocket expenses incurred by the Master Servicer or Special Servicer in maintaining insurance policies pursuant to this Section 3.08 shall be advanced by the Master Servicer as a Property Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate. The Master Servicer (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders and the Companion Loan Noteholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder. All insurance policies required to be maintained by the Master Servicer or Special Servicer hereunder shall name the Trustee or the Master Servicer or the Special Servicer, on behalf of the Trustee and the Companion Loan Noteholders as the mortgagee, as loss payee, and shall be issued by Qualified Insurers. Notwithstanding the foregoing: (A) the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance is required to be maintained under the related Loan Documents and is available at commercially reasonable rates; provided, however, that the Master Servicer shall have no obligation to maintain such earthquake or environmental insurance policy required under the related Loan Documents if the originator of the Mortgage Loan waived compliance with such insurance requirements (and if the applicable Master Servicer does not cause the Mortgagor to maintain or does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the applicable Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates); (B) with respect to the Master Servicer's obligation to cause the related Mortgagor to maintain such insurance, the Master Servicer shall have no obligation beyond using its efforts consistent with the Servicing Standard to cause any Mortgagor to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Loan Documents; and (C) in making determinations as to the availability of insurance at commercially reasonable rates or otherwise, the Master Servicer shall, to the extent consistent with the Servicing Standard, be entitled to rely, at its own expense, on insurance consultants in making such determination and any such determinations by the applicable Master Servicer need not be made more frequently than annually but in any event shall be made at the approximate date on which the applicable Master Servicer receives notice of the renewal, replacement or cancellation of coverage.

            Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain (and in the case of the Special Servicer, with respect any Specially Serviced Mortgage Loan), and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if, and only if the Special Servicer has determined in accordance with the Servicing Standard that either
(a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located and the Controlling Class Representative or any Companion Loan Representative, as applicable, has approved the decision not to require the borrower to maintain terrorism insurance (provided that the decision of the Controlling Class Representative or Companion Loan Representative, as applicable, to grant or withhold such consent shall be disregarded by the Special Servicer if such consent or lack of consent would cause the Special Servicer to violate the Servicing Standard); provided, however, the Controlling Class Representative or Companion Loan Representative, as applicable, approval shall be deemed to have been given if it has not responded within five business days (or with respect to The Streets at Southpoint Whole Loan, ten business days in accordance with the related Intercreditor Agreement) of receipt of the Special Servicer's written recommendation and the information upon which such recommendation is based; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative or Companion Loan Representative, as applicable, the Special Servicer shall not be required to do so; provided, further, that, during the period that the Controlling Class Representative or Companion Loan Representative is evaluating such insurance hereunder, the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure, provided that the Master Servicer has given prompt notice to the Special Servicer, Controlling Class Representative or Companion Loan Representative of its determination that it will not be successful in its efforts to cause the Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance. The Controlling Class Representative or Companion Loan Representative shall promptly notify the Master Servicer or the Special Servicer, as the case may be, of each determination under this paragraph.

            (b) (i) If the Master Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties and other than with respect to the Mortgaged Properties that secure Non-Serviced Mortgage Loans and/or any Companion Loan(s) related thereto) as to which the related Mortgagor has not maintained insurance required by the related such Mortgage Loan and/or the related such Companion Loan(s) or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the REO Properties (other than REO Properties acquired in respect of Non-Serviced Mortgage Loans and any Companion Loans related thereto), as required under this Agreement, as the case may be, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, related Whole Loan Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Serviced Whole Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or the Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer, respectively, agree to prepare and present, on behalf of itself, the Trustee and Certificateholder and any related Companion Loan Noteholder, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

            (ii) If the Master Servicer causes any Mortgaged Property (other than any REO Property and other than with respect to the Mortgaged Properties that secure Non-Serviced Mortgage Loans and/or any Companion Loan(s) related thereto) or the Special Servicer causes any REO Property (other than an REO Property acquired in respect of a Non-Serviced Mortgage Loan or a Companion Loan related thereto) to be covered by a master force placed insurance policy and such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a), then the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to
      Section 3.08(a). Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, related Whole Loan Custodial Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan and/or any Companion Loan(s) related thereto, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) The Master Servicer and the Special Servicer shall each maintain a fidelity bond in such form and amounts as are consistent with the Servicing Standard. The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable. In addition, the Master Servicer and the Special Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans or Serviced Whole Loans hereunder in such form and amounts as are consistent with the Servicing Standard. Notwithstanding the foregoing, so long as the long-term unsecured debt rating of the Master Servicer is not in any event less than "Baa1" as rated by Moody's, "BBB" as rated by Fitch and "BBB" as rated by S&P, respectively, the Master Servicer may self-insure for the fidelity bond and errors and omissions coverage otherwise required above. The Master Servicer shall cause each and every sub-servicer for it to maintain a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer to comply with the foregoing. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

           Section 3.09 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions.

            (a) In the event that the Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan or a Serviced Whole Loan, in each case (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan), that expressly permit, with the lender's consent, subject to the conditions described in the Loan Documents, the transfer of the related Mortgaged Property to, and assumption of such Mortgage Loan or such Serviced Whole Loan by, another Person or transfers of certain interests in such Mortgagor, the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. For the purpose of the foregoing sentence, the term "expressly permits" means outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions (but shall not include conditions requiring Lender's discretion). If the Master Servicer recommends to approve such transfer and/or assumption, the Master Servicer shall promptly provide to the Special Servicer and the related Companion Loan Noteholder a copy of such recommendation (which shall include the reason therefor) and the Review Package constituting the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.09(b), Section 3.09(c), Sections 3.26, Section 3.27, Section 3.28 or Section 3.32, grant consent to any such request for such transfer and/or assumption in accordance with the terms of the Mortgage Loan (or Serviced Whole Loan) and this Agreement, including, without limitation, the Servicing Standard. If the Special Servicer does not respond within such 15 day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such proposed transfer and/or assumption, the Master Servicer shall process such request of the related Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Mortgage Loan (or Serviced Whole Loan) by, another Person, the Master Servicer shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Mortgage Loan or the related such Serviced Whole Loan, as the case may be, and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in (i) the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding or (ii) create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer or Special Servicer, as applicable, shall notify the Trustee, the Special Servicer or Master Servicer, as applicable, each Rating Agency and, in the case of a Serviced Whole Loan, the related Companion Loan Noteholder(s) of any assumption or substitution agreement executed pursuant to this Section 3.09(a) and shall forward thereto a copy of such agreement. Subject to the terms of the related Loan Documents, no assumption of a cross-collateralized Mortgage Loan shall be made without the assumption of all other Mortgage Loans making up the related cross-collateralized group. Further, subject to the terms of the related Loan Documents and applicable law, no assumption of a Mortgage Loan or Serviced Whole Loan shall be made or transfer of interest in a Mortgagor approved pursuant to this Section 3.09(a), unless all costs in connection therewith, including any arising from seeking Rating Agency Confirmation, are paid by the related Mortgagor (or an Additional Trust Fund Expense if not paid by the related Mortgagor).

            (b) If any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or any Serviced Whole Loan contains a provision in the nature of a "due-on-sale" clause (including, without limitation, sales or transfers of Mortgaged Properties in full or in part or the sale, transfer, pledge or hypothecation of direct or indirect interests in the Mortgagor or its owners), which by its terms:

            (i) provides that such Mortgage Loan or Serviced Whole Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or related Mortgagor, or

            (ii) provides that such Mortgage Loan or Serviced Whole Loan or interests in the related Mortgagor may not be assumed or transferred without the consent of the related mortgagee in connection with any such sale or other transfer, then the Special Servicer on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Serviced Whole Loan, on behalf of the related Companion Loan Noteholder(s)), shall, to the extent permitted by applicable law, enforce such restrictions, unless the Special Servicer has determined in its reasonable, good faith judgment, that a waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered, together with a Review Package in respect thereof, to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Serviced Whole Loan, the related Companion Loan Noteholder(s)); provided that any such waiver of such restrictions shall be subject to clause (f) of this
Section 3.09 and Sections 3.26, 3.27 or 3.32. In addition, the Special Servicer may not waive any "due-on-sale" provision unless either:

                  (x) the Special Servicer shall have received Rating Agency Confirmation with respect to such action; or

                  (y) the related Mortgage Loan or the Mortgage Loan included in the related Serviced Whole Loan, as applicable, (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $35,000,000 and (C) is not one of the 10 largest Mortgage Loans in the Mortgage Pool based on principal balance.

            If the Master Servicer receives a request for consent to a transfer and assumption of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan, the Master Servicer shall promptly notify the Special Servicer and the Companion Loan Noteholders of such request and deliver to the Special Servicer all documents and records (or copies thereof) in the Master Servicer's possession regarding the proposed transfer and assumption and such other documents in the Master Servicer's possession (or copies thereof) regarding such related Mortgage Loan or such Serviced Whole Loan, as the case may be, as the Special Servicer shall reasonably require in order to consider the request.

            Upon consent by the Special Servicer to any proposed transfer of a Mortgaged Property and assumption by the proposed transferee of the related Mortgage Loan or the related Serviced Whole Loan, as the case may be, pursuant to this Section 3.09(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Mortgage Loan or the related Serviced Whole Loan, as the case may be, and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Special Servicer may not enter into any such agreement to the extent that any terms thereof would result in (i) the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding or (ii) create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and, with respect to a Whole Loan, the related Companion Loan Noteholders(s), of any assumption or substitution agreement executed pursuant to this Section 3.09(b) and shall forward thereto a copy of such agreement.

Subject to the terms of the related Loan Documents, no assumption of a cross-collateralized mortgage loan shall be made without the assumption of all other Mortgage Loans (or Serviced Whole Loans) making up the related cross-collateralized group. Further, subject to the terms of the related Loan Documents and applicable law, the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect all costs incurred in connection with any assumption, including any arising from seeking Rating Agency Confirmation, from the related Mortgagor. To the extent not collected from the related Mortgagor, any Rating Agency charges in connection with the foregoing shall be paid as an Additional Trust Fund Expense. In connection with any request for rating confirmation from a Rating Agency pursuant to this Section 3.09(b), the Special Servicer shall deliver a Review Package to such Rating Agency. To the extent permitted by the applicable Loan Documents and applicable law, the Special Servicer may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (b).

            (c) Subject to Sections 3.26, 3.27, 3.28 or 3.32, if any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan contains a provision in the nature of a "due-on-encumbrance" (including, without limitation, any mezzanine financing of the Mortgagor or Mortgaged Property or any sale or transfer of preferred equity in a Mortgagor or its owners) clause, which by its terms:

            (i) provides that such Mortgage Loan or Serviced Whole Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or interest in the related Mortgagor, or

            (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property or interest in the related Mortgagor,

then, for so long as such Mortgage Loan is included in the Trust Fund, subject to clause (e) of this Section 3.09 and Sections 3.26, 3.27, 3.28 and 3.32, then the Special Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Serviced Whole Loan, on behalf of the related Companion Loan Noteholders), shall, to the extent permitted by applicable law, enforce such restrictions, unless the Special Servicer has determined in its reasonable, good faith judgment, that a waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered, together with a Review Package in respect thereof, to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Whole Loan, the related Companion Loan Noteholders); provided that any such waiver of such restrictions shall be subject to Sections 3.26 and 3.32. In addition, the Special Servicer may not waive any "due-on-encumbrance" provision unless:

                  (A) the Special Servicer shall have received prior written
            Rating Agency Confirmation with respect to such action unless the related Mortgage Loan (A) represents less than 2% the principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $20,000,000, (C) is not one of the 10 largest mortgage loans in the Mortgage Pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x to 1.0x, or

                  (B) the encumbrance relates to the grant of an easement,
            right-of-way or similar encumbrance that the Special Servicer determines will not have a material adverse impact on the value, use or operation of the Mortgaged Property or Serviced Whole Loan or the ability of the borrower to perform its obligations under the Mortgage Loan.

            If the Master Servicer receives a request for consent to an encumbrance or becomes aware of a further encumbrance on a Mortgaged Property or becomes aware that there is going to be a further encumbrance on a Mortgaged Property, the Master Servicer shall promptly notify the Special Servicer and the related Companion Loan Noteholder of such request or such encumbrance and deliver to the Special Servicer and the related Companion Loan Noteholder all documents and records in the Master Servicer's possession (or copies thereof) regarding the further encumbrance and such other documents in the Master Servicer's possession (or copies thereof) regarding the related Mortgage Loans the related Companion Loans as the Special Servicer and the related Companion Loan Noteholder shall reasonably require in order to consider the request.

Further, subject to the terms of the related Loan Documents and applicable law, the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to ensure that all costs in connection with any assumption, including any arising from seeking Rating Agency Confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor, the Special Servicer shall use reasonable efforts to ensure that all costs in connection with any encumbrance, including any arising from seeking Rating Agency Confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor after the use of such efforts, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Property Advance (or as an Additional Trust Fund Expense if such Property Advance would be a Nonrecoverable Advance). In connection with any request for Rating Agency Confirmation pursuant to this Section 3.09(c), the Special Servicer shall deliver a Review Package to such Rating Agency. To the extent permitted by the applicable Loan Documents and applicable law, the Special Servicer may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (c).

            (d) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (e) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.27.

            (f) With respect to any Mortgage Loan or Serviced Whole Loan (other than the Non-Serviced Mortgage Loans) which permits release of Mortgaged Properties through defeasance, and to the extent consistent with the terms of the related Loan Documents:

            (i) In the event such Mortgage Loan or Serviced Whole Loan requires that the Master Servicer on behalf of the Trustee purchase the required "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8), the Master Servicer, an accommodation Mortgagor pursuant to clause (v) below or the Mortgagor shall, at the Mortgagor's expense (to the extent consistent with the Loan Documents), purchase such obligations in accordance with the terms of such Mortgage Loan or Serviced Whole Loan and deliver to the Master Servicer, in the case of the Mortgagor, or in the case of the Master Servicer, hold the same on behalf of the Trust Fund; and, if applicable, the related Companion Loan Noteholder; provided that, subject to the related Loan Documents, the Master Servicer shall not accept the amounts paid by the related Mortgagor to effect defeasance until acceptable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) have been identified, in each case which are acceptable as defeasance collateral under the then most recently published current guidelines of the Rating Agencies.

            (ii) The Master Servicer shall require, to the extent the Loan Documents grant the mortgagor discretion to so require, the Mortgagor to provide an Opinion of Counsel (which shall be an expense of the related Mortgagor (to the extent consistent with the Loan Documents)) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the "government securities" within the meaning of
      Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8), and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Master Servicer.

            (iii) To the extent consistent with the related Loan Documents, the Master Servicer shall obtain a certificate at the related Mortgagor's expense from an Independent certified public accountant certifying that the "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8), comply with the requirements of the related Loan Agreement or Mortgage.

            (iv) To the extent consistent with the related Loan Documents and if required by the Rating Agencies under the then most recently published current criteria of the Rating Agencies, prior to permitting release of any Mortgaged Properties through defeasance, the Master Servicer shall (at the Mortgagor's expense) obtain Rating Agency Confirmation and a similar confirmation as to any securities issued pursuant to a securitization of any Pari Passu Companion Loan.

            (v) If the Mortgage Loan or Serviced Whole Loan permits the related Mortgagor or the lender or its designee to cause an accommodation Mortgagor to assume such defeased obligations, the Master Servicer shall, or shall cause the Mortgagor to, establish at the Mortgagor's cost and expense (and shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to consent to such assumption) a special purpose bankruptcy-remote entity to assume such obligations, the establishment of which will not, as evidenced in a writing of the Rating Agencies delivered to the Trustee (if such confirmation is required pursuant to the then most recently published guidelines of the Rating Agencies), in and of itself, result in the downgrade, qualification or withdrawals of the ratings then assigned to the Certificates or any certificate and a similar confirmation as to any securities issued pursuant to a securitization of any Pari Passu Companion Loan.

            (vi) To the extent consistent with the related Loan Documents, the Master Servicer shall require the related Mortgagor to pay all costs and expenses incurred in connection with the defeasance of the related Mortgage Loans or Serviced Whole Loans. In the event that the Mortgagor is not required to pay any such costs and expenses under the terms of the Loan Documents, such costs and expenses shall be Additional Trust Fund Expenses.

            (vii) In no event shall the Master Servicer have liability to any party hereto or beneficiary hereof for obtaining Rating Agency Confirmation (or conditioning approval of defeasance on the delivery of Rating Agency Confirmation) or for imposing conditions to approval of a defeasance on the satisfaction of conditions that are consistent with the Servicing Standard but are not required under Rating Agency guidelines (provided that this shall not protect the Master Servicer from any liability that may be imposed as a result of the violation of applicable law or the Mortgage Loan Documents).

            Section 3.10 Realization Upon Defaulted Mortgage Loans.

            (a) Within 60 days after the occurrence of an Appraisal Reduction Event, the Special Servicer shall, in the case of any Mortgage Loan or Serviced Whole Loan (other than the Non-Serviced Mortgage Loans) with an outstanding principal balance equal to or in excess of $2,000,000, obtain an updated Appraisal or, in the case of any Mortgage Loan with an outstanding principal balance of less than $2,000,000, perform a desktop valuation of the related Mortgaged Property or REO Property, as the case may be, the costs of which shall be a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) to be advanced by the Master Servicer; provided, however, that the Special Servicer shall not be required to obtain an updated Appraisal or perform a desktop valuation of any Mortgaged Property with respect to which there exists an Appraisal or desktop valuation, as applicable, which is less than twelve months old unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. With respect to Mortgage Loans for which an Appraisal Reduction Event has occurred, the Special Servicer shall obtain annual letter updates to any updated Appraisal or desktop valuation, as the case may be. Any Appraisal or desktop valuation prepared in order to determine the Appraisal Reduction Amount allocated pursuant to Section
4.06 shall be delivered by the Special Servicer to the related Companion Loan Noteholder with respect to The Streets at Southpoint Whole Loan and, upon request, to any Certificateholder of a Private Certificate and to any other Companion Loan Noteholder.

            (b) In connection with any foreclosure, enforcement of the Loan Documents or other acquisition, the Master Servicer in accordance with Section
3.22 shall pay the out-of-pocket costs and expenses in any such proceedings as a Property Advance unless the Master Servicer determines, in its good faith judgment exercised in accordance with the Servicing Standard, that such Advance would constitute a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(a)(ii) and Section 3.06(a)(vii).

            Subject to Section 3.26, if the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer's Certificate delivered to the Trustee.

            (i) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee (which shall not include the Master Servicer but may be a single member limited liability company owned by the Trust and managed by the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and on behalf of the holders of the Certificates and, if applicable, and the related Companion Loan Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Whole Loan, such Mortgage Loan or Serviced Whole Loan shall (except for purposes of Section 9.01) be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

            (c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

            (i) such personal property is (in the good faith judgment of the Special Servicer) incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

            (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (d) Notwithstanding any provision to the contrary in this Agreement, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trust Fund or, if applicable, the related Companion Loan Noteholder, obtain title to any direct or indirect partnership or membership interest or other equity interest in any Mortgagor pledged pursuant to any pledge agreement, unless the Master Servicer or the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust
Fund) to the effect that the holding of such partnership or membership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, or, if applicable, the related Companion Loan Noteholders obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership or membership interest in any Mortgagor pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the Certificateholders or, if applicable, the related Companion Loan Noteholders, would be considered to hold title to, or be a mortgagee-in-possession of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

            (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund and any related Companion Loan Noteholder to take such actions as are necessary to bring such Mortgaged Property in compliance therewith; and

            (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund and any related Companion Loan Noteholder to take such actions with respect to the affected Mortgaged Property. In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and any related Companion Loan Noteholder. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

            In the event that the Special Servicer seeks to obtain title to a Mortgaged Property on behalf of the Trust Fund and any related Companion Loan Noteholder, the Special Servicer may, in its discretion, establish a single member limited liability company with the Trust Fund and any related Companion Loan Noteholder as the sole owner to hold title to such Mortgaged Property.

            (f) The environmental assessment contemplated by Section 3.10(e) shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard and, if applicable, any secured creditor impaired property policy issued on or prior to the Closing Date with respect to any Mortgage Loan (including that the environmental assessment identify any potential pollution conditions (as defined in the environmental insurance policy) with respect to the related Mortgaged Property). The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06. Copies of any environmental assessment prepared pursuant to Section 3.10(e) shall be provided to the Certificateholder of any Class of Private Certificates and any related Companion Loan Noteholder upon written request to the Special Servicer.

            (g) If the Special Servicer determines pursuant to Section 3.10(e)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund and any related Companion Loan Noteholder, as a collective whole, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund and any related Companion Loan Noteholder, as a collective whole, to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and any related Companion Loan Noteholder, as a collective whole. The Master Servicer shall pay the cost of any such compliance, containment, clean-up or remediation from the Collection Account.

            (h) The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the Internal Revenue Service and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Companion Loan which is abandoned or foreclosed and the Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer. Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee and to any related Companion Loan Noteholder.

            Section 3.11 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or Serviced Whole Loan or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall immediately notify the Trustee or the Custodian and to any related Companion Loan Noteholder by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

            From time to time upon request of the Master Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan or Serviced Whole Loan into an REO Property, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan or Serviced Whole Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan or Serviced Whole Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.

            Within 3 Business Days, after receipt of written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Loan or Serviced Whole Loan, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Loan Documents or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other security agreement, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            If, from time to time, pursuant to the terms of the related Intercreditor Agreement and the Other Pooling Agreement, and as appropriate for enforcing the terms of the applicable Non-Serviced Mortgage Loans, the related Other Primary Servicer requests delivery to it of the original Note for such Non-Serviced Mortgage Loan, then the Trustee, upon receipt of a written certification from a servicing officer of the related Other Primary Servicer shall release or cause the release of such original Note to such Other Primary Servicer or its designee.

            Section 3.12 Servicing Fees and Special Servicing Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled, with respect to each Mortgage Loan and REO Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each Non-Serviced Companion Loan), each Pari Passu Companion Loan and each Subordinate Companion Loan that is included as part of a Serviced Whole Loan and each Collection Period, to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of a Serviced Whole Loan or portion thereof, the related Whole Loan Custodial Account as set forth in Section 3.06(a)(iv) and (a)(vii) and/or Section 3.06A, as applicable. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, (i) 100% of each modification fee or extension fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.27 that did not require the approval of the Special Servicer and is not in respect of a Specially Serviced Mortgage Loan and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan as contemplated under
Section 3.09, (ii) 50% of any and all assumption fees for any non-Specially Serviced Mortgage Loans for transactions effected under Section 3.09(a), (b) and
(c), actually paid by a Mortgagor, and 100% of any and all assumption application fees and other applicable fees (not including assumption fees), actually paid by a Mortgagor in accordance with the related Loan Documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Whole Loan, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.09(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.09(a), (iii) 100% of any consent fees actually collected on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan in connection with any consent that did not require the approval of the Special Servicer, (iv) Penalty Charges paid by the Mortgagors with respect to all Mortgage Loans other than Penalty Charges accrued during the period they are Specially Serviced Mortgage Loans, but only to the extent such Penalty Charges on each such Mortgage Loan exceed all accrued and unpaid or unreimbursed Advance Interest Amounts and any unpaid or unreimbursed Additional Trust Fund Expenses or Advance Interest Amounts or Additional Trust Fund Expenses paid from a source other than Penalty Charges from the Trust (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred during the last 12 months with respect to the related Mortgage Loan, (v) the aggregate Prepayment Interest Excess, but only to the extent such amount is not required to be included in any Compensating Interest Payment, in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to
Section 3.05, (vi) 100% of demand fees, beneficiary statement charges, fees for insufficient or returned checks and similar usual and customary charges and fees (other than application, assumption, consent, extension, modification, amendment, processing or similar fees) actually received from Mortgagors on non-Specially Serviced Mortgage Loans (in the case of any Non-Serviced Mortgage Loans and related Companion Loans, only to the extent actually remitted by the related Other Primary Servicer) and (vii) fees for late remittances (other than Penalty Charges) that are actually paid by one or more Other Primary Servicers under the related Other Pooling and Servicing Agreements; provided, however, that the Master Servicer shall not be entitled to apply or retain any amounts described in clauses (i) through (iv) above as additional compensation, including any Penalty Charges, with respect to a specific Mortgage Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured (or has been waived in accordance with the terms of this Agreement) and all delinquent amounts required to have been paid by the Mortgagor, Advance Interest Amounts and Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) both (x) due with respect to such Mortgage Loan and (y) in the case of expense items that arose within the last 12 months have been paid. The Master Servicer shall also be entitled pursuant to, and to the extent provided for in Sections 3.06(a)(iv), 3.06A and 3.07(b), to withdraw from the Collection Account and the Whole Loan Custodial Accounts and to receive from any Mortgagor Accounts (to the extent not payable to the related Mortgagor under the Mortgage Loan or applicable law) any interest or other income earned on deposits therein.

            Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it, the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent in connection with their activities hereunder.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each Non-Serviced Companion
Loan); each Pari Passu Companion Loan and each Subordinate Companion Loan that is included as part of a serviced Whole Loan and each Collection Period, to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of a Serviced Whole Loan or portion thereof, the related Whole Loan Custodial Account as set forth in Sections 3.06(a)(iv) and (vii) and 3.06A. The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation, (i) with respect to any Specially Serviced Mortgage Loan, 100% of any and all assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related Loan Documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Serviced Whole Loan, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.09(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.09(b), any and all assumption fees, modification fees, consent fees, extension fees and similar fees actually collected on the Mortgage Loans or Serviced Whole Loans that are not otherwise payable to the Master Servicer as additional servicing compensation pursuant to Section 3.12(a), (ii) Penalty Charges paid by the Mortgagors with respect to all Mortgage Loans accrued during the period they are Specially Serviced Mortgage Loans, but only to the extent such Penalty Charges on each such Mortgage Loan exceed all accrued and unpaid or unreimbursed Advance Interest Amounts and any unpaid or unreimbursed Additional Trust Fund Expenses or Advance Interest Amounts or Additional Trust Fund Expenses paid from a source other than Penalty Charges from Trust (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred during the last 12 months with respect to such Mortgage Loan and (iii) any interest or other income earned on deposits in the REO Accounts. The Special Servicer shall not be entitled to any Special Servicing Fees or Workout Fees with respect to the Non-Serviced Mortgage Loans.

            Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

            The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Special Servicer shall not be entitled to any Workout Fee with respect to the Non-Serviced Mortgage Loans and the Non-Serviced Companion Loans. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or Serviced Whole Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Mortgage Loan or Serviced Whole Loans subsequently becomes a Specially Serviced Mortgage Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The successor special servicer will not be entitled to any portion of such Workout Fees. The Special Servicer shall also be entitled to additional servicing compensation in the form of a Liquidation Fee (other than with respect to the Non-Serviced Mortgage Loans and the Non-Serviced Companion Loans) payable out of the Liquidation Proceeds prior to the deposit of the Net Liquidation Proceeds in the Collection Account or the Whole Loan Custodial Account, as applicable. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by any Mortgage Loan Seller (or portion thereof with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan) (unless the applicable Mortgage Loan Seller does not repurchase such Mortgage Loan until after more than 180 days following its receipt of notice of a Material Breach or Material Defect), (ii) by the Master Servicer, the Special Servicer, the Holders of the Controlling Class, the Holders of the Class LR Certificates or the Remaining Certificateholder pursuant to Section 9.01, (iii) by any Companion Loan Noteholder pursuant to the related Intercreditor Agreement or by the holder of any mezzanine loan pursuant to the related mezzanine loan intercreditor agreement(unless the holder of a mezzanine loan does not purchase such Mortgage Loan until after more than 60 days after the date the related purchase option becomes exercisable or if the holder of a mezzanine loan is required to include the Liquidation Fee as part of its purchase price) or (iv) pursuant to the exercise of an Option. The Special Servicer shall not be entitled to any Liquidation Fee with respect to the Non-Serviced Mortgage Loans and the Non-Serviced Companion Loans. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan or Serviced Whole Loan.

            (c) The Master Servicer, Special Servicer and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(vii).

            (d) No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, Special Servicer or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans or Serviced Whole Loan, or (to the extent recovery is permitted from a Serviced Whole Loan hereunder) from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

            If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Mortgagor, any Certificateholder or any other Person the response to which would, in the Master Servicer's, the Special Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, or the Trustee the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Mortgagor or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or the Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

            The Special Servicer (whether or not such loan is a Specially Serviced Mortgage Loan) shall, for the benefit of the Certificateholders, direct, manage, prosecute and/or defend any and all claims and litigation relating to (a) the enforcement of the obligations of each Mortgagor under the related Loan Documents and (b) any action brought by a Mortgagor against the Trust Fund. Such enforcement shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. For the avoidance of doubt it is understood that nothing in this Section 3.12(d) shall affect the right of the Master Servicer (i) to defend its interests against any claims or causes of action that may be asserted against it in litigation in which it is named as a party, as applicable (it being understood that the Special Servicer would have exclusive authority to direct and handle the representation of the interests of the Trust Fund, if any, in any such litigation, as provided above in this Section 3.12(d)), or (ii) to seek indemnification with respect to any matter for which it is entitled to seek indemnification with respect to its obligations under this Agreement. The Special Servicer will have the right to settle any claims brought against the Trust, including claims asserted against the Master Servicer, provided that the Special Servicer has determined, consistent with the Servicing Standard, that such settlement would be in the best interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Companion Loan), does not require any admission of liability or wrongdoing on the part of the Master Servicer, is fully indemnifiable under Section 6.03 hereof and paid by the Trust, and all costs and fees incurred in defending and settling the claims are indemnified expenses under Section 6.03 hereof.

            (e) On or before each Master Servicer Remittance Date, the Master Servicer shall pay from the related Servicing Fee, each Broker Strip Amount by wire transfer in immediately available funds to an account designated by the Strip Holder.

            Section 3.13 Compensating Interest Payments. The Master Servicer shall deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans (other than Non-Serviced Mortgage Loans, Specially Serviced Mortgage Loans and defaulted Mortgage Loans) during the most recently ended Prepayment Period, and (ii) the sum of (A) the aggregate Servicing Fees for the related Distribution Date with respect to each Mortgage Loan and REO Mortgage Loan for which Servicing Fees are being paid in such Prepayment Period (in each case up to a maximum rate of 0.01% per annum) and (B) all Prepayment Interest Excesses (and net investment earnings thereon); provided that the Master Servicer shall pay (without regard to clause (ii) above) the aggregate of all Prepayment Interest Shortfalls otherwise described in clause
(i) above incurred in connection with Principal Prepayments received in respect of the Mortgage Loans during the most recently ended Prepayment Period to the extent such Prepayment Interest Shortfalls were the result of the Master Servicer's failure to enforce the related Loan Documents.

            Section 3.14 Annual Statement as to Compliance. Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, with a copy to the Rating Agencies, the Depositor, the Underwriters and the Companion Loan Noteholders on or before March 15th of each year, beginning in March 2006 (except that such date shall be April 30 for every year after notice is provided by the Trustee of its filing of a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act) an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, and the nature and status thereof, (iii) to the best of such officer's knowledge, each sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC from the IRS or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee.

            Section 3.15 Annual Independent Public Accountants' Servicing Report. On or before March 15th of each year, beginning in March 2006 (except that such date shall be April 30 for every year after notice is provided by the Trustee of its filing of a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act), the Master Servicer and the Special Servicer (each, a "reporting person") at its own expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee and to the Companion Loan Noteholders, to the effect that (i) the assertion that the Master Servicer or Special Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.

            Section 3.16 Access to Certain Documentation. The Master Servicer and Special Servicer shall provide to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholders and the Companion Loan Noteholders that are, in each case, federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder or the Companion Loan Noteholders is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or Special Servicer (which access shall be limited, in the case of the Companion Loan Noteholders or any regulatory authority seeking such access in respect of the Companion Loan Noteholders, to records relating to the Companion Loans). Nothing in this
Section 3.16 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

            In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, the Companion Loan Noteholders or any regulatory authority that may exercise authority over a Certificateholder or Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder or Companion Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available without charge under applicable law. In connection with providing Certificateholders access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of book entry Certificates and will keep such information confidential.

            Upon the reasonable request of any Certificateholder identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of book entry Certificates and will keep such information confidential.

            In addition, in connection with providing access to information pursuant to this Section 3.16, each of the Master Servicer and the Special Servicer may (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan or Companion Loan if the disclosure of such items would constitute a waiver of the attorney-client privilege.

            Section 3.17 Title and Management of REO Properties.

            (a) In the event that title to any Mortgaged Property (other than a Mortgaged Property with respect to any of the Non-Serviced Mortgage Loans) is acquired for the benefit of Certificateholders (or, with respect to a Serviced Whole Loan, for the benefit of the Certificateholders and the related Companion Loan Noteholders) (as a collective whole) (either by the Trust Fund or by a single member limited liability company established for that purpose) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund and the related Companion Loan Noteholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Lower-Tier REMIC acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Master Servicer an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Lower-Tier REMIC of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of the Lower-Tier REMIC or the Upper-Tier REMIC, or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Lower-Tier Regular Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Collection Account pursuant to
Section 3.06(a). The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund (i) prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof and (ii) on the same terms and conditions as if it were the owner of such REO Property. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and, if applicable, the related Companion Loan Noteholder, solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or (i) endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund.

            (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property (other than with respect to the Non-Serviced Mortgage Loans) as are consistent with the Servicing Standard and the terms of this Agreement, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders and the related Companion Loan Noteholders (as a collective whole), and, in connection therewith, the Special Servicer shall only agree to the payment of management fees that are consistent with general market standards or to terms that are more favorable. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any "net income from foreclosure property," within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Trustee in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders and the related Companion Loan Noteholders (as a collective whole) than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LNR Partners, Inc., as Special Servicer, in trust for Wells Fargo Bank, N.A., as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 and the various Companion Loan Noteholders REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds, which shall be remitted to the Collection Account), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

            (i) all insurance premiums due and payable in respect of any REO Property;

            (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

            (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property; and

            (iv) any taxes imposed on the Upper-Tier REMIC or Lower-Tier REMIC in respect of net income from foreclosure property in accordance with
      Section 4.05.

            To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above and the Special Servicer has provided written notice of such shortfall to the Master Servicer at least five Business Days (or, in an emergency situation or on an urgent basis, two Business Days, provided that the written notice sets forth the nature of the emergency or the basis of the urgency) prior to the date that such amounts are due, the Master Servicer shall advance the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account. If the Master Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance unless the Trustee determines that such Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Master Servicer hereunder. The Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06 and/or, if applicable, Section 3.06A. The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account or for a Serviced Whole Loan, the related Whole Loan Custodial Account, on a monthly basis prior to the related Master Servicer Remittance Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. Notwithstanding the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan or Serviced Whole Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, the related Companion Loan Representative/Noteholder and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

            (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

            (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

            (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders and the related Companion Loan Noteholders with respect to the operation and management of any such REO Property; and

            (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (c) When and as necessary, the Special Servicer shall send to the Trustee and the related Companion Loan Noteholders a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan (excluding the Non-Serviced Mortgage Loans) only
(i) on the terms and subject to the conditions set forth in this Section 3.18,
(ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01, or (iii) (A) in the case of a Whole Loan in accordance with and subject to the provisions of the related Intercreditor Agreement and if applicable, the related Other Pooling Agreement, and (B) in the case of a Mortgage Loan with a related mezzanine loan, in accordance with and subject to the provisions of the related intercreditor agreement.

            (b) Within five Business Days after any Mortgage Loan (excluding the Non-Serviced Mortgage Loans) becomes a Specially Serviced Mortgage Loan, the Special Servicer shall promptly so notify (an "Option Notice"), in writing, the Master Servicer, the Trustee and the Holders of the Controlling Class and, if applicable, the related Companion Loan Representative. The majority Certificateholder of the Controlling Class and the Special Servicer (in such capacity, together with any assignee, the "Option Holder") shall have the right, at its option (the "Option"), to purchase such Mortgage Loan from the Trust Fund at a price equal to the Option Purchase Price (as defined in clause (c) below) upon receipt of such Option Notice. The Option is exercisable from that date until terminated pursuant to clause (f) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust Fund shall be obligated to sell the Mortgage Loan upon the exercise of the Option (whether exercised by the original Holder thereof or by an assignee of such Holder), but shall have no authority to sell the Mortgage Loan other than in connection with the exercise of an Option (or as otherwise expressly provided in or contemplated by Section 2.03(a) or Section
9.01 or any intercreditor agreement). Any Option Holder that exercises the Option shall be required to purchase the Mortgage Loan within ten Business Days of such exercise. If any Option Holder assigns the Option to a third party pursuant to clause (d) below, then it shall so notify the Trustee in writing (and shall include in such notice the relevant contact information for such third party). The Option Holder may at any time notify the Trustee in writing of such party's desire to exercise the Option.

            (c) The "Option Purchase Price" shall be an amount equal to the fair value of the Mortgage Loan, as determined by the Special Servicer in accordance with the Servicing Standard. Prior to the Special Servicer's determination of fair value referred to above, the fair value of the Mortgage Loan shall be deemed to be an amount equal to the Purchase Price, including any Yield Maintenance Charge then payable upon the prepayment of the Mortgage Loan. The Special Servicer shall determine the fair value of the Mortgage Loan as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or delinquent in respect of its Balloon Payment (but in any event, not earlier than 75 days after the receipt by the Special Servicer of the Mortgage File and Servicing File relating to such Mortgage Loan or 15 days after the receipt of an Appraisal or updated Appraisal), and the Special Servicer shall promptly notify the Option Holder (and the Trustee, any applicable Companion Loan Noteholders and each of the other parties set forth above that has become the Option Holder) of the Option Purchase Price. The Special Servicer is required to recalculate the fair value of the Mortgage Loan based upon a material change in circumstances or the receipt of new information that has a material effect on value, provided that the Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 120 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee, any applicable Companion Loan Noteholders and each of the other parties set forth above that has become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it, or the Master Servicer, may have obtained in accordance with this Agreement within the prior twelve months; the period and amount of any delinquency on the Mortgage Loan; whether the Mortgage Loan, in the Special Servicer's actual knowledge and reasonable and good faith judgment, is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust Fund's obligation to dispose of any foreclosed Mortgaged Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders and any related Companion Loan Noteholder, as a collective whole.

            (d) Any Option relating to a Mortgage Loan shall be assignable to a third party (other than a Person whose purchase of such Special Serviced Mortgage Loan would violate any restrictions contained in any mezzanine intercreditor agreement or any Intercreditor Agreement) by the Option Holder at its discretion at any time after its receipt of the Option Notice, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer, any related Companion Loan Noteholder and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

            (e) If the Special Servicer or an Affiliate thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan and, if applicable, the related Serviced Companion Loan(s) that is a Pari Passu Companion Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time. In doing so, the Trustee may rely on a current Appraisal or the opinion of another Independent expert in real estate matters with at least 5 years experience in valuing loans similar to such Mortgage Loan that has been selected by the Trustee with reasonable care, retained by the Trustee at the expense of the party exercising the Option. If the Trustee were to conclude that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall determine the fair value taking into account the objections of the Trustee hereunder.

            (f) The Option shall terminate, and shall not be exercisable as set forth in clause (b) above (or if exercised, but the purchase of the Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan is no longer delinquent as set forth above because (i) the Mortgage Loan ceases to be a Specially Serviced Mortgage Loan, (ii) the Mortgage Loan has been worked out, (iii) the Mortgage Loan has been foreclosed upon, or otherwise resolved (including by a full or discounted pay-off), (iv) the Mortgage Loan has been purchased by the applicable Mortgage Loan Seller pursuant to Section 2.03 or by the Depositor or the Master Servicer or otherwise pursuant to Section 9.01 or (v) the Mortgage Loan has been purchased by a related Companion Loan Noteholder or by the holder of the related mezzanine loan.

            (g) Subject to the rights of the Companion Loan Noteholder and a holder of a mezzanine loan, under the respective intercreditor agreement to purchase a Mortgage Loan, unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the Mortgage Loan or Serviced Whole Loan in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

            (h) Subject to subsections (a) through (g) above, the Special Servicer shall act on behalf of the Trust Fund and, if applicable, the related Companion Loan Noteholders, in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgage Loan pursuant to this
Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account. Any sale of a Mortgage Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (i) Any sale of a Mortgage Loan pursuant to this Section 3.18 shall be for cash only. The Option Purchase Price for any Mortgage Loan purchased under this Section 3.18 shall be deposited into the Collection Account, or, if applicable, the Whole Loan Custodial Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser. Subject to subsection (k) of this Section 3.18, a Mortgage Loan related to a Serviced Whole Loan may be sold pursuant to an Option upon the exercise of such Option and delivery of written notice of the Option Purchase Price thereof, to the Companion Loan Noteholder.

            (j) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property (other than with respect to the Non-Serviced Mortgage Loans) only on the terms and subject to the conditions set forth in this Section 3.18.

            (k) The Special Servicer shall use reasonable efforts to solicit offers for each REO Property (other than the REO Property with respect to a Non-Serviced Mortgage Loan) on behalf of the Certificateholders and the related Companion Loan Noteholder in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.17. The Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.17, then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Collection Account or, if applicable, the Whole Loan Custodial Account.

            (l) The Special Servicer shall give the Trustee, the Master Servicer and the related Companion Loan Noteholder not less than three Business Days' prior written notice of its intention to sell any REO Property (other than with respect to the Non-Serviced Mortgage Loans). No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (m) Whether any cash bid constitutes a fair price for any REO Property (other than with respect to the Non-Serviced Mortgage Loans) for purposes of Section 3.18(k) shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate of the Special Servicer, and by the Trustee, if the highest bidder is the Special Servicer or an Affiliate of the Special Servicer; provided, however, that no bid from the Special Servicer or an Affiliate of the Special Servicer shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties. In determining whether any offer received from the Special Servicer or an Affiliate of the Special Servicer represents a fair price for any such REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12 month period or, in the absence of any such Appraisal, on a new Appraisal. The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. Such appraiser shall be selected by the Special Servicer if the Special Servicer or an Affiliate is not making an offer with respect to an REO Property and shall be selected by the Master Servicer if the Special Servicer is making such an offer or by the Trustee if the Person making such offer is an Affiliate of both the Master Servicer and the Special Servicer. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Serviced Whole Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.17. The Purchase Price for any REO Property shall in all cases be deemed a fair price.

            (n) Subject to subsections (j) through (m) above, the Special Servicer shall act on behalf of the Trust Fund and the related Companion Loan Noteholder in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, if applicable, the Whole Loan Custodial Account. Any sale of any REO Property shall be final and without recourse to the Trustee, the Trust Fund or the related Companion Loan Noteholder (except such recourse to the Trust Fund and the related Companion Loan Noteholder imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (o) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and the related Companion Loan Noteholder, as a collective whole, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the related Companion Loan Noteholder, as a collective whole, (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

            (p) Notwithstanding anything herein to the contrary, the applicable party, in its individual capacity and not on behalf of the Trust; shall be entitled to purchase the Non-Serviced Mortgage Loans in accordance with the terms and conditions set forth in the related Intercreditor Agreement and the Other Pooling Agreement. In no event shall the Trust Fund or the Trustee, the Master Servicer or the Special Servicer on its behalf purchase, or pay or advance costs to purchase, any Companion Loan or any Mortgage Loan.

            (q) Notwithstanding anything to the contrary herein, any purchase of a Specially Serviced Mortgage Loan pursuant to this Section 3.18 will remain subject to the cure and purchase rights of, in each case if applicable, the related Companion Loan Noteholder as set forth in the related Intercreditor Agreement and any holder of a related mezzanine loan as set forth in the related intercreditor agreement. The Special Servicer shall determine the price to be paid in accordance with the terms of the related Intercreditor Agreement or the related mezzanine loan intercreditor agreement in connection with any such purchase rights in favor of a Companion Loan Noteholder or mezzanine loan holder and shall provide such notices to the appropriate Companion Loan Noteholder or the holder of a related mezzanine loan as are required by the related Intercreditor Agreement or the related mezzanine loan intercreditor agreement in connection with each such holders' purchase rights.

            Section 3.19 Additional Obligations of the Master Servicer; Inspections Obligation to Notify Ground Lessors; Delivery of Certain Reports to the Companion Loan Noteholder.

            (a) The Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property that secures a Mortgage Loan or Companion Loan (other than the Mortgaged Property with respect to a Non-Serviced Mortgage Loan or any Companion Loan related thereto) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance (or allocated loan amount) of $2,000,000 or more and at least once every other calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance (or allocated loan amount) of less than $2,000,000 in each case commencing in 2006; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. If any Mortgage Loan or Serviced Whole Loans become a Specially Serviced Mortgage Loan, the related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The cost of any annual inspection, or bi-annual inspection, as the case may be, shall be borne by the Master Servicer unless the related Mortgage Loan or Serviced Whole Loans are a Specially Serviced Mortgage Loan. The cost of any inspection of a Specially Serviced Mortgage Loan shall be treated as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs incurred with respect to such inspection shall be borne by the Trust Fund.

            (b) The Master Servicer shall, as to each Mortgage Loan (excluding the Non-Serviced Mortgage Loans) which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Mortgage Loan or Serviced Whole Loans to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (c) The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each Companion Loan Noteholder a written report, prepared in the manner set forth in Section 4.02, of each inspection performed by it with respect to the related Mortgaged Properties (other than the Mortgaged Properties securing the Non-Serviced Mortgage Loans, which are serviced under the applicable pooling and servicing agreement) and Companion Loans related thereto.

            (d) The Master Servicer shall promptly deliver to each Companion Loan Noteholder or provide electronically: (i) copies of operating statements and rent rolls; (ii) annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to
Section 4.02 with respect to the Mortgaged Properties securing the related Companion Loan (other than the Mortgaged Property securing the Non-Serviced Mortgage Loans, which are serviced under the applicable Other Pooling Agreement).

            (e) The Master Servicer is hereby authorized to exercise any rights granted under the respective Other Pooling Agreements in favor of the Trust (or a party on its behalf) as the holder of a Non-Serviced Mortgage Loan to obtain information from one or more Other Primary Servicers (or other similar parties with an obligation to make advances) in connection with making nonrecoverability determinations. The Master Servicer shall promptly deliver to any Other Primary Servicer and any other master servicer under a pooling and servicing agreement entered into in connection with the securitization of any of the related Pari Passu Companion Loans, upon request, such information in the Master Servicer's possession as the Other Primary Servicer and any other master servicer under a pooling and servicing agreement entered into in connection with the securitization of any of the related Serviced Pari Passu Companion Loans reasonably requests in order to determine whether an advance similar to a P&I Advance would be "nonrecoverable."

            Section 3.20 Reports to the Securities and Exchange Commission; Available Information.

            (a) The Trustee, the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act provided that the Master Servicer and the Special Servicer shall be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording such cooperation to the Depositor. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Trustee shall sign and file (via the Commission's electronic data gathering and retrieval system) such Forms on behalf of the Depositor. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such documents on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Sarbanes-Oxley Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form. In addition, in the event that any Serviced Companion Loan is deposited into a commercial mortgage securitization, the Master Servicer and the Special Servicer, on or before March 15th of each year with respect to which a Form 10-K is filed by the related trust for such commercial mortgage securitization, shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to such commercial mortgage securitization a certification (which shall address the matters contained in the certification, but solely with respect to the related Serviced Pari Passu Companion Loan) on which such Person who signs the Sarbanes-Oxley Certification and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely.

            (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's and the Special Servicer's annual statement of compliance described under Section 3.14 (and each related Other Primary Servicer and Other Special Servicer's annual statement of compliance delivered to the Master Servicer or Trustee pursuant to the related Other Pooling Agreement with respect to each Pari Passu Loan) and the accountant's report described under Section 3.15, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit N (the "Sarbanes-Oxley Certification") or such other form as may be required by the Rules and Regulations of the Commission, which shall be signed by the senior officer of the Depositor in charge of securitization.

            (c) In the event the Sarbanes-Oxley Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit P-1) for the benefit of the Depositor and its officers, directors and Affiliates relating to distribution information (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Master Servicer and Special Servicer shall each sign a certification (in the form attached hereto as Exhibit P-2 and Exhibit P-3, respectively) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates. Each such certification (and if applicable each such similar certificate delivered to the Master Servicer or Trustee pursuant to each Other Pooling Agreement by the Other Primary Servicer or the Other Special Servicer to the related Pari Passu Companion Loans) shall be delivered to the Depositor and the Trustee by March 15th of each year (or if not a Business Day, the immediately preceding Business
Day). The Sarbanes-Oxley Certification attached hereto as Exhibit N shall be delivered to the Trustee for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.20(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's or Special Servicer's obligations of the Master Servicer or the Special Servicer, as the case may be, under this Section 3.20(c) or the negligence, bad faith or willful misconduct of the Master Servicer or the Special Servicer, as the case may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this
Section 3.20(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 3.20(c) or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 3.20(c) or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (d) Upon any filing with the Commission, the Trustee shall upon request deliver to the Depositor, Master Servicer and Special Servicer a copy of any such executed report, statement or information.

            (e) Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 3.21 Lock-Box Accounts, Escrow Accounts.

            The Master Servicer shall administer each Lock-Box Account and Escrow Account in accordance with the related Mortgage or Loan Agreement or Lock-Box Agreement, if any, and administer any letters of credit pursuant to the related letter of credit agreement and the Loan Documents.

            Notwithstanding the foregoing, to the extent that any cash amounts are held in an Escrow Account and the mortgagee under the related Loan Documents is permitted, but not required, to apply such amounts to prepay the related Mortgage Loan (or Serviced Whole Loan), neither the Master Servicer nor the Special Servicer shall apply such amounts to prepay the Mortgage Loan (or Serviced Whole Loan) until after the occurrence of an event of default under the Mortgage Loan that may result in the Mortgage Loan (or Serviced Whole Loan) being accelerated or becoming a Specially Serviced Mortgage Loan.

            Section 3.22 Property Advances.

            (a) Except with respect to the Non-Serviced Mortgage Loans, the Master Servicer (or, to the extent provided in Section 3.22(b), the Trustee) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. The Special Servicer shall give the Master Servicer, the Trustee and the related Companion Loan Representative not less than five Business Days' written (facsimile) notice before the date on which the Master Servicer is requested to make any Property Advance with respect to a given Specially Serviced Mortgage Loan or REO Property (other than related to a Non-Serviced Mortgage Loan). In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the related Companion Loan Representative with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Property Advance would constitute a Nonrecoverable Advance. Any such notice by the Special Servicer to the Master Servicer of a required Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. Although the Special Servicer may determine whether a Property Advance is a Nonrecoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable. In the absence of a determination by the Special Servicer that a Property Advance is a Nonrecoverable Advance, all determinations of recoverability with respect to Property Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or the Trustee, as applicable. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Property Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan other than in respect of a Non-Serviced Mortgage Loan or a Companion Loan related thereto is a Nonrecoverable Advance promptly after making such determination. The Master Servicer and the Trustee shall be entitled to conclusively rely on and shall be bound by such a determination (but this statement shall not be construed to entitle the Special Servicer to reverse any determination that may have been made by the Master Servicer or the Trustee or to prohibit the Master Servicer or the Trustee from making a determination, that any Property Advance constitutes or would constitute a Nonrecoverable Advance). The Master Servicer and the Special Servicer shall consider Unliquidated Advances in respect of prior Property Advances for the purposes of non-recoverability determinations as if such amounts were unreimbursed Property Advances.

            For purposes of distributions to Certificateholders and Companion Loan Noteholders and compensation to the Master Servicer or the Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan or Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan so provide.

            (b) The Master Servicer shall notify the Trustee and the related Companion Loan Representative in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of
Section 3.22(c), shall pay the amount of such Property Advance in accordance with such information and instructions.

            (c) None of the Master Servicer, the Special Servicer or the Trustee shall be obligated to make a Property Advance as to any Mortgage Loan or Serviced Whole Loan or REO Property if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such Advance will be a Nonrecoverable Advance. The determination by any Person with an obligation hereunder to make Property Advances that it has made a Nonrecoverable Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Advance, shall be made by such Person in its sole discretion exercised in good faith and, shall be evidenced by an Officer's Certificate delivered on or prior to the next Master Servicer Remittance Date to the related Companion Loan Noteholders (and the related subsequent master servicer and special servicer, if applicable), in the case of any Serviced Whole Loan, setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person's possession) and any engineers' reports, environmental surveys or similar reports that such Person may have obtained and that support such determination. In making such recoverability determination, such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan or Serviced Whole Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that an Advance is a Nonrecoverable Advance) and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information as reasonably may be required for such purposes. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder. Absent bad faith, any determination made by a Person which is authorized hereunder to make such determination, that a Property Advance constitutes or would constitute a Nonrecoverable Advance will be conclusive and binding on the other parties to this Agreement and on the Certificateholders and the Companion Loan Noteholders (but this statement shall not be construed to entitle any such authorized Person to reverse any other such authorized Person's determination, or to be prohibit any such other authorized Person from making a determination, that a Property Advance constitutes or would constitute a Nonrecoverable Advance).

            (d) The Master Servicer, the Special Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(a)(ii) or Section 3.06A of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer and the Special Servicer, as applicable, hereby covenant and agree to use efforts consistent with the Servicing Standard to obtain the reimbursement of such Property Advances from the related Mortgagors to the extent permitted by applicable law and the related Loan Documents.

            (e) Notwithstanding anything to the contrary contained in this Agreement, if a Property Advance is required to be made under this Agreement, the Special Servicer may, in its sole discretion, either elect to make such Property Advance or request that the Master Servicer make such Property Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Property Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Property Advance as the Master Servicer may reasonably request, subject to the Master Servicer's right to determine that such Property Advance does not constitute or would not constitute a Nonrecoverable Advance. The Master Servicer shall have the obligation to make any such Property Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Property Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance). The Master Servicer shall be entitled to reimbursement for any Advance made by it at the direction of the Special Servicer, together with interest thereon at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Advances made thereby.

            Section 3.23 Appointment of Special Servicer.

            (a) LNR Partners, Inc. is hereby appointed as the initial Special Servicer to service each of the Mortgage Loans and the Serviced Whole Loans (other than the Non-Serviced Mortgage Loans).

            (b) Except to the extent that the Companion Loan Noteholders under their related Intercreditor Agreement have the right to replace the Special Servicer with respect to their related Serviced Whole Loan, the Controlling Class Representative at any time shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer entitled to the same servicing compensation as its predecessor, provided that each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not have caused a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. If there is an Event of Default with respect to the Special Servicer, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02. The Special Servicer may be removed by the Controlling Class Representative or, to the extent that the Companion Loan Holders under the related Intercreditor Agreement have the right to replace the Special Servicer, such Companion Loan Noteholder as aforesaid, provided that a successor Special Servicer is appointed, in respect of the Mortgage Loans that the Special Servicer would no longer be servicing, as provided in this Section 3.23. The Controlling Certificateholders (or, if applicable, the Companion Loan Noteholder removing the Special Servicer with respect to such Serviced Whole Loan) shall assume any costs relating to the removal without cause of the Special Servicer by the Controlling Class Representative and to the subsequent appointment of a successor Special Servicer. Notwithstanding the foregoing, the Special Servicer may not be removed as Special Servicer with respect to the Hyatt Regency Dallas Whole Loan except for cause.

            (c) The appointment of any such successor Special Servicer, shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified in Section 3.23(a) above shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer and any costs incurred by the Trust in connection with the replacement of a Special Servicer shall be paid by the Certificateholders or Companion Loan Noteholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

            (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee and each Rating Agency, as evidenced in writing and the Trustee has received Rating Agency Confirmation.

            (e) Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.05(a) mutatis mutandis as of the date of its succession.

            Section 3.24 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

            (a) Upon determining that any Mortgage Loan or Serviced Whole Loan (other than a Non-Serviced Mortgage Loan or a Companion Loan related thereto) has become a Specially Serviced Mortgage Loan, the Master Servicer shall promptly give notice thereof to the Special Servicer, the Controlling Class Representative, the related Companion Loan Noteholder(s) and the Trustee and shall deliver a copy of the Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File, but including copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan or Serviced Whole Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan and/or Companion Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan and/or Companion Loan until the Special Servicer has commenced the servicing of such Mortgage Loan and/or Companion Loan, which shall occur upon the receipt by the Special Servicer of the Servicing File. With respect to each such Mortgage Loan and/or Companion Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Mortgagor to continue to remit all payments in respect of such Mortgage Loan and/or Companion Loan to the Master Servicer. The Master Servicer shall forward any notices it would otherwise send to the Mortgagor of such a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Mortgagor.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer, the Trustee and any related Companion Loan Noteholder(s) and, upon giving such notice and the return of the Servicing File to the Master Servicer, such Mortgage Loan and/or Companion Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loans, the Special Servicer's obligation to service such Mortgage Loan and/or Companion Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and/or Companion Loan as a Mortgage Loan and/or Companion Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Mortgagor has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Mortgagor to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Master Servicer.

            (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan or Serviced Whole Loan information, including correspondence with the related Mortgagor, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

            (c) Notwithstanding the provisions of subsections (a) and (b) of this Section 3.24 the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement to the extent such information is within its possession. The Special Servicer shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement to the extent within its possession.

            Section 3.25 Interest Reserve Account. The Trustee shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as an Eligible Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in January in a year which is not a leap year, the Master Servicer shall remit to the Trustee for deposit into the Interest Reserve Account, in respect of all the Mortgage Loans which accrue interest on the basis of a 360-day year and the actual number of days in the related month, an amount equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On or prior to the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

            Section 3.26 Controlling Class Approvals.

            (a) The Controlling Class Representative shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid (i) endangering the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") and except as set forth in, and in any event subject to,
Section 3.26(b), the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified thereof and/or receipt of all reasonably requested documents in the Special Servicer's possession (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property (other than with respect to the Non-Serviced Mortgage Loans)) of the ownership of properties securing such Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification, extension, amendment or waiver a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

            (iii) any proposed sale of an REO Property for less than the Purchase Price (other than in connection with the termination of the Trust Fund pursuant to Section 9.01);

            (iv) any acceptance of a discounted payoff of a Mortgage Loan;

            (v) any determination to bring a Mortgaged Property or a REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property or an REO Property;

            (vi) any release of collateral for a Mortgage Loan or any release of a Mortgagor or guarantor or acceptance of any assumption agreement (other than in accordance with the terms of, or satisfaction of, such Mortgage
      Loan);

            (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage
      Loan);

            (viii) any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause with respect to a Mortgage Loan;

            (ix) any acceptance of an assumption agreement releasing a Mortgagor or a guarantor from liability under a Mortgage Loan; and

            (x) any release of or any performance or "earn-out" reserves, escrows or letters of credit;

            (b) Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by the Controlling Class Representative, as contemplated by this Agreement may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Mortgage Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of the Lower-Tier REMIC and the Upper-Tier REMIC or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement. In the event that the Special Servicer determines that immediate action is necessary to protect the interest of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

            (c) Each of the Master Servicer and Special Servicer, as appropriate, shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Controlling Class Representative and any related Companion Loan Noteholder(s) regarding, on no more often than a monthly basis, during regular business hours at such time and for such duration as the Master Servicer, the Special Servicer, the Controlling Class Representative and any related Companion Loan Noteholder(s) shall reasonably agree, the performance of any Mortgage Loan or Serviced Whole Loan that is delinquent, Specially Serviced Mortgage Loans, Mortgage Loans or Serviced Whole Loans on the CMSA Servicer Watch List, or Mortgage Loans or Serviced Whole Loans otherwise reasonably identified as exhibiting deteriorating performance. The Controlling Class Representative and any related Companion Loan Noteholder(s) agree to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the Mortgage Loans or Serviced Whole Loans it intends to discuss. As a condition to such disclosure, the Controlling Class Representative and any related Companion Loan Noteholder(s) shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit O-2 and an Investor Certification.

            (d) Notwithstanding the foregoing, with respect to each Serviced Whole Loan the Controlling Class Representative will not have any of the above described approval rights if the related Intercreditor Agreement provides that such rights are exercisable only by the holder of the related Companion Loan or will exercise them in conjunction with the related Companion Loan Noteholders to the extent provided in the related Intercreditor Agreement, as applicable. The Controlling Class Representative is authorized to exercise the rights and powers of the Trustee, as holder of the Mortgage Note for each of the Non-Serviced Mortgage Loans, under each of the related Intercreditor Agreements and Other Pooling Agreements with respect to (i) any loan level approvals, modifications, consents, authorizations or consultation rights, (ii) the right to appoint a new master servicer or sub-servicer in the event of an event of default under the Other Pooling Agreement or (iii) the right, acting solely in its individual capacity, to purchase a Non-Serviced Companion Loan or cure a default thereunder. If the Trustee is requested to take any action in its capacity as holder of the Mortgage Note for such Non-Serviced Mortgage Loan, the Trustee will notify the Controlling Class Representative and, subject to Section 7.1, act in accordance with the instructions of, the Controlling Class Representative to the extent set forth in this Agreement; provided that the Trustee shall not be required to take any action at the direction of the Controlling Class Representative that is not permitted under applicable law or the terms of the related Intercreditor Agreement and Other Pooling Agreement. With respect to each Non-Serviced Mortgage Loan, the Controlling Class Representative shall only have the rights set forth in the related Intercreditor Agreement or Other Pooling Agreement with respect to such Non-Serviced Mortgage.

            Section 3.27 Modifications, Waivers and Amendments.

            (a) Subject to Sections 3.26, 3.28 and 3.32 and subsections (b) through (g) below, as applicable, the Special Servicer may agree to any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan.

            (b) Subject to Section 3.26 and 3.32, the Special Servicer shall determine, in accordance with the Servicing Standard, that any modification, waiver or amendment is appropriate and, except as provided in Section 3.02,
Section 3.08, Section 3.09 and Sections 3.27(k) and 3.27(l), only the Special Servicer may consent to modifications, waivers or amendments of any term of any Mortgage Loan or Serviced Whole Loan.

            (c) The parties acknowledge the exclusive right of the Controlling Class Representative to approve or disapprove any proposed modification, waiver or amendment of the terms of any Non-Serviced Mortgage Loan under Section 3.26(d) (subject to the conditions therein stated). None of the Master Servicer, any subservicer or the Special Servicer shall agree to any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan if such modification, waiver or amendment would:

            (i) affect the amount or timing of any related scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the Mortgage Loan or Serviced Whole Loan;

            (ii) affect the obligation of the related Mortgagor to pay a Yield Maintenance Charge or permit a Principal Prepayment during the applicable Lock-out Period;

            (iii) except as expressly provided by the related Mortgage, or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding Principal Prepayment; or

            (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or Serviced Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

            (d) Notwithstanding anything set forth in Section 3.27(c), the Special Servicer may, subject to Sections 3.26 and 3.28 and in accordance with any applicable Intercreditor Agreement, consistent with the Servicing Standard:

            (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

            (ii) reduce the amount or change the timing of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

            (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan;

            (iv) extend the Maturity Date of any Specially Serviced Mortgage
      Loan;

            (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan; and/or

            (vi) accept a Principal Prepayment during any Lock-out Period;

provided, however, that (x) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, in accordance with the Servicing Standard such modification, waiver or amendment would increase the recovery to Certificateholders and any related Companion Loan Noteholder, as a collective whole, on a net present value basis documented to the Trustee, by means of an Officer's Certificate of the Special Servicer setting forth the procedures and considerations of the Special Servicer forming the basis of the Special Servicer's determination (including but not limited to information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an Appraisal of the related Mortgaged Property, if otherwise required pursuant to this Agreement or the Servicing Standard), and (z) with respect to clause (v) above, the Special Servicer has received Rating Agency Confirmation.

            (e) Notwithstanding anything set forth in this Agreement, in no event shall the Special Servicer be permitted to:

            (i) extend the Maturity Date of a Mortgage Loan or Serviced Whole Loan beyond a date that is two years prior to the Rated Final Distribution Date; or

            (ii) if the Mortgage Loan or Serviced Whole Loan is secured by a ground lease, extend the Maturity Date of such Mortgage Loan or Serviced Whole Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Controlling Class Representative or, if applicable, the Companion Loan Representative if the Special Servicer gives due consideration to the remaining term of the ground lease).

            (f) The Special Servicer shall provide copies of any modifications, waivers, amendments or extensions to the Controlling Class Representative, the Holder of any Private Certificate, the Rating Agencies and the related Companion Loan Noteholder. All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans or Serviced Whole Loans, pursuant to this Section 3.27 shall be in writing. The Master Servicer or the Special Servicer, as applicable, shall notify the other servicers and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan or Serviced Whole Loan pursuant to this Section 3.27, prior to the effective date thereof and the date as of which the related modification, waiver or amendment is to take effect, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the Master Servicer or Special Servicer, as applicable) an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan is effected shall be made available for review during normal business hours at the offices of the Trustee.

            (g) Any payment of interest which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders and Companion Loan Noteholders, be added to the unpaid principal balance of the related Mortgage Loan or Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan so permit or that such interest may actually be capitalized.

            (h) Promptly after any Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall request from the Trustee the name of the current Controlling Class Representative and shall request from the Master Servicer the names of the related Companion Loan Noteholder. Upon receipt of the name of such current Controlling Class Representative from the Trustee, the Special Servicer shall notify the Controlling Class Representative and, with respect to a Companion Loan, the Companion Loan Noteholder that such Mortgage Loan or Serviced Whole Loan became a Specially Serviced Mortgage Loan.

            (i) With respect to the Streets at Southpoint Mortgage Loan and the Rockaway 80 Corporate Center Mortgage Loan, each of the related Intercreditor Agreements require the Special Servicer to prepare and deliver an "Asset Status Report" after such Mortgage Loan becomes a Specially Serviced Mortgage Loan for approval of the respective Companion Loan Representative, subject to the limitations contained in such Intercreditor Agreement, and each of the Master Servicer and Special Servicer will comply with the terms of the related Intercreditor Agreement with respect thereto.

            (j) In accordance with the foregoing subsections of this Section 3.27, the Special Servicer shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, or to charge a fee for such modification, waiver or amendment, only if such modification, waiver or amendment (or the charging of such fee) (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b)(3), as determined by the Special Servicer (and the Special Servicer may rely on an Opinion of Counsel in making such determination) and (b) would be in accordance with the Servicing Standard.

            (k) Notwithstanding the foregoing subsections of this Section 3.27, the Master Servicer may modify or amend the terms of any Mortgage Loan or Serviced Whole Loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan) without the consent of the Special Servicer in order to (i) cure any ambiguity therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error; provided that such modification or amendment is not material and would not be a "significant modification" of the Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (and the Master Servicer may rely on an Opinion of Counsel at the related Mortgagor's expense in making such determination).

            (l) Notwithstanding the foregoing subsections of this Section 3.27, with respect to any Mortgage Loan or Serviced Whole Loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan), the Master Servicer, may, without any Rating Agency Confirmation as provided in Section 3.09, Special Servicer approval or Controlling Class Representative approval (other than any Companion Loan Noteholder's approval that may be required under the related Intercreditor Agreement) (i) consent to subordination of the related Mortgage Loan to such easement or right-of-way for utilities, access, parking, public improvements or another purpose or to a declaration of covenants, restrictions or like agreements, provided the Master Servicer shall have determined in accordance with the Servicing Standard that such easement, right-of-way or restriction agreement shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property, (ii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Loan Documents), (iii) approve or consent to grants of easements, rights-of-way and restrictive covenants that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan, (iv) approve routine leasing activity with respect to leases for less than 25,000 square feet (provided (1) that no subordination, non-disturbance and attornment agreement exists with respect to such lease and (2) each such lease is not more than 20% of the related Mortgaged Property), and provided, further, that (x) no such lease is a ground lease; and provided further that (y) the Master Servicer may not grant or enter into any subordination, non-disturbance and attornment agreement without the prior written consent of the Special Servicer, (v) waive the timing of receipt of financial statements from a Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter, (vi) waive any provision of a Mortgage Loan or Serviced Whole Loan requiring a specific notice period prior to a principal prepayment, (vii) extend the time available to a Mortgagor to complete repairs, replacement or improvements or extend the expiration date of any letters of credit pledged as security against such obligation; provided that (a) the maximum allowable extension shall be 90 days, (b) there are no significant health or safety issues on the Mortgaged Property which are the subject of the extension, (c) the Mortgage Loan for such Mortgaged Property is not on the CMSA Servicer Watch List and (d) the extension is caused by construction delays or delays in obtaining a permit, (viii) approve of annual budgets for a Mortgaged Property; provided that (a) the Mortgage Loan for such Mortgaged Property is not on the CMSA Servicer Watch List and (b) that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted for the prior year or (2) provides for the payment of any material expenses to any Affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more that the management fee in effect on the Cut-Off Date), (ix) waive a minor covenant default (but this shall not be construed to permit waiver of financial covenants) and (x) consent to any matter otherwise requiring consent of the Special Servicer if the Master Servicer and Special Servicer have agreed in writing that such matter shall not require the consent of the Special Servicer; provided that any such modifications, waivers or amendments (x) would not in any way affect a payment term of the Certificates, (y) would not constitute a "significant modification" of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (i) endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") and (z) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard.

            (m) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent to a modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Whole Loan and, further, pursuant to the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and
(ii) any related costs and expenses incurred by it; provided that the charging of such fee would not be a "significant modification of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Any such fee that is to be apportioned between the Master Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            Section 3.28 Additional Obligations with Respect to Certain Mortgage Loans.

            (a) With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with a Stated Principal Balance in excess of $20,000,000, with respect to any replacement of the Manager for the related Mortgaged Property, the Master Servicer or Special Servicer, as applicable, to the extent permitted by the related Loan Documents, shall require Rating Agency Confirmation and shall condition its consent to such replacement on the Mortgagor paying for such Rating Agency Confirmation.

            Section 3.29 Certain Matters Relating to the Non-Serviced Mortgage Loans. In the event that any of the applicable Other Trustee, the Other Primary Servicer or the Other Special Servicer shall be replaced in accordance with the terms of the related Other Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to such Other Trustee, the Other Primary Servicer or the Other Special Servicer, as the case may be, in each case with reasonable promptness following request therefor by a party to such Other Pooling Agreement.

            Section 3.30 Additional Matters Regarding Advance Reimbursement.

            (a) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Collection Account, the Special Servicer, the Master Servicer or the Trustee, at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(a)(ii)(B) immediately, may elect to refrain from obtaining such reimbursement for some or all such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date, for successive one-month periods for a total not to exceed 12 months. If the Special Servicer, the Master Servicer or the Trustee makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be reimbursable pursuant to Section 3.06(a)
(ii)(B)). In connection with a potential election by the Special Servicer, the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Special Servicer, the Master Servicer or the Trustee shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Collection Period; provided, however, if, at any time the Special Servicer, the Master Servicer or the Trustee, as applicable, determines that the reimbursement of a Nonrecoverable Advance during a one-month Collection Period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the Special Servicer, the Master Servicer or the Trustee, as applicable, shall give the Rating Agencies at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1) the Special Servicer, the Master Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Special Servicer's, the Master Servicer's or the Trustee's, as applicable, ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Special Servicer, the Master Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) the Special Servicer or the Master Servicer, as applicable, has not timely received from the Trustee information requested by the Special Servicer or the Master Servicer, as applicable, to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Special Servicer, the Master Servicer or the Trustee, as applicable, shall give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Special Servicer, the Master Servicer or the Trustee, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to Rating Agencies contemplated by the immediately preceding sentence. Any election by the Special Servicer, the Master Servicer or the Trustee to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Special Servicer, the Master Servicer or the Trustee any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of the Special Servicer, the Master Servicer or the Trustee to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by the Special Servicer, the Master Servicer, or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Special Servicer, the Master Servicer, the Trustee or the other parties to this Agreement will have any liability to one another or to any of the Certificateholders for any such election that such party makes to refrain or not to refrain from reimbursing itself as contemplated by this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standard or any duty under this Agreement. The Master Servicer's or the Trustee's, as applicable, agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall give the Special Servicer, the Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance if there is principal collections then available in the Collection Account pursuant to Section 3.06 or to defer reimbursement of a Nonrecoverable Advance for an aggregate period exceeding 12 months.

            (b) If the Master Servicer or the Special Servicer is required to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made, then the Trustee will be required: (i) if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and (ii) if the failure continues for three more business days, to make the Advance.

            Section 3.31 Additional Matters with Respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan.

            (a) In the event that the applicable Mortgage Loan Seller (a "Repurchasing Seller") with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan repurchases its respective Note (a "Repurchased Note") pursuant to Section 2.03, the provisions of this Section 3.31 shall apply, and each related Mortgage Loan Seller has agreed in the related Loan Sale Agreement as follows with respect to the servicing and administration of the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan and the Cascade Mall Mortgage Loan, as applicable, in the event of such a repurchase unless and until such time as both related Notes are repurchased or otherwise no longer part of the Trust, and the related successor holders thereof have entered into a servicing agreement with respect to such Notes. For purposes of this Section 3.31 only, "Note" shall mean each original promissory note that collectively represents the Note (as defined in Article I) with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, and shall not be a collective reference to such respective promissory notes.

            (b) Custody of and record title under the respective Loan Documents with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, shall be held exclusively by the Trustee as provided under this Agreement, except that the Repurchasing Seller shall hold and retain title to its original Repurchased Note and any related endorsements thereof.

            (i) Payments from the related Mortgagor or any other amounts received with respect to each Note shall be collected as provided in this Agreement by the Master Servicer and shall be applied on each Due Date pro rata to each related Note based on its respective Repurchased Percentage Interest, subject to Section 3.31(b)(ii). Payments or any other amounts received with respect to the related Repurchased Note shall be held in trust for the benefit of the Repurchasing Seller and remitted (net of its pro rata share of any Master Servicing Fees, Special Servicing Fees, and any other amounts due to the Master Servicer, Special Servicer, Trustee or any other Person hereunder) to the Repurchasing Seller or its designee by the Master Servicer on each Distribution Date pursuant to instructions provided by the Repurchasing Seller and deposited and applied in accordance with this Agreement, subject to Section 3.31(b)(ii). In the event that the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, becomes an REO Mortgage Loan, payments or any other amounts received with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, shall be collected and shall be applied on each Due Date pro rata to each related Note based on its respective Repurchased Percentage Interest, subject to Section 3.31(b)(ii).

            (ii) In the event that the Master Servicer or the Special Servicer, as applicable, receives an aggregate payment of less than the aggregate amount due under the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, at any particular time, the Repurchasing Seller shall be entitled to receive from the Master Servicer an amount equal to the Repurchasing Seller's Repurchased Percentage Interest of such payment. All expenses, losses and shortfalls relating solely to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, including, without limitation, losses of principal or interest, Property Advances that have been declared Nonrecoverable Advances, interest on Property Advances, Special Servicing Fees, Workout Fees and Liquidation Fees (including any such fees related to the related Notes), will be allocated between the holders of such Notes pro rata based on their respective Repurchased Percentage Interest of such losses and expenses. In no event shall any costs, expenses, fees or any other amounts related to any Mortgage Loan, that do not affect or are not related to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, be deducted from payments or any other amounts received with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, and payable to the Repurchasing Seller. For purposes of this Section 3.31, "Repurchased Percentage Interest" shall mean: (A) the 80% interest of GSMC and the 20% interest of Commerzbank in the Mall at Wellington Green Mortgage Loan, (B) the 50% interest of the applicable Mortgage Loan Seller in The Streets at Southpoint Mortgage Loan and (C) the 51.2% interest of Commerzbank and the 48.8% interest of GSMC in the Cascade Mall Mortgage Loan.

            (iii) The Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, shall be serviced for the benefit of the each Repurchasing Seller and, if applicable, the Certificateholders pursuant to the terms and conditions of the Agreement in accordance with the Servicing Standard and in accordance with the provisions herein as if the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, was a Serviced Companion Loan. For so long as the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, shall be serviced by the Master Servicer or the Special Servicer in accordance with the requirements of the Agreement, the Master Servicer or the Special Servicer, as applicable, on behalf of the holders thereof shall administer the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, consistent with the terms of this Agreement with respect to Serviced Mortgage Loans. The Repurchasing Seller shall not be permitted to terminate the Master Servicer or Special Servicer as servicer or special servicer of the related Repurchased Note. All rights of the mortgagee under the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, will be exercised by the Master Servicer or Special Servicer, on behalf of the Trust Fund to the extent of its interest therein and on behalf of the Repurchasing Seller to the extent of its interest therein (as a collective whole) in accordance with the Agreement.

            (iv) The Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, shall, consistent with this Agreement, be serviced as if it were a Serviced Mortgage Loan. Each Repurchasing Seller shall be treated hereunder as if it were a Companion Loan Noteholder on a pari passu basis. Funds collected by the Master Servicer or the Special Servicer, as applicable, and applied to the Notes shall be deposited and disbursed in accordance with the provisions hereof relating to holders of Companion Loans that are pari passu in right of payment. Compensation shall be paid to the Master Servicer and the Special Servicer with respect to the related Repurchased Note as provided in this Agreement with respect to a Serviced Companion Loan. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to make P&I Advances with respect to the related Repurchased Note. Except as otherwise specified herein, the Master Servicer and the Special Servicer shall have no reporting requirement with respect to the related Repurchased Note other than to deliver to the related Repurchased Noteholder any document required to be delivered to a Companion Loan Noteholder hereunder.

            (c) If either Note is considered a Specially Serviced Mortgage Loan, then both Notes shall be a Specially Serviced Mortgage Loan under this Agreement. The Special Servicer shall cause such related Repurchased Note to be specially serviced for the benefit of the Repurchasing Seller in accordance with the terms and provisions set forth in this Agreement and shall be entitled to any Special Servicing Fee, Workout Fee or Liquidation Fee that would be payable to the Special Servicer under this Agreement if the Repurchased Note were a Serviced Companion Loan.

            (d) If (A) the Master Servicer shall pay any amount to the Repurchasing Seller pursuant hereto in the belief or expectation that a related payment has been made or will be received or collected in connection with either or both of the Notes and (B) such related payment is not received or collected by the Master Servicer, then the Repurchasing Seller will promptly on demand by the Master Servicer return such amount to the Master Servicer. If the Master Servicer determines at any time that any amount received or collected by the Master Servicer in respect of the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, must be returned to the related Mortgagor or paid to any other person or entity pursuant to any insolvency law or otherwise, notwithstanding any other provision of this Agreement, the Master Servicer shall not be required to distribute any portion thereof to the Repurchasing Seller, and the Repurchasing Seller will promptly on demand by the Master Servicer repay, which obligation shall survive the termination of this Agreement, any portion thereof that the Master Servicer may have distributed to the Repurchasing Seller, together with interest thereon at such rate, if any, as the Master Servicer may pay to the related Mortgagor or such other person or entity with respect thereto.

            (e) Subject to this Agreement, the Master Servicer, or the Special Servicer, as applicable, on behalf of the holders of the Repurchased Note, shall have the exclusive right and obligation to (i) administer, service and make all decisions and determinations regarding the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, and (ii) enforce the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, Documents as provided hereunder. Without limiting the generality of the preceding sentence, the Master Servicer, or Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the related Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Repurchasing Seller, subject, however, to the terms of this Agreement.

            (f) In taking or refraining from taking any action permitted hereunder, the Master Servicer and the Special Servicer shall each be subject to the same degree of care with respect to the administration and servicing of the Mortgage Loans as is consistent with this Agreement; and shall only be liable to the Repurchasing Seller to the extent set forth herein with respect to any holder of a Serviced Companion Loan.

            (g) In the event that the Trustee, the Master Servicer or the Special Servicer has made a Property Advance with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, which would otherwise be reimbursable to such advancing party under this Agreement, and such Advance is determined to be a Nonrecoverable Advance, the Repurchasing Seller shall reimburse the Trustee, Master Servicer or the Special Servicer, as applicable, in an amount equal to its Repurchased Percentage Interest such Nonrecoverable Advance and Advance Interest thereon. Notwithstanding the foregoing, the Repurchasing Seller will not be obligated to reimburse the Trustee, Master Servicer or Special Servicer (and amounts due to the Repurchasing Seller shall not be offset) for Advances or interest thereon or any amounts related to Mortgage Loans other than the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, to the extent that such Advances are not incurred for the benefit of the holders (collectively) of the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, or for P&I Advances or interest thereon with respect to the Note that is not the Repurchased Note. To the extent that the Repurchasing Seller reimburses any such Nonrecoverable Advances and such amounts are subsequently recovered, the Repurchasing Seller shall receive a reimbursement from such recovery to the same extent. This reimbursement right shall not limit the Trustee's, Master Servicer's or the Special Servicer's rights to reimbursement under this Agreement. Notwithstanding anything to the contrary contained herein, the total liability of the Repurchasing Seller shall not exceed an amount equal to its Repurchased Percentage Interest of the aggregate the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, obligations.

            (h) The Repurchasing Seller shall have the right to assign the related Repurchased Note; provided that the assignee of the related Repurchased Note shall agree in writing to be bound by the terms of this Agreement.

            (i) The Master Servicer and the Special Servicer shall, in connection with their servicing and administrative duties under this Agreement, exercise efforts consistent with the Servicing Standard to execute and deliver, on behalf of the Repurchasing Seller as a holder of a pari passu interest in the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, any and all financing statements, continuation statements and other documents and instruments necessary to maintain the lien created by any Mortgage or other security document related to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, on the Mortgaged Properties and related collateral, any and all modifications, waivers, amendments or consents to or with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments with respect to the related Repurchased Note or related Repurchased Notes and the Mortgaged Property or Mortgaged Properties all in accordance with, and subject to, the terms of this Agreement. The Repurchasing Seller agrees to furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney or other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties under this Agreement related to such Mortgage Loan; provided, however, that the Repurchasing Seller shall not be liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; and further provided that the Master Servicer or the Special Servicer, without the written consent of the Repurchasing Seller, shall not initiate any action in the name of the Repurchasing Seller without indicating its representative capacity that actually causes, the Repurchasing Seller to be registered to do business in any state.

            The Repurchasing Seller agrees to deliver to the Master Servicer or the Special Servicer, as applicable the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, Documents related to the related Repurchased Note or related Repurchased Notes, as applicable, any Requests for Release and any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of the Mortgaged Properties or to any legal action or to enforce any other remedies or rights provided by the Note(s) or the Mortgage(s) or otherwise available at law or equity with respect to the related Repurchased Note.

            (j) In the event that the applicable Mortgage Loan Seller (a "Property Purchasing Seller") with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, purchases an interest in the REO Property that corresponds to the related Property Purchasing Seller's portion thereof as provided for in Section 2.03(a) of this Agreement, until such time as the other related Mortgage Loan Seller purchases its corresponding interest in such REO Property, the Special Servicer shall consult with the Property Purchasing Seller with respect to any material decisions with regard to such REO Property and shall consider any alternative proposal, objection or other recommendation of the Property Purchasing Seller, but shall be entitled to reject such proposal, objection or other recommendation in its reasonable discretion. Notwithstanding anything contained in this paragraph (j) to the contrary, no advice, direction or objection from or by the Property Purchasing Seller may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate the terms of the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan, as applicable, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of the Lower Tier REMIC and the Upper Tier REMIC or (B) result in the imposition of a "prohibited transaction" tax or tax on "contributions" under the REMIC Provisions.

            (k) The rights granted to the Repurchasing Seller under this Section shall in all respects be subject to the general rights, protections and immunities granted to the parties in this Agreement and the Controlling Class Representative under the other sections of this Agreement and this Section shall not be construed to limit such rights, protections and immunities.

            Section 3.32 Serviced Companion Loan Intercreditor Matters.

            (a) If, pursuant to Section 2.03, Section 3.18 or Section 9.01, any Mortgage Loan that relates to a Serviced Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Intercreditor Agreement and shall assume the rights and obligations of the holder of the Note that represents the related Mortgage Loan under such Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as the holder of the Note that represents the related Mortgage Loan (as a result of such purchase or repurchase) and (except for the actual Note) on behalf of the holder of the Note that represents the related Companion Loan. Thereafter, such Mortgage File shall be held by the holder of the Note that represents the related Mortgage Loan or a custodian appointed thereby for the benefit thereof, on behalf of itself and the holder of the related Companion Loan as their interests appear under the related Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under any separate servicing agreement for the Serviced Whole Loan.

            In addition, if at any time neither any portion of a Mortgage Loan related to a Serviced Whole Loan nor any related REO Property is an asset of the Trust, and if a separate servicing agreement with respect to the Serviced Whole Loan or any REO Property, as applicable, has not been entered into pursuant to the related Intercreditor Agreement (or any Rating Agency Confirmation required with respect to any Pari Passu Companion Loan has been obtained), then, until such time as a separate servicing agreement is entered into in accordance with such Intercreditor Agreement, and notwithstanding that neither such Mortgage Loan nor any related REO Property is an asset of the Trust, the Trustee shall continue to hold the related Mortgage File, and the Master Servicer and the Special Servicer shall continue to service and administer the applicable Serviced Whole Loan and/or any REO Property, for the benefit of the holder of the applicable Mortgage Loan and the related Companion Loan Holders, under this Agreement as if such Serviced Whole Loan or any REO Property were the sole assets subject thereto, with any references herein to (i) the Trust, (ii) the Trustee, (iii) the Certificates, (iv) the Certificateholders, or (v) any representative of such holders, all being construed to refer to the "Note A Holder".

            Subject to the terms of the applicable Intercreditor Agreement, if pursuant to Section 2.03, Section 3.18 or Section 9.01, any Mortgage Loan that relates to a Serviced Whole Loan is purchased or repurchased from the Trust Fund and the servicing and administration of the Serviced Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, the Master Servicer and the Special Servicer shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and the Special Servicer, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Whole Loan and the related Mortgaged Property shall be the sole asset serviced and administered thereunder and the sole source of funds thereunder. Prior to the applicable Serviced Whole Loan being serviced under any separate servicing agreement, the Rating Agencies then rating any securities issued in connection with a securitization of any related Pari Passu Companion Loan shall have provided written confirmation to the related Companion Loan Noteholder (at such Serviced Companion Loan Holders' expense) that the servicing of such Serviced Whole Loan under such agreement would not result in a downgrade, qualification or withdrawal of any of the ratings assigned by such Rating Agencies with respect to the related class of securities issued by the Other Pooling Agreement.

            (b) With respect to each Serviced Companion Loan, notwithstanding any rights the Controlling Class Representative hereunder may have to approve, consult with respect to, direct or consent to any action or other matter with respect to the servicing of such Serviced Companion Loan, to the extent the related Intercreditor Agreement provides that such right is exercisable by the related Companion Loan Noteholder or is exercisable in conjunction with any related Companion Loan Noteholder, the Controlling Class Representative shall not be permitted to exercise such right or, to the extent provided in the related Intercreditor Agreement, shall be required to exercise such right in conjunction with any related Companion Loan Noteholder, as applicable. Additionally, notwithstanding anything in this Agreement to the contrary, the Master Servicer or Special Servicer, as applicable, shall consult, seek the approval or obtain the consent of the holder of any Serviced Companion Loan with respect to any matters with respect to the servicing of such Serviced Companion Loan to the extent required under the related Intercreditor Agreement and shall not take such actions requiring consent of the Companion Loan Noteholder without such consent. In addition, notwithstanding anything to the contrary, the Master Servicer or Special Servicer, as applicable, shall deliver reports and notices to the Companion Loan Noteholder as required under the related Intercreditor Agreement.

            (c) With respect to each Serviced Whole Loan, the Master Servicer shall prepare, or cause to be prepared, on an ongoing basis a statement setting forth, to the extent applicable to the Serviced Whole Loan:

            (i) (A) the amount of the distribution from the related Whole Loan Custodial Account allocable to principal and (B) separately identifying the amount of scheduled principal payments, balloon payments, principal prepayments made at the option of the Mortgagor or other principal prepayments (specifying the reason therefor), net liquidation proceeds and foreclosure proceeds included therein and information on distributions made with respect to the related Serviced Whole Loan;

            (ii) the amount of the distribution from the related Serviced Whole Loan Custodial Account allocable to interest and the amount of Default Interest allocable to the related Serviced Mortgage Loan;

            (iii) if the distribution to a Companion Loan Noteholder is less than the full amount that would be distributable to such Companion Loan Noteholder if there were sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under the related Serviced Whole Loan;

            (iv) the principal balance of the related Serviced Whole Loan after giving effect to the distribution of principal on the most recent Distribution Date; and

            (v) the amount of the servicing fees paid to the Master Servicer and the Special Servicer with respect to the most recent Distribution Date, showing separately the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

            Not later than each Distribution Date, the Master Servicer shall make the foregoing statement available to the applicable Serviced Companion Loan Noteholders by electronic means.

            Section 3.33 Certain Matters with respect to the 478 and 479 Jumpers Hole Road Mortgage Loan. Notwithstanding Section 56(a)(x) of the 478 and 479 Jumpers Hole Road Deed of Trust, which provides that, in addition to the satisfaction of certain conditions precedent in connection with the release of a portion of the Mortgaged Property securing the 478 and 479 Jumpers Hole Road Mortgage Loan, the lender may require "the satisfaction of such other conditions precedent as lender may reasonably require" in its discretion, none of the Trustee, the Paying Agent, the Master Servicer or the Special Servicer shall impose any such condition unless such imposition would not cause the release to constitute a "significant modification" for purposes of Treasury Regulations
Section 1.860G-2(b).

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) (i) On each Master Servicer Remittance Date, the Master Servicer shall make the remittances and deposits specified in the first paragraph of
Section 4.06. On each Master Servicer Remittance Date, the Trustee shall withdraw from the Interest Reserve Account with respect to the Master Servicer Remittance Date for March of any calendar year, the related Withheld Amounts pursuant to Section 3.25, and shall deposit any such amounts in the Lower-Tier Distribution Account. On each Distribution Date, the amount that has been so transferred to the Lower-Tier Distribution Account from the Collection Account or as P&I Advances or pursuant to the preceding sentence shall be deemed distributed on the Lower-Tier Regular Interests to the Upper-Tier REMIC, in accordance with the provisions set forth herein. Thereafter, such amounts shall be considered to be held in the Upper-Tier Distribution Account until distributed to the Certificateholders.

            (ii) All distributions made in respect of interest on any Class of Regular Certificates (other than the Class X Certificates) on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto; provided, however, that in the case of any such Regular Certificate with more than one Corresponding Lower-Tier Regular Interest, such distributions shall be deemed to be made pro rata to the Corresponding Lower-Tier Regular Interests (based on their respective amounts of interest accrued). All distributions made in respect of the Class X-P and Class X-C Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(b), shall be deemed to have first been distributed from the Lower-Tier REMIC to Upper-Tier REMIC in respect of such Component's Corresponding Lower-Tier Regular Interest. All distributions made in respect of principal on any Class of Regular Certificates (other than the Class X Certificates) on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of principal shall be deemed to have been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to (i) the Class A-1 Certificates, first, in respect of the Class LA-1-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-1-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LA-1-3 Interest until its Lower-Tier Principal Balance is reduced to zero, and fourth in respect of the Class LA-1-4 Interest until its Lower-Tier Principal Balance is reduced to zero,
      (ii) the Class A-1P Certificates, first, in respect of the Class LA-1P-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-1P-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LA-1P-3 Interest until its Lower-Tier Principal Balance is reduced to zero, and fourth in respect of the Class LA-1P-4 Interest until its Lower-Tier Principal Balance is reduced to zero, (iii) the Class A-DP Certificates, first, in respect of the Class LA-DP-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-DP-2 Interest until its Lower-Tier Principal Balance is reduced to zero, and third, in respect of the Class LA-DP-3 Interest until its Lower-Tier Principal Balance is reduced to zero, (iv) the Class A-2 Certificates, first, in respect of the Class LA-2-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-2-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LA-2-3 Interest until its Lower-Tier Principal Balance is reduced to zero, and fourth in respect of the Class LA-2-4 Interest until its Lower-Tier Principal Balance is reduced to zero,
      (v) the Class A-3 Certificates, first, in respect of the Class LA-3-1 Interest until its Lower-Tier Principal Balance is reduced to zero and second, in respect of the Class LA-3-2 Interest until its Lower-Tier Principal Balance is reduced to zero, (vi) the Class A-ABA Certificates, first, in respect of the Class LA-ABA-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-ABA-2 Interest until its Lower-Tier Principal Balance is reduced to zero, and third, in respect of the Class LA-ABA-3 Interest until its Lower-Tier Principal Balance is reduced to zero, (vii) the Class A-4 Certificates, first, in respect of the Class LA-4-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-4-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LA-4-3 Interest until its Lower-Tier Principal Balance is reduced to zero, and fourth in respect of the Class LA-4-4 Interest until its Lower-Tier Principal Balance is reduced to zero,
      (viii) the Class A-4A Certificates, first, in respect of the Class LA-4A-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-4A-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LA-4A-3 Interest until its Lower-Tier Principal Balance is reduced to zero, and fourth in respect of the Class LA-4A-4 Interest until its Lower-Tier Principal Balance is reduced to zero, (ix) the Class A-1A Certificates, first, in respect of the Class LA-1A-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LA-1A-2 Interest until its Lower-Tier Principal Balance is reduced to zero, third, in respect of the Class LA-1A-3 Interest until its Lower-Tier Principal Balance is reduced to zero, fourth, in respect of the Class LA-1A-4 Interest until its Lower-Tier Principal Balance is reduced to zero, fifth, in respect of the Class LA-1A-5 Interest until its Lower-Tier Principal Balance is reduced to zero, sixth, in respect of the Class LA-1A-6 Interest until its Lower-Tier Principal Balance is reduced to zero, seventh, in respect of the Class LA-1A-7 Interest until its Lower-Tier Principal Balance is reduced to zero, eighth, in respect of the Class LA-1A-8 Interest until its Lower-Tier Principal Balance is reduced to zero, ninth, in respect of the Class LA-1A-9 Interest until its Lower-Tier Principal Balance is reduced to zero, tenth, in respect of the Class LA-1A-10 Interest until its Lower-Tier Principal Balance is reduced to zero, eleventh, in respect of the Class LA-1A-11 Interest until its Lower-Tier Principal Balance is reduced to zero, twelfth, in respect of the Class LA-1A-12 Interest until its Lower-Tier Principal Balance is reduced to zero, and thirteenth, in respect of the Class LA-1A-13 Interest until its Lower-Tier Principal Balance is reduced to zero, (x) the Class C Certificates, first, in respect of the Class LC-1 Interest until its Lower-Tier Principal Balance is reduced to zero, and second, in respect of the Class LC-2 Interest until its Lower-Tier Principal Balance is reduced to zero, (xi) the Class D Certificates, first, in respect of the Class LD-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LD-2 Interest until its Lower-Tier Principal Balance is reduced to zero, and third, in respect of the Class LD-3 Interest until its Lower-Tier Principal Balance is reduced to zero,
      (xii) the Class E Certificates, first, in respect of the Class LE-1 Interest until its Lower-Tier Principal Balance is reduced to zero and second, in respect of the Class LE-2 Interest until its Lower-Tier Principal Balance is reduced to zero, and third, in respect of the Class LE-3 Interest until its Lower-Tier Principal Balance is reduced to zero,
      (xiii) the Class F Certificates, first, in respect of the Class LF-1 Interest until its Lower-Tier Principal Balance is reduced to zero, and second, in respect of the Class LF-2 Interest until its Lower-Tier Principal Balance is reduced to zero, (xiv) the Class G Certificates, first, in respect of the Class LG-1 Interest until its Lower-Tier Principal Balance is reduced to zero, second, in respect of the Class LG-2 Interest until its Lower-Tier Principal Balance is reduced to zero and third, in respect of the Class LG-3 Interest until its Lower-Tier Principal Balance is reduced to zero, (xv) the Class H Certificates, first, in respect of the Class LH-1 Interest until its Lower-Tier Principal Balance is reduced to zero and second, in respect of the Class LH-2 Interest until its Lower-Tier Principal Balance is reduced to zero, and (xvi) the Class K Certificates, first, in respect of the Class LK-1 Interest until its Lower-Tier Principal Balance is reduced to zero and second, in respect of the Class LK-2 Interest until its Lower-Tier Principal Balance is reduced to zero. All distributions of reimbursements of Realized Losses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Sections 4.01(g) and 4.01(i) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto; provided that in the case of any Class of Sequential Pay Certificates with more than one Corresponding Lower-Tier Regular Interest, such reimbursement of Realized Losses shall be deemed to be made to the Corresponding Lower-Tier Regular Interests in the same order and priority as principal allocated above.

On each Distribution Date, the Class LR Certificates shall receive distributions of any amounts remaining in the Lower-Tier Distribution Account after all payments have been made to the Trustee as the holder of the Lower-Tier Regular Interests in accordance with this Section 4.01(a).

            (b) On each Distribution Date prior to the Cross-over Date, Holders of each Class of Certificates (other than the Class R and Class LR Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest and principal, to the extent of Available Funds, in the amounts and in the order of priority set forth below:

            (i) concurrently (A) to the Holders of the Class A-1, Class A-1P, Class A-DP Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A and Class A-4B Certificates, pro rata, (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, from the Loan Group 1 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date, provided that (1) interest distributed to the Holders of the Class A-ABA and Class A-ABB Certificates will be applied first to the Class A-ABA Certificates up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates and then to the Class A-ABB Certificates up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates and (2) interest distributed to the Holders of the Class A-4A and Class A-4B Certificates will be applied first to the Class A-4A Certificates up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates and then to the Class A-4B Certificates up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates, (B) to the Holders of the Class A-1A Certificates, in respect of interest, from the Loan Group 2 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and (C) to the Holders of the Class X-P and Class X-C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount payable in respect of such Classes of Certificates for such Distribution Date; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Interest Distribution Amount provided above, payable in respect of any Class A or Class X Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Class A and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date, provided that the Class A-ABA, Class A-ABB, Class A-4A and Class A-4B Certificates will receive interest amounts in the order of priority described above in clauses (A)(1) and (A)(2);

            (ii) to the Holders of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A and Class A-4B Certificates and the Class A-1A Certificates in reduction of the Certificate Principal Amounts thereof:

                  (A) (1) to the Holders of the Class A-ABA and the Class A-ABB Certificates, in an amount equal to the lesser of the Loan Group 1 Voluntary Principal Distribution Amount and the amount necessary to reduce the aggregate Certificate Principal Amounts of the Class A-ABA Certificates and the Class A-ABB Certificates to the Aggregate Planned Principal Balance, first to the Holders of the Class A-ABA Certificates in an amount necessary to reduce the Certificate Principal Amount of the Class A-ABA Certificates to zero and then to the Holders of the Class A-ABB Certificates;

                        (2) to the Holders of the Class A-DP, Class A-1, Class
                  A-1P and Class A-2 Certificates in an amount equal to the lesser of the Loan Group 1 Voluntary Principal Distribution Amount remaining after payments to the Holders of the Class A-ABA and the Class A-ABB Certificates pursuant to clause
                  (A)(1) or the amount necessary to reduce the Certificate Principal Amounts of the Class A-DP, Class A-1, Class A-1P and Class A-2 Certificates to zero, to (aa) the Holders of the Class A-DP Certificates and (bb) the Holders of the Class A-1, Class A-1P and Class A-2 Certificates, pro rata, based on their initial Certificate Principal Amounts, provided that amounts distributed pursuant to clause (2)(bb) will be applied first to the Holders of the Class A-1 and the Class A-1P Certificates, pro rata, based on their outstanding Certificate Principal Amounts until the outstanding Certificate Principal Amounts of the Class A-1 and the Class A-1P Certificates are reduced to zero, and then to the Holders of the Class A-2 Certificates until the outstanding Certificate Principal Amount of the Class A-2 Certificates has been reduced to zero;

                        (3) to the Holders of the Class A-DP, Class A-ABA, Class
                  A-ABB, Class A-1, Class A-1P and Class A-2 Certificates, in amount equal to the Loan Group 1 Involuntary Principal Distribution Amount in the following order of priority: (aa) to the Class A-DP Certificates in an amount necessary to reduce the Certificate Principal Amount of the Class A-DP Certificates to zero, (bb) to the Holders of the Class A-ABA and the Class A-ABB Certificates in an amount equal to the amount necessary to reduce their aggregate Certificate Principal Amounts to the Aggregate Planned Principal Balance, first to the Holders of the Class A-ABA Certificates in an amount necessary to reduce the Certificate Principal Amount of the Class A-ABA Certificates to zero and then to the Holders of the Class A-ABB Certificates, (cc) to the Holders of the Class A-1 and Class A-1P Certificates, pro rata, based on their outstanding Certificate Principal Amounts until their respective Certificate Principal Amount is reduced to zero and
                  (dd) to the Holders of the Class A-2 Certificates until the outstanding Certificate Principal Amount of the Class A-2 Certificates has been reduced to zero;

                        (4) to the holders of the Class A-3 Certificates, in an
                  amount up to the Loan Group 1 Principal Distribution Amount remaining after payments to the holders of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-ABA and Class A-ABB Certificates pursuant to clauses (A)(1), (A)(2) and (A)(3) until the outstanding Certificate Principal Amount of the Class A-3 Certificates has been reduced to zero;

                        (5) to the Holders of the Class A-ABA Certificates, in
                  an amount up to the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-ABA, Class A-ABB and A-3 Certificates pursuant to clauses (A)(1), (A)(2),
                  (A)(3) and (A)(4) until the outstanding Certificate Principal Amount of the Class A-ABA Certificates has been reduced to zero;

                        (6) to the Holders of the Class A-ABB Certificates, in
                  an amount up to the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-ABA, Class A-ABB and A-3 Certificates pursuant to clauses (A)(1), (A)(2),
                  (A)(3), (A)(4) and (A)(5) until the outstanding Certificate Principal Amount of the Class A-ABB Certificates has been reduced to zero;

                        (7) to the Holders of the Class A-4, Class A-4A and the
                  Class A-4B Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-ABA, Class A-ABB and A-3 Certificates pursuant to clauses (A)(1), (A)(2), (A)(3), (A)(4), (A)(5) and (A)(6)
                  until the outstanding Certificate Principal Amount of the Class A-4, Class A-4A and Class A-4B Certificates has been reduced to zero; to (aa) the Holders of the Class A-4 Certificates and (bb) the Holders of the Class A-4A and the Class A-4B Certificates, pro rata, based on their outstanding Certificate Principal Amounts, provided that amounts distributed pursuant to clause (7)(bb) will be applied first to the Holders of the Class A-4A Certificates, until the outstanding Certificate Principal Amounts of the Class A-4A Certificates has been reduced to zero, and then to the Holders of the Class A-4B Certificates until the outstanding Certificate Principal Amounts of the Class A-4B Certificates has been reduced to zero;

                  (B) to the Holders of the Class A-1A Certificates, in an
            amount up to the Loan Group 2 Principal Distribution Amount until the Certificate Principal Amount of the Class A-1A Certificates has been reduced to zero;

            (iii) to the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B and Class A-1A Certificates, pro rata based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class, provided that the aggregate unreimbursed Realized Losses with respect to the Class A-ABA and the Class A-ABB Certificates will be allocated first to the Class A-ABA Certificates until all unreimbursed Realized Losses are reimbursed together with all applicable interest and then to the Class A-ABB Certificates until all unreimbursed Realized Losses are reimbursed together with all applicable interest, and provided further that the aggregate unreimbursed Realized Losses with respect to the Class A-4A and the Class A-4B Certificates will be allocated first to the Class A-4A Certificates until all unreimbursed Realized Losses are reimbursed together with all applicable interest and then to the Class A-4B Certificates until all unreimbursed Realized Losses are reimbursed together with all applicable interest;

            (iv) to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (v) to the Class A-J Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero.

            (vi) to the Class A-J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (vii) to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (viii) to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (ix) to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (x) to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xi) to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xii) to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xiii) to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xiv) to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xv) to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xvi) to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xvii) to the Class E Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xviii) to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xix) to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xx) to the Class F Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxi) to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxii) to the Class G Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxiii) to the Class G Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxiv) to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxv) to the Class H Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxvi) to the Class H Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxvii) to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxviii) to the Class J Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxix) to the Class J Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxx) to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxxi) to the Class K Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxxii) to the Class K Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxxiii) to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxxiv) to the Class L Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxxv) to the Class L Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxxvi) to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xxxvii) to the Class M Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xxxviii) to the Class M Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xxxix) to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xl) to the Class N Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xli) to the Class N Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xlii) to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xliii) to the Class O Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xliv) to the Class O Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xlv) to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xlvi) to the Class P Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

            (xlvii) to the Class P Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xlviii) to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            (xlix) to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account.

            On each Distribution Date occurring on and after the Cross-over Date, in place of the allocation of principal payments described in priority
(ii) above, remaining Available Funds at such level will be distributed first up to an amount equal to the Principal Distribution Amount for such Distribution Amount to the (i) Class A-1, (ii) Class A-1P, (iii) Class A-DP, (iv) Class A-2,
(v) Class A-3, (vi) Class A-ABA and Class A-ABB, (vii) Class A-4, (viii) Class A-4A and Class A-4B and (ix) Class A-1A Certificates, pro rata, without regard to Loan Group, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, provided that principal distributed to the Class A-ABA and the Class A-ABB Certificates will be applied first to the Class A-ABA Certificates until their Certificate Principal Amount is reduced to zero and then to the Class A-ABB Certificates until their Certificate Principal Amount is reduced to zero, and further provided that principal distributed to the Class A-4A and the Class A-4B Certificates will be applied first to the Class A-4A Certificates until their Certificate Principal Amount is reduced to zero and then to the Class A-4B Certificates until their Certificate Principal Amount is reduced to zero. Any remaining Available Funds will then be allocated as provided in priorities (iii) through (xlvi) above.

            All references to "pro rata" in the preceding clauses with respect to interest and Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distributions of principal other than in reimbursement of Realized Losses shall mean pro rata based on Certificate Principal Amount, and with respect to distributions in reimbursement of Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

            All distributions of interest made in respect of the Class X-P and Class X-C Certificates on any Distribution Date pursuant to clause (b)(i) above, shall be deemed to have been made in respect of all the Components of each such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class X-P Strip Rate and Class X-C Strip Rate, as applicable, of such Component multiplied by its respective Component Notional Amount, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (c) On any Distribution Date, any Yield Maintenance Charges collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date will be distributed to the Holders of the Classes of Certificates as follows: to the holders of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, and Class H, with respect to the related Loan Group for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal in respect of the applicable Loan Group to all Classes of Sequential Pay Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of such Yield Maintenance Charges. If more than one such Class of Certificates is entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with this Section 4.01(c). Any remaining Yield Maintenance Charges with respect to such Distribution Date will be distributed to the holder of the Class X-C Certificates.

            After the Distribution Date on which the Certificate Principal Amounts of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all Yield Maintenance Charges collected with respect to the Mortgage Loans will be distributed to the holders of the Class X-C Certificates.

            Any Yield Maintenance Charge that is to be distributed to the Regular Certificates on any Distribution Date shall be deemed distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests then receiving a principal distribution, pro rata.

            (d) On each Distribution Date, the Trustee shall withdraw amounts from the Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:

            (i) first, to reimburse the Holders of the Sequential Pay Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Available Funds for such Distribution Date;

            (ii) second, for distribution to the Special Servicer as additional servicing compensation, the excess, if any, of (x) the balance of the Excess Liquidation Proceeds Reserve Account on such Distribution Date over (y) the aggregate Certificate Principal Amount of the Sequential Pay Certificates as of such Distribution Date; and

            (iii) third, upon the reduction of the aggregate Certificate Principal Amount of the Sequential Pay Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional compensation.

            Amounts paid with respect to the Mortgage Loans from the Excess Liquidation Proceeds Account pursuant to the preceding clauses (i) and (iii) shall first be deemed to have been distributed to the Lower-Tier Regular Interests in reimbursement of Realized Losses previously allocated thereto.

            (e) [RESERVED]

            (f) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses made in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(ii), the Lower-Tier Principal Balance (or aggregate of the Lower-Tier Principal Balances with respect to the Lower-Tier Regular Interests corresponding to the Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A and Class A-4B, Class A-1A, Class A-J, Class C, Class D, Class E, Class F, Class G, Class H, Class K and Class L Certificates) of the Corresponding Lower-Tier Regular Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses to equal the Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided that Realized Losses shall be allocated:

            (i) with respect to the Class K Certificates, first, in respect of the Lower-Tier Regular Interest LK-1; and second, in respect of the Lower-Tier Regular Interest LK-2; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (ii) with respect to the Class H Certificates, first, in respect of the Lower-Tier Regular Interest LH-1; and second, in respect of the Lower-Tier Regular Interest LH-2; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (iii) with respect to the Class G Certificates, first, in respect of the Lower-Tier Regular Interest LG-1; second, in respect of the Lower-Tier Regular Interest LG-2 and third, in respect of the Lower-Tier Regular Interest LG-3; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (iv) with respect to the Class F Certificates, first, in respect of the Lower-Tier Regular Interest LF-1; and second, in respect of the Lower-Tier Regular Interest LF-2; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (v) with respect to the Class E Certificates, first, in respect of the Lower-Tier Regular Interest LE-1; second, in respect of the Lower-Tier Regular Interest LE-2; and third, in respect of the Lower-Tier Regular Interest LE-3, in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (vi) with respect to the Class D Certificates, first, in respect of the Class LD-1 Interest; second, in respect of the Class LD-2 Interest; and third, in respect of the Class LD-3 Interest; in each case until their respective Lower-Tier Principal Balances are reduced to zero;

            (vii) with respect to the Class C Certificates, first, in respect of the Class LC-1 Interest; and second, in respect of the Class LC-2 Interest in each case until their respective Lower-Tier Principal Balances are reduced to zero;

            (viii) with respect to the Class A-1 Certificates, first, in respect of the Lower-Tier Regular Interest LA-1-1; second, in respect of the Lower-Tier Regular Interest LA-1-2; third, in respect of the Lower-Tier Regular Interest LA-1-3; and fourth, in respect of the Lower-Tier Regular Interest LA-1-4, in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (ix) with respect to the Class A-1P Certificates, first, in respect of the Lower-Tier Regular Interest LA-1P-1; second, in respect of the Lower-Tier Regular Interest LA-1P-2; third, in respect of the Lower-Tier Regular Interest LA-1P-3; and fourth, in respect of the Lower-Tier Regular Interest LA-1P-4; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (x) with respect to the Class A-DP Certificates, first, in respect of the Lower-Tier Regular Interest LA-DP-1; second, in respect of the Lower-Tier Regular Interest LA-DP-2; and third, in respect of the Lower-Tier Regular Interest LA-DP-3; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (xi) with respect to the Class A-2 Certificates, first, in respect of the Lower-Tier Regular Interest LA-2-1; second, in respect of the Lower-Tier Regular Interest LA-2-2; third, in respect of the Lower-Tier Regular Interest LA-2-3; and fourth, in respect of the Lower-Tier Regular Interest LA-2-4, in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (xii) with respect to the Class A-3 Certificates, first, in respect of the Lower-Tier Regular Interest LA-3-1; and second, in respect of the Lower-Tier Regular Interest LA-3-2; in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (xiii) with respect to the Class A-ABA Certificates, first, in respect of the Lower-Tier Regular Interest LA-ABA-1; second, in respect of the Lower-Tier Regular Interest LA-ABA-2, and third, in respect of the Lower-Tier Regular Interest LA-ABA-3 in each case, until their respective Lower-Tier Principal Balances are reduced to zero;

            (xiv) with respect to the Class A-4 Certificates, first, in respect of the Lower Tier Regular Interest LA-4-1; second, in respect of the Lower Tier Regular Interest LA-4-2; third, in respect of the Lower Tier Regular Interest LA-4-3; and fourth, in respect of the Lower Tier Regular Interest LA-4-4, in each case, until their respective Lower Tier Principal Balances are reduced to zero;

            (xv) with respect to the Class A-4A Certificates, first, in respect of the Lower-Tier Regular Interest LA-4A-1; second, in respect of the Lower-Tier Regular Interest LA-4A-2; third, in respect of the Lower-Tier Regular Interest LA-4A-3; and fourth, in respect of the Lower-Tier Regular Interest LA-4A-4, in each case, until their respective Lower-Tier Principal Balances are reduced to zero; and

            (xvi) with respect to the Class A-1A Certificates, first, in respect of the Lower-Tier Regular Interest LA-1A-1; second, in respect of the Lower-Tier Regular Interest LA-1A-2; third, in respect of the Lower-Tier Regular Interest LA-1A-3; fourth, in respect of the Lower-Tier Regular Interest LA-1A-4; fifth, in respect of the Lower-Tier Regular Interest LA-1A-5; sixth, in respect of the Lower-Tier Regular Interest LA-1A-6 seventh, in respect of the Lower-Tier Regular Interest LA-1A-7; eighth, in respect of the Lower-Tier Regular Interest LA-1A-8, ninth, in respect of the Lower-Tier Regular Interest LA-1A-9; tenth, in respect of the Lower-Tier Regular Interest LA-1A-10; eleventh, in respect of the Lower-Tier Regular Interest LA-1A-11; twelfth, in respect of the Lower-Tier Regular Interest LA-1A-12 and thirteenth, in respect of the Lower-Tier Regular Interest LA-1A-13, in each case, until their respective Lower-Tier Principal Balances are reduced to zero.

            (g) The Certificate Principal Amount of each Class of Sequential Pay Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date, as a write-off, to the extent of any Realized Loss (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.06 to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) allocated to such Class on such Distribution Date. Any such write-offs will be applied to such Classes of Sequential Pay Certificates in the following order, until each is reduced to zero; first, to the Class P Certificates; second, to the Class O Certificates, third, to the Class N Certificates; fourth, to the Class M Certificates; fifth; to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates, ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates; fifteenth, to the Class A-J Certificates and, finally, pro rata to the (i) Class A-1, (ii) Class A-1P,
(iii) Class A-DP, (iv) Class A-2, (v) Class A-3, (vi) Class A-ABA and Class A-ABB, (vii) Class A-4, (viii) Class A-4A and Class A-4B and (ix) Class A-1A Certificates based on their respective Certificate Principal Amounts, provided that any such write-offs with respect to the Class A-ABA and the Class A-ABB Certificates will be applied first to the Class A-ABB Certificates and then to the Class A-ABA Certificates, and provided further that any such write-offs with respect to the Class A-4A and Class A-4B Certificates will be applied first to the Class A-4B Certificates and then to the Class A-4A Certificates. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates to which Realized Losses have been allocated in order of their seniority and shall be deemed to be distributed to the Corresponding Lower-Tier Regular Interests, pro rata, in respect of previously unreimbursed Realized Losses as provided in Section 4.01(a)(ii). Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Principal Amount of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery (plus interest thereon that would have accrued on the amount of such recovery had such Certificate Principal Balance not been reduced in the first place from the time that the Realized Loss relating to such recovery resulted in a write-down of the Certificate Principal Amount of the applicable Class of Certificates until the time that the recovery of Realized Loss increased such Certificate Principal Amount) will be added to the Certificate Principal Amount of the Class or Classes of Certificates that previously were allocated Realized Losses, in sequential order, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class. If the Certificate Principal Amount of any Class is so increased, the amount of unreimbursed Realized Losses of such Class shall be decreased by such amount.

            Excess Prepayment Interest Shortfalls will be allocated to each Class of Certificates, pro rata, based upon the amount of interest accrued with respect to each Class of Certificates and will be allocated to the Corresponding Lower-Tier Regular Interests, pro rata, in respect of the Corresponding Certificates based on interest accrued. The Notional Amounts of the Class X-P and Class X-C Certificates and their respective Components will be reduced to reflect reductions of the Certificate Principal Amount of the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and of the Lower-Tier Principal Balances of the Corresponding Lower-Tier Regular Interests resulting from allocations of Realized Losses.

            (h) All amounts distributable, or reductions allocable on account of Realized Losses to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            (i) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made (or, if the Trustee has not received notice of such Anticipated Termination Date by such time, promptly following the Trustee's receipt of such notice), mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

                  (A) the Trustee reasonably expects based upon information
            previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                  (B) if such final distribution is made on such Distribution
            Date, no interest shall accrue on such Certificate, or on the Corresponding Lower-Tier Regular Interests from and after such Distribution Date;

provided, however, that the Class R and Class LR Certificates shall remain outstanding until there is no other Class of Certificates or Lower-Tier Regular Interests outstanding.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.01(i). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner.

            (j) On the date as specified in the related Intercreditor Agreement (or if no date is specified, on the Master Servicer Remittance Date), with respect to the Companion Loans, the Master Servicer shall make withdrawals and payments from the Whole Loan Custodial Account for each Companion Loan and remit such amounts to the related Companion Loan Noteholder in accordance with the related Intercreditor Agreement.

            Section 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

            (a) Based on information received from the Master Servicer, on each Distribution Date, the Trustee shall provide or make available on a public basis a report, including reports in substantially the form attached hereto as Exhibit G (the "Distribution Date Statement"), setting forth, among other things, the following information:

                  (A) the amount of distributions, if any, made on such
            Distribution Date to the holders of each Class of Sequential Pay Certificates and applied to reduce the respective Certificate Principal Amount thereof;

                  (B) the amount of distributions, if any, made on such
            Distribution Date to the Holders of each Class of Regular Certificates allocable to (A) Interest Distribution Amount and (B) Yield Maintenance Charges;

                  (C) the amount of any distributions made on such Distribution
            Date to the Holders of each Class of Residual Certificates;

                  (D) the aggregate amount of outstanding P&I Advances with
            respect to each Whole Loan, as of the related Determination Date;

                  (E) the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;

                  (F) the aggregate Stated Principal Balance of the Mortgage
            Loans immediately before and after such Distribution Date with respect to each Whole Loan and the percentage of the Cut-off Date Principal Balance of the Mortgage Loans which remains outstanding immediately after such Distribution Date;

                  (G) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the outstanding Mortgage Loans with respect to each Whole Loan, at the close of business on the related Determination Date;

                  (H) as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month,
            (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or
            (E) as to which foreclosure proceedings have been commenced;

                  (I) the aggregate Stated Principal Balance of Mortgage Loans as to which the related Mortgagor is subject or is expected to be subject to a bankruptcy proceeding;

                  (J) with respect to any Mortgage Loan as to which the related
            Mortgaged Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                  (K) as to any Mortgage Loan repurchased or otherwise
            liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                  (L) with respect to any REO Property included in the Trust
            Fund as of the close of business on the last day of the related Collection Period, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                  (M) with respect to any REO Property sold or otherwise
            disposed of during the related Collection Period, the loan number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period, the portion thereof included in the Available Distribution Amount for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

                  (N) the Interest Distribution Amount in respect of each Class of Regular Certificates for such Distribution Date;

                  (O) any unpaid Interest Distribution Amount in respect of each
            Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

                  (P) the Pass-Through Rate for each Class of Regular
            Certificates for such Distribution Date;

                  (Q) the original Certificate Principal Amount or Notional
            Amount as of the Closing Date and the Certificate Principal Amount or Notional Amount, as the case may be, of each Class of Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Certificate Principal Amount or Notional Amount, as the case may be, of each such Class due to Realized Losses;

                  (R) the Certificate Factor for each Class of Regular
            Certificates immediately following such Distribution Date;

                  (S) the Principal Distribution Amount for such Distribution
            Date with respect to each Whole Loan;

                  (T) the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

                  (U) the aggregate amount of Realized Losses and Additional
            Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

                  (V) any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date; and

                  (W) such additional information as contemplated by Exhibit G hereto.

In the case of information furnished pursuant to subclauses (A), (B), (C) and
(Q) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination. The form of any Distribution Date Statement may change over time.

            On each Distribution Date, the Trustee shall make available via its internet website to each Holder of a Class R or Class LR Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or any Mortgage Loan Seller (including the information in the Prospectus Supplement) or any other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable.

            The Trustee shall publicly make available each month the related Distribution Date Statement, the CMSA Bond Level File, the CMSA Collateral Summary File and the CMSA Loan Setup File, any prospectus used to offer the Certificates and this Agreement via its internet website initially located at "www.ctslink.com/cmbs". The Master Servicer shall provide to the Trustee the CMSA Loan Setup File within 60 days of the first Distribution Date hereunder to the extent it has received such files from the Mortgage Loan Sellers one or more spreadsheets (with the data fields filled) containing the date necessary for the completion of the aggregate pool-wide CMSA Loan Setup File. In addition, the Trustee shall make available each month, on a restricted basis, solely to each Privileged Person (and with respect to a Companion Loan Noteholder, the applicable portion thereof relating to the Mortgage Loan) the ten supplemental reports and the seven CMSA data files identified as such in the definition of "CMSA Investor Reporting Package (IRP)", to the extent it has received such report or file. At the direction of the Depositor, the Trustee shall remove any or all of such restrictions and make any or all of such information available to any person. The Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. In connection with providing access to the Trustee's internet website, the Trustee may require registration and acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            The Trustee may provide such information through means other than (and in lieu of) its website; provided that (i) the Depositor shall have consented to such alternative means and (ii) Certificateholders and each of the Companion Loan Noteholders shall have received notice of such alternative means (which notice may be given via the Trustee's website).

            The provisions in this Section shall not limit the Master Servicer's ability to make accessible certain information regarding the Mortgage Loans at a website maintained by the Master Servicer.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (A), (B) and (C) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Notwithstanding the foregoing, in no event shall any provision of this Agreement be construed to require the Master Servicer, the Special Servicer or the Trustee to produce any ad hoc or non-standard written reports (in addition to the CMSA reports, inspection reports and other specific periodic reports otherwise required). If the Master Servicer, the Special Servicer or the Trustee elects to provide any ad hoc or non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

            Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Residual Certificates may reasonably request.

            The specification of information to be furnished by the Trustee to the Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders and Beneficial Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to Certificateholders, Companion Loan Noteholders, Beneficial Owners and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Loans or Serviced Whole Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below or to the extent such information is requested by a Certificateholder), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify Certificateholders, Companion Loan Noteholders, and Beneficial Owners of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of the Depositor, the Trustee may, in its sole discretion, furnish Additional Information to a Rating Agency in any instance, and to the Certificateholders, Companion Loan Noteholders, Beneficial Owners and/or the public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the Certificates or would be in the best interests of the Certificateholders or is required by applicable law and, in the case of any Additional Information requested by a Beneficial Owner, Companion Loan Noteholders, or Certificateholder, such Beneficial Owner, Companion Loan Noteholders, or Certificateholder has delivered an executed certificate in the form of Exhibit O-1 hereto and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

            Upon the authorization of the Depositor, the Trustee shall make available to Bloomberg Financial Markets, L.P. ("Bloomberg") or such other vendor chosen by the Depositor, all the electronic reports delivered or made available pursuant to this Section 4.02(a) to the Certificateholders and Beneficial Owners using a format and media mutually acceptable to the Trustee and Bloomberg.

            (b) No later than the Business Day prior to each Distribution Date, subject to the last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Trustee, the Special Servicer and any master servicer of a securitization of a Companion Loan in electronic form mutually acceptable to the Trustee, the Special Servicer and the Master Servicer the following reports or information: (1) a CMSA REO Status Report, (2) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (3) a CMSA Historical Liquidation Report, (4) the CMSA Servicer Watch List and Portfolio Review Guidelines, (5) the CMSA Financial File, (6) the CMSA Property File, (7) except for the first two Distribution Dates, the CMSA Comparative Financial Status Report and (8) the CMSA Loan Level Reserve/LOC Report.

            No later than the Business Day prior to each Distribution Date except for the first two Distribution Dates, the Master Servicer shall deliver to the Trustee (by electronic means) the CMSA Comparative Financial Status Report for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer's possession); and (c) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

            No later than 1:00 p.m., New York City time, on the second Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Trustee a CMSA Loan Periodic Update File setting forth certain information with respect to the Mortgage Loans and Mortgaged Properties.

            In addition, the Master Servicer or Special Servicer, as applicable, shall perform with respect to each Mortgaged Property and REO Property (other than with respect to any Non-Serviced Mortgage Loans):

            Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended September 30, 2005, a CMSA Operating Statement Analysis Report (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Master Servicer or Special Servicer, as applicable, shall deliver to the Trustee and Companion Loan Noteholders by electronic means the CMSA Operating Statement Analysis Report upon request; and

            Within 30 days after receipt by the Master Servicer of an annual operating statement, a CMSA NOI Adjustment Worksheet (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CMSA Comparative Financial Status Report above. The Master Servicer shall deliver to the Trustee and Companion Loan Noteholders by electronic means the CMSA NOI Adjustment Worksheet upon request.

            Upon request, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, to each party hereto, to any Underwriter, to the Rating Agencies, and to each Person that provides the Trustee with an Investor Certification a copy of the CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan or Serviced Whole Loan and delivered to the Trustee.

            Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Trustee and the Companion Loan Noteholders a statement, setting forth the status of the Collection Account and the Whole Loan Custodial Account as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Trustee required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Collection Account and the Whole Loan Custodial Account for each category of deposit specified in Section 3.05(a) and each category of withdrawal specified in Section 3.06. The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans or Serviced Whole Loans in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

            Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

            The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information in the possession of the Special Servicer necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

            The obligation of the Special Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Special Servicer having received from the Master Servicer in a timely manner the related reports and information in the possession of the Master Servicer necessary or required to enable the Special Servicer to prepare and deliver such reports. The Special Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Master Servicer to the Special Servicer pursuant to this Agreement and accepted by the Special Servicer in good faith pursuant to this Agreement.

            (c) Not later than 5:00 p.m. New York time on the first Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially Serviced Mortgage Loan and REO Property, CMSA Special Servicer Loan File containing all information the Master Servicer shall be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Trustee, upon the reasonable written request of the Trustee, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

            The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans and REO Properties, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

            The Master Servicer and the Special Servicer may make available to Beneficial Owners who have certified to the Master Servicer or Special Servicer, as applicable, their beneficial ownership of any Certificate, or prospective Beneficial Owners who provide appropriate confirmation that they are prospective Beneficial Owners who certify that they intend to keep any information confidential, copies of any reports or files prepared by the Master Servicer pursuant to this Agreement.

            Each of the Master Servicer and Special Servicer may make information concerning the Mortgage Loans or Serviced Whole Loans available on any website that it has established.

            The Master Servicer or the Special Servicer, as applicable, may, from time to time in its sole discretion, answer questions from a Beneficial Owner or a Companion Loan Noteholder which pertain to the performance and servicing of the Mortgage Loans or Serviced Whole Loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer or the Special Servicer, as applicable, as a condition to answering such questions, shall require, among other things, that the Beneficial Owner or a Companion Loan Noteholder enter into a confidentiality agreement with the Master Servicer or the Special Servicer, as the case may be, in the form attached hereto as Exhibit O-2 and sign an Investor Certification in the form attached hereto as Exhibit O-1. Neither the Master Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance with the terms of this Agreement nor shall either of them be required to provide any information or disclosures in violation of any applicable law, rule or regulation.

            Section 4.03 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it shall not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8BEN, W-8IMY (with appropriate attachments) or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) with respect to the Holder of any Class R or Class LR Certificate or any Mortgagor or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form W-8ECI or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

            Section 4.04 REMIC Compliance.

            (a) The parties intend that the Upper-Tier REMIC and the Lower-Tier REMIC shall constitute, and that the affairs of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of the Upper-Tier REMIC and the Lower-Tier REMIC and shall on behalf of the Upper-Tier REMIC and the Lower-Tier REMIC: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for the Upper-Tier REMIC and the Lower-Tier REMIC, using a calendar year as the taxable year for the Upper-Tier REMIC and the Lower-Tier REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of the Upper-Tier REMIC and the Lower-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year ending December 31, 2005, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of the Upper-Tier REMIC and the Lower-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

            The Holder of the largest Percentage Interest in the Class R Certificates shall be the tax matters person of the Upper-Tier REMIC and the Holder of the largest Percentage Interest in the Class LR Certificates shall be the tax matters person of the Lower-Tier REMIC pursuant to Treasury Regulations
Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of the Upper-Tier REMIC and Lower-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

            The Trustee shall not intentionally take any action or intentionally omit to take any action within its control and the scope of its duties if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement).

            Notwithstanding any provision of this paragraph or the three preceding paragraphs to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the third preceding paragraph or which results in any action contemplated by clauses (i) through (iii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Upper-Tier REMIC or Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow either such Trust REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by such Trust REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause) and (iii) not permit the creation of any "interests," within the meaning of the REMIC Provisions, in the Upper-Tier REMIC other than the Regular Certificates and the Class R Certificates or in the Lower-Tier REMIC other than the Lower-Tier Regular Interests and the Class LR Certificates. None of the Master Servicer, the Special Servicer or the Depositor shall be responsible or liable for any failure by the Trustee to comply with the provisions of this Section 4.04. The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Master Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this
Section 4.04.

            (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Special Servicer, the Depositor and the Class LR Certificateholder will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Article II hereof.

            Section 4.05 Imposition of Tax on the Trust Fund. In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC or Lower-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(a)(viii) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from the Collection Account in determining the amount of Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by Upper-Tier REMIC or Lower-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Lower-Tier Distribution Account or the Upper-Tier Distribution Account, as the case may be). To the extent that any such tax is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or Class LR Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates or to the Trustee in respect of the Lower-Tier Regular Interests until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for any taxes imposed on the Upper-Tier REMIC or Lower-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, the Special Servicer or the Trustee or an act or omission of the Master Servicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or Special Servicer, as applicable, or
Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Master Servicer or the Special Servicer.

            Section 4.06 Remittances; P&I Advances. (a) On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

            (i) remit to the Trustee for deposit in the Lower-Tier Distribution Account an amount equal to the Yield Maintenance Charges applicable to a Mortgage Loan (but not a Serviced Companion Loan) received by the Master Servicer in the Prepayment Period preceding such Distribution Date;

            (ii) remit to the Trustee for deposit in (a) the Lower-Tier Distribution Account an amount equal to the Available Funds (other than the amounts referred to in clause (iii) below and clause (d) of the definition of "Available Funds"); and

            (iii) (A) make a P&I Advance (other than with respect to the Non-Serviced Mortgage Loans) by deposit into the Lower-Tier Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan (including any Mortgage Loans related to a Serviced Whole Loan, but not the related Companion Loan(s)) to the extent such amounts were not received on such Mortgage Loan prior to the Business Day immediately preceding the Master Servicer Remittance Date (and therefore are not included in the remittance described in the preceding clause (ii)) and (B) with respect to the Non-Serviced Mortgage Loans, make a P&I Advance only to the extent that the Master Servicer in each case does not receive from the related Other Primary Servicer under the related Other Pooling Agreement, by the close of business on the related Determination Date, an aggregate remittance in an amount equal to the Applicable Monthly Payment in the form of a remittance thereof and/or in the form of a principal and interest advance thereof, which advance shall be made by deposit into the Lower-Tier Distribution Account.

            The Master Servicer shall not be required or permitted to make an advance for Balloon Payments, Default Interest or Yield Maintenance Charges. The amount required to be advanced in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal
(i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

            Any amount advanced by the Master Servicer pursuant to Section 4.06(iii) shall constitute a P&I Advance for all purposes of this Agreement and the Master Servicer shall be entitled to reimbursement (with interest at the Advance Rate).

            The Trustee shall notify the Master Servicer by telephone if as of 3:00 p.m., New York City time, on the Master Servicer Remittance Date, the Trustee has not received the amount of a required P&I Advance hereunder. If as of 11:00 a.m., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Master Servicer Remittance Date pursuant to Section 4.06(iii), the Trustee shall no later than 1:00 p.m., New York City time, on such Business Day deposit into the Lower-Tier Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer.

            None of the Master Servicer or the Trustee shall be obligated to make a P&I Advance as to any Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Master Servicer or the Trustee, as applicable, determines that such advance will be a Nonrecoverable Advance. The determination by any Person with an obligation hereunder to make P&I Advances that it has made a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance, shall be made by such Person in its sole discretion exercised in good faith. In making such recoverability determination, such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information for such purposes. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person's determination, or to prohibit any such other authorized Person from making a determination, that a P&I Advance constitutes or would constitute a Nonrecoverable Advance). The Master Servicer shall be required to provide notice to the Trustee on or prior to the Master Servicer Remittance Date of any such non-recoverability determination made on or prior to such date. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or Special Servicer that such Advance would be a Nonrecoverable Advance, the Trustee shall make such advance within the time periods required by this Section 4.06 unless the Trustee, in good faith, makes a determination prior to the times specified in this Section 4.06 that such advance would be a Nonrecoverable Advance. The Trustee, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            The Special Servicer shall report, promptly upon making a determination contemplated in this paragraph, to the Master Servicer the Special Servicer's determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan is a Nonrecoverable P&I Advance. The Master Servicer, the Trustee shall be entitled to conclusively rely on such determination.

            The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes (together with interest thereon) to the extent permitted pursuant to Section 3.06(a)(ii) of this Agreement and each of the Master Servicer and Special Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Mortgagors to the extent permitted by applicable law and the related Mortgage Loan.

            With respect to P&I Advances and the Non-Serviced Mortgage Loans, the Master Servicer and the Trustee shall be entitled to rely on the "appraisal reduction amount" calculated by the applicable special servicer or the applicable master servicer in accordance with the terms of the applicable Other Pooling Agreement.

            (b) The determination by the Master Servicer or Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.06 with respect to any Mortgage Loan (or with respect to any successor REO Mortgage Loan with respect to any of the foregoing), would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered on or prior to the next Master Servicer Remittance Date to the related Companion Loan Noteholders (and the related subsequent master servicer and special servicer, if applicable, in the case of any Serviced Pari Passu Companion Loan included in the related Whole
Loan), setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person's possession) and any engineers' reports, environmental surveys or similar reports that such Person may have obtained and that support such determination. The Master Servicer and the Special Servicer shall consider Unliquidated Advances with respect to prior P&I Advances for the purpose of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances. If the Master Servicer receives written notice from a master servicer of a Serviced Companion Loan in connection with a securitization of a Pari Passu Companion Loan that a proposed P&I advance, if made, or any outstanding P&I advance previously made, would be, or is, as applicable, a "nonrecoverable advance," the Master Servicer shall not be obligated to make any additional P&I Advances with respect to the Mortgage Loan in the related Whole Loan until the Master Servicer has consulted with such master servicer and they agree that circumstances with respect to such Loans have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.

            (d) With respect to any Non-Serviced Mortgage Loan, if (1) the master servicer under the related Other Pooling Agreement or a master servicer under any pooling and servicing agreement entered into in connection with the securitization of any of the related Pari Passu Companion Loans, has determined that a proposed P&I Advance (as defined in the Other Pooling Agreement) with respect to the Non-Serviced Mortgage Loan or any related Pari Passu Companion Loan, if made, or any outstanding P&I advance previously made, would be, or is, as applicable, a "nonrecoverable advance," and the related master servicer has provided written notice of such determination to the Master Servicer, or (2) if the Master Servicer or the Special Servicer has determined that a P&I Advance with respect to the Non-Serviced Trust Loan would be a Nonrecoverable P&I Advance, then none of the Master Servicer or the Trustee shall make any additional P&I Advance with respect to the Non-Serviced Mortgage Loan until the Master Servicer or the Special Servicer, as applicable, has consulted with the master servicer under such Other Pooling Agreement and they agree that circumstances with respect to such Mortgage Loans have changed such that a proposed future P&I Advance would not be a "nonrecoverable advance." With respect to each Non-Serviced Mortgage Loan, if the Master Servicer has determined that a proposed P&I Advance with respect to such Mortgage Loan, would be a Nonrecoverable Advance, the Master Servicer shall provide the applicable master servicer under the related Other Pooling Agreement and each master servicer under any pooling and servicing agreement entered into in connection with the securitization of any of the other Pari Passu Companion Loans written notice of such determination within two Business Days after such determination was made.

            If the Trustee or the Master Servicer has received notice from Moody's or S&P that the Master Servicer no longer has Moody's Approval or is no longer on the S&P list of approved master servicers, then the Trustee or Master Servicer shall promptly notify the others and the Companion Loan Representative and the applicable Other Primary Servicer or subsequent master servicer of the same.

            If the Master Servicer has received notice that an Other Primary Servicer or a subsequent master servicer in connection with a securitization of a Pari Passu Companion Loan no longer has Moody's Approval or is no longer on the S&P list of approved master servicers, then the Master Servicer shall not be required to abide by any determination of nonrecoverability by such Other Primary Servicer or other master servicer.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates consist of the Class A-1 Certificates, the Class A-1P Certificates, the Class A-DP Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-ABA Certificates, the Class A-ABB Certificates, the Class A-4 Certificates, the Class A-4A Certificates, the Class A-4B Certificates, the Class A-1A Certificates, the Class X-P Certificates, the Class X-C Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class R Certificates and the Class LR Certificates.

            The Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class X-P, Class X-C, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-30 respectively. The Certificates of each Class (other than the Residual Certificates) will be issuable in registered form only, in minimum denominations of authorized initial Certificate Principal Amount or Notional Amount, as applicable, as described in the succeeding table, and multiples of $1 in excess thereof. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or (b) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the product of the Percentage Interest represented by such beneficial interest and the amount set forth on such schedule of the related Global Certificate, (ii) expressed in terms of initial Certificate Principal Amount or Notional Amount, as applicable, and
(iii) be in an authorized denomination, as set forth below. With respect to the Private Certificates, on the Closing Date, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver
(i) Rule 144A global Private Certificates (the "Rule 144A Global Certificates") in definitive, fully registered form without interest coupons, (ii) Regulation S global Private Certificates (the "Regulation S Global Certificates") in definitive, fully registered form without interest coupons, or (iii) one or more, if any, Individual Certificates, in each case substantially in the form of Exhibits A-6, A-7 and A-12 through A-25 hereto, respectively. Each Certificate will share ratably in all rights of the related Class. The Class R Certificates will each be issuable in one or more Individual Certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

         Class              Minimum Denomination
         -----              --------------------

           A-1                  $10,000.00

          A-1P                  $10,000.00

          A-DP                  $10,000.00

           A-2                  $10,000.00

           A-3                  $10,000.00

          A-ABA                 $10,000.00

          A-ABB                 $10,000.00

           A-4                  $10,000.00

          A-4A                  $10,000.00

          A-4B                  $10,000.00

          A-1A                  $10,000.00

           X-P                  $1,000,000

           X-C                  $1,000,000

           A-J                  $10,000.00

            B                   $10,000.00

            C                   $10,000.00

            D                   $10,000.00

            E                   $10,000.00

            F                   $10,000.00

            G                   $10,000.00

            H                   $10,000.00

            J                   $10,000.00

            K                   $10,000.00

            L                   $10,000.00

            M                   $10,000.00

            N                   $10,000.00

            O                   $10,000.00

            P                   $10,000.00

            The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above. The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

            Except insofar as pertains to any Individual Certificate, the Trust Fund, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Section 3.20 or transmitting communications pursuant to Section 5.05(a), to the extent that the Depositor has provided the Trustee with the names of Beneficial Owners, the Trustee shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except in the limited circumstances described below, Beneficial Owners of Public Global Certificates shall not be entitled to physical certificates for the Public Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in Section 5.02 and Applicable Procedures, a Beneficial Owner of a Private Global Certificate may request that the Depositor, or an agent thereof, cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Depositor and the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

            Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

            The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Depositor is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Principal Amount or Notional Amount, as applicable, of the Global Certificate for any Class then outstanding advise the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owner or Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. Neither the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriters nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, and the Depositor shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

            If the Trustee, its agents or the Master Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Master Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Master Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. Upon notice of such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

            If the Trust ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Private Certificate or a Class R Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Master Servicer and/or the Trustee with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act which information shall be provided on a timely basis to the Trustee by the Master Servicer. This will not be construed to require any Sarbanes-Oxley Certifications.

            Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-25 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration, Transfer and Exchange of Certificates.

            (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicer, the Trustee, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements of this Section 5.02. Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the applicable requirements of this Section 5.02, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this
Section 5.02.

            (c) In addition to the applicable provisions of this Section 5.02 and the rules of the Depository, the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

            (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Private Certificates or the Class R or Class LR Certificates to a transferee that takes delivery in the form of an Individual Certificate:

                  (A) The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

                  (B) The Certificate Registrar shall register the transfer of an Individual Certificate (other than a Residual Certificate) pursuant to Regulation S after the expiration of the Restricted Period if the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of a Regulation S Transfer Certificate; and

                  (C) The Certificate Registrar shall register the transfer of an Individual Certificate (other than a Residual Certificate) if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

      and, in each case the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.

            (ii) Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

                  (A) Rule 144A Global Certificate to Regulation S Global
            Certificate During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit J hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

                  (B) Rule 144A Global Certificate to Regulation S Global
            Certificate After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may
            be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit K hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

                  (C) Regulation S Global Certificate to Rule 144A Global
            Certificate. If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred,
            (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit L hereto given by the Beneficial Owner, or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

                  (D) Transfers Within Regulation S Global Certificate During
            Restricted Period. If, during the Restricted Period, the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such certificate to a Person who wishes to take delivery thereof in the form of such Regulation S Global Certificate, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(D) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest to be transferred,
            (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit M hereto given by the transferee, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (iii) Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

                  (A) Transfers of a beneficial interest in a Private Global
            Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C).

                  (B) Transfers of a beneficial interest in a Private Global
            Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A) and
            (B), respectively.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Depositor in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

            (iv) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

            (v) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in the Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized Denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of fifteen days preceding any Distribution Date.

            (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Public Global Certificate pursuant Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors in accordance with the provisions set forth herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

            (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            (i) The Certificate Registrar may as a condition of the registration of any transfer of the Private Certificates or the Class R and Class LR Certificates require the transferor to furnish other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

            (j) Neither the Depositor, the Master Servicer, the Special Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify the Private Certificates or the Class R Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar against any loss, liability or reasonable expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (k) No transfer of any Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (ii) a collective investment fund in which such Plans are invested, an insurance company that is using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan to acquire any such Restricted Certificate, other than (with respect to any transfer of a Restricted Certificate that is a Subordinate Certificate) an insurance company investing the assets of its general account under circumstances whereby the purchase and holding of such Restricted Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60. Each prospective transferee of a Restricted Certificate that takes the form of an Individual Certificate shall either (1) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (2) in the event the transferee is such a Person, except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such a Person, the prospective transferee shall provide to the Depositor, the Trustee and the Certificate Registrar an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Restricted Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent, the Initial Purchaser or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in this Agreement, which opinion of counsel shall not be an expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor. The Certificate Registrar shall not register the transfer of an Individual Certificate that is a Restricted Certificate unless the transferee has provided the representation letter or opinion of counsel referred to in the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Person or entity referred to in (i) or (ii) above. Any transfer of a Restricted Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, shall be deemed absolutely null and void ab initio.

            (l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

            (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

            (ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee (a) that such proposed transferee is a Permitted Transferee and (b) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest,
      (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (v) the proposed transferee will not cause income with respect to the Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such person or any other U.S. Person, and (vi) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(l) and (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(b)(i) or (iii) are false.

            (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of
      Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Appointment of Paying Agent. The Trustee may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for Wells Fargo Bank, N.A., as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "A" by S&P, "A" by Fitch and "Aa3" by Moody's, or shall be otherwise acceptable to each Rating Agency.

            Section 5.05 Access to Certificateholders' Names and Addresses.

            (a) If any Certificateholder, Companion Loan Noteholder or the Master Servicer (for purposes of this Section 5.05, an "Applicant") applies or requests in writing to the Certificate Registrar, and such application or request states that the Applicant desires to communicate with the Certificateholders, the Certificate Registrar shall promptly furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

            (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Actions of Certificateholders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor, the Master Servicer or the Special Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor, the Special Servicer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

            Section 5.07 Authenticating Agent. The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.07, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.07.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent.

            Section 5.08 Appointment of Custodians. The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from S&P, "BBB" from Fitch and "Aa3" from Moody's, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian. The Custodian, if the Custodian is not the Trustee, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 5.08 shall be issued by a Qualified Insurer, or by any other insurer, that, as confirmed by each Rating Agency in writing to the Trustee, would not in and of itself result in the downgrade, withdrawal or qualification of any of the ratings assigned to any Class of Certificates. The appointment of a Custodian shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Custodian.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Master Servicer and the Special Servicer. The Depositor, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement. Each of the Master Servicer and the Special Servicer shall indemnify the Depositor, and any employee, director or officer of the Depositor, the Trust Fund and the Companion Loan Noteholders and hold the Depositor and any employee, director or officer of the Depositor, and the Trust Fund harmless against any loss, liability or reasonable expense incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Master Servicer or the Special Servicer, as the case may be, or by reason of reckless disregard of the Master Servicer's or Special Servicer's, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Master Servicer or the Special Servicer, as the case may be, of any of its representations or warranties contained herein. The Depositor shall indemnify the Trust Fund and the Master Servicer and the Special Servicer, and any employee, director or officer of either the Master Servicer or the Special Servicer and hold the Trust Fund and the Master Servicer and the Special Servicer and any employee, director or officer of either the Master Servicer or the Special Servicer harmless against any loss, liability or reasonable expense incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Depositor or by reason of reckless disregard of the Depositor obligations or duties hereunder, or (ii) as a result of the breach by the Depositor of any of its representations or warranties contained herein.

            Section 6.02 Merger or Consolidation of the Master Servicer and the Special Servicer. Subject to the following paragraph, each of the Master Servicer and the Special Servicer shall keep in full effect its existence, rights and good standing as a national banking association or a corporation under the laws of the state of its organization and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Each of the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer or the Special Servicer, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer or the Special Servicer, as applicable, hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer and Others. Subject to Section 6.01, neither the Depositor, the Master Servicer, the Special Servicer nor any of the directors, officers, employees or agents of the Depositor the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Certificateholders or the Companion Loan Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer or the Special Servicer or any such Person against liability which would be imposed by reason of (i) any breach of warranty or representation with respect to such respective party or
(ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties hereunder with respect to such respective party. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund (which indemnification amounts shall be payable out of the Collection Account or the applicable Whole Loan Custodial Account if with respect to a Serviced Whole Loan and then out of the Collection Account, provided that, to the extent that the amount relates to a Serviced Whole Loan, is required under the related Intercreditor Agreement to be borne by the holder of a related Subordinate Companion Loan and is paid from the Collection Account because funds on deposit in the related Whole Loan Custodial Account are insufficient to pay such indemnification, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of such Subordinate Companion Loan to deposit into the Collection Account in the amount so paid from the Collection Account) against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with, or relating to, this Agreement or the Certificates, other than any loss, liability or expense (including reasonable legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations or duties hereunder, in each case by the Person being indemnified,
(ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein, (iii) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof or (iv) which constitutes a Property Advance that is otherwise reimbursable hereunder. Neither the Depositor nor the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured; provided, however, that the Depositor or the Master Servicer or the Special Servicer may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (payable out of the Collection Account or the applicable Whole Loan Custodial Account if with respect to a Serviced Whole Loan and then out of the Collection Account, provided that to the extent that the amount relates to a Serviced Whole Loan, is required under the related Intercreditor Agreement to be borne by the holder of a related Subordinate Companion Loan and is paid from the Collection Account because funds on deposit in the related Whole Loan Custodial Account are insufficient to pay such indemnification, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of such Subordinate Companion Loan to deposit into the Collection Account in the amount so paid from the Collection Account), and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

            Section 6.04 Limitation on Resignation of the Master Servicer or Special Servicer.

            (a) Each of the Master Servicer and the Special Servicer (in the case of the Special Servicer only, with the consent of the Controlling Class Representative) may assign its respective rights and delegate its respective duties and obligations under this Agreement, and provided, that, with respect to either the Master Servicer or the Special Servicer: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States, the District of Columbia or the United States, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, and (B) shall execute and deliver to the Trustee an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Regular Certificates in effect immediately prior to such assignment, sale, transfer or delegation will not be qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation; (iii) the Master Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iv) the rate at which the Servicing Fee or Special Servicing Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect; (v) if the successor Master Servicer is not one of Wachovia Bank, National Association, Bank of America, N.A., Midland Loan Services, Inc., GMAC Commercial Mortgage Corporation, Washington Mutual Bank, F.A., Prudential Asset Resources, Inc., Keycorp Real Estate Capital Markets, Inc., or GEMSA Loan Services, L.P., the Master Servicer shall have obtained the consent of the Controlling Class Representative, which consent may be withheld in its reasonable discretion and (vi) the resigning Master Servicer or Special Servicer, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer or Special Servicer, as applicable, hereunder.

            (b) Except as provided in this Section 6.04, the Master Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer's or Special Servicer's expense) to such effect delivered to the Trustee.

            No resignation or removal of the Master Servicer or the Special Servicer as contemplated herein shall become effective until the Trustee or a successor Master Servicer or Special Servicer shall have assumed the Master Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Master Servicer or Special Servicer shall be treated as a shortfall resulting in Realized Losses.

            Section 6.05 Rights of the Depositor, the Trustee and the Companion Loan Noteholders in Respect of the Master Servicer and Special Servicer. The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee, the Companion Loan Noteholders (or the related securitization trustees) and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations, if reasonably related to the performance of the obligations of such Person under this Agreement. Upon request, if reasonably related to the performance of the obligations of such Person under this Agreement, the Master Servicer and the Special Servicer shall furnish to the Depositor, each of the Underwriters, the Master Servicer, the Special Servicer, the Trustee and the Companion Loan Noteholders its most recent publicly available annual financial statements. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03 hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Neither the Depositor nor the Trustee and neither the Master Servicer, with respect to the Special Servicer, nor the Special Servicer, with respect to the Master Servicer, shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall have any responsibility or liability for any action or failure to act by the Depositor or the Trustee and neither such Person is obligated to monitor or supervise the performance of the Depositor or the Trustee under this Agreement or otherwise.

            Each of the Trustee, the Depositor, the Master Servicer, and the Special Servicer shall furnish such reports, certifications and information as are reasonably requested by the Trustee, the Depositor, the Master Servicer or the Special Servicer, as applicable, in order to enable such requesting party to perform its duties hereunder, provided that for the avoidance of doubt, this shall not require any Person to prepare any reports, Certificates and information not required to be prepared hereunder.

            Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

            Section 6.06 Master Servicer or Special Servicer as Owner of a Certificate. The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof, except as otherwise expressly provided herein. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may seek the approval of the Certificateholders and any affected Companion Loan Noteholder to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) and any affected Companion Loan Noteholder shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default.

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the Master Servicer to make any deposit or payment required to be made by the Master Servicer to the Collection Account or Whole Loan Custodial Account or to the holder of a Serviced Companion Loan on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into any REO Account, within two Business Days after such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account, or the Whole Loan Custodial Account, as applicable, to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and within one Business Day after the time specified by, the terms of this Agreement; or

            (iii) any failure by the Master Servicer or the Special Servicer to timely make any Property Advance required to be made by it hereunder, which Property Advance remains unmade for a period of three Business Days following the date on which notice of such failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or any other parties hereunder; or

            (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of the Master Servicer's failure to make a Property Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained under this Agreement and 15 days in the case of the failure of the Master Servicer or the Special Servicer to deliver annual reports and statements required to be filed by the Depositor to comply with its obligations under the Act and the Exchange Act or as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or by any Companion Loan Noteholder, with a copy to each other party to this Agreement or by the Holders of Certificates of any Class evidencing, as to such Class, not less than 25% of the Voting Rights or, if affected thereby, a Companion Loan Noteholder; provided, however, if such failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; or

            (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or any Companion Loan Noteholder and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee or by the Holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, a Companion Loan Noteholder; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; or

            (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vii) the Master Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (viii) the Master Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (ix) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

            (x) the Master Servicer or the Special Servicer is removed from S&P's Select Servicer List as a U.S. commercial mortgage master servicer or a U.S. commercial mortgage special servicer, as applicable, and any of the ratings assigned by S&P to the Series 2005-GG4 certificates or any securities backed by a Pari Passu Companion Loan is qualified, downgraded or withdrawn in connection with that removal and the Master Servicer or Special Servicer is not reinstated to such status on such Select Servicer List within 30 days.

            (xi) the Trustee shall have received a written notice from Fitch (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by Fitch) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Master Servicer or the Special Servicer, as applicable. Notwithstanding anything to the contrary, it shall not be an Event of Default under clauses (i), (ii), (iv) and (v) above if the failure or event only has an adverse effect on a Companion Loan or Companion Loan Noteholder, however, the Companion Loan Noteholders shall have the remedies set forth in Section (d) below with respect to such failure or event.

            In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.

            (b) If the Master Servicer receives notice of termination under
Section 7.01(c) solely due to an Event of Default under Section 7.01(a)(ix), (x) or (xi) and if the Master Servicer to be terminated pursuant to Section 7.01(c) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then, if requested by the Trustee, the Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(b). Upon receipt of the "request for proposal" materials, Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Master Servicer pursuant to Section 7.01(c)) solicit good faith bids for the rights to service the Mortgage Loans and the Serviced Whole Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Master Servicer retaining all sub-servicers to continue the primary servicing of the Mortgage Loans and the Serviced Whole Loans pursuant to the terms of the respective sub-servicing agreements and entering into a sub-servicing agreement with the terminated Master Servicer to sub-service each Mortgage Loan and the Serviced Whole Loans not subject to a sub-servicing agreement at a sub-servicing fee rate equal to the Servicing Fee Rate minus 0.01% (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each sub-servicing agreement and sub-servicer that it is permitted to terminate pursuant to the terms of the applicable sub-servicing agreement (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Master Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of Certificates then rated by the Rating Agency within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the Master Servicer to be terminated pursuant to Section 7.01(c), the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated sub-servicer its respective Bid Allocation.

            The Master Servicer to be terminated pursuant to Section 7.01(c) shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans and the Serviced Whole Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Master Servicer to be terminated pursuant to Section 7.01(c) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(b). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            (c) In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and Serviced Whole Loans and the proceeds thereof, other than any rights the Master Servicer or Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 and subsection (b) above notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans and Serviced Whole Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and Serviced Whole Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that, in the event it is terminated pursuant to this Section 7.01, to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Trustee with all documents and records requested by the Trustee to enable the Trustee to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or successor Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, any Whole Loan Custodial Account, any REO Account or Lock-Box Account shall thereafter be received with respect to the Mortgage Loans and Serviced Whole Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

            (d) Notwithstanding Section 7.01(c), if any Event of Default on the part of the Master Servicer occurs that affects a Companion Loan Noteholder of a Serviced Whole Loan and the Master Servicer is not otherwise terminated in accordance with Section 7.01(c), or an Event of Default on the part of the Master Servicer occurs that affects only one or more of the Companion Loans, the Master Servicer may not be terminated in accordance with Section 7.01(c), but, at the direction of the related Companion Loan Noteholder, the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a sub-servicer (or, if the Whole Loan is currently being sub serviced, to replace, within 30 days of the Trustee's request, the then current sub-servicer with a new sub-servicer) with respect to the related Whole Loan. In connection with the Master Servicer's appointment of any sub-servicer at the request of the Trustee in accordance with this Section 7.01(d), the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an downgrade qualification or withdrawal of the then current rating with respect to the Certificates or any certificate issued pursuant to a securitization of any Serviced Pari Passu Companion Loan. The related sub-servicing agreement shall provide that any sub-servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the related Whole Loan, except that the Master Servicer shall be entitled to retain a portion of the Servicing Fee for the Mortgage Loan in the related Whole Loan calculated at 0.01% per annum. Such sub-servicing agreement shall also provide that such sub-servicer shall agree to become the master servicer under a separate servicing agreement for the applicable Whole Loan in the event that the applicable Whole Loan is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Whole Loan and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any sub-servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute sub-servicer, which appointment shall not result in an downgrade qualification or withdrawal of the then current rating with respect to the Certificates (as evidenced in writing by each Rating Agency). In the event that a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the sub-servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such sub-servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be its successor in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or moneys shall not be considered a default by such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer's or the Special Servicer's termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan or Serviced Whole Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Fee or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Trustee's succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Master Servicer and the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee, as Master Servicer or Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Master Servicer is also the Special Servicer, the Master Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the Companion Loan Noteholders and to each Rating Agency.

            (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and any affected Companion Loan Noteholder (to the extent the Trustee has received the notice information for such Companion Loan Noteholder after request therefor) and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

            Section 7.04 Other Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the defaulting Master Servicer or Special Servicer, as applicable. If the Master Servicer or Special Servicer, as applicable, fails to remedy, after the presentation of reasonable documentation, the Trustee shall be entitled to be reimbursed for such expenses, costs and liability from the Collection Account or the Serviced Whole Loan Custodial Account, as applicable, as provided in Section 3.06 and 3.06(A); provided that the Master Servicer or the Special Servicer, as applicable, shall not be relieved of such liability for such expenses, costs and liabilities. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default of the Master Servicer or the Special Servicer.

            Section 7.05 Waiver of Past Events of Default; Termination. The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, the Whole Loan Custodial Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs and expenses incurred by the Trustee in connection with such default and prior to such waiver shall be reimbursed by the Master Servicer or the Special Servicer, as applicable, promptly upon demand therefor and if not reimbursed to the Trustee within 90 days of such demand, from the Trust Fund; provided that the Trust Fund shall be reimbursed by the Master Servicer or the Special Servicer, as applicable, to the extent such amounts are reimbursed to the Trustee from the Trust Fund. Notwithstanding the foregoing, an Event of Default under any of clauses (i),
(ii), (ix) and (x) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the Companion Loan Noteholders, if any, that is affected by such Event of Default.

            The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Certificates desire to waive an Event of Default by the Master Servicer, but a Companion Loan Noteholder related to a Serviced Whole Loan (if adversely affected thereby) does not wish to waive that Event of Default, then those Certificateholders may still waive that default, and the applicable Companion Loan Noteholder will be entitled to request that the Master Servicer appoint, within 60 days of the Companion Loan Noteholder's request, a sub-servicer (or, if the applicable Serviced Whole Loan is currently being subserviced, to replace, within 60 days of the Companion Loan Noteholder's request, the then current sub-servicer with a new sub-servicer) with respect to the applicable Whole Loan. In connection with the Master Servicer's appointment of a sub-servicer at the request of a Companion Loan Noteholder in accordance with this Section 7.05, the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in a downgrade, qualification or withdrawal of any then assigned rating with respect to the Certificates or any Certificate issued pursuant to a securitization of any Serviced Pari Passu Companion Loan. The related sub-servicing agreement shall provide that any sub-servicer appointed by the Master Servicer at the request of a Companion Loan Noteholder in accordance with this Section 7.05 shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the applicable Whole Loan, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for such Mortgage Loan calculated at 0.01% per annum. Such Sub Servicing Agreement shall also provide that such sub-servicer shall become the master servicer under a separate servicing agreement for the applicable Whole Loan in the event that the Whole Loan is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Whole Loan and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Such sub-servicer shall meet the requirements of Section 3.01. If any sub-servicer appointed by the Master Servicer at the request of the Companion Loan Noteholder in accordance with this Section 7.05 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute sub-servicer, which appointment shall not result in a downgrade, qualification or withdrawal of any then assigned rating of any Certificate (as evidenced in writing by each Rating Agency). In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the sub-servicer appointed under this Section 7.05, the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such sub-servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.04, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder if accepted in good faith. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall request a corrected instrument, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

            (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

            (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

            (iv) Neither the Trustee nor any of its respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor or any other third Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all reasonable legal expenses and costs of such action shall be expenses and costs of the Trust Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

            (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Master Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

            None of the provisions contained in this Agreement shall require the Trustee, in its capacity as Trustee, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than any funds invested with it in its commercial capacity).

            Section 8.02 Certain Matters Affecting the Trustee.

            (a) Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and

                  (C) provided that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

            (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer, as applicable, if an Event of Default shall have occurred and be continuing relating to the Master Servicer, or the Special Servicer, respectively and if such investigation results from such Event of Default, and otherwise by the Certificateholders requesting the investigation;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

            (vii) For purposes of this Agreement, the Trustee shall have notice of an event only when a Responsible Officer of the Trustee has received notice of such event.

            (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Upper-Tier REMIC or the Lower-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Master Servicer, or the Special Servicer, and the Trustee, the Master Servicer and Special Servicer assume no responsibility for their correctness. The Trustee, the Master Servicer and Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, the Trustee shall not be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File (except for its review thereof pursuant to Section 2.02); the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the Depositor, the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of moneys by or at the direction of the Master Servicer or any loss resulting therefrom (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02), it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02) or any sub-servicer or any Mortgagor; any action of the Master Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) or any sub-servicer taken in the name of the Trustee except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee as applicable hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to
Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Lower-Tier Distribution Account, Upper-Tier Distribution Account, Lock Box Account, Escrow Accounts, Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee. The Trustee shall not have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless in the case of the Trustee, the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect that such payment is not permitted by applicable law.

            Section 8.04 Trustee May Own Certificates. The Trustee and any agent of the Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor and the Master Servicer in banking transactions, with the same rights it would have if it were not Trustee or such agent.

            Section 8.05 Payment of Trustee Fees and Expenses; Indemnification.

            (a) As compensation for the performance of its duties hereunder, the Trustee will be paid the Trustee Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. No Trustee Fee shall be payable with respect to the Companion Loans. In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled.

            (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses" as described in clause (d) below, except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses.

            The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable out-of-pocket expenses incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

            (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Master Servicer and the Special Servicer (each, an "Indemnifying Party") shall indemnify the Trustee and its Affiliates and each of the directors, officers, employees and agents of the Trustee and its Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder.

            (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement, or are unanticipated expenses (as defined below), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and (ii) except to the extent such amounts are not paid pursuant to Section 8.05, those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term "unanticipated expenses" shall include any fees, expenses and disbursements of the Trustee or any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date, and the losses, liabilities, damages, claims or incremental expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with (i) a default under any Mortgage Loan and (ii) any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and
Section 7.01. The right of reimbursement of the Indemnified Parties under this
Section 8.05(d) shall be senior to the rights of all Certificateholders.

            (e) Notwithstanding anything herein to the contrary, this Section
8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

            (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

            Section 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least "Aa3" by Moody's, "AA" by Fitch and "AA-" by S&P (or "A+" by S&P if the Trustee has a short-term debt rating of at least "A-1" from S&P) (or such other rating as the Rating Agencies have confirmed will not result in the downgrade withdrawal or qualification of any of the then current ratings of any Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of the Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax from its own funds and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, each Rating Agency, the Certificate Holders and the Companion Loan Noteholders. Upon such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee, the appointment of which would not, as evidenced in writing by the Rating Agencies, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, the appointment of which, if the successor Trustee is not rated by each Rating Agency as "AA-", would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Trustee will bear all reasonable costs and expenses of each other party hereto and each Rating Agency in connection with such resignation.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and promptly appoint a successor Trustee by written instrument, which shall be delivered to the Trustee so removed and to the successor Trustee. The Holders of Certificates entitled to more than 50% of the Voting Rights of all of the Certificates may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed and a copy thereof shall be delivered to the Companion Loan Noteholders.

            In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans or Serviced Whole Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            (a) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans or Serviced Whole Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee).

            Section 8.08 Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor Trustee, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein, provided that the appointment of such successor Trustee shall not, as evidenced in writing by each Rating Agency, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Companion Loan Noteholders. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

            (b) Any successor Trustee appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

            Section 8.09 Merger or Consolidation of Trustee. Any entity into which the Trustee may be merged or converted, or with which the Trustee may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

            No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to, such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Controlling Certificateholders and Controlling Class Representative.

            (a) Each Controlling Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Trustee and to notify the Trustee of the transfer of any Certificate of the Controlling Class, the selection of a Controlling Class Representative or the resignation or removal thereof. Any Certificateholder or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee when such Certificateholder is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Trustee will notify the Special Servicer of the identity of the Controlling Class Representative and any resignation or removal thereof.

            (b) The initial Controlling Class Representative shall be DSHI Opco LLC, a Delaware corporation.

            (c) Once a Controlling Class Representative has been selected pursuant to clause (b) above, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative shall have notified the Trustee and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon the resignation of a Controlling Class Representative, the Trustee shall request the Certificateholders of the Controlling Class to select a new Controlling Class Representative.

            (d) If at any time a book-entry certificate belongs to the Controlling Class, the Trustee shall notify the related Beneficial Owner or Beneficial Owners (through the Depositor, unless the Trustee shall have been previously provided with the name and address of such Beneficial Owner or Beneficial Owners) of such event and shall request that it be informed of any change in the identity of the related Beneficial Owner from time to time.

            (e) Until it receives notice to the contrary each of the Master Servicer, the Special Servicer and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Controlling Class Representative.

            (f) The Controlling Class Representative will have no liability to the Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

            (g) By its acceptance of a Certificate, each Certificateholder shall be deemed to have confirmed its understanding that the Controlling Class Representative (i) may and is permitted hereunder to have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, (ii) may and is permitted hereunder to act solely in the interests of the holders of the Controlling Class, (iii) does not have any duties to the holders of any Class of Certificates other than the Controlling Class, (iv) may and is permitted hereunder to take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates, (v) will not be deemed to have been negligent or reckless, or have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, and (vi) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted; provided, however, that the rights of the Controlling Class Representative are subject to the Intercreditor Agreements.

                                   ARTICLE IX

                  TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

            Section 9.01 Termination; Optional Mortgage Loan Purchase.

            (a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) and the Serviced Companion Loans shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificate of all the Mortgage Loans (and, if any of the Non Serviced Loans is no longer a "Mortgage Loan" due to the fact that the related mortgaged Property has been foreclosed upon under the applicable Other Pooling Agreement, the Pari Passu REO Mortgage Loan) and REO Property then included in the Trust Fund pursuant to subsection (c), (ii) the exchange by the Remaining Certificateholder pursuant to subsection (h) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

            (b) The Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund with respect to each such Trust REMIC shall be sold or otherwise disposed of in connection therewith, pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the assets of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be sold for cash and that each such Trust REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Trustee in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the Trust REMICs, or the Trust Fund, the Trustee shall be responsible for filing the final Tax Returns for the Trust REMICs for the period ending with such termination, and shall maintain books and records with respect to the Trust REMICs for the period for which it maintains its own tax returns or other reasonable period.

            (c) The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i) the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

                  (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

            (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) or subsection (h) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full an amount equal to the remaining Certificate Principal Amount of each such Certificate or Lower-Tier Regular Interest, as the case may be, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01 or (ii) if no such Regular Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account, or the Lower-Tier Distribution Account or the Excess Liquidation Proceeds Reserve Account, and to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account, in either case, following the later to occur of
(a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (b) the liquidation or disposition pursuant to
Section 3.18 of the last asset held by the Trust Fund.

            (e) Notice of any termination of the Trust Fund pursuant to this
Section 9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Master Servicer, the Special Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

            (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

            (ii) specify the amount of any such final distribution, if known;
      and

            (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

            If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

            (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

            (g) For purposes of this Section 9.01, the Remaining
Certificateholder shall have the first option to terminate the Trust Fund pursuant to subsection (h), and then the Holders of the Controlling Class, and then the Special Servicer, and then the Depositor, and then the Master Servicer, and then the Holder of the Class LR Certificates, in each of the last five cases, pursuant to subsection (c).

            (h) With the consent of the Master Servicer, following the date on which the aggregate Certificate Principal Amount of the Class A, Class A-J, Class B, Class C, Class D and Class E Certificates is reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates, including the Class X Certificates (other than the Residual Certificates) for all of the Mortgage Loans (and if any of the Non-Serviced Mortgage Loans are no longer a "Mortgage Loan" due to the fact that the related Mortgaged Property has been foreclosed upon under the related Other Pooling Agreement, the related REO Mortgage Loan) and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Remaining Certificateholder elects to exchange all of its Certificates, including the Class X Certificates, (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Termination Date, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, but only to the extent that such amounts are not already on deposit in the Collection Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates by the Remaining Certificateholder on the Termination Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Section 9.01. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns), shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Mortgage Loans. For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Principal Amount of its remaining Certificates (other than the Residual Certificates), plus accrued and unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of the related Lower-Tier Regular Interests and such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to this Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.02 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Mortgage Loan or Serviced Whole Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Notices. Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, GS Mortgage Securities Corporation II, 85 Broad Street, New York, New York 10004, Attention: Emily Brooks, telecopy number: (212) 346-3594, with a copy to: David Stiepleman, telecopy number: (212) 428-3141; (ii) in the case of the Master Servicer, GMAC Commercial Mortgage Corporation, 550 California Street, San Francisco, California 94104, Attention: Henry Bieber, Telecopier number (415) 391-2949 (with a copy to General Counsel, telecopy number: (215) 328-3620; (iii) in the case of the Special Servicer, LNR Partners, Inc, 1601 Washington Avenue, Miami Beach, Florida, 33139, Attention: Randy Wolpert, telecopy number: (305) 695-5601; (iv) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
Corporate Trust Services - GS Mortgage Securities Corporation II, Series 2005-GG4, telecopy number: (410) 715-2380; (v) in the case of the Rating Agencies, (a) Moody's Investors Services, Inc., 99 Church Street, 4th Floor, New York, New York 10041, Attention: Commercial Mortgage Surveillance Group, telecopy number: (212) 553-0300, (b) Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 10th Floor, New York, New York 10004, Attention: CMBS Surveillance Department, telecopy number:
(212) 438-2662, and (c) Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage-Backed Securities, telecopy number: (212) 635-0295; (vi) in the case of the Mortgage Loan Sellers, (a) Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, Attention: Emily Brooks, telecopy number: (212) 346-3594, with a copy to: David Stiepleman, Esq., telecopy number: (212) 428-3141, (b) GCFP Capital Financial Products, Inc., 600 Steamboat Rd., Greenwich, Connecticut 06830, Attention: Andrew Snow, telecopy number: (203) 618-2134, with Paul Stevelman, Esq., telecopy number: (203) 618-2132, (c) Commerzbank AG, New York Branch, 2 World Financial Center, New York, New York 10281, Attention: Anthony J. Tuffy and Michael Zanolli, telecopy number: (212) 266-7565 with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, telecopy number: (215) 994-2222,
Attention: David W. Forti; (vii) in the case of the Underwriters, (a) to Goldman, Sachs & Co., addressed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Emily Brooks, fax number: (212) 346-3594, with a copy to: Samuel Ramos, Esq., fax number: (212) 428-3141, (b) to Greenwich Capital Markets, Inc., addressed to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Perry Gershon, fax number: (203) 618-2134, with a copy to Paul Stevelman, Esq., fax number: (203) 618-2132, (c) to Credit Suisse First Boston LLC, addressed to Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention:
Jeffrey Altabef, fax number: (212) 743-5227, with a copy to Tessa Peters, Esq., Legal Compliance Department, fax number: (917) 326-7805, (d) to Bear, Stearns & Co. Inc., addressed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Richard Ruffer, fax number: (973) 463-5293, with a copy to Joseph Jurkowski, Esq., fax number: (212) 272-2619, (e) to Morgan Stanley & Co. Incorporated, addressed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Anthony J. Sfarra, fax number:
(212) 507-4011, with a copy to Michelle Wilke, Esq., fax number: (212) 762-9224 and (f) to Wachovia Capital Markets, LLC, addressed to Wachovia Capital Markets, LLC, 301 S. College Street NC 0166, Charlotte, North Carolina 28288, Attention:
Royer Culp, fax number: (704) 715-0066, with a copy to Elizabeth Stinson, fax number: (704) 715-0066, and; (viii) in the case of the Controlling Class Representative, DSHI Opco LLC, 1601 Washington Avenue, Miami Beach, Florida 33139, Attention: Steven N. Bjerke, telecopy number: (305) 695-5449, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 10.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.06 Notice to the Depositor and Each Rating Agency.

            (a) The Trustee shall use its best efforts to promptly provide notice to the Depositor and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer or the Trustee;

            (iv) the repurchase of Mortgage Loans pursuant to Section 2.03;

            (v) the final payment to any Class of Certificateholders;

            (vi) any change in the location of the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account;

            (vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer; and

            (viii) any change in the lien priority of a Mortgage Loan.

            (b) The Master Servicer (or the Trustee with respect to item (iv) below) shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.14;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.15;

            (iii) upon request, a copy of each operating and other financial statements, rent rolls, occupancy reports, and sales reports to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 4.02;

            (iv) upon request, each Distribution Date Statement described in
      Section 4.02 and Section 3.20; and

            (v) upon request, each inspection report prepared in connection with any inspection conducted pursuant to Section 3.19.

            (c) The Master Servicer shall furnish each Rating Agency with such information as in the Master Servicer's possession with respect to the Trust Fund, any Mortgaged Property, a Mortgagor and a Mortgage Loan as such Rating Agency shall reasonably request. The Rating Agencies shall not be charged any fee or expense in connection therewith.

            Section 10.07 Amendment. This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders;
(ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of this Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of this Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

            Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

            (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

            (iii) adversely affect the Voting Rights of any Class of Certificates,

            (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

            (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

            Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

            In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Special Servicer and the Master Servicer, in writing, and to the extent required by this Section, the Certificateholders or the Companion Loan Noteholder, as applicable. Promptly after the execution of any amendment, the Master Servicer shall forward to the Trustee, the Special Servicer and each Companion Loan Noteholder and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, as applicable, and each Rating Agency. It shall not be necessary for the consent of Certificateholders or the Companion Loan Noteholder, as applicable, under this Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or the Companion Loan Noteholder, as applicable, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

            Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Master Servicer, the Special Servicer and/or the Trustee, the Master Servicer, the Special Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or
(ii) of the first sentence of this Section, then at the expense of the Trust
Fund), to the effect that such amendment will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, will not cause a tax to be imposed on either Trust REMIC under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property). Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

            Section 10.08 Confirmation of Intent. The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to any Insurance Proceeds related to such Mortgage Loans and
(ii) this Agreement shall constitute a security agreement under applicable law. This Section 10.08 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 10.09 Third-Party Beneficiaries. No Persons other than a party to this Agreement, any party to any Other Pooling Agreement, any Companion Loan Noteholders and any Certificateholder, shall have any rights with respect to the enforcement of any of the rights or obligations hereunder and the parties to any Other Pooling Agreement, any Companion Loan Noteholder and any Certificateholder (which are intended third-party beneficiaries of this Agreement) shall have the right to enforce the rights and obligations hereunder to the extent they affect the related Companion Loan.

            Without limiting the foregoing, the parties to this Agreement specifically state that no Mortgagor, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

            In the event that one, but not both, of the Notes with respect to the Mall at Wellington Green Mortgage Loan, The Streets at Southpoint Mortgage Loan or the Cascade Mall Mortgage Loan is repurchased, the holder of the repurchased Note shall become a third-party beneficiary of this Agreement to the same extent as if they were Companion Loan Noteholders, as contemplated by
Section 3.31.

            Section 10.10 Request by Certificateholders or Companion Loan Noteholders. Where information or reports are required to be delivered to a Certificateholder or the Companion Loan Noteholders, as applicable, upon request pursuant to the terms of this Agreement, such request can be in the form of a single blanket request by a Certificateholder or the Companion Loan Noteholders, as applicable, to the Trustee, the Master Servicer or the Special Servicer, as applicable, and, with respect to such Certificateholder or the Companion Loan Noteholders, as applicable, such request shall be deemed to relate to each date such report or information may be requested. The notice shall set forth the applicable Sections where such reports and information are requested.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                       GS MORTGAGE SECURITIES CORPORATION II,
                                          as Depositor

                                       By:  /s/ Leo Huang
                                          --------------------------------------
                                          Name:  Leo Huang
                                          Title: CFO

                                       GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          as Master Servicer

                                       By:  /s/ Karen Repeckyj
                                          --------------------------------------
                                          Name:  Karen Repeckyj
                                          Title: Vice President

                                       LNR PARTNERS, INC., as Special Servicer

                                       By:  /s/ Steven N. Bjerke
                                          --------------------------------------
                                          Name:  Steven N. Bjerke
                                          Title: Vice President

                                       WELLS FARGO BANK, N.A., as Trustee,
                                          Custodian, Certificate Registrar

                                       By:   /s/ Ruth H. Fussell
                                          --------------------------------------
                                          Name:  Ruth H. Fussell
                                          Title: Vice President

STATE OF NEW YORK       )
                        )  ss:
COUNTY OF NEW YORK      )

            On this 23rd day of June 2005, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Leo Huang, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a CFO of GS Mortgage
Securities Corporation II, a New York limited partnership, the limited partnership described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

            WITNESS my hand and seal hereto affixed the day and year first above written.

                                            /s/  Michelle Zeray
                                     ------------------------------------------
                                            Notary Public in and for the
                                                      State of

                  [SEAL]

My Commission expires:

     3/19/2007
---------------------------------------

STATE OF PENNSYLVANIA   )
                        )  ss.:
COUNTY OF MONTGOMERY    )

            On this 23rd day of June 2005, before me, the undersigned, a Notary Public in and for the State of Pennsylvania, duly commissioned and sworn, personally appeared Karen A. Repeckyj, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Vice President of GMAC Commercial Mortgage Corporation, a national banking association, the national banking association described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

            WITNESS my hand and seal hereto affixed the day and year first above written.

                                            /s/ Amy M. Jesberger
                                     ------------------------------------------
                                            Notary Public in and for the
                                                      State of

                  [SEAL]

My Commission expires:

     July 8, 2007
---------------------------------------

STATE OF Florida        )
                        )  ss.:
COUNTY of Miami-Dade    )

            On this 21st day of June 2005, before me, the undersigned, a Notary Public in and for Florida, duly commissioned and sworn, personally appeared Steven N. Bjerke, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Vice President of LNR Partners, Inc., a corporation, the corporation described in and that executed the foregoing instrument; and that she signed his/her name thereto under authority of the Board of Directors of said corporation and on behalf of such corporation.

            WITNESS my hand and seal hereto affixed the day and year first above written.

                                            /s/ Zena M. Dickstein
                                     ------------------------------------------
                                                     Print Name:
                                                   NOTARY PUBLIC,

My Commission expires:   August 13, 2005

[NOTARIAL SEAL]

STATE OF New York       )
                        )  ss.:
COUNTY OF New York      )

            On this 23rd day of June 2005, before me, the undersigned, a Notary Public in and for State of New York, duly commissioned and sworn, personally appeared Ruth W. Fussell, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Vice President of Wells Fargo Bank, N.A., a national banking association, the national banking association described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such national banking association.

            WITNESS my hand and seal hereto affixed the day and year first above written.

                                            /s/ Janet M.Jolley
                                     ------------------------------------------
                                            Notary Public in and for the
                                                 State of New York

                  [SEAL]

My Commission expires:

Jan. 3, 2009
---------------------------------------

            This instrument prepared by:  _________________

                                   EXHIBIT A-1


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-1


Pass-Through Rate:  4.369%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled  Final Distribution Date:
Amount of the Class A-1 Certificates:       July 10, 2039
$100,000,000

CUSIP:  36228C VM 2                         Initial Certificate Principal Amount
                                            of this Certificate: $100,000,000
ISIN:  US36228CVM27


Common Code:  [     ]


No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-1 Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-1 Certificates referred to in the Pooling
Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                   EXHIBIT A-2


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-1P

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-1P


Pass-Through Rate:  5.285%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class A-1P Certificates:      July 10, 2039
$50,000,000

CUSIP:  36228C WS 8                         Initial Certificate Principal Amount
                                            of this Certificate: $50,000,000
ISIN:  US36228CWS87


Common Code:  [       ]


No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1P Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-1P Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1P Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

      The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-1P Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-1P Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1P Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-1P Certificate of the entire Percentage Interest represented by the within Class A-1P Certificates to the above-named Assignee(s) and to deliver such Class A-1P Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.



                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                   EXHIBIT A-3


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-DP

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-DP


Pass-Through Rate:  3.452%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution  Date:
Amount of the Class A-DP Certificates:      July 10, 2039
$166,616,000

CUSIP:  36228C VN 0                         Initial Certificate Principal Amount
                                            of this Certificate: $166,616,000
ISIN:  US36228CVN00


Common Code:  [       ]


No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-DP Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-DP Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-DP Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-DP Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-DP Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-DP Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-DP Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-DP Certificate of the entire Percentage Interest represented by the within Class A-DP Certificates to the above-named Assignee(s) and to deliver such Class A-DP Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                   EXHIBIT A-4


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-2


Pass-Through Rate:  4.475%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class A-2 Certificates:       July 10, 2039
$349,848,000

CUSIP:  36228C VP 5                         Initial Certificate Principal Amount
                                            of this Certificate:  $349,848,000
ISIN:  US36228CVP57


Common Code: [          ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-2 Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-2 Certificates referred to in the Pooling
Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                   EXHIBIT A-5


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-3


Pass-Through Rate:  4.607%

First Distribution Date: July 11, 2005     Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount  of the Class A-3 Certificates:     July 10, 2039
$288,705,000

CUSIP:  36228C VQ 3                        Initial Certificate Principal Amount
                                           of this Certificate:  $288,705,000
ISIN:  US36228CVQ31


Common Code: [          ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-3 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-3 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-3 Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-3 Certificates referred to in the Pooling
Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-3 Certificate of the entire Percentage Interest represented by the within Class A-3 Certificates to the above-named Assignee(s) and to deliver such Class A-3 Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                   EXHIBIT A-6


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                          SERIES 2005-GG4, CLASS A-ABA

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                          SERIES 2005-GG4, CLASS A-ABA


Pass-Through Rate:  4.680%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class A-ABA                   July 10, 2039
Certificates:  $207,259,000

CUSIP:  36228C VR 1                         Initial Certificate Principal Amount
                                            of this Certificate:  $207,259,000
ISIN:  US36228CVR14


Common Code: [          ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-ABA Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-ABA Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-ABA Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-ABA Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-ABA Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-ABA Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-ABA Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-ABA Certificate of the entire Percentage Interest represented by the within Class A-ABA Certificates to the above-named Assignee(s) and to deliver such Class A-ABA Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                   EXHIBIT A-7


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                          SERIES 2005-GG4, CLASS A-ABB

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                          SERIES 2005-GG4, CLASS A-ABB


Pass-Through Rate:  4.756%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class A-ABB                   July 10, 2039
Certificates:  $29,609,000

CUSIP:  36228C VS 9                         Initial Certificate Principal Amount
                                            of this Certificate:  $29,609,000
ISIN:  US36228CVS96


Common Code: [      ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-ABB Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-ABB Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-ABB Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-ABB Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-ABB Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-ABB Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-ABB Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-ABB Certificate of the entire Percentage Interest represented by the within Class A-ABB Certificates to the above-named Assignee(s) and to deliver such Class A-ABB Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                   EXHIBIT A-8


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-4


Pass-Through Rate:  4.761%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class A-4 Certificates:       July 10, 2039
$500,000,000

CUSIP:  36228C VT 7                         Initial Certificate Principal Amount
                                            of this Certificate:  $500,000,000
ISIN:  US36228CVT79


Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-4 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-4 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-4 Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-4 Certificates referred to in the Pooling
Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-4 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-4 Certificate of the entire Percentage Interest represented by the within Class A-4 Certificates to the above-named Assignee(s) and to deliver such Class A-4 Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                   EXHIBIT A-9


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-4A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-4A


Pass-Through Rate:  4.751%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class A-4A Certificates:      July 10, 2039
$1,171,595,000

CUSIP:  36228C VU 4                         Initial Certificate Principal Amount
                                            of this Certificate:  $[          ]
ISIN:  US36228CVU43


Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-4A Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4A Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-4A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-4A Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-4A Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-4A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-4A Certificate of the entire Percentage Interest represented by the within Class A-4A Certificates to the above-named Assignee(s) and to deliver such Class A-4A Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-10


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-4B

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-4B


Pass-Through Rate:  4.732%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class A-4B Certificates:      July 10, 2039
$167,371,000

CUSIP:  36228C VV 2                         Initial Certificate Principal Amount
                                            of this Certificate:  $167,371,000
ISIN:  US36228CVV26


Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-4B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4B Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-4B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-4B Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-4B Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-4B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-4B Certificate of the entire Percentage Interest represented by the within Class A-4B Certificates to the above-named Assignee(s) and to deliver such Class A-4B Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-11


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-1A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-1A


Pass-Through Rate:  4.744%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class A-1A Certificates:      July 10, 2039
$169,634,000

CUSIP:  36228C VW 0                         Initial Certificate Principal Amount
                                            of this Certificate:  $169,634,000
ISIN:  US36228CVW09



Common Code: [        ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-1A Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1A Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-1A Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-1A Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-1A Certificate of the entire Percentage Interest represented by the within Class A-1A Certificates to the above-named Assignee(s) and to deliver such Class A-1A Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-12


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 2005-GG4, CLASS A-J

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS A-J


Pass-Through Rate:  4.782%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount  of the Class A-J Certificates:      July 10, 2039
$300,060,000

CUSIP:  36228C VX 8                         Initial Certificate Principal Amount
                                            of this Certificate:  $300,060,000
ISIN:  US36228CVX81



Common Code: [        ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class A-J Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-J Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class A-J Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-J Certificates referred to in the Pooling
Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-J Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class A-J Certificate of the entire Percentage Interest represented by the within Class A-J Certificates to the above-named Assignee(s) and to deliver such Class A-J Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-13


                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS X-P

   [If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

   THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

   THE HOLDERS OF THIS CLASS X-P CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X-P CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X-P CERTIFICATES FOR ANY DISTRIBUTION DATE IS AS SET FORTH IN THE POOLING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

   TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

   FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

   THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

   [If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

   [If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS X-P


Pass-Through Rate:  0.734%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Notional Amount of        Scheduled Final Distribution Date:
the Class X-P Certificates:                 July 10, 2039
$3,831,315,000

CUSIP:  36228C WC 3(1) U03911 JE 2(2)       Initial Notional Amount of this
                                            Certificate:  $[          ]
ISIN:  US36228CWC36 (1) USU03911JE26(2)



Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-P Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class X-P Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-P Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class X-P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class X-P Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class X-P Certificates referred to in the Pooling
Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X-P Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class X-P Certificate of the entire Percentage Interest represented by the within Class X-P Certificates to the above-named Assignee(s) and to deliver such Class X-P Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-14


                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 2005-GG4, CLASS X-C

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X-C CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X-C CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X-C CERTIFICATES FOR ANY DISTRIBUTION DATE IS AS SET FORTH IN THE POOLING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

   THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

   [If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

   [If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                           GS MORTGAGE SECURITIES CORPORATION II
                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-GG4, CLASS X-C


Pass-Through Rate:  0.107%

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Notional Amount  of       Scheduled Final Distribution Date:
the Class X-C Certificates:                 July 10, 2039
$4,000,797,486

CUSIP:  36228C WD 1(1)  U03911 JF 9(2)      Initial Notional Amount of this
                                            Certificate:  $[          ]
ISIN:  US36228CWD19(1)  USU03911JF90(2)



Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR Certificates (together with the Class X-C Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-C Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class X-C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class X-C Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class X-C Certificates referred to in the Pooling
Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X-C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class X-C Certificate of the entire Percentage Interest represented by the within Class X-C Certificates to the above-named Assignee(s) and to deliver such Class X-C Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-15


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS B

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CLASS B CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2005-GG4, CLASS B


Pass-Through Rate: The lesser of
4.841% and the WAC Rate

First Distribution Date:  July 11, 2005     Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class B Certificates:         July 10, 2039
$65,013,000

CUSIP:  36228C VY 6                         Initial Certificate Principal Amount
                                            of this Certificate:  $65,013,000
ISIN:  US36228CVY64


Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR Certificates (together with the Class B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class B Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-16


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS C

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CLASS C CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2005-GG4, CLASS C


Pass-Through Rate: The lesser of
4.890% and the WAC Rate

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class C Certificates:         July 10, 2039
$35,007,000

CUSIP:  36228C VZ 3                         Initial Certificate Principal Amount
                                            of this Certificate:  $35,007,000
ISIN:  US36228CVZ30


Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR Certificates (together with the Class C Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class C Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class C Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class C Certificate of the entire Percentage Interest represented by the within Class C Certificates to the above-named Assignee(s) and to deliver such Class C Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-17


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS D

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2005-GG4, CLASS D


Pass-Through Rate: The lesser of
4.939% and the WAC Rate

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class D Certificates:         July 10, 2039
$75,015,000

CUSIP:  36228C WA 7                         Initial Certificate Principal Amount
                                            of this Certificate:  $75,015,000
ISIN:  US36228CWA79


Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR Certificates (together with the Class D Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class D Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class D Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class D Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-18


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS E

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2005-GG4, CLASS E


Pass-Through Rate: The lesser of
5.078% and the WAC Rate

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class E Certificates:         July 10, 2039
$40,008,000

CUSIP:  36228C WB 5                         Initial Certificate Principal Amount
                                            of this Certificate:  $40,008,000
ISIN:  US36228CWB52


Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class LR Certificates (together with the Class E Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class E Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class E Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class E Certificate of the entire Percentage Interest represented by the within Class E Certificates to the above-named Assignee(s) and to deliver such Class E Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-19


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS F

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS F CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

   THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS F


Pass-Through Rate: The lesser of
5.415% and the WAC Rate

First Distribution Date: July 11, 2005      Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal     Scheduled Final Distribution Date:
Amount of the Class F  Certificates:        July 10, 2039
$55,011,000

                                            Initial Certificate Principal Amount
CUSIP:  36228C WE 9(1)  U03911 JG 7(2)      of this Certificate:  $55,011,000


ISIN:  US36228CWE91(1)  USU03911JG73(2)



Common Code: [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class F Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class F Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class F Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class F Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class F Certificate of the entire Percentage Interest represented by the within Class F Certificates to the above-named Assignee(s) and to deliver such Class F Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-20


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS G

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS G CERTIFICATE IS SUBORDINATE TO THE CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS G



Pass-Through Rate: The WAC Rate minus
0.043%

First Distribution Date: July 11, 2005     Cut-Off Date:  June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class G Certificates:        July 10, 2039
$45,009,000

CUSIP: 36228C WF 6(1) U03911 JH 5(2)       Initial Certificate Principal Amount
                                           of this Certificate: $45,009,000


ISIN:  US36228CWF66(1)  USU03911JH56(2)



Common Code:  [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class G Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class G Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class G Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-21


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS H

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS H CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS H


Pass-Through Rate: The WAC Rate

First Distribution Date: July 11, 2005     Cut-Off Date:  June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class H Certificates:        July 10, 2039
$40,008,000

CUSIP:  36228C WG 4(1) U03911 JJ 1(2)      Initial Certificate Principal Amount
                                           of this Certificate: $40,008,000


ISIN: US36228CWG40(1) USU03911JJ13(2)



Common Code:  [        ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class H Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class H Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class H Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class H Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class H Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class H Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class H Certificate of the entire Percentage Interest represented by the within Class H Certificates to the above-named Assignee(s) and to deliver such Class H Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-22


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS J

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS J CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE
CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS J


Pass-Through Rate: The lesser of
4.462% and the WAC Rate

First Distribution Date: July 11, 2005     Cut-Off Date:  June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class J Certificates:        July 10, 2039
$20,004,000

CUSIP: 36228C WH 2(1) U03911 JK 8(2)       Initial Certificate Principal Amount
                                           of this Certificate: $20,004,000


ISIN:  US36228CWH23(1)  USU03911JK85(2)



Common Code:  [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class J Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class J Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class J Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class J Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class J Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class J Certificate of the entire Percentage Interest represented by the within Class J Certificates to the above-named Assignee(s) and to deliver such Class J Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-23


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS K

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS K CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

   THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
   SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS K


Pass-Through Rate: The lesser of
4.462% and the WAC Rate

First Distribution Date: July 11, 2005     Cut-Off Date:  June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class K Certificates:        July 10, 2039
$20,004,000

CUSIP: 36228C WJ 8(1) U03911 JL 6(2)       Initial Certificate Principal Amount
                                           of this Certificate: $20,004,000


ISIN: US36228CWJ88(1) USU03911JL68(2)


Common Code:  [        ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class K Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class K Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class K Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class K Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class K Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class K Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-24


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS L

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS L CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

   THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
   SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS L


Pass-Through Rate: The lesser of
4.462% and the WAC Rate

First Distribution Date: July 11, 2005     Cut-Off Date: June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class L Certificates:        July 10, 2039
$20,004,000

CUSIP: 36228C WK 5(1) U03911 JM 4(2)       Initial Certificate Principal Amount
                                           of this Certificate: $20,004,000


ISIN: US36228CWK51(1) USU03911JM42(2)



Common Code:  [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class L Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class L Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class L Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class L Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class L Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class L Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class L Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class L Certificate of the entire Percentage Interest represented by the within Class L Certificates to the above-named Assignee(s) and to deliver such Class L Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-25


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS M

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS M CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

   THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE
CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS M


Pass-Through Rate: The lesser of
4.462% and the WAC Rate

First Distribution Date: July 11, 2005     Cut-Off Date:  June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class M Certificates:        July 10, 2039
$10,002,000

CUSIP: 36228C WL 3(1) U03911 JN 2(2)       Initial Certificate Principal Amount
                                           of this Certificate: $10,002,000


ISIN: US36228CWL35(1) USU03911JN25(2)



Common Code:  [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class M Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class M Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class M Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class M Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class M Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class M Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class M Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class M Certificate of the entire Percentage Interest represented by the within Class M Certificates to the above-named Assignee(s) and to deliver such Class M Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-26


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS N

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS N CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

   THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
   SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS N


Pass-Through Rate: The lesser of
4.462% and the WAC Rate

First Distribution Date: July 11, 2005     Cut-Off Date:  June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class N Certificates:        July 10, 2039
$10,002,000

CUSIP: 36228C WM 1(1) U03911 JP 7(2)       Initial Certificate Principal Amount
                                           of this Certificate: $10,002,000


ISIN: US36228CWM18(1) USU03911JP72(2)


Common Code:  [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class N Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class O, Class P, Class R and Class LR Certificates (together with the Class N Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class N Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class N Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class N Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class N Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class N Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class N Certificate of the entire Percentage Interest represented by the within Class N Certificates to the above-named Assignee(s) and to deliver such Class N Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-27


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS O

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS O CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

   THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
   SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS O


Pass-Through Rate: The lesser of
4.462% and the WAC Rate

First Distribution Date: July 11, 2005     Cut-Off Date:  June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class O Certificates:        July 10, 2039
$10,002,000

CUSIP: 36228C WN 9(1) U03911 JQ 5(2)       Initial Certificate Principal Amount
                                           of this Certificate: $10,002,000


ISIN: US36228CWN90(1) USU03911JQ55(2)



Common Code:  [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class O Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class LR Certificates (together with the Class O Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class O Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class O Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class O Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class O Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class O Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class O Certificate of the entire Percentage Interest represented by the within Class O Certificates to the above-named Assignee(s) and to deliver such Class O Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-28


                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS P

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS P CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificate issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

   THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
   SECTION 410(d) OF THE CODE) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN" ) OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE PAYING AGENT, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 2005-GG4, CLASS P


Pass-Through Rate: The lesser of
4.462% and the WAC Rate

First Distribution Date: July 11, 2005     Cut-Off Date:  June 1, 2005

Aggregate Initial Certificate Principal    Scheduled Final Distribution Date:
Amount of the Class P Certificates:        July 10, 2039
$55,011,486

CUSIP: 36228C WP 4(1) U03911 JR 3(2)       Initial Certificate Principal Amount
                                           of this Certificate: $55,011,486


ISIN: US36228CWP49(1) USU03911JR39(2)



Common Code:  [       ]

No.: 1

   This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class P Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R and Class LR Certificates (together with the Class P Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class P Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.


-----------
(1) For Book Entry Rule 144A Only.

(2) For Book Entry Regulation S Certificates Only.

   IN WITNESS WHEREOF, the Trustee has caused this Class P Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class P Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class P Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class P Certificate of the entire Percentage Interest represented by the within Class P Certificates to the above-named Assignee(s) and to deliver such Class P Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-29


                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2005-GG4, CLASS LR

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, CERTAIN NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2005-GG4, CLASS LR

Percentage Interest:  100%
Cut-Off Date:  June 1, 2005

No.:  1

   This certifies that ________________________ is the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class LR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, allocable to the Class LR Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class LR Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class LR Certificates referred to in the Pooling
Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class LR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class LR Certificate of the entire Percentage Interest represented by the within Class LR Certificates to the above-named Assignee(s) and to deliver such Class LR Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                  EXHIBIT A-30


                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2005-GG4, CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, CERTAIN NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN
SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

                      GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 2005-GG4, CLASS R

Percentage Interest:  100%
Cut-Off Date:  June 1, 2005

No.:  1

   This certifies that _______________________________ is the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class R Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-1P, Class A-DP, Class A-2, Class A-3, Class A-ABA, Class A-ABB, Class A-4, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

   This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

   This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended.

   The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

   Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 10th day of each month (or, if such 10th day is not a Business Day, the next succeeding Business Day), commencing in July 2005 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, allocable to the Class R Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

   All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

   This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

   As provided in the Pooling Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's Interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's Interest therein); (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) the Trustee's rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Whole Loan Custodial Account, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; and (ix) the Trustee's rights in any environmental indemnity agreements relating to the Mortgaged Properties.

   This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

   As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in
Section 5.02 of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Section
5.02 of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

   Prior to due presentation of this Certificate for registration of transfer, the Person in whose name this Certificate is registered shall be deemed and treated as the sole owner hereof for all purposes, and none of the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

   The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Loan Noteholders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the REO Account, provided that
(A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P, Fitch or Moody's, as evidenced by a letter from each of S&P, Fitch and Moody's; (iv) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Loan Noteholder or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; (v) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder, as evidenced by an opinion of counsel and Rating Agency Confirmation; and (vi) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P, Fitch and Moody's, as evidenced by Rating Agency Confirmation; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Loan Noteholder; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Loan Sale Agreement without the consent of the affected Mortgage Loan Seller. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

   Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Loan Noteholder.

   The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

      (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class or any Companion Loan Noteholder, as applicable, without the consent of the holder of that Certificate, or any Companion Loan Noteholder, as applicable,

      (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment to remove the requirement to obtain the consent of any Companion Loan Noteholder of a Serviced Whole Loan without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Loan Noteholder of a Serviced Loan Group,

      (iii) adversely affect the Voting Rights of any Class of Certificates,

      (iv) change in any manner the obligations or rights of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or

      (v) without the consent of 100% of the holders of Certificates and each Companion Loan Noteholder of a Serviced Whole Loan or Rating Agency Confirmation, amend the Servicing Standard.

   Notwithstanding the foregoing, no amendment that would adversely affect in any material respect the interests of any holder of a Companion Loan may be made without the consent of the holder of the related Companion Loan.

   The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Depositor, the Trustee, the Companion Loan Noteholders, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund (or, with respect to any Non-Serviced Mortgage Loan, by the trust created under the related Other Pooling Agreement) in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

            (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

            (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date (or with respect to property acquired by the trust created under an Other Pooling Agreement in respect of a Non-Serviced Mortgage Loan, the Trust Fund's pro rata share of the fair market value of such property);

            (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the Interest Accrual Period preceding such Distribution Date; and

            (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Mortgagor), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

      (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

   The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative, or, in the case of a termination by the Holder of a Class LR Certificate, notifies the Trustee (who shall notify each of the Controlling Class Representative and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

   The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the earlier to occur of
(i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class LR Certificates of all Mortgage Loans then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to
Section 9.01(h) of the Pooling Agreement of the Pooling Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

   Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

   IN WITNESS WHEREOF, the Trustee has caused this Class R Certificate to be duly executed.


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Trustee




                                       By:______________________________________
                                           Authorized Signatory

Dated: ______________






                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class R Certificates referred to in the Pooling Agreement.

Dated: ______________


                                       WELLS FARGO BANK, N.A.,
                                       not in its individual capacity but solely as Authenticating Agent




                                       By:______________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

   I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

Date: _________________




                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

   The Assignee(s) should include the following for purposes of distribution:

   Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________

   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________
account number ____________________________.

   This information is provided by __________________________________________, the Assignee(s) named above or ______________________________________ as its
(their) agent.




                                       By: ___________________________________
                                           [Please print or type name(s)]

                                           ___________________________________
                                           Title

                                           ___________________________________
                                           Taxpayer Identification Number

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE



Control   Loan
Number    Number         Property Name
------------------------------------------------------------------------------------------------------------------------------------
   1      GS-4           Mall at Wellington Green
   2      05-0164        Wells Fargo Center (2)
   3      GS-3           The Streets at Southpoint
   4      09-0002010     North Hills
   5      04-1640        Century Centre Office
   6      04-1465        Lantana Campus
   7      09-0002039     Hyatt Regency Dallas
   8      04-1326        Astor Crowne Plaza (3)
   9      04-1424        One HSBC Center
  10      09-0002086     Festival at Bel Air
  11      04-1578        Kings' Shops
  12      05-0292        801 North Brand
  13      09-0002047     The District at Green Valley Ranch
  14      05-0142        1845 Walnut Street
  15      09-0001990     Gilbert Gateway Towne Center
  16      09-0002054     Xerox Centre
  17      GS-1           200 Madison Avenue (2)
  18      09-0002110     10 Brookline Place
  19      04-1538        9000 Sunset
  20      04-1464        Twin City Plaza
  21      04-1687        Westdale Hills Apartments
  22      05-0192        Cobb Place
  23      05-0171        Four Falls (4)
  24      GS-2           Cascade Mall
  25      04-1031        BPG Portfolio
 25-a     04-1031        Embassy Suites - Newark, DE
 25-b     04-1031        Homewood Suites - Newark, DE
 25-c     04-1031        Fairfield Inn - Beltsville, MD
  26      04-1343        Commerce Office Park
  27      05-0121        Temple Mall
  28      09-0002108     Burbank Entertainment Village
  29      04-1416        Peachtree 25th
  30      05-0152        Oak Hill/Walnut Hill (5)
 30-a     05-0152        Walnut Hill
 30-b     05-0152        Oak Hill
  31      09-0002033     255 Alhambra
  32      05-0049        Albuquerque Plaza (6)
  33      04-1606        Marin Gateway Retail Center
  34      09-0002083     200 & 300 Corporate Pointe
  35      09-0002094     Santa Monica Medical Office
  36      09-0002101     Courtyard Marriott
  37      09-0002059     Whitman Square
  38      05-0022        The Academy
  39      05-0283        700 North Central
  40      05-0275        Mart of Montebello
  41      04-1272        Atlantic Tower 1
  42      04-1599        Cypress Commons Office
  43      04-1600        Commercial Station
  44      09-0001986     North Natomas Town Center
  45      04-1102        Silver City Plaza
  46      04-1624        Chartwell Hospitality Portfolio
 46-a     04-1624        Hampton Inn - Destin, FL
 46-b     04-1624        Hampton Inn - Brentwood, TN
 46-c     04-1624        Comfort Inn - Destin, FL
 46-d     04-1624        Hampton Inn - Southaven, MS
 46-e     04-1624        Fairfield Inn - Southaven, MS
  47      05-0172        Alanza Place Apartments (7)
  48      09-0002053     Hudson Village
  49      04-1339        Clear Lake/Sugar Creek Portfolio
 49-a     04-1339        Sugar Creek Office
 49-b     04-1339        Clear Lake Office
  50      05-0280        Park Cities Hilton
  51      09-0002077     Rockaway 80 Corporate Center
  52      05-0134        Holiday Inn Select - San Diego, CA
  53      05-0367        Town Center at Celebration
  54      04-1517        Creekview I & II
  55      05-0305        Courts at Preston Oaks
  56      05-0273        Loehmann's Plaza
  57      05-0239        Marriott Residence Inn - Los Altos, CA
  58      05-0271        Forty West Plaza
  59      04-1655        Legacy Bank Plaza
  60      05-0423        Wells Fargo Center, Boise
  61      09-0002049     El Dorado Shopping Center - McKinney
  62      05-0422        2383 Utah Avenue
  63      04-1539        Tumon Sands Plaza
  64      05-0269        Enterprise Shopping Center
  65      05-0270        Fairfax Circle
  66      09-0002118     105 Challenger
  67      04-1368        Montclair East Shopping Center
  68      05-0485        851-869 Front Street
  69      05-0276        Pickett Shopping Center
  70      05-0035        2860 Gateway Drive
  71      05-0251        Ingram Micro Campus
  72      04-1592        Hilton Garden Inn - Fairfield, CA
  73      05-0341        Ocean Walk Shoppes
  74      05-0066        Prairie Town Center
  75      05-0363        Homewood Suites - Lansdale (Gulph Creek) (8)
  76      09-0002063     Federal Express Corporate Headquarters
  77      05-0351        Norwood Park
  78      05-0277        Silver Hill Plaza
  79      09-0002069     Glendale Exchange
  80      04-1524        Seaview House
  81      04-1163        Airport Center
  82      05-0362        Hampton Inn - Plymouth Meeting (Gulph Creek) (8)
  83      05-0289        Hilton Garden Inn - Valencia, CA
  84      05-0027        Back Bay Court
  85      04-1615        Rockaway Executive Center
  86      05-0396        Playhouse Square
  87      09-0002062     Concordia Shopping Center
  88      04-1561        Flamingo Market Place
  89      05-0226        505 Front Street
  90      05-0361        Hampton Inn - Philadelphia Airport (Gulph Creek) (8)
  91      09-0002068     Lakeside Villas
  92      09-0002061     Verizon Wireless
  93      09-0002085     Northwind Apartments
  94      05-0355        Best Western Carriage Inn
  95      09-0002025     Pulte Building
  96      04-1634        140 Greenwich Avenue
  97      09-0002034     5950 Canoga
  98      05-0059        Woodforest Shopping Center
  99      05-0056        901 Ponce de Leon Boulevard
  100     04-1089        Brookworth Plaza
  101     04-1684        Stockbridge Commons
  102     04-1074        Hillsboro Commons
  103     05-0274        McLean Chain Bridge
  104     04-1567        Laguna Hills Square
  105     09-0002075     Mill Avenue Retail
  106     05-0490        Tenth & College
  107     09-0002057     University Square Shopping Center
  108     09-0002044     Boardwalk Apartments
  109     05-0224        Eckerd Portfolio
 109-a    05-0224        Eckerd - Charlottesville, VA (8236R)
 109-b    05-0224        Eckerd - Millsboro, DE (6290R)
 109-c    05-0224        Eckerd - Madison Heights, VA (8418)
  110     05-0783        Newport Mesa Self Storage
  111     05-0784        Deptford Mini Storage
  112     05-0564        Newburgh Mini Storage
  113     05-0260        Galleria Orange
  114     05-0268        Chantilly Plaza
  115     05-0228        Bank of America Plaza
  116     09-0002031     Innovation Park at Penn State (9)
  117     04-1566        Eastland Park Hotel
  118     05-0339        Skyview Business Park
  119     04-1508        Indian Creek
  120     04-1335        Nitkin - Southport
  121     04-1483        El Dorado Shopping Center - Long Beach
  122     04-1408        Wesleyan Park Plaza
  123     09-0002023     Snows Cut Crossing
  124     09-0002060     Pearl Building
  125     04-1685        Hampton Inn - Metarie, LA
  126     05-0005        GSL Portfolio
 126-a    05-0005        H&E Equipment Services
 126-b    05-0005        Clinton Wayside
 126-c    05-0005        Universal Plant Services, Inc.
  127     05-0296        Windsor at Barton Creek
  128     09-0002091     College Park Phase I
  129     09-0002042     Briar Forest Crossing
  130     04-1594        Holiday Inn Express - Van Nuys, CA
  131     05-0120        Aspen Manor Plaza
  132     09-0002056     Signature Place
  133     09-0002084     Pinnacle Park Shopping Center
  134     05-0329        Catalina Village
  135     09-0002026     Samm Management Self Storage Portfolio
 135-a    09-0002026-1   Handy Mini Storage
 135-b    09-0002026-2   Little Stor Haus
 135-c    09-0002026-3   Route 18 Mini Storage
 135-d    09-0002026-4   Park Place Mini Storage
  136     09-0002027     Shoppes at Castle Pines
  137     09-0002029     Arboretum Apts
  138     05-0340        Cannery Village
  139     09-0002028     Valleybrook Shops
  140     05-0115        410-420 Tarrytown Road
  141     04-1556        The Presidio
  142     04-1487        Nitkin - Danbury
  143     09-0002072     Market on Main Building
  144     09-0002107     North Natomas Place
  145     09-0002070     Marbella Commerce Center
  146     04-1468        La Mirada Gateway
  147     09-0002113     Centerpoint Business Park
  148     09-0002043     Sand Creek Business Center
  149     04-1649        Sunrise Oaks MHC
  150     04-1488        Nitkin - Orange
  151     09-0002093     Airport North
  152     09-0002021     478 & 479 Jumpers Hole Rd
  153     04-1320        16800 Imperial Valley Drive
  154     05-0375        Legacy Court
  155     05-0158        3000 NW 125th Street
  156     09-0002067     Campus Portfolio
 156-a    09-0002067-1   River Plaza Building
 156-b    09-0002067-3   Campus Corner Building
 156-c    09-0002067-2   Unical Building
  157     04-1373        Warner Center North
  158     05-0272        Lee & Harrison
  159     09-0002089     Brandywine Business Center
  160     05-0113        350-360 Tarrytown Road
  161     09-0002050     The Grande Apartments
  162     04-1486        Nitkin - Branford
  163     04-1441        Regal Cinema Savannah
  164     04-1565        Balboa-Burbank Building
  165     04-1652        Polaris Neighborhood Center II
  166     09-0002074     Wilburn Mini-Storage
  167     09-0002088     Arbor Square II
  168     05-0267        Bladen Plaza
  169     04-1548        Eckerd - Portsmouth, VA
  170     09-0002032     Deep River Corporate Center
  171     09-0002030     Village Crossing
  172     09-0002055     Sagebrush West Office Park
  173     09-0002092     Restaurants at Centerpoint
  174     05-0346        500 Menlo Drive
  175     04-1514        Eckerd - Ilion, NY
  176     05-0221        Eckerd - Fairless Hills, PA
  177     09-0002037     Northern Gate Office
  178     04-1545        Eckerd - Wilmington (Leland), NC
  179     04-1587        Quail Medical II
  180     04-1325        12501-12515 Ventura Boulevard
  181     09-0002079     Fishing Point Office
  182     09-0002036     Marsh Plaza
  183     09-0002052     Belk at El Dorado
  184     09-0002022     North State Storage
  185     04-1590        805-895 B Street
  186     09-0002082     Village Square Plaza
  187     05-0112        388 Tarrytown Road
  188     05-0054        Madison at Belle Grove
  189     04-1586        6255 McLeod, Phase II




Control
Number        Address
------------------------------------------------------------------------------------------------------------------------------------
   1          10300 West Forest Hill Boulevard
   2          1700 Lincoln Street
   3          6910 Fayetteville Road
   4          4217 Six Forks Road
   5          2601-2603 Main Street
   6          3000 W. Olympic Boulevard / 2900 W. Olympic Boulevard / 3003 Exposition Boulevard
   7          300 Reunion Boulevard
   8          739 Canal Street
   9          1 Seneca Street
  10          5 Bel Air South Parkway
  11          222 Waikoloa Beach Drive
  12          801 North Brand
  13          2220-2275 Village Walk Drive & 101 South Green Valley Parkway
  14          1845 Walnut Street
  15          4900-5114 South Power Road
  16          1851 East First Street
  17          200 Madison Avenue
  18          111 Washington Street
  19          9000 West Sunset Boulevard
  20          22 McGrath Highway
  21          1401 Sotogrande Boulevard
  22          840 Ernest Barrett Parkway NW
  23          1001 Conshohocken State Road (State Route 23)
  24          201 Cascade Mall Drive
  25
 25-a         654 South College Avenue
 25-b         640 South College Avenue
 25-c         4050 Powder Mill Road
  26          4900, 5500, 5700, 5770 S. Eastern and 5801 Slauson
  27          3111 South 31st Street
  28          125 East Palm Avenue
  29          1718-1720 Peachtree Street NW
  30
 30-a         150 South Warner Road
 30-b         200 North Warner Road
  31          255 Alhambra Circle
  32          201 Third Street NW
  33          100 Donahue Street
  34          200, 300 and 301 Corporate Pointe
  35          1245 16th Street
  36          15433 Ventura Boulevard
  37          9701-9801 Roosevelt Boulevard
  38          5200 Lankershim Boulevard
  39          700 North Central
  40          802 West Beverly Boulevard
  41          225 North Federal Highway
  42          1500 West Cypress Creek Road
  43          1100 West Commercial Boulevard
  44          2751 Del Paso Road
  45          3001 South Las Vegas Boulevard
  46
 46-a         1625 Highway 98 East
 46-b         5630 Franklin Parkway Circle
 46-c         19001 Emerald Coast Parkway
 46-d         390 Goodman Road
 46-e         7149 Hungry Fisherman Drive
  47          1121 North 44th Street
  48          Clinton Street
  49
 49-a         14100 Southwest Freeway
 49-b         17146 Feather Craft Lane
  50          5954 Luther Lane
  51          100 Enterprise Drive
  52          595 Hotel Circle South
  53          720 Celebration Avenue
  54          2301 Greenville Ave & 1300 Lookout Drive
  55          5400 Preston Oaks
  56          19407 Victory Boulevard
  57          4460 El Camino Real
  58          6447-6505 Baltimore National Pike
  59          5000 Legacy Drive
  60          877 West Main Street
  61          2811-2950 Craig Drive
  62          2383 Utah Avenue
  63          Pale San Vitores Road
  64          9411 Annapolis Road
  65          9470 Arlington Boulevard
  66          105 Challenger Road
  67          5391-5467 Moreno Drive
  68          851-869 Front Street
  69          Route 236 and Pickett Road
  70          2860 Gateway Oaks
  71          1759 Wehrle Drive, 395 South Youngs Road
  72          2200 Gateway Boulevard
  73          151 North Atlantic Avenue
  74          2500 West Schaumburg Road
  75          1200 Pennbrook Parkway
  76          942 South Shady Grove Road
  77          220, 315, & 320 Norwood Park South
  78          5870 Silver Hill Road
  79          116, 124-130, 132, 134 North Maryland Avenue
  80          90 Seaview Avenue
  81          3049 Ualena Street
  82          2055 Chemical Road
  83          27710 The Old Road
  84          3601 Jamboree Road
  85          333 Mount Hope Avenue
  86          275 Boston Post Road
  87          1600 Perrineville Road
  88          12105 Pembroke Road
  89          505 Front Street
  90          8600 Bartram Ave
  91          2455 Weldwood Drive
  92          3601 Converse Drive
  93          5148 Northwind Boulevard
  94          5525 Sepulveda Boulevard
  95          8345 West Sunset Road
  96          140 Greenwich Avenue
  97          5950 Canoga Avenue
  98          11045-11075 East Freeway
  99          901 Ponce de Leon Boulevard
  100         722 Downingtown Pike
  101         1205 West SC Highway 160
  102         1000 East Hillsboro Boulevard
  103         1451 Chain Bridge Road
  104         24401-24431 Calle De La Louisa
  105         420 & 501 South Mill Avenue
  106         601 North College
  107         2604-2726 11th Avenue
  108         2701 Southwest 13th Street
  109
 109-a        314 Rolkin Road
 109-b        101 East Dupont Highway
 109-c        4090 South Amherst Highway
  110         2550 Newport Boulevard
  111         1705 Hurffville Road
  112         1638 South Newburgh
  113         130-150 South Main Street
  114         13653 Lee Jackson Highway
  115         137 East Franklin Street
  116         328 Innovation Boulevard
  117         157 High Street
  118         4530 S. Decatur Boulevard
  119         4905 Alabama Road
  120         2600 Post Road
  121         8105-8195 Wardlow Road
  122         2650 Frederica Street
  123         Highway 421
  124         513 Northwest 13th Avenue
  125         2730 N. Causeway Boulevard
  126
 126-a        1700 South Sam Houston Parkway West
 126-b        7202-7222 Clinton Drive
 126-c        801 Georgia Avenue
  127         2611 Bee Caves Road
  128         17370 Haggerty Road
  129         1300 West Sam Houston Parkway
  130         8244 Orion Avenue
  131         13625 Georgia Avenue
  132         410 Beasley Drive
  133         1515 North Cockrell Hill Road and 4398 Communications Drive
  134         7760 East Wrightstown Road
  135
 135-a        2445 State Route 59
 135-b        5352 Akron Cleveland Road
 135-c        1955 Medina Road
 135-d        5018 Milan Road
  136         7280 & 7298 Lagae Road
  137         1800 Arboretum Circle
  138         700 Lido Park Drive
  139         102-190 Gallery Drive
  140         410-420 Tarrytown Road
  141         1155 Kelly Johnson Boulevard
  142         94 - 102 Newtown Road
  143         233 South Main Street
  144         2051, 2101 & 2121 Natomas Crossing Drive
  145         30950 Rancho Viejo Road
  146         14241 E. Firestone Boulevard
  147         1202, 1206, 1212 & 1216 West Avenue J
  148         131, 141 and 171 Sand Creek Road
  149         1200 North Lamb Boulevard
  150         116 Boston Post Road
  151         839 Elkridge Landing Road
  152         478 & 479 Jumpers Hole Road
  153         16800 Imperial Valley Drive
  154         17520 Wright Street
  155         3000 NW 125th Street
  156
 156-a        815-859 South Tillotson Avenue
 156-b        1700-1706 West University Avenue
 156-c        1712-1750 West University Avenue
  157         21515 Vanowen Street
  158         5400 Lee Highway
  159         3801-3803 Corporex Park Drive
  160         350-360 Tarrytown Road
  161         200 Colony Park Drive
  162         1180 - 1236 Main Street
  163         1132 Shawnee Street
  164         5535-5551 Balboa Boulevard
  165         2017-2035 Polaris Parkway
  166         8438 East Independence Parkway
  167         820-8270 Arbor Square Drive
  168         5416 Annapolis Road
  169         5914 West High Street
  170         8203 Piedmont Triad Parkway
  171         721 Skippack Pike
  172         3301 & 3305 Long Prairie Road
  173         3800 Centerpoint Parkway
  174         500 Menlo Drive
  175         4 Central Plaza
  176         600 Lincoln Highway
  177         46396 Benedict Drive
  178         501 Olde Waterford Way
  179         6630 S. McCarran Boulevard, Building B
  180         12501-12515 Ventura Boulevard
  181         11828 & 11830 Fishing Point Dr
  182         1172 North Main Street
  183         2750 South Central Expressway
  184         4919 West Unionville Indian Trail Road
  185         805-895 B Street
  186         45 Constitution Boulevard
  187         388 Tarrytown Road
  188         3135 Springbank Lane
  189         6231 (6255) McLeod Drive



                                                                                  Monthly        Gross        Remaining
Control                                                        Cut-Off Date        Debt         Interest       Term To
Number    City                     State            Zip Code   Balance ($)      Service ($)     Rate (%)   Maturity (Mos.)
------------------------------------------------------------------------------------------------------------------------------------
   1      Wellington               Florida             33414    200,000,000        919,259.26    5.44000               119
   2      Denver                   Colorado            80203    200,000,000      1,225,903.19    5.25700               118
   3      Durham                   North Carolina      27713    169,622,411        923,328.02    5.10300                82
   4      Raleigh                  North Carolina      27609    105,000,000        603,445.19    5.61000               115
   5      Irvine                   California          92614    100,000,000        596,339.72    5.95000               116
   6      Santa Monica             California          90404     98,000,000        408,622.57    4.93500                55
   7      Dallas                   Texas               75207     90,000,000        425,072.92    5.59000               115
   8      New Orleans              Louisiana           70130     85,000,000        603,747.92    7.05500               118
   9      Buffalo                  New York            14203     78,000,000        477,725.80    6.20000               116
  10      Bel Air                  Maryland            21015     76,000,000        332,623.15    5.18000               119
  11      Waikoloa                 Hawaii              96738     72,000,000        322,112.50    5.29500                56
  12      Glendale                 California          91203     70,540,000        341,327.87    5.72700               118
  13      Henderson                Nevada              89012     70,000,000        390,889.59    5.35000               116
  14      Philadelphia             Pennsylvania        19103     51,955,354        307,267.38    5.86500               119
  15      Gilbert                  Arizona             85236     50,200,000        297,433.39    5.89000               119
  16      Santa Ana                California          92705     49,000,000        270,276.41    5.24000               116
  17      New York                 New York            10016     45,000,000        376,406.25    4.95000               118
  18      Brookline                Massachusetts       02445     45,000,000        196,187.50    5.16000                36
  19      West Hollywood           California          90069     45,000,000        251,286.16    5.35000               116
  20      Somerville               Massachusetts       02143     44,000,000        253,983.75    5.65000               118
  21      Euless                   Texas               76040     43,500,000        240,747.75    5.27000               118
  22      Kennesaw                 Georgia             30144     42,700,000        211,775.20    5.87000               118
  23      Conshohocken             Pennsylvania        19428     42,200,000        189,328.54    5.31000                57
  24      Burlington               Washington          98233     40,908,877        222,609.41    5.10000                61
  25                                                             38,301,296        266,730.73    6.78000               116
 25-a     Newark                   Delaware            19713
 25-b     Newark                   Delaware            19713
 25-c     Beltsville               Maryland            20705
  26      City of Commerce         California          90040     37,312,500        214,273.81    5.60300                80
  27      Temple                   Texas               76502     37,050,000        224,999.92    6.12000                59
  28      Burbank                  California          91502     36,000,000        205,761.31    5.56000               120
  29      Atlanta                  Georgia             30309     35,500,000        199,121.89    5.39000               117
  30                                                             35,300,000        158,371.98    5.31000                57
 30-a     King of Prussia          Pennsylvania        19406
 30-b     King of Prussia          Pennsylvania        19406
  31      Coral Gables             Florida             33134     31,000,000        128,603.36    4.91000                55
  32      Albuquerque              New Mexico          87102     31,000,000        170,799.33    5.23000               117
  33      Marin City               California          94965     30,000,000        169,772.46    5.47000               117
  34      Culver City              California          90230     28,500,000        155,617.50    5.15000                83
  35      Santa Monica             California          90404     28,000,000        154,617.04    5.25000               120
  36      Sherman Oaks             California          91403     28,000,000        156,355.84    5.35000               119
  37      Philadelphia             Pennsylvania        19114     27,860,000        150,410.99    5.05000               117
  38      North Hollywood          California          91601     27,500,000        153,050.51    5.32000               117
  39      Glendale                 California          91203     27,460,000        132,873.03    5.72700               118
  40      Montebello               California          90640     26,700,000        144,082.93    5.04600               119
  41      Pompano Beach            Florida             33062     13,600,000         76,453.10    5.41000               116
  42      Fort Lauderdale          Florida             33309      7,525,000         42,302.18    5.41000               116
  43      Fort Lauderdale          Florida             33309      5,375,000         30,215.84    5.41000               116
  44      Sacramento               California          95835     26,000,000        146,973.29    5.46000               115
  45      Las Vegas                Nevada              89109     25,225,000        115,728.45    5.43000                82
  46                                                             25,000,000        156,672.87    5.71000                58
 46-a     Destin                   Florida             32541
 46-b     Brentwood                Tennessee           37027
 46-c     Destin                   Florida             32541
 46-d     Southaven                Mississippi         38671
 46-e     Southaven                Mississippi         38671
  47      Phoenix                  Arizona             85008     24,925,000         97,336.16    4.62200                82
  48      Hudson                   Ohio                44236     24,100,000        134,277.75    5.33000               117
  49                                                             23,500,000        134,597.53    5.57900               116
 49-a     Sugar Land               Texas               77478
 49-b     Webster                  Texas               77598
  50      Dallas                   Texas               75225     23,500,000        160,587.92    6.63000               120
  51      Rockaway                 New Jersey          07866     23,000,000        134,514.12    5.77000                57
  52      San Diego                California          92108     23,000,000        150,022.41    6.13000                58
  53      Celebration              Florida             34747     23,000,000        130,230.94    5.47500               119
  54      Richardson               Texas               75082     22,960,374        141,854.38    6.26600               118
  55      Dallas                   Texas               75254     22,500,000        131,446.86    5.76000               119
  56      Reseda                   California          91335     22,360,000        120,662.71    5.04600               119
  57      Los Altos                California          94022     21,900,000        138,967.87    5.84000               120
  58      Baltimore                Maryland            21228     21,460,000        115,805.98    5.04600               119
  59      Plano                    Texas               75024     21,000,000        118,604.03    5.45200               119
  60      Boise                    Idaho               83702     21,000,000        119,631.26    5.53000               120
  61      McKinney                 Texas               75070     20,500,000        115,498.00    5.43000               131
  62      El Segundo               California          90245     20,000,000        114,060.24    5.54000               119
  63      Tumon                    Guam                96913     20,000,000        114,689.71    5.59000               116
  64      Lanham                   Maryland            20801     19,970,000        107,765.40    5.04600               119
  65      Fairfax                  Virginia            22031     19,650,000        106,038.56    5.04600               119
  66      Ridgefield Park          New Jersey          07660     19,500,000         82,048.96    4.98000                60
  67      Montclair                California          91763     19,450,000        103,226.35    4.90000                58
  68      Lahaina                  Hawaii              96761     18,550,000        113,131.95    6.16000               119
  69      Fairfax                  Virginia            22031     18,170,000         98,051.94    5.04600               119
  70      Sacramento               California          95833     18,000,000        106,051.52    5.83800               120
  71      Amherst                  New York            14221     18,000,000        112,153.96    5.65000               101
  72      Fairfield                California          94533     18,000,000        106,269.72    5.85700               119
  73      Daytona Beach            Florida             32118     17,550,000        103,411.43    5.83900               120
  74      Schaumburg               Illinois            60194     17,416,165        114,623.97    4.91000               118
  75      Lansdale                 Pennsylvania        19446     17,215,499        111,104.47    6.85000               119
  76      Memphis                  Tennessee           38120     16,300,000         91,224.51    5.37000               105
  77      Norwood                  Massachusetts       02062     16,050,000         86,650.99    5.05000                84
  78      District Heights         Maryland            20747     15,970,000         86,179.94    5.04600               119
  79      Glendale                 California          91206     15,965,253         87,956.61    5.21000               118
  80      Stamford                 Connecticut         06902     15,500,000         89,618.58    5.66500               118
  81      Honolulu                 Hawaii              96819     15,400,000         92,429.81    6.01000                55
  82      Plymouth Meeting         Pennsylvania        19462     15,044,899         97,095.97    6.85000               119
  83      Valencia                 California          91355     15,040,000         91,141.62    6.10000               119
  84      Newport Beach            California          92660     14,950,766         84,594.43    5.46000               119
  85      Rockaway                 New Jersey          07866     14,900,000         66,621.63    5.29200               117
  86      Westport                 Connecticut         06880     14,800,000         81,268.41    5.20000               120
  87      Monroe Township          New Jersey          08831     14,700,000         82,728.65    5.42000               118
  88      Pembroke Pines           Florida             33025     14,620,000         82,324.10    5.42500               115
  89      Lahaina                  Hawaii              96761     14,250,000         77,878.99    5.15800               120
  90      Philadelphia             Pennsylvania        19153     13,482,061         87,009.80    6.85000               119
  91      Baton Rouge              Louisiana           70816     13,300,000         75,016.02    5.44000               118
  92      Wilmington               North Carolina      28403     13,000,000         71,304.13    5.19000               141
  93      Valdosta                 Georgia             31605     13,000,000         73,405.27    5.45000               119
  94      Sherman Oaks             California          91411     13,000,000         83,362.30    5.95000               120
  95      Las Vegas                Nevada              89113     12,850,000         76,801.31    5.65000               120
  96      Greenwich                Connecticut         06830     12,750,000         75,543.34    5.89000               118
  97      Woodland Hills           California          91367     12,450,000         55,856.41    5.31000                81
  98      Houston                  Texas               77029     12,400,000         75,263.54    6.11500               118
  99      Coral Gables             Florida             33134     12,100,000         65,994.64    5.14000               117
  100     East Bradford Township   Pennsylvania        19380     11,800,000         67,147.25    5.52000               115
  101     Fort Mill                South Carolina      29708     11,527,471         67,109.46    5.71000               118
  102     Deerfield Beach          Florida             33441     11,341,098         66,136.75    5.69600               103
  103     McLean                   Virginia            22101     11,330,000         61,836.85    5.14600               119
  104     Laguna Hills             California          92653     11,100,000         64,847.12    5.76000                79
  105     Tempe                    Arizona             85281     10,920,000         60,097.89    5.22000               117
  106     Bloomington              Indiana             47404     10,600,000         62,027.17    5.77500               120
  107     Greeley                  Colorado            80631     10,500,000         56,816.33    5.07000               117
  108     Gainesville              Florida             32608     10,400,000         43,847.31    4.99000                55
  109                                                             9,600,000         77,477.99    5.92000               120
 109-a    Charlottesville          Virginia            22911
 109-b    Millsboro                Delaware            19966
 109-c    Madison Heights          Virginia            24572
  110     Costa Mesa               California          92627      3,975,000         19,865.57    5.91500                60
  111     Sewel                    New Jersey          08080      3,450,000         17,241.81    5.91500                60
  112     Westland                 Michigan            48136      2,175,000         10,869.84    5.91500                60
  113     Orange                   California          92868      9,500,000         54,747.35    5.63500               120
  114     Chantilly                Virginia            20151      9,360,000         51,084.99    5.14600               119
  115     Chapel Hill              North Carolina      27514      9,000,000         40,530.21    5.33000               120
  116     State College            Pennsylvania        16803      8,991,691         51,553.67    5.58000               119
  117     Portland                 Maine               04101      8,467,850         56,492.97    6.33000                57
  118     Las Vegas                Nevada              89103      8,400,000         47,378.54    5.44000               119
  119     Roswell                  Georgia             30075      8,400,000         47,799.74    5.52000                81
  120     Fairfield                Connecticut         06890      8,377,756         46,679.83    5.28000               115
  121     Long Beach               California          90808      8,200,000         46,096.72    5.41000               116
  122     Owensboro                Kentucky            42301      7,993,006         46,914.77    5.79500               119
  123     Carolina Beach           North Carolina      28428      7,962,615         43,879.46    5.19000               116
  124     Portland                 Oregon              97209      7,900,000         44,114.68    5.35000               116
  125     Metarie                  Louisiana           70001      7,828,705         50,721.71    6.03000               118
  126                                                             7,626,547         46,644.00    6.17000               118
 126-a    Houston                  Texas               77047
 126-b    Houston                  Texas               75225
 126-c    Deer Park                Texas               77536
  127     Austin                   Texas               78746      7,500,000         35,663.54    5.62800                59
  128     Livonia                  Michigan            48152      7,350,000         40,359.65    5.20000               120
  129     Houston                  Texas               77042      7,210,000         41,118.72    5.54000               116
  130     Van Nuys                 California          91406      7,170,927         46,257.75    5.97000                57
  131     Silver Spring            Maryland            20906      7,140,000         38,968.68    5.14600               119
  132     Greenville               North Carolina      27834      7,000,000         29,157.75    4.93000                56
  133     Dallas                   Texas               75211      6,900,000         39,177.44    5.50000               119
  134     Tuscon                   Arizona             85715      6,900,000         42,417.20    6.23500               119
  135                                                             6,880,720         40,485.96    5.80000               117
 135-a    Ravenna                  Ohio                44266
 135-b    Peninsula                Ohio                44264
 135-c    Medina                   Ohio                44256
 135-d    Sandusky                 Ohio                44870
  136     Castle Rock              Colorado            80108      6,650,000         37,383.31    5.41000               115
  137     Vestavia Hills           Alabama             35216      6,585,000         28,875.68    5.19000                81
  138     Newport Beach            California          92663      6,500,000         36,540.09    5.41000               120
  139     Canonsburg               Pennsylvania        15317      6,487,981         35,910.14    5.22000               115
  140     White Plains             New York            10607      6,400,000         36,700.71    5.59000               120
  141     Colorado Springs         Colorado            80920      6,366,230         36,700.71    5.59000               115
  142     Danbury                  Connecticut         06801      6,264,672         34,905.99    5.28000               115
  143     High Point               North Carolina      27260      6,100,000         33,270.03    5.14000               118
  144     Sacramento               California          95834      6,100,000         28,192.03    5.47000                59
  145     San Juan Capistrano      California          92675      6,000,000         33,430.15    5.33000               120
  146     La Mirada                California          90638      6,000,000         34,444.74    5.60000               115
  147     Lancaster                California          93534      5,995,000         33,514.24    5.36000               120
  148     Brentwood                California          94513      5,967,900         34,142.67    5.52000               115
  149     Las Vegas                Nevada              89110      5,833,598         34,269.19    5.78500               117
  150     Orange                   Connecticut         06477      5,742,616         31,997.16    5.28000               115
  151     Linthicum                Maryland            21090      5,500,000         31,177.91    5.36000               120
  152     Severna Park             Maryland            21146      5,383,179         30,053.55    5.32000               117
  153     Houston                  Texas               77060      5,350,000         30,713.23    5.60000               114
  154     Omaha                    Nebraska            68130      5,200,000         30,147.88    5.69000               120
  155     Miami                    Florida             33167      5,055,000         28,943.24    5.57600                58
  156                                                             5,000,000         24,164.35    5.72000                58
 156-a    Muncie                   Indiana             47304
 156-b    Muncie                   Indiana             47303
 156-c    Muncie                   Indiana             47303
  157     Canoga Park              California          91303      5,000,000         27,239.73    5.13000               115
  158     Arlington                Virginia            22210      4,810,000         26,252.01    5.14600               119
  159     Tampa                    Florida             33619      4,650,000         26,460.57    5.52000               119
  160     White Plains             New York            10607      4,500,000         25,805.19    5.59000               120
  161     Pearl                    Mississippi         39208      4,490,754         25,465.87    5.47000               118
  162     Branford                 Connecticut         06405      4,474,766         24,932.85    5.28000               115
  163     Savannah                 Georgia             31419      4,362,203         31,866.61    6.13500               116
  164     Encino                   California          91316      4,200,000         23,296.72    5.29000               116
  165     Columbus                 Ohio                43240      4,147,356         23,437.64    5.43000               117
  166     Matthews                 North Carolina      28105      4,135,000         22,756.85    5.22000               117
  167     Mason                    Ohio                45040      4,000,000         17,743.06    5.25000               106
  168     Bladensburg              Maryland            20710      3,960,000         21,612.88    5.14600               119
  169     Portsmouth               Virginia            23703      3,784,043         23,906.04    5.75000               117
  170     Greensboro               North Carolina      27409      3,720,000         15,966.72    5.08000               116
  171     Blue Bell                Pennsylvania        19422      3,431,579         19,653.70    5.53000               115
  172     Flower Mound             Texas               75022      3,400,000         18,732.83    5.23000                80
  173     Pontiac                  Michigan            48341      3,300,000         18,181.86    5.23000               120
  174     Rocklin                  California          95765      3,297,070         19,226.47    5.73500               119
  175     Ilion                    New York            13357      3,103,446         20,518.19    6.20000               115
  176     Fairless Hills           Pennsylvania        19030      2,897,603         17,405.61    6.01000               119
  177     Sterling                 Virginia            20164      2,891,146         16,302.50    5.41000               117
  178     Leland                   North Carolina      28451      2,849,099         18,246.62    5.86000               115
  179     Reno                     Nevada              89509      2,791,697         15,968.43    5.54000               117
  180     Studio City              California          91604      2,716,841         18,224.83    5.05000               115
  181     Newport News             Virginia            23606      2,700,000         12,432.81    5.45000                82
  182     Franklin                 Indiana             46131      2,613,002         14,593.05    5.31000               116
  183     McKinney                 Texas               75070      2,495,102         14,494.17    5.69000               130
  184     Indian Trail             North Carolina      28079      2,400,000         13,777.90    5.60000               118
  185     Hayward                  California          94541      2,392,819         13,626.94    5.50000               117
  186     Kutztown                 Pennsylvania        19530      2,200,000         12,602.01    5.58000               119
  187     White Plains             New York            10607      2,000,000         11,468.97    5.59000               120
  188     Charlotte                North Carolina      28226      1,994,617         12,977.88    6.07500               118
  189     Las Vegas                Nevada              89120      1,994,327         11,652.41    5.73500               117



                              Remaining        Interest
Control                   Amortization Term    Accrual     Subservicing    Servicing     Administrative    Ground
Number    Maturity Date        (Mos.)           Method     Fee Rate (%)   Fee Rate (%)    Fee Rate (%)    Lease Y/N
------------------------------------------------------------------------------------------------------------------------------------
   1        5/6/2015                          Actual/360                       0.02000          0.02057      No
   2        4/6/2015                          Actual/360                       0.02000          0.02057      No
   3        4/6/2012                    358   Actual/360                       0.02000          0.02057      No
   4        1/1/2015                    360   Actual/360                       0.02000          0.02057      No
   5        2/6/2015                    360   Actual/360                       0.02000          0.02057      No
   6        1/6/2010                          Actual/360                       0.02000          0.02057      No
   7        1/1/2015                          Actual/360                       0.02000          0.02057      No
   8        4/6/2015                    300   Actual/360                       0.02000          0.02057      Yes
   9        2/6/2015                    360   Actual/360                       0.02000          0.02057      No
  10        5/6/2015                          Actual/360        0.03000        0.02000          0.05057      No
  11        2/6/2010                          Actual/360                       0.02000          0.02057      No
  12        4/6/2015                          Actual/360                       0.02000          0.02057      No
  13        2/1/2015                    360   Actual/360        0.02000        0.01000          0.03057      No
  14        5/6/2015                    359   Actual/360                       0.02000          0.02057      No
  15        5/1/2015                    360   Actual/360        0.05000        0.02000          0.07057      No
  16        2/1/2015                    360   Actual/360                       0.02000          0.02057      No
  17        4/1/2015                          Actual/360                       0.02000          0.02057      No
  18        6/6/2008                          Actual/360                       0.02000          0.02057      No
  19        2/6/2015                    360   Actual/360                       0.02000          0.02057      No
  20        4/6/2015                    360   Actual/360                       0.02000          0.02057      No
  21        4/6/2015                    360   Actual/360                       0.02000          0.02057      No
  22        4/6/2015                          Actual/360                       0.02000          0.02057      No
  23        3/6/2010                          Actual/360                       0.02000          0.02057      No
  24        7/6/2010                    358   Actual/360                       0.02000          0.02057      No
  25        2/6/2015                    296   Actual/360                       0.02000          0.02057
 25-a                                                                                                        No
 25-b                                                                                                        No
 25-c                                                                                                        No
  26        2/6/2012                    360   Actual/360                       0.02000          0.02057      No
  27        5/6/2010                    360   Actual/360                       0.02000          0.02057      No
  28        6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  29        3/6/2015                    360   Actual/360                       0.02000          0.02057      No
  30        3/6/2010                          Actual/360                       0.02000          0.02057
 30-a                                                                                                        No
 30-b                                                                                                        No
  31        1/1/2010                          Actual/360                       0.02000          0.02057      No
  32        3/6/2015                    360   Actual/360                       0.02000          0.02057      Yes
  33        3/6/2015                    360   Actual/360                       0.02000          0.02057      No
  34        5/1/2012                    360   Actual/360                       0.02000          0.02057      No
  35        6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  36        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  37        3/1/2015                    360   Actual/360                       0.02000          0.02057      No
  38        3/6/2015                    360   Actual/360                       0.02000          0.02057      No
  39        4/6/2015                          Actual/360                       0.02000          0.02057      No
  40        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  41        2/6/2015                    360   Actual/360                       0.02000          0.02057      No
  42        2/6/2015                    360   Actual/360                       0.02000          0.02057      No
  43        2/6/2015                    360   Actual/360                       0.02000          0.02057      No
  44        1/1/2015                    360   Actual/360                       0.02000          0.02057      No
  45        4/6/2012                          Actual/360                       0.02000          0.02057      No
  46        4/6/2010                    300   Actual/360                       0.02000          0.02057
 46-a                                                                                                        No
 46-b                                                                                                        No
 46-c                                                                                                        No
 46-d                                                                                                        No
 46-e                                                                                                        No
  47        4/6/2012                          Actual/360                       0.02000          0.02057      No
  48        3/1/2015                    360   Actual/360        0.05000        0.02000          0.07057      No
  49        2/6/2015                    360   Actual/360        0.05000        0.02000          0.07057
 49-a                                                                                                        No
 49-b                                                                                                        No
  50        6/6/2015                    300   Actual/360                       0.02000          0.02057      No
  51        3/1/2010                    360   Actual/360                       0.02000          0.02057      No
  52        4/6/2010                    300   Actual/360                       0.02000          0.02057      No
  53        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  54        4/6/2015                    358   Actual/360                       0.02000          0.02057      No
  55        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  56        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  57        6/6/2015                    300   Actual/360                       0.02000          0.02057      Yes
  58        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  59        5/6/2015                    360   Actual/360        0.05000        0.02000          0.07057      No
  60        6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  61        5/1/2016                    360   Actual/360                       0.02000          0.02057      No
  62        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  63        2/6/2015                    360   Actual/360                       0.02000          0.02057      No
  64        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  65        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  66        6/6/2010                          Actual/360                       0.02000          0.02057      Yes
  67        4/6/2010                    360   Actual/360                       0.02000          0.02057      No
  68        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  69        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  70        6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  71        11/6/2013                   300   Actual/360                       0.02000          0.02057      Yes
  72        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  73        6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  74        4/6/2015                    238   Actual/360                       0.02000          0.02057      No
  75        5/6/2015                    359   Actual/360                       0.02000          0.02057      No
  76        3/1/2014                    360   Actual/360                       0.02000          0.02057      Yes
  77        6/6/2012                    360   Actual/360                       0.02000          0.02057      No
  78        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  79        4/6/2015                    358   Actual/360                       0.02000          0.02057      No
  80        4/6/2015                    360   Actual/360                       0.02000          0.02057      No
  81        1/6/2010                    360   Actual/360                       0.02000          0.02057      Yes
  82        5/6/2015                    359   Actual/360                       0.02000          0.02057      No
  83        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  84        5/6/2015                    359   Actual/360                       0.02000          0.02057      No
  85        3/6/2015                          Actual/360                       0.02000          0.02057      No
  86        6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  87        4/1/2015                    360   Actual/360        0.07000        0.01000          0.08057      No
  88        1/6/2015                    360   Actual/360                       0.02000          0.02057      No
  89        6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  90        5/6/2015                    359   Actual/360                       0.02000          0.02057      No
  91        4/1/2015                    360   Actual/360                       0.02000          0.02057      No
  92        3/1/2017                    360   Actual/360                       0.02000          0.02057      No
  93        5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  94        6/6/2015                    300   Actual/360                       0.02000          0.02057      No
  95        6/1/2015                    330   Actual/360                       0.02000          0.02057      No
  96        4/6/2015                    360   Actual/360                       0.02000          0.02057      No
  97        3/1/2012                          Actual/360                       0.02000          0.02057      No
  98        4/6/2015                    360   Actual/360                       0.02000          0.02057      No
  99        3/6/2015                    360   Actual/360                       0.02000          0.02057      No
  100       1/6/2015                    360   Actual/360                       0.02000          0.02057      No
  101       4/6/2015                    358   Actual/360                       0.02000          0.02057      No
  102       1/6/2014                    355   Actual/360                       0.02000          0.02057      No
  103       5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  104       1/6/2012                    360   Actual/360                       0.02000          0.02057      No
  105       3/1/2015                    360   Actual/360                       0.02000          0.02057      No
  106       6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  107       3/1/2015                    360   Actual/360        0.07000        0.01000          0.08057      No
  108       1/1/2010                          Actual/360                       0.02000          0.02057      No
  109       6/6/2015                    192   Actual/360                       0.02000          0.02057
 109-a                                                                                                       No
 109-b                                                                                                       No
 109-c                                                                                                       No
  110       6/6/2010                          Actual/360                       0.02000          0.02057      No
  111       6/6/2010                          Actual/360                       0.02000          0.02057      No
  112       6/6/2010                          Actual/360                       0.02000          0.02057      No
  113       6/6/2015                    360   Actual/360                       0.02000          0.02057      Yes
  114       5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  115       6/6/2015                          Actual/360                       0.02000          0.02057      No
  116       5/1/2015                    359   Actual/360        0.08000        0.01000          0.09057      Yes
  117       3/6/2010                    297   Actual/360                       0.02000          0.02057      No
  118       5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  119       3/6/2012                    360   Actual/360                       0.02000          0.02057      No
  120       1/6/2015                    355   Actual/360                       0.02000          0.02057      No
  121       2/6/2015                    360   Actual/360                       0.02000          0.02057      No
  122       5/6/2015                    359   Actual/360                       0.02000          0.02057      No
  123       2/1/2015                    356   Actual/360        0.05000        0.02000          0.07057      No
  124       2/1/2015                    360   Actual/360                       0.02000          0.02057      No
  125       4/6/2015                    298   Actual/360                       0.02000          0.02057      No
  126       4/6/2015                    358   Actual/360                       0.02000          0.02057
 126-a                                                                                                       No
 126-b                                                                                                       No
 126-c                                                                                                       No
  127       5/6/2010                          Actual/360                       0.02000          0.02057      No
  128       6/1/2015                    360   Actual/360        0.05000        0.01000          0.06057      Yes
  129       2/1/2015                    360   Actual/360                       0.02000          0.02057      No
  130       3/6/2010                    297   Actual/360                       0.02000          0.02057      Yes
  131       5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  132       2/1/2010                          Actual/360                       0.02000          0.02057      No
  133       5/1/2015                    360   Actual/360                       0.02000          0.02057      No
  134       5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  135       3/1/2015                    357   Actual/360        0.05000        0.02000          0.07057
 135-a                                                                                                       No
 135-b                                                                                                       No
 135-c                                                                                                       No
 135-d                                                                                                       No
  136       1/1/2015                    360   Actual/360                       0.02000          0.02057      No
  137       3/1/2012                          Actual/360                       0.02000          0.02057      No
  138       6/6/2015                    360   Actual/360                       0.02000          0.02057      Yes
  139       1/1/2015                    355   Actual/360        0.08000        0.01000          0.09057      No
  140       6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  141       1/6/2015                    355   Actual/360                       0.02000          0.02057      No
  142       1/6/2015                    355   Actual/360                       0.02000          0.02057      No
  143       4/1/2015                    360   Actual/360                       0.02000          0.02057      No
  144       5/1/2010                          Actual/360                       0.02000          0.02057      No
  145       6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  146       1/6/2015                    360   Actual/360                       0.02000          0.02057      No
  147       6/1/2015                    360   Actual/360                       0.02000          0.02057      No
  148       1/1/2015                    355   Actual/360        0.05000        0.02000          0.07057      No
  149       3/6/2015                    357   Actual/360                       0.02000          0.02057      No
  150       1/6/2015                    355   Actual/360                       0.02000          0.02057      No
  151       6/6/2015                    348   Actual/360                       0.02000          0.02057      No
  152       3/1/2015                    357   Actual/360                       0.02000          0.02057      No
  153       12/6/2014                   360   Actual/360                       0.02000          0.02057      No
  154       6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  155       4/6/2010                    360   Actual/360                       0.02000          0.02057      No
  156       4/1/2010                          Actual/360        0.03000        0.02000          0.05057
 156-a                                                                                                       No
 156-b                                                                                                       No
 156-c                                                                                                       No
  157       1/6/2015                    360   Actual/360                       0.02000          0.02057      No
  158       5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  159       5/1/2015                    360   Actual/360                       0.02000          0.02057      No
  160       6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  161       4/1/2015                    358   Actual/360        0.05000        0.02000          0.07057      No
  162       1/6/2015                    355   Actual/360                       0.02000          0.02057      No
  163       2/6/2015                    236   Actual/360                       0.02000          0.02057      No
  164       2/6/2015                    360   Actual/360                       0.02000          0.02057      No
  165       3/6/2015                    357   Actual/360                       0.02000          0.02057      No
  166       3/1/2015                    360   Actual/360                       0.02000          0.02057      No
  167       4/1/2014                          Actual/360                       0.02000          0.02057      No
  168       5/6/2015                    360   Actual/360                       0.02000          0.02057      No
  169       3/6/2015                    297   Actual/360                       0.02000          0.02057      No
  170       2/1/2015                          Actual/360                       0.02000          0.02057      No
  171       1/1/2015                    355   Actual/360        0.05000        0.02000          0.07057      No
  172       2/1/2012                    360   Actual/360                       0.02000          0.02057      No
  173       6/1/2015                    360   Actual/360        0.07000        0.01000          0.08057      No
  174       5/6/2015                    359   Actual/360                       0.02000          0.02057      No
  175       1/6/2015                    295   Actual/360                       0.02000          0.02057      No
  176       5/6/2015                    359   Actual/360                       0.02000          0.02057      No
  177       3/1/2015                    357   Actual/360        0.05000        0.02000          0.07057      No
  178       1/6/2015                    295   Actual/360                       0.02000          0.02057      No
  179       3/6/2015                    357   Actual/360                       0.02000          0.02057      No
  180       1/6/2015                    235   Actual/360                       0.02000          0.02057      No
  181       4/6/2012                          Actual/360                       0.02000          0.02057      No
  182       2/1/2015                    356   Actual/360        0.05000        0.02000          0.07057      No
  183       4/1/2016                    358   Actual/360                       0.02000          0.02057      No
  184       4/1/2015                    360   Actual/360                       0.02000          0.02057      No
  185       3/6/2015                    357   Actual/360                       0.02000          0.02057      No
  186       5/1/2015                    360   Actual/360        0.05000        0.01000          0.06057      No
  187       6/6/2015                    360   Actual/360                       0.02000          0.02057      No
  188       4/6/2015                    298   Actual/360                       0.02000          0.02057      No
  189       3/6/2015                    357   Actual/360                       0.02000          0.02057      No



                                                                     Crossed With
Control       Mortgage                                                Other Loans     Companion Loan   Companion Loan
Number      Loan Seller            Prepayment Provision (1)         (Crossed Group)        Flag        Cutoff Balance
------------------------------------------------------------------------------------------------------------------------------------
   1      GSMC/Commerzbank      Lockout/24_Defeasance/90_0%/5
   2            GCFP            Lockout/26_Defeasance/90_0%/4                               Yes          76,000,000.00
   3      GSMC/Commerzbank      Lockout/26_Defeasance/51_0%/7                               Yes          84,839,756.45
   4            GSMC            Lockout/29_Defeasance/87_0%/4
   5            GCFP            Lockout/28_Defeasance/89_0%/3
   6            GCFP            Lockout/29_Defeasance/27_0%/4
   7            GSMC         Lockout/29_Yield Maintenance/87_0%/4                           Yes          20,000,000.00
   8            GCFP            Lockout/26_Defeasance/89_0%/5
   9            GCFP            Lockout/28_Defeasance/88_0%/4                               Yes           5,000,000.00
  10            GSMC            Lockout/25_Defeasance/91_0%/4
  11            GCFP            Lockout/28_Defeasance/29_0%/3
  12            GCFP            Lockout/26_Defeasance/90_0%/4                               Yes           5,000,000.00
  13            GSMC            Lockout/28_Defeasance/88_0%/4
  14            GCFP            Lockout/25_Defeasance/91_0%/4
  15            GSMC            Lockout/25_Defeasance/91_0%/4
  16            GSMC            Lockout/28_Defeasance/88_0%/4
  17            GSMC            Lockout/26_Defeasance/89_0%/5                               Yes          45,000,000.00
  18            GSMC            Lockout/17_Flat 1% Fee/16_0%/3
  19            GCFP            Lockout/28_Defeasance/89_0%/3
  20            GCFP            Lockout/26_Defeasance/90_0%/4
  21            GCFP            Lockout/26_Defeasance/87_0%/7
  22            GCFP            Lockout/26_> YM or 1%/91_0%/3
  23            GCFP            Lockout/27_Defeasance/30_0%/3                               Yes          12,866,981.00
  24      GSMC/Commerzbank      Lockout/26_Defeasance/30_0%/7
  25            GCFP            Lockout/28_Defeasance/89_0%/3
 25-a           GCFP
 25-b           GCFP
 25-c           GCFP
  26            GCFP            Lockout/28_Defeasance/52_0%/4
  27            GCFP            Lockout/25_Defeasance/31_0%/4
  28            GSMC            Lockout/24_Defeasance/92_0%/4
  29            GCFP            Lockout/27_Defeasance/86_0%/7
  30            GCFP            Lockout/27_Defeasance/30_0%/3                               Yes          13,400,000.00
 30-a           GCFP
 30-b           GCFP
  31            GSMC            Lockout/29_Defeasance/27_0%/4
  32            GCFP            Lockout/27_Defeasance/89_0%/4
  33            GCFP            Lockout/27_Defeasance/90_0%/3
  34            GSMC            Lockout/25_Defeasance/54_0%/5
  35            GSMC            Lockout/24_Defeasance/92_0%/4
  36            GSMC            Lockout/25_Defeasance/91_0%/4
  37            GSMC            Lockout/27_Defeasance/89_0%/4
  38            GCFP            Lockout/27_Defeasance/89_0%/4
  39            GCFP            Lockout/26_Defeasance/90_0%/4
  40            GCFP            Lockout/25_Defeasance/92_0%/3
  41            GCFP            Lockout/28_Defeasance/89_0%/3           Group A
  42            GCFP            Lockout/28_Defeasance/89_0%/3           Group A
  43            GCFP            Lockout/28_Defeasance/89_0%/3           Group A
  44            GSMC            Lockout/29_Defeasance/87_0%/4
  45            GCFP            Lockout/29_Defeasance/54_0%/4
  46            GCFP            Lockout/26_Defeasance/31_0%/3
 46-a           GCFP
 46-b           GCFP
 46-c           GCFP
 46-d           GCFP
 46-e           GCFP
  47            GCFP            Lockout/26_Defeasance/54_0%/4
  48            GSMC            Lockout/27_Defeasance/89_0%/4
  49            GCFP            Lockout/28_Defeasance/88_0%/4
 49-a           GCFP
 49-b           GCFP
  50            GCFP            Lockout/24_Defeasance/93_0%/3
  51            GSMC            Lockout/35_Defeasance/22_0%/3                               Yes           3,500,000.00
  52            GCFP            Lockout/26_Defeasance/31_0%/3
  53            GCFP            Lockout/25_Defeasance/91_0%/4
  54            GCFP            Lockout/26_Defeasance/90_0%/4
  55            GCFP            Lockout/25_Defeasance/91_0%/4
  56            GCFP            Lockout/25_Defeasance/92_0%/3
  57            GCFP            Lockout/24_Defeasance/92_0%/4
  58            GCFP            Lockout/25_Defeasance/92_0%/3
  59            GCFP            Lockout/25_Defeasance/91_0%/4
  60            GCFP            Lockout/24_Defeasance/92_0%/4
  61            GSMC            Lockout/25_>YM or 1%/103_0%/4
  62            GCFP            Lockout/25_Defeasance/91_0%/4
  63            GCFP            Lockout/28_Defeasance/88_0%/4
  64            GCFP            Lockout/25_Defeasance/92_0%/3
  65            GCFP            Lockout/25_Defeasance/92_0%/3
  66            GSMC            Lockout/35_Defeasance/22_0%/3
  67            GCFP            Lockout/26_Defeasance/31_0%/3
  68            GCFP            Lockout/25_Defeasance/92_0%/3
  69            GCFP            Lockout/25_Defeasance/92_0%/3
  70            GCFP            Lockout/24_Defeasance/93_0%/3
  71            GCFP            Lockout/24_Defeasance/73_0%/4
  72            GCFP            Lockout/25_Defeasance/91_0%/4
  73            GCFP            Lockout/24_Defeasance/93_0%/3
  74            GCFP            Lockout/26_> YM or 1%/90_0%/4
  75            GCFP            Lockout/25_Defeasance/91_0%/4
  76            GSMC            Lockout/27_Defeasance/77_0%/4
  77            GCFP            Lockout/24_Defeasance/57_0%/3
  78            GCFP            Lockout/25_Defeasance/92_0%/3
  79            GSMC            Lockout/26_Defeasance/90_0%/4
  80            GCFP            Lockout/26_Defeasance/90_0%/4
  81            GCFP            Lockout/29_Defeasance/28_0%/3                               Yes           3,850,000.00
  82            GCFP            Lockout/25_Defeasance/91_0%/4
  83            GCFP            Lockout/25_Defeasance/91_0%/4
  84            GCFP            Lockout/25_Defeasance/91_0%/4
  85            GCFP            Lockout/27_Defeasance/90_0%/3
  86            GCFP            Lockout/24_Defeasance/92_0%/4
  87            GSMC            Lockout/26_Defeasance/90_0%/4
  88            GCFP            Lockout/29_Defeasance/87_0%/4
  89            GCFP            Lockout/24_Defeasance/92_0%/4
  90            GCFP            Lockout/25_Defeasance/91_0%/4
  91            GSMC            Lockout/26_Defeasance/90_0%/4
  92            GSMC            Lockout/27_Defeasance/113_0%/4
  93            GSMC            Lockout/25_Defeasance/91_0%/4
  94            GCFP            Lockout/24_Defeasance/92_0%/4
  95            GSMC             Lockout/24_>YM or 1%/92_0%/4
  96            GCFP            Lockout/26_Defeasance/91_0%/3
  97            GSMC            Lockout/27_Defeasance/53_0%/4
  98            GCFP            Lockout/26_Defeasance/90_0%/4
  99            GCFP            Lockout/27_Defeasance/89_0%/4
  100           GCFP            Lockout/29_Defeasance/87_0%/4
  101           GCFP            Lockout/26_Defeasance/90_0%/4
  102           GCFP            Lockout/29_Defeasance/75_0%/4
  103           GCFP            Lockout/25_Defeasance/92_0%/3
  104           GCFP            Lockout/29_Defeasance/51_0%/4
  105           GSMC            Lockout/27_Defeasance/89_0%/4
  106           GCFP            Lockout/24_Defeasance/92_0%/4
  107           GSMC            Lockout/27_Defeasance/89_0%/4
  108           GSMC            Lockout/29_Defeasance/27_0%/4
  109           GCFP            Lockout/24_Defeasance/89_0%/7
 109-a          GCFP
 109-b          GCFP
 109-c          GCFP
  110           GCFP            Lockout/24_Defeasance/33_0%/3           Group B
  111           GCFP            Lockout/24_Defeasance/33_0%/3           Group B
  112           GCFP            Lockout/24_Defeasance/33_0%/3           Group B
  113           GCFP            Lockout/24_Defeasance/93_0%/3
  114           GCFP            Lockout/25_Defeasance/92_0%/3
  115           GCFP            Lockout/24_Defeasance/92_0%/4
  116           GSMC            Lockout/25_Defeasance/91_0%/4                               Yes             562,563.13
  117           GCFP            Lockout/27_Defeasance/29_0%/4
  118           GCFP            Lockout/59_> YM or 1%/57_0%/4
  119           GCFP            Lockout/27_Defeasance/54_0%/3
  120           GCFP            Lockout/29_Defeasance/87_0%/4
  121           GCFP            Lockout/28_Defeasance/88_0%/4
  122           GCFP            Lockout/25_Defeasance/91_0%/4
  123           GSMC            Lockout/28_Defeasance/88_0%/4
  124           GSMC            Lockout/28_Defeasance/88_0%/4
  125           GCFP            Lockout/26_Defeasance/90_0%/4
  126           GCFP            Lockout/26_Defeasance/90_0%/4
 126-a          GCFP
 126-b          GCFP
 126-c          GCFP
  127           GCFP            Lockout/25_Defeasance/28_0%/7
  128           GSMC            Lockout/24_Defeasance/92_0%/4
  129           GSMC            Lockout/28_Defeasance/88_0%/4
  130           GCFP            Lockout/27_Defeasance/29_0%/4
  131           GCFP            Lockout/25_Defeasance/92_0%/3
  132           GSMC            Lockout/28_Defeasance/28_0%/4
  133           GSMC            Lockout/25_Defeasance/91_0%/4
  134           GCFP            Lockout/25_Defeasance/91_0%/4
  135           GSMC            Lockout/27_Defeasance/89_0%/4
 135-a          GSMC
 135-b          GSMC
 135-c          GSMC
 135-d          GSMC
  136           GSMC            Lockout/29_Defeasance/87_0%/4
  137           GSMC            Lockout/27_Defeasance/53_0%/4
  138           GCFP            Lockout/24_Defeasance/93_0%/3
  139           GSMC            Lockout/29_Defeasance/87_0%/4
  140           GCFP            Lockout/24_Defeasance/92_0%/4
  141           GCFP            Lockout/29_Defeasance/87_0%/4
  142           GCFP            Lockout/29_Defeasance/87_0%/4
  143           GSMC            Lockout/26_Defeasance/90_0%/4
  144           GSMC             Lockout/25_>YM or 1%/31_0%/4
  145           GSMC            Lockout/24_Defeasance/92_0%/4
  146           GCFP            Lockout/29_Defeasance/88_0%/3
  147           GSMC            Lockout/24_Defeasance/92_0%/4
  148           GSMC            Lockout/29_Defeasance/87_0%/4
  149           GCFP            Lockout/27_Defeasance/89_0%/4
  150           GCFP            Lockout/29_Defeasance/87_0%/4
  151           GSMC            Lockout/24_Defeasance/92_0%/4
  152           GSMC            Lockout/27_Defeasance/89_0%/4
  153           GCFP            Lockout/30_Defeasance/86_0%/4
  154           GCFP            Lockout/24_Defeasance/92_0%/4
  155           GCFP            Lockout/26_Defeasance/30_0%/4
  156           GSMC             Lockout/26_>YM or 1%/30_0%/4
 156-a          GSMC
 156-b          GSMC
 156-c          GSMC
  157           GCFP            Lockout/29_Defeasance/87_0%/4
  158           GCFP            Lockout/25_Defeasance/92_0%/3
  159           GSMC            Lockout/25_Defeasance/91_0%/4
  160           GCFP            Lockout/24_Defeasance/92_0%/4
  161           GSMC            Lockout/26_Defeasance/90_0%/4
  162           GCFP            Lockout/29_Defeasance/87_0%/4
  163           GCFP            Lockout/28_Defeasance/87_0%/5
  164           GCFP            Lockout/28_Defeasance/88_0%/4
  165           GCFP            Lockout/27_Defeasance/89_0%/4
  166           GSMC            Lockout/27_Defeasance/89_0%/4
  167           GSMC            Lockout/24_Defeasance/78_0%/4
  168           GCFP            Lockout/25_Defeasance/92_0%/3
  169           GCFP            Lockout/27_Defeasance/89_0%/4
  170           GSMC            Lockout/28_Defeasance/88_0%/4
  171           GSMC            Lockout/29_Defeasance/87_0%/4
  172           GSMC            Lockout/28_Defeasance/52_0%/4
  173           GSMC            Lockout/24_Defeasance/92_0%/4
  174           GCFP            Lockout/25_Defeasance/91_0%/4
  175           GCFP            Lockout/29_Defeasance/87_0%/4
  176           GCFP            Lockout/25_Defeasance/92_0%/3
  177           GSMC            Lockout/27_Defeasance/89_0%/4
  178           GCFP            Lockout/29_Defeasance/87_0%/4
  179           GCFP            Lockout/59_> YM or 1%/57_0%/4
  180           GCFP            Lockout/29_Defeasance/88_0%/3
  181           GSMC             Lockout/26_>YM or 1%/54_0%/4
  182           GSMC            Lockout/28_Defeasance/88_0%/4
  183           GSMC            Lockout/26_>YM or 1%/102_0%/4
  184           GSMC            Lockout/26_Defeasance/90_0%/4
  185           GCFP            Lockout/27_Defeasance/89_0%/4
  186           GSMC            Lockout/25_Defeasance/91_0%/4
  187           GCFP            Lockout/24_Defeasance/92_0%/4
  188           GCFP            Lockout/26_Defeasance/90_0%/4
  189           GCFP            Lockout/59_> YM or 1%/57_0%/4


                                            Companion Loan     Companion Loan
          Companion Loan                       Remaining          Remaining       Companion Loan
Control      Monthly       Companion Loan       Term To       Amortization Term     Servicing
Number       Payment       Interest Rate    Maturity (Mos.)        (Mos.)              Fees
------------------------------------------------------------------------------------------------------------------------------------
   1
   2          337,567.55          5.25700               118                              0.01000
   3          502,263.98          5.86500                82                 358          0.00500
   4
   5
   6
   7          123,894.76          5.59000               115                 300          0.00750
   8
   9           30,623.45          6.20000               116                 360          0.01000
  10
  11
  12           24,193.92          5.72700               118                              0.01000
  13
  14
  15
  16
  17          188,203.13          4.95000               118                              0.01000
  18
  19
  20
  21
  22
  23           67,946.30          6.25000                57                              0.01000
  24
  25
 25-a
 25-b
 25-c
  26
  27
  28
  29
  30           70,761.00          6.25000                57                              0.01000
 30-a
 30-b
  31
  32
  33
  34
  35
  36
  37
  38
  39
  40
  41
  42
  43
  44
  45
  46
 46-a
 46-b
 46-c
 46-d
 46-e
  47
  48
  49
 49-a
 49-b
  50
  51           24,864.00          7.66286                57                 360          0.01000
  52
  53
  54
  55
  56
  57
  58
  59
  60
  61
  62
  63
  64
  65
  66
  67
  68
  69
  70
  71
  72
  73
  74
  75
  76
  77
  78
  79
  80
  81           23,107.45          6.01000                55                 360          0.01000
  82
  83
  84
  85
  86
  87
  88
  89
  90
  91
  92
  93
  94
  95
  96
  97
  98
  99
  100
  101
  102
  103
  104
  105
  106
  107
  108
  109
 109-a
 109-b
 109-c
  110
  111
  112
  113
  114
  115
  116           6,112.65         12.75000               119                 359          0.08000
  117
  118
  119
  120
  121
  122
  123
  124
  125
  126
 126-a
 126-b
 126-c
  127
  128
  129
  130
  131
  132
  133
  134
  135
 135-a
 135-b
 135-c
 135-d
  136
  137
  138
  139
  140
  141
  142
  143
  144
  145
  146
  147
  148
  149
  150
  151
  152
  153
  154
  155
  156
 156-a
 156-b
 156-c
  157
  158
  159
  160
  161
  162
  163
  164
  165
  166
  167
  168
  169
  170
  171
  172
  173
  174
  175
  176
  177
  178
  179
  180
  181
  182
  183
  184
  185
  186
  187
  188
  189


(1)   The Open Period is inclusive of the Maturity Date.

(2)   Companion Loan Servicing Fee is the primary servicing fee only.

(3) Includes five separate ground leases, one of which has an annual payment of 90,000, with an initial expiration date of 12/31/2009 and seven extension options, giving it a final expiration of 9/30/2045; one of which has an annual payment of 180,000, with an initial expiration date of 4/30/2040 and ten extension options, giving it a final expiration of 4/30/2069; the remaining three have a total annual payment of 476,640, with an initial expiration date of 3/31/2062 and six extension options, giving them a final expiration of 1/31/2092.

(4) The B Note balance represents the maximum amount to be funded by the Mortgage Loan Seller within three years of the origination date of the whole loan. As of the Cut-off Date, the borrower has received $1,600,000 under the B Note.

(5) The B Note balance represents the maximum amount to be funded by the Mortgage Loan Seller within three years of the origination date of the whole loan. As of the Cut-off Date, the borrower has received $2,200,000 under the B Note.

(6)   Includes four ground leases all having the same expiration date.

(7) Interest rate equals 4.622% from March 31, 2005 to April 6, 2006; 4.747% to April 6, 2007; 4.872% to April 6, 2008; 4.997% to April 6, 2009; 5.252%
      to April 6, 2010; and 5.372% to April 6, 2012. Monthly Debt Service, Annual Debt Service, and DSCR calculated using current interest rate of 4.622%.

(8) The loan has a subordinate companion loan which is an interest-only note that provides for the payment of interest of 0.55% on a notional amount equal to the principal balance of the related mortgage loan that is in the trust."

(9) The loan has an initial subordinate companion loan servicing fee of 8ps, which will be reduced to 5bps upon securitization of the subordinate companion loan.

                                   EXHIBIT C-1

                          FORM OF TRANSFEREE AFFIDAVIT


STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

_______________________, being first duly sworn, deposes and says:

            1. That he/she is the ____________ of ___________________________
(the "Purchaser"), a ____________ duly organized and existing under the laws of the State of __________, on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is
____________.

            3. That the Purchaser of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in
Article I of the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4, paragraph 7 or paragraph 11 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in such paragraphs.

            7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

            9. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person."

            10. The Purchaser agrees to be bound by and to abide by the provisions of Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

            11. That the Transferee will not cause income from the Class [R][LR] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. Check one of the following:

            |_| That the present value of the anticipated tax liabilities associated with holding the Class [R] [LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R] [LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R] [LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| That the transfer of the Class [R] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Sections 1.860E-1(c)(6)(i), as to which income from Class [R] [LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R] [LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

            |_|   None of the above.

            Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its _______________ this ___th day of ________, 2005.


                                       [Purchaser]



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       Dated:

            The above-named ___________________ personally appeared before me and is known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __th day of ____________, 2005.

                                          NOTARY PUBLIC
                                          COUNTY OF
                                          STATE OF [                 ]

                                          My  commission  expires the __th day
                                          of _______________, ____.

                                   EXHIBIT C-2

                            FORM OF TRANSFEROR LETTER

                                                                          [Date]

[CERTIFICATE REGISTRAR]

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraphs 4, 7 and 11 thereof is not true.


                                       Very truly yours,

                                   EXHIBIT D-1

                    FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, N.A.
   as Trustee and Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045



Attention: Corporate Trust Services (CMBS) GS Mortgage Securities Corporation
           II, Commercial Mortgage Pass-Through Certificates Series 2005-GG4

GS Mortgage Securities Corporation II
85 Broad Street
New York, New York  10004

Attention: Emily Brooks
           David Stiepleman

      Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [____]

Ladies and Gentlemen:

In connection with the purchase by the undersigned (the "Purchaser") of $__________ [Certificate Principal Amount] [Notional Amount] of Class [_____] Certificates the ("Certificate"), the Purchaser hereby represents and agrees as follows (capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee:

            1. [For Institutional Accredited Investors only (Class X-P, Class X-C, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P only)] The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificate, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of such investment. The Purchaser is acquiring the Certificate purchased by it for its own account or for one or more accounts (each of which qualifies as an "accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the trust created pursuant to the Pooling and Servicing Agreement (the "Trust") for any costs incurred by it in connection with this transfer.

            [For Qualified Institutional Buyers only] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions meeting the requirements of Rule 144A,
(ii) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act (if available),
(iii) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, or (iv) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, if the Purchaser is a "qualified institutional buyer," or purchased from a "qualified institutional buyer," subject in the case of this clause (iv) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, and (c) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            4. The Purchaser has reviewed the Offering Circular dated June 9, 2005, relating to the Certificates (the "Offering Circular") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:

                  |_| The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

                  |_| The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate(s). The Purchaser has attached hereto [(i) two duly executed copies of IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Person,
                        (ii) a duly executed IRS Form W-8IMY (with all appropriate attachments) or (iii)]* two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN, IRS Forms W-8IMY or]* IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States any state thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. (Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR only) The Purchaser is neither (i) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) or ERISA) or a church plan (as defined in Section 3(33) or ERISA) for which no election has been made under Section 410(d) of the Code that is subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), nor (ii) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than (with respect to any transfer of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate) an insurance company using assets of its general account under circumstances whereby such purchase and the subsequent holding of Certificate(s) by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            9. The Purchaser understands that if the Purchaser is a Person referred to in paragraph 8 above, except in the case of the Class R or Class LR Certificates, which may not be transferred unless the transferee represents it is not such a Person, such Person is required to provide to the Depositor, the Trustee and the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Depositor, the Trustee and the Certificate Registrar that the purchase and holding of the Certificate(s) will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code or a materially similar characterization under any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent, the Initial Purchaser or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Trust Fund, the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar.

            10. Please make all payments due on the Transferred Interests: **

            ______ (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

            Account number __________ Institution ___________

            ______ (b) by mailing a check or draft to the following address:

            _________________________
            _________________________
            _________________________
            _________________________
            _________________________

                                       Very truly yours,

                                       [The Purchaser]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:


------------
* Delete for Class LR and Class R Certificates.
** Only to be filled out by Purchasers of Individual Certificates. Please select
(a) or (b).

                                   EXHIBIT D-2

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, N.A.
   as Trustee and Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045



Attention: Corporate Trust Services (CMBS) GS Mortgage Securities Corporation
           II, Commercial Mortgage Pass-Through Certificates Series 2005-GG4

GS Mortgage Securities Corporation II
85 Broad Street
New York, New York  10004

Attention: Emily Brooks
           David Stiepleman

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [____]

Ladies and Gentlemen:

            __________________________ (the "Purchaser") intends to purchase from ____________________ (the "Seller") $_____________ initial [Certificate
Principal Amount] [Notional Amount] or _____% Percentage Interest of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [_], CUSIP No. [____] (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

The Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the Certificate Registrar and the Trustee that:

            1. (Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR only) The Purchaser is neither (i) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) or ERISA) or a church plan (as defined in Section 3(33) or ERISA) for which no election has been made under Section 410(d) of the Code that is subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), nor (ii) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than (with respect to any transfer of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate) an insurance company using assets of its general account under circumstances whereby such purchase and the subsequent holding of Certificate(s) by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            IN WITNESS WHEREOF, the Purchaser hereby executes the ERISA Representation Letter on ______________ __, ____.


                                       [Purchaser]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information:
Name of Mortgagor: __________________
Master Servicer Loan No.: __________________
Custodian/Trustee
Name: __________________
Address: __________________
____________________
Custodian/Trustee Mortgage File No.: __________________
[Seller]
Name: __________________
Address: __________________
____________________

Certificates:     GS Mortgage Securities  Corporation II,  Commercial Mortgage
                  Pass-Through Certificates, Series 2005-GG4, Class [____]

            The undersigned Master Servicer hereby acknowledges that it has received from Wells Fargo Bank, N.A., as Trustee for the Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee.

            ( ) Note dated _________, _____, in the original principal sum of $_____, made by _______, payable to, or endorsed to the order of, the Trustee.

            ( ) Mortgage recorded on ____________ as instrument no. ________ in the County Recorder's Office of the County of _______________, State of _________________ in book/reel/docket ___________ of official records at page/image ________.

            ( ) Deed of Trust recorded on __________ as instrument no. ________ in the County Recorder's Office of the County of ____________, State of _______ in book/reel/docket ____________ of official records at page/image.

            ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _____________ as instrument no. _______ in the County Recorder's Office of the County of _________, State of _______ in book/reel/docket __________ of official records at page/image _____________.

            ( ) Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

            ( ) ___________________________

            ( ) ___________________________

            ( ) ___________________________

            ( ) ___________________________

The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                       WELLS FARGO BANK, N.A.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:

                                    EXHIBIT F

                                SECURITIES LEGEND

            Subject to the Pooling and Servicing Agreement, the Rule 144A Global Certificates, the Residual Certificates and the Individual Certificates will bear a legend (with respect to such Certificates, the "Securities Legend") to the following effect, unless the Depositor determines otherwise in accordance with applicable law:

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            Notwithstanding anything to the contrary, the Residual Certificates will not bear clauses (C), (D) and (E) of the Securities Legend.

                                    EXHIBIT G

                           DISTRIBUTION DATE STATEMENT


       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------
                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation                                                   6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 10
                        Mortgage Loan Detail                                                 11
                        Principal Prepayment Detail                                          12
                        Historical Detail                                                    13
                        Delinquency Loan Detail                                              14
                        Specially Serviced Loan Detail                                     15 - 16
                        Modified Loan Detail                                                 17
                        Liquidated Loan Detail                                               18
                        Bond/Collateral Realized Loss Reconciliation                         19
                     -------------------------------------------------------------------------------

             Depositor                                    Master Servicer                              Special Servicer
--------------------------------------      -------------------------------------------      --------------------------------------
GS Mortgage Securities Corporation II       GMAC Commercial Mortgage Corporation             LNR Partners, Inc.
85 Broad Street                             200 Witmer Road                                  1601 Washington Avenue
New York, NY 10004                          Horsham, PA 19044-8015                           Suite 800
                                                                                             Miami Beach, FL 33139


Contact:  Dan Sparks                        Contact:       Darri Cunningham                  Contact:       Vickie Taylor
Phone Number: (212) 902-1000                Phone Number:  (215) 328-1784                    Phone Number:  (305) 229-6614
--------------------------------------      -------------------------------------------      --------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 1 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-5         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-6         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1A         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  LR         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  R          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 X-P         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
 X-C         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).




-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-5              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-6              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1A              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  LR              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  R               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 X-P              0.00000000     0.00000000      0.00000000     0.00000000
 X-C              0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 3 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                            Reconciliation Detail

       Advance Summary                                                    Master Servicing Fee Summary
P & I Advances Outstanding                 0.00             Current Period Accrued Master Servicing Fees                    0.00
Servicing Advances Outstanding             0.00             Less Master Servicing Fees on Delinquent Payments               0.00
                                                            Less Reductions to Master Servicing Fees                        0.00
Reimbursement for Interest on P & I        0.00
Advances paid from general collections                      Plus Master Servicing Fees for Delinquent Payments Received     0.00
                                                            Plus Adjustments for Prior Master Servicing Calculation         0.00
Reimbursement for Interest on Servicing    0.00
Advances paid from general collections                      Total Master Servicing Fees Collected                           0.00

Certificate Interest Reconciliation
------------------------------------------------------------------------------------------------------------------------------------

           Accrued       Net Aggregate      Distributable       Distributable     Additional                    Remaining Unpaid
         Certificate       Prepayment        Certificate    Certificate Interest  Trust Fund     Interest         Distributable
Class      Interest    Interest Shortfall      Interest          Adjustment        Expenses    Distribution   Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------
 A-1          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-2          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-3          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-4          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-5          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-6          0.00             0.00             0.00                0.00             0.00          0.00                0.00
A-1A          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 X-P          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 X-C          0.00             0.00             0.00                0.00             0.00          0.00                0.00
  B           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  C           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  D           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  E           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  F           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  G           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  H           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  J           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  K           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  L           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  M           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  N           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  O           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  P           0.00             0.00             0.00                0.00             0.00          0.00                0.00
---------------------------------------------------------------------------------------------------------------------------------
Totals        0.00             0.00             0.00                0.00             0.00          0.00                0.00
---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 4 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------


                                  Other Required Information

------------------------------------------------------------------------------------------------
Available Distribution Amount(1)                                                            0.00


Principal Distribution Amount                                                               0.00
      (a) Principal portion of Monthly Payments                 0.00
          and any Assumed Monthly Payments

      (b) Principal Prepayments                                 0.00

      (c) Collection of Principal on a Balloon                  0.00
          Loan after its stated Maturity Date

      (d) Liquidation Proceeds and Insurance                    0.00
          Proceeds received on a Mortgage Loan

      (e) Liquidation Proceeds, Insurance Proceeds,             0.00
          or REO Revenues received on an REO

      Plus the excess of the prior Principal Distribution       0.00
      Amount over the principal paid to the Sequential
      Pay Certificates


Aggregate Number of Outstanding Loans                                                       0.00

Aggregate Stated Principal Balance of the Mortgage Pool before distribution                 0.00

Aggregate Stated Principal Balance of the Mortgage Pool after distribution                  0.00


Total Master Servicing and Special Servicing Fee paid                                       0.00

        Master Servicing Fee paid                                   0.00

        Special Servicing Fee paid                                  0.00

Trustee Fee paid                                                                            0.00


Interest Reserve Deposit                                                                    0.00

Interest Reserve Withdrawal                                                                 0.00


Additional Trust Fund Expenses                                                              0.00

        (i)   Fees Paid to Special Servicer                         0.00

        (ii)  Interest on Advances                                  0.00

        (iii) Other Expenses of Trust                               0.00



Appraisal Reduction Amount
-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number     Amount       Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 5 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:
          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 6 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
       A-4
       A-5
       A-6
      A-1A
       X-P
       X-C
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
      ---------------------------------------------------------------------------------------------------------------
      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.

   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
   Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 7 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------


                          Current Mortgage Loan and Property Stratification Tables

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 8 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 9 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                          Age of Most Financial Information
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                 Age of Most                      % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted        Recent Financial  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Information     Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 10 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment    Maturity  Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date         Date    (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD




                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 11 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
------------------------------------------------------------------------------------------------------------------------------------
                                                Principal Prepayment Amount                  Prepayment Premium
                  Offering Document       ------------------------------------------------------------------------------------------
Loan Number       Cross-Reference         Payoff Amount     Curtailment Amount    Percentage Premium    Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 12 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


               Prepayments                          Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 13 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------


                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances      Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
              Current      Outstanding
             Servicing      Servicing       Bankruptcy     REO
Loan Number   Advances      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 14 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 15 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 16 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
              Offering
Loan          Document          Pre-Modification
Number      Cross-Reference         Balance                 Modification Date                       Modification Description
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 17 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Liquidated Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                   Final Recovery        Offering                                                    Gross Proceeds      Aggregate
Loan                Determination        Document      Appraisal    Appraisal   Actual     Gross       as a % of        Liquidation
Number                  Date         Cross-Reference      Date        Value     Balance   Proceeds   Actual Balance      Expenses *
-----------------------------------------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       Net           Net Proceeds                    Repurchased
Loan               Liquidation        as a % of         Realized      by Seller
Number               Proceeds       Actual Balance        Loss          (Y/N)
--------------------------------------------------------------------------------












--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 18 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                     Bond/Collateral Reallized Loss Reconciliation

------------------------------------------------------------------------------------------------------------------------------------
                                   Beginning                                             Amounts
                                   Balance of     Aggregate      Prior Realized      Covered by Over-       Interest (Shortage)/
Distribution         Prospectus   the Loan at   Realized Loss     Loss Applied     collateralization and    Excesses applied to
    Date                 Id       Liquidation     on Loans       to Certificates    other Credit Support    other Credit Support
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                        Modification          Additional
                        Adjustments/         (Recoveries)/        Current Realized        Recoveries of      (Recoveries)/Realized
Distribution        Appraisal Reduction   Expenses applied to      Loss Applied to       Realized Losses        Loss Applied to
    Date                 Adjustment         Realized Losses          Certificates         Paid as Cash        Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 19 of 19

                                    EXHIBIT H

                                   [Reserved]

                                   EXHIBIT I-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                     FOR TRANSFERS DURING RESTRICTED PERIOD

Wells Fargo Bank, N.A.
   as Trustee and Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045

Attention: Corporate Trust Services (CMBS) GS Mortgage Securities Corporation
           II, Commercial Mortgage Pass-Through Certificates Series 2005-GG4

      Re: Transferor of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [____]

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee, on behalf of the holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, 2005-GG4, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $___________ [Certificate Principal Amount] [Notional Amount] of Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate [Certificate Principal Amount] [Notional Amount] in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest"). Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee and the Master Servicer.


                                       [Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:


------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.
** Select appropriate depository.

                                   EXHIBIT I-2

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                      FOR TRANSFERS AFTER RESTRICTED PERIOD

Wells Fargo Bank, N.A.
   as Trustee and Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045



Attention: Corporate Trust Services (CMBS) GS Mortgage Securities Corporation
           II, Commercial Mortgage Pass-Through Certificates Series 2005-GG4

      Re: Transferor of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [____]

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee, on behalf of the holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, 2005-GG4, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $___________ [Certificate Principal Amount] [Notional Amount] of Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate [Certificate Principal Amount] [Notional Amount] in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest"). Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee and the Master Servicer.


                                       [Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:


------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT J

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                FROM RULE 144A GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

   (Pursuant to Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.
   as Trustee and Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045



Attention: Corporate Trust Services (CMBS) GS Mortgage Securities Corporation
           II, Commercial Mortgage Pass-Through Certificates Series 2005-GG4

      Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [____]

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[_______] aggregate [Certificate Principal Amount] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. __________) to be held with [Euroclear] [Clearstream]* (Common
Code No. ____________) through the Depository.

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].**

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee and the Master Servicer.


                                       [Insert Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:


------------
* Insert one of these two provisions, which come from the definintion of "off-shore transaction" in Regulation S.
** Select appropriate depository.

                                    EXHIBIT K

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                FROM RULE 144A GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE AFTER THE RESTRICTED PERIOD

   (Pursuant to Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.
   as Trustee and Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045



Attention: Corporate Trust Services (CMBS) GS Mortgage Securities Corporation
           II, Commercial Mortgage Pass-Through Certificates Series 2005-GG4

      Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [____]

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Principal Amount] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No. ________).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer and the Trustee.


                                       [Insert Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:


------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT L

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                FROM REGULATION S GLOBAL CERTIFICATE TO RULE 144A
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

   (Pursuant to Section 5.02(c)(ii)(C) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.
   as Trustee and Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045



Attention: Corporate Trust Services (CMBS) GS Mortgage Securities Corporation
           II, Commercial Mortgage Pass-Through Certificates Series 2005-GG4

      Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [____]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Principal Amount] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No. __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No. ____________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicer and underwriter and placement agent of the offering of the Certificates.


                                       [Insert Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:


------------
*  Select appropriate depository.

                                    EXHIBIT M

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                   GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

   (Pursuant to Section 5.02(c)(ii)(D) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.
   as Trustee and Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland  21045

Attention: Corporate Trust Services (CMBS) GS Mortgage Securities Corporation
           II, Commercial Mortgage Pass-Through Certificates Series 2005-GG4

      Re: Transferor of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4, Class [____]

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee, on behalf of the holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, 2005-GG4 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Principal Amount] [Notional Amount] in a Private Global Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Global Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee and the Master Servicer.

                                       [Insert Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:

                                    EXHIBIT N

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corporation II, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), and LNR Partners, Inc., as special servicer

            I, [identify the certifying individual],

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

            4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the paying agent in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

            5. This annual report discloses all significant deficiencies relating to the master servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: GMAC Commercial Mortgage Corporation and LNR Partners, Inc.



Date: _________________________

_______________________________
[Signature]
[Title]

                                   EXHIBIT O-1

                         FORM OF INVESTOR CERTIFICATION

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045

Attention: Corporate Trust Services (CMBS) - GS Mortgage Securities
           Corporation II, Commercial Mortgage Pass-Through Certificates Series 2005-GG4

      In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee (the "Trustee"), with respect to the above-referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

      2. The undersigned is requesting access pursuant to the Agreement to certain information (the "Information") on the Trustee's website and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

      3. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

      5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

      6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.



                                       _______________________________________

                                       Beneficial Owner or Prospective
                                          Purchaser

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       Company:_______________________________

                                       Phone:_________________________________

                                   EXHIBIT O-2

                        FORM OF CONFIDENTIALITY AGREEMENT

GS Mortgage Securities Corporation II

Attention:  GS Mortgage Securities Corporation II, Commercial Mortgage
            Pass-Through Certificates, Series 2005-GG4

      Re: Information regarding Attention: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4

Ladies and Gentlemen:

            In connection with the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 (the "Certificates"), we acknowledge that we will be furnished by GMAC Commercial Mortgage Corporation as Master Servicer and/or LNR Partners, Inc. as Special Servicer (and may have been previously furnished) with certain information (the "Information"). For the purposes of this letter agreement (this "Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

            In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

            The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

            Capitalized terms used but not defined herein shall have the meanings assigned thereto in that certain Pooling and Servicing Agreement, dated as of June 1, 2005, by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee (the "Trustee").

            This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.


                                       Very truly yours,

                                       [NAME OF ENTITY]

                                       By:.___________________________________
                                       Name:__________________________________
                                       Title:_________________________________
                                       Company:_______________________________
                                       Phone:_________________________________

cc:   GS Mortgage Securities Corporation II
      Trustee

                                   EXHIBIT P-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                           TO DEPOSITOR BY THE TRUSTEE

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee

            I, [identify the certifying individual], certify that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year 20__, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the Trust;

            2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

            3. Based on my knowledge, the distribution or servicing information provided to the Trustee by the servicer under the pooling and servicing agreement, for inclusion in these reports is included in these reports.


Date: _________________________

WELLS FARGO BANK, N.A.


By: ____________________________
    [Name]

                                   EXHIBIT P-2

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                             BY THE MASTER SERVICER

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee

            I, [identify the certifying individual], certify that:

            1. Based on our knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), with respect to the period beginning [July 15, 2005] [January 1, 20__ ] and ending December 31, 20[__] (the "Relevant Period"), all Servicing Reports, as defined below, were materially complete and reviewed by the Master Servicer prior to their submission for inclusion in the monthly reports issued by the Trustee under the Pooling and Servicing Agreement and all reports required to be submitted by the Master Servicer to the Trustee pursuant to the Pooling and Servicing Agreement covering the Relevant Period (the "Servicer Reports") have been submitted by the Master Servicer to the Trustee;

            2. Based on our knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the information contained in the Servicer Reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the end of the Relevant Period;

            3. Based on our knowledge and the annual compliance review required under Section 3.14 of the Pooling and Servicing Agreement, during the Relevant Period the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section 3.14; and

            4. The report of the Master Servicer's certified public accountants required under Section 3.15 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the compliance of the Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

            The foregoing certifications under clauses 1 and 2 above assume that the following sections and parts of the prospectus used to offer the Certificates (the "Prospectus Supplement") did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors", to the extent such statements relate to the Mortgage Loans or the Mortgaged Properties and "Description of the Mortgaged Pool" and Annex A, Annex B, Annex C and Annex D to the Prospectus Supplement. "Mortgage Loan Seller Matters" as used in the preceding sentence shall mean the description of the Mortgage Loans, the Mortgaged Properties and the Mortgagors. In addition, notwithstanding the foregoing certifications under clauses 1 and 2 above, the Master Servicer does not make any certification under such clauses 1 and 2 above with respect to the information in the Servicer Reports delivered by the Master Servicer to the Trustee referred to in such clauses 1 and 2 above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement, beyond the corresponding certification actually provided by the Special Servicer. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1 through 4 that is in turn dependent (i) upon information required to be provided by any sub-servicer acting under a sub-servicing agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such sub-servicer of its obligations pursuant to any such sub-servicing agreement, in each case beyond the respective backup certifications actually provided by such sub-servicer to the Master Servicer with respect to the information that is subject of such certification, or (ii) upon information required to be provided by the Other Primary Servicers or upon the performance by the Other Primary Servicers of their obligations pursuant to the applicable Other Pooling Agreement, in each case beyond the backup certification actually provided by such Other Primary Servicer to the Master Servicer with respect to the information that is the subject of such certification; provided that this clause (ii) shall not apply in the event the Master Servicer is, or is an Affiliate of, the applicable Other Primary Servicer.

            Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.


Date: _________________________

WELLS FARGO BANK, N.A.


By:____________________________
[Name]

                                   EXHIBIT P-3

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                             BY THE SPECIAL SERVICER

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corporation II, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer") and LNR Partners, Inc., as special servicer

            1. Based on my knowledge, all reports required to be submitted by the Special Servicer to the Master Servicer under the Pooling and Servicing Agreement (the "Servicing Reports") for inclusion in the annual report on Form 10-K for the fiscal year 20__ of the Trust and for inclusion in the reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by such annual report have been submitted to the Master Servicer;

            2. Based on my knowledge, the information contained in the Servicing Reports, taken as a whole, does not contain any untrue statement of a material facts or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of December 31, 20__;

            3. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under Section 3.14 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in the annual officer's certificate required under Section 3.14 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            4. The report of the Special Servicer's certified public accountants required under Section 3.15 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the compliance of the Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.



Date: _________________________

LNR PARTNERS, INC.


By:____________________________
[Name]
[Title]

                                    EXHIBIT Q

                     TRUSTEE CERTIFICATION/EXCEPTION REPORT


LaSalle FileID   Client Ref. Num   File Name                               Loan Amount
-----------------------------------------------------------------------------------------------------------------
335-0837-000     05-0362           HAMPTON INN-PLYMOUTH MEETING         $15,053,202.00
335-0837-000     05-0362           HAMPTON INN-PLYMOUTH MEETING         $15,053,202.00


LaSalle FileID   Document Category                 To:                                          Signature
-----------------------------------------------------------------------------------------------------------------
335-0837-000     Interim Endorsement #1 of Note    GRAMERCY WAREHOUSE FUNDING I LLC             Copy of Signature
335-0837-000     Interim Endorsement #2 of Note    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.   Copy of Signature


LaSalle FileID   Exception                    Position       Law Firm
-----------------------------------------------------------------------------------------------------------------
335-0837-000     ORIGINAL DOCUMENT REQUIRED   InterimKAYE    SCHOLER
335-0837-000     ORIGINAL DOCUMENT REQUIRED   InterimKAYE    SCHOLER


--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
Collateral ID                Property Name                             Pool ID                 Investor ID               Loan Amount
                             NO NOTE OR ALLONGE EXCEPTIONS
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Collateral ID                DocType         Exception          Exception Description         Notation

------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT R

                    FORM OF NOTICE TO OTHER PRIMARY SERVICER

                                 June [__], 2005

VIA FACSIMILE

[Other Primary Servicer's Address]
Attention:  [__________________]

      Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 and the [____] Mortgage Loan

Dear [_____________]:

            GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4 (the "Trust Fund") is the Note [__] Holder, as such term is defined under the [__] Intercreditor Agreement dated as of [______], by and among [________], as Note [__] Holder , [__], as Note [__]
Holder and [__], as Note [__] Holder. Note [__] is being serviced pursuant to the terms of a Pooling and Servicing Agreement, dated as of [__], by and among [__], as depositor, [__], as servicer, [__], as special servicer, [__], as trustee, and [__], as paying agent, as from time to time amended, supplemented or modified (the "[__] Pooling Agreement"). Wells Fargo Bank, N.A., as trustee for the registered holders of the Trust Fund hereby directs [__], as servicer under the [__] Pooling Agreement, as follows:

            [__] shall remit the amount payable in accordance with the [__] Intercreditor Agreement and the [__] Pooling Agreement due to the Note [__] Holder on such days as specified in Section [__] of the [__] Pooling Agreement to GMAC Commercial Mortgage Corporation, as Servicer of the Trust Fund (the "Servicer"), to the account set forth on Schedule I hereto in accordance with the terms of the [__] Pooling Agreement;

            Thank you for your attention to this matter.

            WELLS FARGO BANK, N.A., as Trustee for the Holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2005-GG4

Date: _________________________

WELLS FARGO BANK, N.A.


By:___________________________
   [Name]
   [Title]

                                    EXHIBIT S
                         SUPPLEMENTAL SERVICER SCHEDULE




 Control          Loan               Mortgage
  Number         Number            Loan Seller                         Property Name
-----------------------------------------------------------------------------------------------------------------------------------
    1      GS-4               GSMC/Commerzbank       Mall at Wellington Green
    2      05-0164            GCFP                   Wells Fargo Center
    3      GS-3               GSMC/Commerzbank       The Streets at Southpoint
    4      09-0002010         GSMC                   North Hills
    5      04-1640            GCFP                   Century Centre Office
-----------------------------------------------------------------------------------------------------------------------------------
    6      04-1465            GCFP                   Lantana Campus
    7      09-0002039         GSMC                   Hyatt Regency Dallas
    8      04-1326            GCFP                   Astor Crowne Plaza
    9      04-1424            GCFP                   One HSBC Center
    10     09-0002086         GSMC                   Festival at Bel Air
-----------------------------------------------------------------------------------------------------------------------------------
    11     04-1578            GCFP                   Kings' Shops
    12     05-0292            GCFP                   801 North Brand
    13     09-0002047         GSMC                   The District at Green Valley Ranch
    14     05-0142            GCFP                   1845 Walnut Street
    15     09-0001990         GSMC                   Gilbert Gateway Towne Center
-----------------------------------------------------------------------------------------------------------------------------------
    16     09-0002054         GSMC                   Xerox Centre
    17     GS-1               GSMC                   200 Madison Avenue
    18     09-0002110         GSMC                   10 Brookline Place
    19     04-1538            GCFP                   9000 Sunset
    20     04-1464            GCFP                   Twin City Plaza
-----------------------------------------------------------------------------------------------------------------------------------
    21     04-1687            GCFP                   Westdale Hills Apartments
    22     05-0192            GCFP                   Cobb Place
    23     05-0171            GCFP                   Four Falls
    24     GS-2               GSMC/Commerzbank       Cascade Mall
    25     04-1031            GCFP                   BPG Portfolio
   25-a    04-1031            GCFP                   Embassy Suites - Newark, DE
   25-b    04-1031            GCFP                   Homewood Suites - Newark, DE
   25-c    04-1031            GCFP                   Fairfield Inn - Beltsville, MD
-----------------------------------------------------------------------------------------------------------------------------------
    26     04-1343            GCFP                   Commerce Office Park
    27     05-0121            GCFP                   Temple Mall
    28     09-0002108         GSMC                   Burbank Entertainment Village
    29     04-1416            GCFP                   Peachtree 25th
    30     05-0152            GCFP                   Oak Hill/Walnut Hill
   30-a    05-0152            GCFP                   Walnut Hill
   30-b    05-0152            GCFP                   Oak Hill
-----------------------------------------------------------------------------------------------------------------------------------
    31     09-0002033         GSMC                   255 Alhambra
    32     05-0049            GCFP                   Albuquerque Plaza
    33     04-1606            GCFP                   Marin Gateway Retail Center
    34     09-0002083         GSMC                   200 & 300 Corporate Pointe
    35     09-0002094         GSMC                   Santa Monica Medical Office
-----------------------------------------------------------------------------------------------------------------------------------
    36     09-0002101         GSMC                   Courtyard Marriott
    37     09-0002059         GSMC                   Whitman Square
    38     05-0022            GCFP                   The Academy
    39     05-0283            GCFP                   700 North Central
    40     05-0275            GCFP                   Mart of Montebello
-----------------------------------------------------------------------------------------------------------------------------------
    41     04-1272            GCFP                   Atlantic Tower 1
    42     04-1599            GCFP                   Cypress Commons Office
    43     04-1600            GCFP                   Commercial Station
    44     09-0001986         GSMC                   North Natomas Town Center
    45     04-1102            GCFP                   Silver City Plaza
-----------------------------------------------------------------------------------------------------------------------------------
    46     04-1624            GCFP                   Chartwell Hospitality Portfolio
   46-a    04-1624            GCFP                   Hampton Inn - Destin, FL
   46-b    04-1624            GCFP                   Hampton Inn - Brentwood, TN
   46-c    04-1624            GCFP                   Comfort Inn - Destin, FL
   46-d    04-1624            GCFP                   Hampton Inn - Southaven, MS
   46-e    04-1624            GCFP                   Fairfield Inn - Southaven, MS
    47     05-0172            GCFP                   Alanza Place Apartments
    48     09-0002053         GSMC                   Hudson Village
    49     04-1339            GCFP                   Clear Lake/Sugar Creek Portfolio
   49-a    04-1339            GCFP                   Sugar Creek Office
   49-b    04-1339            GCFP                   Clear Lake Office
    50     05-0280            GCFP                   Park Cities Hilton
-----------------------------------------------------------------------------------------------------------------------------------
    51     09-0002077         GSMC                   Rockaway 80 Corporate Center
    52     05-0134            GCFP                   Holiday Inn Select - San Diego, CA
    53     05-0367            GCFP                   Town Center at Celebration
    54     04-1517            GCFP                   Creekview I & II
    55     05-0305            GCFP                   Courts at Preston Oaks
-----------------------------------------------------------------------------------------------------------------------------------
    56     05-0273            GCFP                   Loehmann's Plaza
    57     05-0239            GCFP                   Marriott Residence Inn - Los Altos, CA
    58     05-0271            GCFP                   Forty West Plaza
    59     04-1655            GCFP                   Legacy Bank Plaza
    60     05-0423            GCFP                   Wells Fargo Center, Boise
-----------------------------------------------------------------------------------------------------------------------------------
    61     09-0002049         GSMC                   El Dorado Shopping Center - McKinney
    62     05-0422            GCFP                   2383 Utah Avenue
    63     04-1539            GCFP                   Tumon Sands Plaza
    64     05-0269            GCFP                   Enterprise Shopping Center
    65     05-0270            GCFP                   Fairfax Circle
-----------------------------------------------------------------------------------------------------------------------------------
    66     09-0002118         GSMC                   105 Challenger
    67     04-1368            GCFP                   Montclair East Shopping Center
    68     05-0485            GCFP                   851-869 Front Street
    69     05-0276            GCFP                   Pickett Shopping Center
    70     05-0035            GCFP                   2860 Gateway Drive
-----------------------------------------------------------------------------------------------------------------------------------
    71     05-0251            GCFP                   Ingram Micro Campus
    72     04-1592            GCFP                   Hilton Garden Inn - Fairfield, CA
    73     05-0341            GCFP                   Ocean Walk Shoppes
    74     05-0066            GCFP                   Prairie Town Center
    75     05-0363            GCFP                   Homewood Suites - Lansdale (Gulph Creek)
-----------------------------------------------------------------------------------------------------------------------------------
    76     09-0002063         GSMC                   Federal Express Corporate Headquarters
    77     05-0351            GCFP                   Norwood Park
    78     05-0277            GCFP                   Silver Hill Plaza
    79     09-0002069         GSMC                   Glendale Exchange
    80     04-1524            GCFP                   Seaview House
-----------------------------------------------------------------------------------------------------------------------------------
    81     04-1163            GCFP                   Airport Center
    82     05-0362            GCFP                   Hampton Inn - Plymouth Meeting (Gulph Creek)
    83     05-0289            GCFP                   Hilton Garden Inn - Valencia, CA
    84     05-0027            GCFP                   Back Bay Court
    85     04-1615            GCFP                   Rockaway Executive Center
-----------------------------------------------------------------------------------------------------------------------------------
    86     05-0396            GCFP                   Playhouse Square
    87     09-0002062         GSMC                   Concordia Shopping Center
    88     04-1561            GCFP                   Flamingo Market Place
    89     05-0226            GCFP                   505 Front Street
    90     05-0361            GCFP                   Hampton Inn - Philadelphia Airport (Gulph Creek)
-----------------------------------------------------------------------------------------------------------------------------------
    91     09-0002068         GSMC                   Lakeside Villas
    92     09-0002061         GSMC                   Verizon Wireless
    93     09-0002085         GSMC                   Northwind Apartments
    94     05-0355            GCFP                   Best Western Carriage Inn
    95     09-0002025         GSMC                   Pulte Building
-----------------------------------------------------------------------------------------------------------------------------------
    96     04-1634            GCFP                   140 Greenwich Avenue
    97     09-0002034         GSMC                   5950 Canoga
    98     05-0059            GCFP                   Woodforest Shopping Center
    99     05-0056            GCFP                   901 Ponce de Leon Boulevard
   100     04-1089            GCFP                   Brookworth Plaza
-----------------------------------------------------------------------------------------------------------------------------------
   101     04-1684            GCFP                   Stockbridge Commons
   102     04-1074            GCFP                   Hillsboro Commons
   103     05-0274            GCFP                   McLean Chain Bridge
   104     04-1567            GCFP                   Laguna Hills Square
   105     09-0002075         GSMC                   Mill Avenue Retail
-----------------------------------------------------------------------------------------------------------------------------------
   106     05-0490            GCFP                   Tenth & College
   107     09-0002057         GSMC                   University Square Shopping Center
   108     09-0002044         GSMC                   Boardwalk Apartments
   109     05-0224            GCFP                   Eckerd Portfolio
  109-a    05-0224            GCFP                   Eckerd - Charlottesville, VA (8236R)
  109-b    05-0224            GCFP                   Eckerd - Millsboro, DE (6290R)
  109-c    05-0224            GCFP                   Eckerd - Madison Heights, VA (8418)
   110     05-0783            GCFP                   Newport Mesa Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
   111     05-0784            GCFP                   Deptford Mini Storage
   112     05-0564            GCFP                   Newburgh Mini Storage
   113     05-0260            GCFP                   Galleria Orange
   114     05-0268            GCFP                   Chantilly Plaza
   115     05-0228            GCFP                   Bank of America Plaza
-----------------------------------------------------------------------------------------------------------------------------------
   116     09-0002031         GSMC                   Innovation Park at Penn State
   117     04-1566            GCFP                   Eastland Park Hotel
   118     05-0339            GCFP                   Skyview Business Park
   119     04-1508            GCFP                   Indian Creek
   120     04-1335            GCFP                   Nitkin -  Southport
-----------------------------------------------------------------------------------------------------------------------------------
   121     04-1483            GCFP                   El Dorado Shopping Center - Long Beach
   122     04-1408            GCFP                   Wesleyan Park Plaza
   123     09-0002023         GSMC                   Snows Cut Crossing
   124     09-0002060         GSMC                   Pearl Building
   125     04-1685            GCFP                   Hampton Inn - Metarie, LA
-----------------------------------------------------------------------------------------------------------------------------------
   126     05-0005            GCFP                   GSL Portfolio
  126-a    05-0005            GCFP                   H&E Equipment Services
  126-b    05-0005            GCFP                   Clinton Wayside
  126-c    05-0005            GCFP                   Universal Plant Services, Inc.
   127     05-0296            GCFP                   Windsor at Barton Creek
   128     09-0002091         GSMC                   College Park Phase I
   129     09-0002042         GSMC                   Briar Forest Crossing
   130     04-1594            GCFP                   Holiday Inn Express - Van Nuys, CA
-----------------------------------------------------------------------------------------------------------------------------------
   131     05-0120            GCFP                   Aspen Manor Plaza
   132     09-0002056         GSMC                   Signature Place
   133     09-0002084         GSMC                   Pinnacle Park Shopping Center
   134     05-0329            GCFP                   Catalina Village
   135     09-0002026         GSMC                   Samm Management Self Storage Portfolio
  135-a    09-0002026-1       GSMC                   Handy Mini Storage
  135-b    09-0002026-2       GSMC                   Little Stor Haus
  135-c    09-0002026-3       GSMC                   Route 18 Mini Storage
  135-d    09-0002026-4       GSMC                   Park Place Mini Storage
-----------------------------------------------------------------------------------------------------------------------------------
   136     09-0002027         GSMC                   Shoppes at Castle Pines
   137     09-0002029         GSMC                   Arboretum Apts
   138     05-0340            GCFP                   Cannery Village
   139     09-0002028         GSMC                   Valleybrook Shops
   140     05-0115            GCFP                   410-420 Tarrytown Road
-----------------------------------------------------------------------------------------------------------------------------------
   141     04-1556            GCFP                   The Presidio
   142     04-1487            GCFP                   Nitkin - Danbury
   143     09-0002072         GSMC                   Market on Main Building
   144     09-0002107         GSMC                   North Natomas Place
   145     09-0002070         GSMC                   Marbella Commerce Center
-----------------------------------------------------------------------------------------------------------------------------------
   146     04-1468            GCFP                   La Mirada Gateway
   147     09-0002113         GSMC                   Centerpoint Business Park
   148     09-0002043         GSMC                   Sand Creek Business Center
   149     04-1649            GCFP                   Sunrise Oaks MHC
   150     04-1488            GCFP                   Nitkin - Orange
-----------------------------------------------------------------------------------------------------------------------------------
   151     09-0002093         GSMC                   Airport North
   152     09-0002021         GSMC                   478 & 479 Jumpers Hole Rd
   153     04-1320            GCFP                   16800 Imperial Valley Drive
   154     05-0375            GCFP                   Legacy Court
   155     05-0158            GCFP                   3000 NW 125th Street
-----------------------------------------------------------------------------------------------------------------------------------
   156     09-0002067         GSMC                   Campus Portfolio
  156-a    09-0002067-1       GSMC                   River Plaza Building
  156-b    09-0002067-3       GSMC                   Campus Corner Building
  156-c    09-0002067-2       GSMC                   Unical Building
   157     04-1373            GCFP                   Warner Center North
   158     05-0272            GCFP                   Lee & Harrison
   159     09-0002089         GSMC                   Brandywine Business Center
   160     05-0113            GCFP                   350-360 Tarrytown Road
-----------------------------------------------------------------------------------------------------------------------------------
   161     09-0002050         GSMC                   The Grande Apartments
   162     04-1486            GCFP                   Nitkin - Branford
   163     04-1441            GCFP                   Regal Cinema Savannah
   164     04-1565            GCFP                   Balboa-Burbank Building
   165     04-1652            GCFP                   Polaris Neighborhood Center II
-----------------------------------------------------------------------------------------------------------------------------------
   166     09-0002074         GSMC                   Wilburn Mini-Storage
   167     09-0002088         GSMC                   Arbor Square II
   168     05-0267            GCFP                   Bladen Plaza
   169     04-1548            GCFP                   Eckerd - Portsmouth, VA
   170     09-0002032         GSMC                   Deep River Corporate Center
-----------------------------------------------------------------------------------------------------------------------------------
   171     09-0002030         GSMC                   Village Crossing
   172     09-0002055         GSMC                   Sagebrush West Office Park
   173     09-0002092         GSMC                   Restaurants at Centerpoint
   174     05-0346            GCFP                   500 Menlo Drive
   175     04-1514            GCFP                   Eckerd - Ilion, NY
-----------------------------------------------------------------------------------------------------------------------------------
   176     05-0221            GCFP                   Eckerd - Fairless Hills, PA
   177     09-0002037         GSMC                   Northern Gate Office
   178     04-1545            GCFP                   Eckerd - Wilmington (Leland), NC
   179     04-1587            GCFP                   Quail Medical II
   180     04-1325            GCFP                   12501-12515 Ventura Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
   181     09-0002079         GSMC                   Fishing Point Office
   182     09-0002036         GSMC                   Marsh Plaza
   183     09-0002052         GSMC                   Belk at El Dorado
   184     09-0002022         GSMC                   North State Storage
   185     04-1590            GCFP                   805-895 B Street
-----------------------------------------------------------------------------------------------------------------------------------
   186     09-0002082         GSMC                   Village Square Plaza
   187     05-0112            GCFP                   388 Tarrytown Road
   188     05-0054            GCFP                   Madison at Belle Grove
   189     04-1586            GCFP                   6255 McLeod, Phase II
-----------------------------------------------------------------------------------------------------------------------------------




 Control
  Number                                        Borrower Name
-----------------------------------------------------------------------------------------------------------------------------------
    1      TJ Palm Beach Associates Limited Partnership
    2      Maguire Properties - Denver Center, LLC
    3      Southpoint Mall, LLC
    4      NHM Owner-1, LLC
    5      Century Centre, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    6      Maguire Properties-Lantana North, LLC and Maguire Properties-Lantana South, LLC
    7      Reunion Hotel, L.P.
    8      Bourbon Hotel, LLC; Royal Boutique, LLC
    9      Seneca One Realty LLC
    10     FABA, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    11     KS Owner, LLC
    12     Maguire Properties - 801 N. Brand, LLC
    13     The District at GVR, LLC
    14     1845 Walnut Associates, Ltd.; Mutual Associates, Ltd.
    15     Power & Ray, L.L.C.
-----------------------------------------------------------------------------------------------------------------------------------
    16     NNN 1851 E. First Street, LLC, NNN 1851 E. First Street 1, LLC, NNN 1851 E. First Street 2, LLC,
           NNN 1851 E. First Street 3, LLC, NNN 1851 E. First Street 4, LLC, NNN 1851 E. First Street 5, LLC,
           NNN 1851 E. First Street 6, LLC, NNN 1851 E. First Street 7, LLC, NNN 1851 E. First Street 10, LLC,
           NNN 1851 E. First Street 11, LLC, NNN 1851 E. First Street 13, LLC, NNN 1851 E. First Street 14, LLC,
           NNN 1851 E. First Street 15, LLC, NNN 1851 E. First Street 16, LLC, NNN 1851 E. First Street 17, LLC,
           NNN 1851 E. First Street 18, LLC, NNN 1851 E. First Street 19, LLC and NNN 1851 E. First Street 20, LLC
    17     200 Madison Owner LLC
    18     Ten Brookline Place, LLC
    19     MB Sunset, LLC; MB Nine Thousand, LLC
    20     Charter Twin City, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    21     Somerset Village Partners, L.P.
    22     SCI Cobb Place Fund, LLC; SCI Cobb Place Fund 1; SCI Cobb Place Fund 2
    23     TPG Four Falls, LLC
    24     PPR Cascade LLC
    25     BPG Hotel Partners IV, LLC; BPG Hotel Partners III, LLC; BPG Hotel Partners X, LLC
   25-a
   25-b
   25-c
-----------------------------------------------------------------------------------------------------------------------------------
    26     ARI - Commerce Office Park, LLC; ARI - COP 1, LLC; ARI - COP 2 & 3, LLC; ARI - COP 4 & 5, LLC;
           ARI - COP 6, LLC; ARI - COP 7, LLC; ARI - COP 8, LLC; ARI - COP 9, LLC; ARI - COP 10, LLC;
           ARI - COP 11, LLC; ARI - COP 12 & 13, LLC; ARI - COP 14, LLC; ARI - COP 15, LLC; ARI - COP 16, LLC;
           ARI - COP 17, LLC; ARI - COP 18, LLC; ARI - COP 19, LLC; ARI - COP 20, LLC; ARI - COP 21 & 22, LLC;
           ARI - COP 23 & 24, LLC; ARI - COP 25, LLC; ARI - COP 26, LLC; ARI - COP 27 & 28; ARI - COP 29, LLC;
           ARI - COP 30 & 31, LLC; ARI - COP 32, LLC; ARI - COP 33, LLC; ARI - COP 36, LLC; ARI - COP 34 & 35, LLC;
           ARI - COP 37 & 38, LLC
    27     Coyote Temple Mall, L.P.
    28     Burbank Village, L.P.
    29     APG Brookwood, LLC; CEG2 Peachtree Holdings LLC; TEI Peachtree Holdings LLC; Hort Peachtree Holdings LLC;
           LIC Peachtree Holdings LLC
    30     TPG Oak Hill/Walnut Hill, LLC; TPG Oak Hill/Walnut Hill, LLC
   30-a
   30-b
-----------------------------------------------------------------------------------------------------------------------------------
    31     Blumberg Invest/Alhambra Limited Partnership
    32     Albuquerque Plaza Office Investment, LLC
    33     BASGF - MCCLC Marin Gateway, LLC
    34     SKB-Corporate Pointe, LLC, 243 Athol CP, LLC, Weiss CP, LLC, Zagari CP, LLC, TLLC-CP, LLC, MVP-Corp Pointe, LLC,
           Metrocenter CP, LLC, Dodic CP, LLC, Poach CC, LLC, Heil Corporate Pointe, LLC and Brauner CP, LLC
    35     Santa Monica Arizona at 16th, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
    36     Sherman Oaks Hotel, LLC
    37     Boulevard North Associates, L.P.
    38     Academy Office Investors, LP; RSZ Academy, LLC
    39     Maguire Properties - 700 N. Central, LLC
    40     Montebello, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    41     225 North Federal Highway LLC
    42     Cypress Commons, LLC
    43     Commerical Station, LLC
    44     North Natomas Town Center, LLC
    45     TIC Silver City 1, LLC; TIC Silver City 2, LLC; TIC Silver City 3, LLC; TIC Silver City 4, LLC;
           TIC Silver City 6, LLC; TIC Silver City 8, LLC; TIC Silver City 9, LLC; TIC Silver City 10, LLC;
           TIC Silver City 11, LLC; TIC Silver City 13, LLC; TIC Silver City 14, LLC; TIC Silver City 15, LLC;
           TIC Silver City 16, LLC; TIC Silver City 17, LLC; TIC Silver City 18, LLC; TIC Silver City 20, LLC;
           TIC Silver City 21, LLC; Passco Silver City H, LLC; Passco Silver City S, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    46     Northumberland Hotel Partners LLC; CH Southaven Hotel Partners, LLC
   46-a
   46-b
   46-c
   46-d
   46-e
    47     Alanza TIC 1, LLC; Alanza TIC 2, LLC; Alanza TIC 3, LLC; Alanza TIC 4, LLC; Alanza TIC 5, LLC; Alanza TIC 7, LLC;
           Alanza TIC 8, LLC; Alanza TIC 9, LLC; Alanza TIC 10, LLC; Alanza TIC 11, LLC; Alanza TIC 12, LLC; Alanza TIC 13, LLC;
           ALANZA TIC 14, LLC; Alanza TIC 6, LLC; Passco Alanza H.; Passco Alanza S.; Alanza TIC 15, LLC; Alanza TIC 26, LLC;
           Alanza TIC 30, LLC; Alanza TIC 19, LLC; Alanza TIC 16, LLC; Alanza TIC 22, LLC; Alanza TIC 20, LLC; Alanza TIC 29, LLC;
           Alanza TIC 18, LLC; Alanza TIC 17, LLC; Alanza TIC 24, LLC; Alanza TIC 21, LLC; Alanza TIC 27, LLC; Alanza TIC 28, LLC;
           Alanza TIC 23, LLC; Alanza TIC 25, LLC
    48     Hudson Village Finance Company, LLC
    49     RMC Sugarcraft, LP; RMC Sugarcraft Investors 2, LLC; RMC Sugarcraft Investors 3, LLC; RMC Sugarcraft Investors 4, LLC;
           RMC Sugarcraft Investors 5, LLC; RMC Sugarcraft Investors 6, LLC; RMC Sugarcraft Investors 8, LLC;
           RMC Sugarcraft Investors 9, LLC; RMC
   49-a
   49-b
    50     Park Cities Hotel, LP
-----------------------------------------------------------------------------------------------------------------------------------
    51     Rockaway Office, L.L.C.
    52     Collingwood HISD, LLC
    53     Lexin Celebration Commercial LLC
    54     Creekview Corporate Center, Ltd.
    55     N/A Courts at Preston Oaks-64, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
    56     Reseda Shopping Center II LLC
    57     Los Altos Hotel Associates, LLC
    58     Forty West LLC
    59     RMC Legacy, LP
    60     ODC-FIC LP
-----------------------------------------------------------------------------------------------------------------------------------
    61     Parkday Eldorado Plaza , L.P.
    62     Behringer Harvard Utah Avenue LP
    63     Tumon Sands Delaware, LLC
    64     Enterprise Shopping Center LLC
    65     Fairfax Circle LLC
-----------------------------------------------------------------------------------------------------------------------------------
    66     105 Challenger Owner LLC
    67     1101 Montclair, LLC; Louie Montclair, LLC; Pozzato Montclair, LLC; JMW Montclair I, LLC; Vatter Montclair, LLC;
           JMW Montclair II, LLC; Investec Commercial, Inc.
    68     Lahaina Waterfront, LLC
    69     Pickett LLC
    70     Crown Corporate Center, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    71     FT-Amherst Property LLC
    72     Gateway Hotel Group LLC
    73     Ocean Walk Shoppes II, LLC; Ocean Walk Shoppes, LLC
    74     Prairie Towne LLC
    75     Moody National Philly Lansdale S, LLC; Moody National Philly Plymouth M, LLC; TIC Philly Lansdale 1, LLC;
           TIC Philly Lansdale 2 LLC; TIC Philly Lansdale 3, LLC; TIC Philly Lansdale 4, LLC; TIC Philly Lansdale 5, LLC;
           TIC Philly Lansdale 6, LLC; TIC Philly Lansdale 7, LLC; TIC Philly Lansdale 8, LLC; TIC Philly Lansdale 9, LLC;
           TIC Philly Lansdale 10, LLC; TIC Philly Lansdale 11, LLC; TIC Philly Lansdale 13, LLC; TIC Philly Lansdale 14, LLC;
           TIC Philly Lansdale 15, LLC; TIC Philly Lansdale 16, LLC; TIC Philly Lansdale 18, LLC; TIC Philly Lansdale 19, LLC;
           TIC Philly Lansdale 20, LLC; TIC Philly Lansdale 21, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    76     Norman FX World, LLC
    77     Brookwood Park South Investors, LLC
    78     Silver Hill II LLC
    79     Glendale Exchange MW, L.P.
    80     Seaview House, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    81     Ualena Street Properties; MCK Holdings
    82     Moody National Philly Plymouth S, LLC; Moody National Philly Plymouth H, LLC; TIC  Philly Plymouth 1, LLC;
           TIC Philly Plymouth 2, LLC
    83     Ocean Park Hotels-MMHI, LLC
    84     Back Bay Court Property Co.
    85     Mt. Rockaway Property, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    86     Westport Post Road LLC
    87     Concordia Holding, L.L.C.
    88     PMAT Flamingo, LLC
    89     505 Front Street, LLC
    90     Moody National Philly Plymouth H, LLC; TIC Philly Airport 1, LLC; TIC Philly Airport 2, LLC;
           TIC Philly Airport 3, LLC; TIC Philly Airport 4, LLC; TIC Philly Airport 5, LLC; TIC Philly Airport 6, LLC;
           TIC Philly Airport 7, LLC; TIC Philly Airport 8, LLC; TIC Philly Airport 9, LLC; TIC Philly Airport 10, LLC;
           TIC Philly Airport 11, LLC; TIC Philly Airport 12, LLC; TIC Philly Airport 13, LLC; TIC Philly Airport 15, LLC;
           TIC Philly Airport 16, LLC; TIC Philly Airport 17, LLC; TIC Philly Airport 18, LLC; TIC Philly Airport 19, LLC;
           TIC Philly Airport 20, LLC; TIC Philly Airport 21, LLC; TIC Philly Airport 22, LLC; TIC Philly Airport 23, LLC;
           TIC Philly Airport 24, LLC
-----------------------------------------------------------------------------------------------------------------------------------
    91     Millerville First Phase, Ltd.
    92     Acquiport Wilmington L.P.
    93     Northwind Apartments, LLC
    94     Carriage Inn Investors
    95     Centra Point 8345 LLC
-----------------------------------------------------------------------------------------------------------------------------------
    96     Willgreen Holdings LLC
    97     Schaub Properties, LLC
    98     JLCM Partners, LP; Woodforest Mini-City Partners, LP
    99     Coral Partners, LP
   100     Brookworth Partners, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
   101     Stockbridge Commons Combined Retail Partners LLC
   102     Hillsboro Partners LLC
   103     McLean II LLC
   104     LH Square Investors, LLC
   105     Mill Avenue Properties, LLC,  Mill Avenue Properties II, LLC, Mill Avenue Properties III, LLC, and
           Mill Avenue Properties IV, LLC
-----------------------------------------------------------------------------------------------------------------------------------
   106     ERL-4, LLC
   107     720 University, LLC
   108     Boardwalk Apartments Gainesville, LLC
   109     3-D Associates, LLC; 3-D Pantops, LLC; 3-D Madison Heights, LLC
  109-a
  109-b
  109-c
   110     Mini U Storage Newport Mesa Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
   111     Mini U Storage Deptford Limited Partnership
   112     Mini U Storage Newburgh Limited Partnership
   113     Galleria Orange, LLC
   114     Chantilly Plaza LLC
   115     Franklin Street Plaza, LLC
-----------------------------------------------------------------------------------------------------------------------------------
   116     Innovation Park Phase III Partners, L.P.
   117     Portland Hotel Associates, LLC
   118     FHS Skyview, LLC
   119     Gemini Indian Creek H, LLC; Gemini Indian Creek 1, LLC; Gemini Indian Creek 2, LLC; Gemini Indian Creek 3, LLC;
           Gemini Indian Creek 4, LLC; Gemini Indian Creek 5, LLC; Gemini Indian Creek 6, LLC; Gemini Indian Creek 7, LLC;
           Gemini Indian Creek 8, LLC; Gemini Indian Creek 9, LLC; Gemini Indian Creek 10, LLC
   120     Southport Post Road Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
   121     Wardlow Center Partners, LLC
   122     Hocker Developments, Inc
   123     Snow's Cut Crossing, LLC
   124     Lakha Properties-Portland, LLC
   125     Hotel Investors, L.L.C.
-----------------------------------------------------------------------------------------------------------------------------------
   126     GSL Partners SUB TWELVE, L.P.
  126-a
  126-b
  126-c
   127     Windsor at Barton Creek, LP
   128     Schoolcraft Commons Retail, L.L.C., Schoolcraft Commons Unit 2, L.L.C.,  Schoolcraft Commons Unit 3, L.L.C.,
           Schoolcraft Commons Unit 4, L.L.C., and Schoolcraft Commons Unit 5, L.L.C.
   129     USA Briar Forest Crossing, LP, USA Briar Forest Crossing 1, LP, USA Briar Forest Crossing 2, LP,
           USA Briar Forest Crossing 3, LP, USA Briar Forest Crossing 4, LP, USA Briar Forest Crossing 5, LP,
           USA Briar Forest Crossing 6, LP, USA Briar Forest Crossing 7, LP, USA Briar Forest Crossing 8, LP,
           USA Briar Forest Crossing 9, LP, USA Briar Forest Crossing 10, LP, USA Briar Forest Crossing 11, LP,
           USA Briar Forest Crossing 12, LP, USA Briar Forest Crossing 13, LP, USA Briar Forest Crossing 14, LP,
           USA Briar Forest Crossing 15, LP, USA Briar Forest Crossing 16, LP, USA Briar Forest Crossing 17, LP,
           USA Briar Forest Crossing 18, LP, USA Briar Forest Crossing 19, LP, USA Briar Forest Crossing 20, LP,
           USA Briar Forest Crossing 21, LP, USA Briar Forest Crossing 22, LP, USA Briar Forest Crossing 23, LP, and
           USA Briar Forest Crossing 24, LP
   130     J.J. & W., Inc.
-----------------------------------------------------------------------------------------------------------------------------------
   131     Aspen Manor Plaza LLC; Aspen IDOT Borrower LLC
   132     Signature Place LLC
   133     Pinnacle Park Partners, LP, Rivera Family Partners, LP, Fremdling Family Partners, LP and Kashou Family Partners, LP
   134     248 Occidental Bouldevard-DE, LLC; Kaufman Catalina Village-DE, LLC
   135     SAMM Properties, LTD.
  135-a
  135-b
  135-c
  135-d
-----------------------------------------------------------------------------------------------------------------------------------
   136     The Shoppes at Castle Pines, LLC
   137     Arboretum, LLC
   138     Cannery Village, LLC
   139     Gallery Shoppes I, Ltd., Gallery Shoppes II, Ltd. and Gallery Shoppes III, Ltd.
   140     Manhattan Brook Associates, LLC
-----------------------------------------------------------------------------------------------------------------------------------
   141     Presidio DD LLC
   142     Danbury - Newtown LLC
   143     Market on Main Street LLC
   144     Natomas Equity Fund LP and Sterling Property Investments 2
   145     Marbella Commerce Center, LLC
-----------------------------------------------------------------------------------------------------------------------------------
   146     La Mirada Gateway, LLC
   147     LRE Centerpoint, LLC
   148     Sand Creek Business Center II, L.P.
   149     Sunrise Associates Limited Partnership
   150     Post Hill Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
   151     Airport North SPE, LLC
   152     478 Jumpers Hole LLC and Chart Towne, LLC
   153     RMC Imperial Investors 1, LLC; RMC Imperial Investors 2, LLC; RMC Imperial Investors 3,
           LLC; RMC Imperial Investors 4, LLC; RMC Imperial Investors 5, LLC; RMC Imperial Investors 6, LLC;
           RMC Imperial Investors 7, LLC; RMC Imperial Investors 8, LLC; RMC Imperial Investors 9, LLC; Crowe Imperial 20, LP
   154     Legacy Court, LLC
   155     3000 Gratigny Associates LLC
-----------------------------------------------------------------------------------------------------------------------------------
   156     River Campus Portfolio, LLC
  156-a
  156-b
  156-c
   157     Warner Center North, LLC.
   158     Lee & Harrison II LLC
   159     Bourak Brandywine, LLC, JDL Brandywine, LLC, Joel-Min LLC, MGSP Brandywine, LLC, Minor Brandywine,
           LLC, Musa At Brandywine, LLC, Ramaekers Brandywine, LLC, Sosin Brandywine, LLC, and TSL Brandywine, LLC
   160     Roger Bradley Realty Associates, LLC
-----------------------------------------------------------------------------------------------------------------------------------
   161     Colony Park II, LLC
   162     Lockworks Square Limited Parternship
   163     GDC Regal III, LLC
   164     Balboa Burbank, LLC
   165     Polaris Neighborhood Center II
-----------------------------------------------------------------------------------------------------------------------------------
   166     Dilweg SIC Wilburn, LLC
   167     Arbor Square III, LLC
   168     Bladen II LLC
   169     High Street Retail Investors LLC
   170     Deep River Del-Taft, LLC,  Deep River Del-Haigler, LLC, and DF Deep River, LLC
-----------------------------------------------------------------------------------------------------------------------------------
   171     Village Crossing In Blue Bell, LLC
   172     M & L Sagebrush West, Ltd.
   173     700 Opdyke Investments, L.L.C., 800 Opdyke Investments, L.L.C., 1600 Opdyke Investments,
           L.L.C., 3800 Centerpoint Parkway Investments, L.L.C., and 3900 Centerpoint Parkway Investments, L.L.C.
   174     Rocklin Business Park, LLC; STSW Capital, LLC
   175     Bertel Development, LLC
-----------------------------------------------------------------------------------------------------------------------------------
   176     MARYLAND SQUARE-FAIRLESS HILLS, LLC
   177     North Gate Office Building 1, LLC
   178     Olde Waterford, LLC
   179     Quail Medical II, LLC
   180     MB&S Silverman LLC
-----------------------------------------------------------------------------------------------------------------------------------
   181     DF Fishing Point, LLC
   182     Franklin Shopping Plaza, LP
   183     PK Eldorado II, L.P. and E Plaza IV, LP
   184     NSS Indian Trail, LLC
   185     B Street Marketplace II LLC; B Street Marketplace LLC
-----------------------------------------------------------------------------------------------------------------------------------
   186     Kutztown 2001 LLC
   187     Granite Properties, LLC
   188     Madison at Belle Grove, LLC
   189     6255 McLeod Phase II, LLC
-----------------------------------------------------------------------------------------------------------------------------------



                                                                                                                     Original
 Control                  General                              Detailed                       Original          Amortization Term
  Number               Property Type                         Property Type                   Balance ($)              (Mos.)
-----------------------------------------------------------------------------------------------------------------------------------
    1      Retail                                Regional Mall                                     200,000,000          0
    2      Office                                General Urban                                     200,000,000          0
    3      Retail                                Regional Mall                                     170,000,000         360
    4      Retail                                Anchored                                          105,000,000         360
    5      Office                                General Suburban                                  100,000,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    6      Office                                General Suburban                                   98,000,000          0
    7      Hospitality                           Full Service                                       90,000,000          0
    8      Hospitality                           Full Service                                       85,000,000         300
    9      Office                                General Urban                                      78,000,000         360
    10     Retail                                Anchored                                           76,000,000          0
-----------------------------------------------------------------------------------------------------------------------------------
    11     Retail                                Anchored                                           72,000,000          0
    12     Office                                General Urban                                      70,540,000          0
    13     Retail                                Anchored                                           70,000,000         360
    14     Office                                General Urban                                      52,000,000         360
    15     Retail                                Anchored                                           50,200,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    16     Office                                General Suburban                                   49,000,000         360
    17     Office                                General Urban                                      45,000,000          0
    18     Office                                Medical                                            45,000,000          0
    19     Office                                General Suburban                                   45,000,000         360
    20     Retail                                Anchored                                           44,000,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    21     Multifamily                           Garden                                             43,500,000         360
    22     Retail                                Anchored                                           42,700,000          0
    23     Office                                General Suburban                                   42,200,000          0
    24     Retail                                Regional Mall                                      41,000,000         360
    25                                                                                              38,500,000         300
   25-a    Hospitality                           Full Service
   25-b    Hospitality                           Limited Service
   25-c    Hospitality                           Limited Service
-----------------------------------------------------------------------------------------------------------------------------------
    26     Office                                General Suburban                                   37,312,500         360
    27     Retail                                Regional Mall                                      37,050,000         360
    28     Retail                                Anchored                                           36,000,000         360
    29     Office                                General Urban                                      35,500,000         360
    30                                                                                              35,300,000          0
   30-a    Office                                General Suburban
   30-b    Office                                General Suburban
-----------------------------------------------------------------------------------------------------------------------------------
    31     Office                                General Urban                                      31,000,000          0
    32     Office                                General Urban                                      31,000,000         360
    33     Retail                                Anchored                                           30,000,000         360
    34     Office                                General Suburban                                   28,500,000         360
    35     Office                                Medical                                            28,000,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    36     Hospitality                           Full Service                                       28,000,000         360
    37     Retail                                Anchored                                           27,860,000         360
    38     Office                                General Suburban                                   27,500,000         360
    39     Office                                General Urban                                      27,460,000          0
    40     Retail                                Anchored                                           26,700,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    41     Office                                General Suburban                                   13,600,000         360
    42     Office                                General Suburban                                    7,525,000         360
    43     Office                                General Suburban                                    5,375,000         360
    44     Retail                                Anchored                                           26,000,000         360
    45     Retail                                Anchored                                           25,225,000          0
-----------------------------------------------------------------------------------------------------------------------------------
    46                                                                                              25,000,000         300
   46-a    Hospitality                           Limited Service
   46-b    Hospitality                           Limited Service
   46-c    Hospitality                           Limited Service
   46-d    Hospitality                           Limited Service
   46-e    Hospitality                           Limited Service
    47     Multifamily                           Conventional                                       24,925,000          0
    48     Retail                                Anchored                                           24,100,000         360
    49                                                                                              23,500,000         360
   49-a    Office                                General Suburban
   49-b    Office                                General Suburban
    50     Hospitality                           Full Service                                       23,500,000         300
-----------------------------------------------------------------------------------------------------------------------------------
    51     Office                                General Suburban                                   23,000,000         360
    52     Hospitality                           Full Service                                       23,000,000         300
    53     Retail                                Anchored                                           23,000,000         360
    54     Office                                General Suburban                                   23,000,000         360
    55     Multifamily                           Conventional                                       22,500,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    56     Retail                                Anchored                                           22,360,000         360
    57     Hospitality                           Full Service                                       21,900,000         300
    58     Retail                                Power Center / Big Box                             21,460,000         360
    59     Office                                General Suburban                                   21,000,000         360
    60     Office                                General Urban                                      21,000,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    61     Retail                                Anchored                                           20,500,000         360
    62     Office                                General Suburban                                   20,000,000         360
    63     Retail                                Regional Mall                                      20,000,000         360
    64     Retail                                Anchored                                           19,970,000         360
    65     Retail                                Anchored                                           19,650,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    66     Office                                General Suburban                                   19,500,000          0
    67     Retail                                Anchored                                           19,450,000         360
    68     Retail                                Anchored                                           18,550,000         360
    69     Retail                                Anchored                                           18,170,000         360
    70     Office                                General Suburban                                   18,000,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    71     Office                                General Suburban                                   18,000,000         300
    72     Hospitality                           Full Service                                       18,000,000         360
    73     Retail                                Anchored                                           17,550,000         360
    74     Retail                                Power Center / Big Box                             17,500,000         240
    75     Hospitality                           Limited Service                                    17,225,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    76     Office                                General Urban                                      16,300,000         360
    77     Office                                General Suburban                                   16,050,000         360
    78     Retail                                Anchored                                           15,970,000         360
    79     Retail                                Anchored                                           16,000,000         360
    80     Office                                General Urban                                      15,500,000         360
-----------------------------------------------------------------------------------------------------------------------------------
    81     Office                                General Suburban                                   15,400,000         360
    82     Hospitality                           Limited Service                                    15,053,202         360
    83     Hospitality                           Full Service                                       15,040,000         360
    84     Retail                                Unanchored                                         14,965,000         360
    85     Office                                General Suburban                                   14,900,000          0
-----------------------------------------------------------------------------------------------------------------------------------
    86     Retail                                Neighborhood Unanchored                            14,800,000         360
    87     Retail                                Anchored                                           14,700,000         360
    88     Retail                                Anchored                                           14,620,000         360
    89     Retail                                Anchored                                           14,250,000         360
    90     Hospitality                           Limited Service                                    13,489,501         360
-----------------------------------------------------------------------------------------------------------------------------------
    91     Multifamily                           Garden                                             13,300,000         360
    92     Office                                General Suburban                                   13,000,000         360
    93     Multifamily                           Garden                                             13,000,000         360
    94     Hospitality                           Limited Service                                    13,000,000         300
    95     Office                                General Suburban                                   12,850,000         330
-----------------------------------------------------------------------------------------------------------------------------------
    96     Retail                                Anchored                                           12,750,000         360
    97     Office                                General Urban                                      12,450,000          0
    98     Retail                                Anchored                                           12,400,000         360
    99     Office                                General Suburban                                   12,100,000         360
   100     Retail                                Anchored                                           11,800,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   101     Retail                                Anchored                                           11,550,000         360
   102     Retail                                Anchored                                           11,400,000         360
   103     Retail                                Shadow Anchored                                    11,330,000         360
   104     Office                                Medical                                            11,100,000         360
   105     Retail                                Anchored                                           10,920,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   106     Multifamily                           Student Housing                                    10,600,000         360
   107     Retail                                Anchored                                           10,500,000         360
   108     Multifamily                           Student Housing                                    10,400,000          0
   109                                                                                               9,600,000         192
  109-a    Retail                                Single Tenant
  109-b    Retail                                Single Tenant
  109-c    Retail                                Single Tenant
   110     Self Storage                          Self Storage                                        3,975,000          0
-----------------------------------------------------------------------------------------------------------------------------------
   111     Self Storage                          Self Storage                                        3,450,000          0
   112     Self Storage                          Self Storage                                        2,175,000          0
   113     Retail                                Anchored                                            9,500,000         360
   114     Retail                                Anchored                                            9,360,000         360
   115     Office                                General Urban                                       9,000,000          0
-----------------------------------------------------------------------------------------------------------------------------------
   116     Office                                General Suburban                                    9,000,000         360
   117     Hospitality                           Full Service                                        8,500,000         300
   118     Office                                General Suburban                                    8,400,000         360
   119     Retail                                Anchored                                            8,400,000         360
   120     Office                                General Suburban                                    8,425,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   121     Retail                                Anchored                                            8,200,000         360
   122     Retail                                Anchored                                            8,000,000         360
   123     Retail                                Anchored                                            8,000,000         360
   124     Office                                General Urban                                       7,900,000         360
   125     Hospitality                           Limited Service                                     7,850,000         300
-----------------------------------------------------------------------------------------------------------------------------------
   126                                                                                               7,640,000         360
  126-a    Industrial                            Warehouse
  126-b    Industrial                            Warehouse
  126-c    Industrial                            Warehouse
   127     Multifamily                           Garden                                              7,500,000          0
   128     Retail                                Shadow Anchored                                     7,350,000         360
   129     Office                                General Suburban                                    7,210,000         360
   130     Hospitality                           Limited Service                                     7,200,000         300
-----------------------------------------------------------------------------------------------------------------------------------
   131     Retail                                Anchored                                            7,140,000         360
   132     Multifamily                           Conventional                                        7,000,000          0
   133     Retail                                Shadow Anchored                                     6,900,000         360
   134     Retail                                Anchored                                            6,900,000         360
   135                                                                                               6,900,000         360
  135-a    Self Storage                          Self Storage
  135-b    Self Storage                          Self Storage
  135-c    Self Storage                          Self Storage
  135-d    Self Storage                          Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
   136     Retail                                Shadow Anchored                                     6,650,000         360
   137     Multifamily                           Conventional                                        6,585,000          0
   138     Manufactured Housing Community        Manufactured Housing Community                      6,500,000         360
   139     Retail                                Anchored                                            6,525,000         360
   140     Retail                                Unanchored                                          6,400,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   141     Office                                General Suburban                                    6,400,000         360
   142     Retail                                Anchored                                            6,300,000         360
   143     Office                                General Suburban                                    6,100,000         360
   144     Retail                                Anchored                                            6,100,000          0
   145     Office                                General Suburban                                    6,000,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   146     Office                                General Suburban                                    6,000,000         360
   147     Office                                General Suburban                                    5,995,000         360
   148     Office                                General Suburban                                    6,000,000         360
   149     Manufactured Housing Community        Manufactured Housing Community                      5,850,000         360
   150     Retail                                Unanchored                                          5,775,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   151     Office                                General Suburban                                    5,500,000         348
   152     Office                                General Suburban                                    5,400,000         360
   153     Office                                General Suburban                                    5,350,000         360
   154     Retail                                Unanchored                                          5,200,000         360
   155     Industrial                            Warehouse                                           5,055,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   156                                                                                               5,000,000          0
  156-a    Retail                                Shadow Anchored
  156-b    Retail                                Weak Anchored
  156-c    Retail                                Weak Anchored
   157     Office                                General Suburban                                    5,000,000         360
   158     Retail                                Anchored                                            4,810,000         360
   159     Industrial                            Industrial/Warehouse w/ Office                      4,650,000         360
   160     Retail                                Unanchored                                          4,500,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   161     Multifamily                           Garden                                              4,500,000         360
   162     Office                                General Suburban                                    4,500,000         360
   163     Retail                                Anchored                                            4,400,000         240
   164     Office                                General Suburban                                    4,200,000         360
   165     Retail                                Shadow Anchored                                     4,160,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   166     Self Storage                          Self Storage                                        4,135,000         360
   167     Retail                                Shadow Anchored                                     4,000,000          0
   168     Retail                                Anchored                                            3,960,000         360
   169     Retail                                Single Tenant                                       3,800,000         300
   170     Office                                General Suburban                                    3,720,000          0
-----------------------------------------------------------------------------------------------------------------------------------
   171     Office                                General Suburban                                    3,450,000         360
   172     Office                                General Suburban                                    3,400,000         360
   173     Retail                                Shadow Anchored                                     3,300,000         360
   174     Office                                General Suburban                                    3,300,000         360
   175     Retail                                Single Tenant                                       3,125,000         300
-----------------------------------------------------------------------------------------------------------------------------------
   176     Retail                                Single Tenant                                       2,900,000         360
   177     Office                                General Suburban                                    2,900,000         360
   178     Retail                                Single Tenant                                       2,870,000         300
   179     Office                                Medical                                             2,800,000         360
   180     Retail                                Unanchored                                          2,750,000         240
-----------------------------------------------------------------------------------------------------------------------------------
   181     Office                                General Urban                                       2,700,000          0
   182     Retail                                Anchored                                            2,625,000         360
   183     Retail                                Anchored                                            2,500,000         360
   184     Self Storage                          Self Storage                                        2,400,000         360
   185     Retail                                Unanchored                                          2,400,000         360
-----------------------------------------------------------------------------------------------------------------------------------
   186     Retail                                Anchored                                            2,200,000         360
   187     Retail                                Unanchored                                          2,000,000         360
   188     Office                                General Suburban                                    2,000,000         300
   189     Industrial                            Warehouse                                           2,000,000         360
-----------------------------------------------------------------------------------------------------------------------------------



                 Remaining                                                                  Upfront Actual     Monthly Actual
 Control     Amortization Term                                        Upfront Actual         Replacement        Replacement
  Number          (Mos.)          Guarantor    Letter of Credit     Repair Reserve ($)       Reserves ($)       Reserves ($)
-----------------------------------------------------------------------------------------------------------------------------------
    1                0               Yes                                                0                  0                  0
    2                0               Yes                                          282,187                  0                  0
    3               358               No                                                0                  0                  0
    4               360              Yes                                                0              4,759              4,759
    5               360              Yes              Yes                               0             14,923              7,462
-----------------------------------------------------------------------------------------------------------------------------------
    6                0               Yes                                          305,875                  0                  0
    7                0               Yes                                                0                  0                  0
    8               300              Yes                                                0            332,750             86,511
    9               360              Yes                                          175,000             14,199             14,199
    10               0               Yes                                          668,750                  0                  0
-----------------------------------------------------------------------------------------------------------------------------------
    11               0               Yes                                                0                  0              1,225
    12               0               Yes                                                0                  0                  0
    13              360              Yes              Yes                               0                  0                  0
    14              359              Yes                                                0              7,300              7,300
    15              360              Yes                                                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------------
    16              360              Yes                                                0              6,369              6,369
    17               0               Yes                                                0                  0                  0
    18               0                No                                                0                  0                  0
    19              360              Yes                                            3,563                  0              1,740
    20              360              Yes                                          242,000                  0              2,698
-----------------------------------------------------------------------------------------------------------------------------------
    21              360              Yes                                        1,012,240                  0             45,454
    22               0               Yes                                                0              4,233              4,233
    23               0               Yes                                        1,200,000            400,000              5,293
    24              358              Yes                                                0                  0                  0
    25              296              Yes                                           44,031                  0             43,177
   25-a
   25-b
   25-c
-----------------------------------------------------------------------------------------------------------------------------------
    26              360              Yes                                              550              5,470              5,470
    27              360              Yes                                        2,698,000            752,000             18,608
    28              360              Yes                                                0                  0                  0
    29              360              Yes                                                0                  0              5,991
    30               0               Yes                                        1,600,000            600,000              6,561
   30-a
   30-b
-----------------------------------------------------------------------------------------------------------------------------------
    31               0               Yes                                                0              8,839              8,839
    32              360              Yes                                                0            305,958              5,958
    33              360              Yes                                           63,125                  0              2,276
    34              360              Yes                                                0            243,488              2,558
    35              360              Yes                                                0              1,053              1,053
-----------------------------------------------------------------------------------------------------------------------------------
    36              360              Yes                                                0                  0                  0
    37              360              Yes                                                0              1,500              1,500
    38              360              Yes                                                0                  0              2,902
    39               0               Yes                                                0                  0                  0
    40              360              Yes                                           76,416                  0              3,673
-----------------------------------------------------------------------------------------------------------------------------------
    41              360              Yes                                                0                  0                961
    42              360              Yes                                                0                  0              1,484
    43              360              Yes                                                0                  0              3,042
    44              360              Yes              Yes                               0             39,449                  0
    45               0               Yes                                           22,725             25,000                  0
-----------------------------------------------------------------------------------------------------------------------------------
    46              300              Yes                                                0             36,444             36,444
   46-a
   46-b
   46-c
   46-d
   46-e
    47               0               Yes                                           43,750            270,000                  0
    48              360              Yes              Yes                               0              1,019              1,019
    49              360              Yes                                           23,500              6,250              4,158
   49-a
   49-b
    50              300              Yes                                                0                  0             23,075
-----------------------------------------------------------------------------------------------------------------------------------
    51              360              Yes                                           75,000              2,142              2,142
    52              300              Yes                                           67,063                  0             29,092
    53              360              Yes                                                0                  0              3,344
    54              358              Yes                                           14,063                  0              4,209
    55              360              Yes                                          122,000                  0              9,250
-----------------------------------------------------------------------------------------------------------------------------------
    56              360              Yes                                          140,742                  0              2,298
    57              300              Yes                                            4,375                  0             14,821
    58              360              Yes                                           39,063                  0              2,471
    59              360              Yes                                                0                  0              2,599
    60              360              Yes                                           46,994                  0                  0
-----------------------------------------------------------------------------------------------------------------------------------
    61              360              Yes                                                0                  0                  0
    62              360              Yes                                                0                  0              2,508
    63              360              Yes                                          473,350                  0              1,000
    64              360              Yes                                           37,439                  0              2,378
    65              360              Yes                                           56,250                  0              1,313
-----------------------------------------------------------------------------------------------------------------------------------
    66               0               Yes                                                0              3,208              3,208
    67              360              Yes                                                0                  0              1,130
    68              360              Yes                                           17,626                439                439
    69              360              Yes                                          231,250                  0              1,120
    70              360              Yes                                                0              1,464              1,464
-----------------------------------------------------------------------------------------------------------------------------------
    71              300              Yes                                                0                  0              1,667
    72              360              Yes                                                0             41,931             20,965
    73              360              Yes                                                0                  0              1,378
    74              238              Yes                                                0                  0                  0
    75              359              Yes                                                0                  0             18,500
-----------------------------------------------------------------------------------------------------------------------------------
    76              360              Yes                                                0                  0                  0
    77              360              Yes                                            3,550            401,461              5,522
    78              360              Yes                                           19,875                  0              1,583
    79              358              Yes                                                0                845                845
    80              360              Yes                                           97,151              2,011              2,011
-----------------------------------------------------------------------------------------------------------------------------------
    81              360              Yes                                          781,431                  0              1,942
    82              359              Yes                                           94,310                  0                  0
    83              360              Yes                                        1,500,000                  0                  0
    84              359              Yes                                            9,114                  0                  0
    85               0               Yes                                                0              3,104              3,104
-----------------------------------------------------------------------------------------------------------------------------------
    86              360              Yes                                            5,970                490                490
    87              360              Yes                                          408,125                565                565
    88              360              Yes                                          132,013                  0              1,716
    89              360              Yes                                                0             45,437                822
    90              359              Yes                                                0                  0             16,250
-----------------------------------------------------------------------------------------------------------------------------------
    91              360               No                                                0              3,267              3,267
    92              360              Yes                                                0                  0                  0
    93              360              Yes                                                0              3,800              3,800
    94              300              Yes                                            2,288             14,805                  4
    95              330              Yes                                                0                949                949
-----------------------------------------------------------------------------------------------------------------------------------
    96              360              Yes                                                0                  0                340
    97               0               Yes                                           86,875              1,965              1,965
    98              360              Yes                                           55,250                  0                  0
    99              360              Yes                                                0                  0              1,685
   100              360              Yes                                                0              1,118              1,118
-----------------------------------------------------------------------------------------------------------------------------------
   101              358              Yes                                                0                  0              1,119
   102              355              Yes                                            3,750                  0                945
   103              360              Yes                                          414,113                  0                608
   104              360              Yes                                           65,000            300,000              1,947
   105              360              Yes                                           98,875                999                999
-----------------------------------------------------------------------------------------------------------------------------------
   106              360              Yes                                                0                  0              1,396
   107              360              Yes                                            6,250                  0                  0
   108               0               Yes              Yes                         366,563              6,442              6,442
   109              192              Yes                                           10,000                  0              5,782
  109-a
  109-b
  109-c
   110               0               Yes                                                0                  0                641
-----------------------------------------------------------------------------------------------------------------------------------
   111               0               Yes                                                0                  0                764
   112               0               Yes                                                0                  0                474
   113              360              Yes                                            1,250             70,000              1,175
   114              360              Yes                                          218,750                  0              1,297
   115               0               Yes                                                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------------
   116              359              Yes                                                0                572                572
   117              297              Yes                                          193,671                  0                  0
   118              360              Yes                                            3,125                711                711
   119              360              Yes                                                0                  0                732
   120              355              Yes                                                0                489                489
-----------------------------------------------------------------------------------------------------------------------------------
   121              360              Yes              Yes                               0                  0                938
   122              359              Yes                                          241,344                  0                  0
   123              356              Yes                                                0                665                665
   124              360              Yes                                                0                755                755
   125              298              Yes                                                0                  0              9,578
-----------------------------------------------------------------------------------------------------------------------------------
   126              358              Yes                                          322,200                  0              1,473
  126-a
  126-b
  126-c
   127               0               Yes                                                0             52,202              2,792
   128              360              Yes                                                0                117                117
   129              360              Yes                                           16,875              1,180              1,180
   130              297              Yes                                                0             12,375             12,408
-----------------------------------------------------------------------------------------------------------------------------------
   131              360              Yes                                            8,563                  0                774
   132               0               Yes                                                0              2,266              2,266
   133              360              Yes                                                0                508                508
   134              360              Yes                                                0                  0              1,131
   135              357              Yes                                           18,750              2,535              2,535
  135-a
  135-b
  135-c
  135-d
-----------------------------------------------------------------------------------------------------------------------------------
   136              360              Yes                                            3,750                234                234
   137               0               Yes                                           75,300              4,236              4,236
   138              360              Yes                                            5,081                  0                 15
   139              355              Yes                                           28,500              1,886              1,886
   140              360              Yes                                                0                  0                347
-----------------------------------------------------------------------------------------------------------------------------------
   141              355              Yes                                            4,500              2,704              1,352
   142              355              Yes                                                0                612                612
   143              360              Yes                                                0                480                480
   144               0               Yes                                                0                289                289
   145              360              Yes                                                0                633                633
-----------------------------------------------------------------------------------------------------------------------------------
   146              360              Yes                                           60,881                673                678
   147              360              Yes                                                0              1,267              1,267
   148              355              Yes                                                0                  0                  0
   149              357              Yes                                            2,500                  0                775
   150              355              Yes                                                0             40,510                510
-----------------------------------------------------------------------------------------------------------------------------------
   151              348              Yes                                                0                577                577
   152              357              Yes                                            7,625                  0                  0
   153              360              Yes                                            9,525                  0              1,838
   154              360              Yes                                                0                  0                473
   155              360              Yes                                                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------------
   156               0               Yes                                            9,000                518                518
  156-a
  156-b
  156-c
   157              360              Yes                                            7,500             10,569              1,458
   158              360              Yes                                           12,500                  0              2,471
   159              360              Yes                                                0                966                966
   160              360              Yes                                                0                  0                321
-----------------------------------------------------------------------------------------------------------------------------------
   161              358              Yes                                           10,125              1,415              1,415
   162              355              Yes                                                0                436                436
   163              236              Yes                                                0                  0                465
   164              360              Yes                                                0              8,621                718
   165              357              Yes                                                0                  0                279
-----------------------------------------------------------------------------------------------------------------------------------
   166              360              Yes                                                0              1,117              1,117
   167               0               Yes                                                0                 82                 82
   168              360              Yes                                           62,606                  0                577
   169              297              Yes                                                0                  0                173
   170               0               Yes                                                0              1,277              1,277
-----------------------------------------------------------------------------------------------------------------------------------
   171              355              Yes                                                0                231                231
   172              360              Yes                                                0                199                199
   173              360              Yes                                                0                  0                  0
   174              359              Yes                                                0                766                383
   175              295              Yes                                                0                518                173
-----------------------------------------------------------------------------------------------------------------------------------
   176              359              Yes                                                0                115                115
   177              357              Yes                                                0                146                146
   178              295              Yes                                                0                  0                173
   179              357              Yes                                                0              4,890                  0
   180              235              Yes                                                0                  0                148
-----------------------------------------------------------------------------------------------------------------------------------
   181               0               Yes                                                0              1,139              1,139
   182              356              Yes                                           24,938                859                859
   183              358              Yes                                                0                  0                  0
   184              360              Yes                                                0                667                667
   185              357              Yes                                                0                288                144
-----------------------------------------------------------------------------------------------------------------------------------
   186              360              Yes                                                0                493                493
   187              360              Yes                                                0                  0                204
   188              298              Yes                                                0                  0                272
   189              357              Yes                                                0              6,172                  0
-----------------------------------------------------------------------------------------------------------------------------------



                                                             Monthly
 Control      Upfront      Monthly          Monthly         Insurance                             Grace Period
  Number    TI / LC ($)  TI / LC ($)    Tax Escrow ($)     Escrow ($)                               Late Fee
-----------------------------------------------------------------------------------------------------------------------------------
    1                  0            0                   0             0                                 0
    2          3,700,000            0             193,126        26,934                                 0
    3                  0            0                   0             0                                 0
    4          5,000,000            0              27,587         8,618                                 0
    5            862,179       37,308              65,690         7,912                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    6                  0            0             124,055        22,878                                 0
    7                  0            0                   0             0                                 1
    8                  0            0              14,817        37,910                                 0
    9            600,879       14,816             233,270        31,245                                 0
    10                 0            0              46,607             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    11                 0        3,063              13,593        12,552                                 0
    12         2,160,000            0              53,243        18,745                                 0
    13                 0            0                   0             0                                 5
    14            29,300       29,300              80,400             0                                 0
    15                 0            0                   0             0                                 5
-----------------------------------------------------------------------------------------------------------------------------------
    16           763,250       13,250              56,541         9,433                                 5
    17                 0            0                   0             0                                 0
    18                 0            0                   0             0                                 0
    19                 0       20,833              24,188         3,242                                 0
    20         2,229,670            0                   0             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    21                 0            0             109,331        31,581                                 5
    22           283,413            0              27,926         9,770                                 0
    23         1,211,987            0              34,000         6,800                                 0
    24                 0            0                   0             0       0, no late fee shall be charged for the first two
                                                                              late payments made during the term of the loan
                                                                              provided that such payment is made within 2 days
                                                                              of the due date.
    25                 0            0              34,499        13,408                                 0
   25-a
   25-b
   25-c
-----------------------------------------------------------------------------------------------------------------------------------
    26         1,459,127       16,646              48,807         3,044                                 0
    27         5,500,000            0              42,301        10,146                                 0
    28                 0            0                   0             0                                 0
    29         1,000,000            0              27,986         3,730                                 0
    30           590,547            0              55,000         5,200                                 0
   30-a
   30-b
-----------------------------------------------------------------------------------------------------------------------------------
    31                 0            0              53,916         5,659                                 5
    32         1,161,640            0              42,983         7,730                                 0
    33           309,793        8,333              33,242         4,845                                 0
    34                 0            0              31,759        11,713                                 5
    35                 0            0              17,564         7,492                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    36                 0            0              28,887         7,787                                 0
    37                 0            0              26,832             0                                 5
    38           500,000       18,863              23,166         4,294                                 0
    39         2,230,000            0                   0         8,840                                 0
    40                 0            0              27,695         4,973                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    41           202,708        5,764               8,583             0                                 0
    42                 0        8,905              13,547             0                                 0
    43                 0       18,251               4,764             0                                 0
    44                 0            0              12,545             0                                 5
    45           200,000            0               8,352         2,200                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    46                 0            0              33,130        20,100                                 0
   46-a
   46-b
   46-c
   46-d
   46-e
    47                 0            0              24,522         6,720                                 0
    48             4,167        4,167                   0             0                                 5
    49         1,500,000            0              44,588         7,668                                 0
   49-a
   49-b
    50                 0            0              33,185        11,968                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    51         1,505,354        5,354              28,269         7,415                                 5
    52                 0            0              19,977        10,767                                 0
    53                 0        4,167              35,400             0                                 0
    54                 0       21,044              48,300         5,400                                 0
    55                 0            0              45,311         4,700                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    56                 0        3,830              21,891         4,265                                 0
    57                 0            0              15,981         3,797                                 0
    58                 0        4,119              24,115         1,938                                 0
    59           125,000            0              54,064         3,996                                 0
    60                 0            0              33,652         5,877                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    61             2,175        2,175               7,468         3,525                                 5
    62         1,100,000        9,406              12,887         1,506                                 0
    63           588,773            0               2,593        55,474                                 0
    64                 0        3,963              23,560         1,990                                 0
    65                 0        1,750              15,887         1,125                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    66                 0            0              63,752         3,711                                 5
    67           150,000       12,500              10,555         2,504                                 0
    68                 0            0                   0             0                                 0
    69                 0        1,866              13,537           965                                 0
    70         2,146,259       12,202              23,024         1,624                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    71                 0        4,168                   0             0                                 0
    72                 0            0              12,705         3,889                                 0
    73                 0        4,594              33,534             1                                 0
    74           576,850            0                   0             0                                 0
    75                 0            0              15,611         6,996                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    76                 0            0                   0             0                                 5
    77                 0       12,275              18,313         2,763                                 0
    78                 0        2,110              16,375         1,269                                 0
    79                 0            0              17,363         2,446                                 5
    80             6,437        6,437              17,000         5,590                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    81                 0        9,249               8,909         4,684                                 0
    82                 0            0               9,000         5,065                                 0
    83                 0            0              12,606         4,167                                 0
    84                 0            0              11,798         2,008                                 0
    85                 0            0              18,649         2,119                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    86           200,000            0              13,330             0                                 0
    87                 0            0                   0         5,920                                 5
    88           200,000            0              33,704             0                                 5
    89                 0        4,112               4,036         5,806                                 0
    90                 0            0              15,168         9,504                                 0
-----------------------------------------------------------------------------------------------------------------------------------
    91                 0            0              11,971         8,319                                 5
    92                 0            0                   0             0       Earlier of 15 days or any lesser number of days
                                                                              permitted under state law, but no less than 5
    93                 0            0               8,839         2,372                                 5
    94                 0            0                   0             0                                 0
    95                 0            0               1,062         1,720                                 5
-----------------------------------------------------------------------------------------------------------------------------------
    96             1,100        1,100               4,700           830                                 0
    97                 0            0              14,393         2,109                                 5
    98                 0        8,457              16,416        11,983                                 0
    99           100,000       33,333              32,535         6,688                                 0
   100             1,000        1,000              11,300           700                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   101           200,000        2,083               7,166           940                                 0
   102                 0        5,125              14,468         7,833                                 5
   103                 0            0              10,045           363                                 0
   104           100,000        6,467               6,632         1,647                                 0
   105                 0            0              14,097         2,709                                 5
-----------------------------------------------------------------------------------------------------------------------------------
   106                 0            0                   0             0                                 0
   107                 0            0              21,632         3,864                                 5
   108                 0            0              16,939         3,864                                 5
   109                 0        9,636                   0             0                                 0
  109-a
  109-b
  109-c
   110                 0            0               3,480           499                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   111                 0            0               6,132           628                                 0
   112                 0            0               3,139         1,550                                 0
   113               898          898               8,358         1,175                                 0
   114           500,000        2,162              11,894         1,021                                 0
   115                 0            0                   0             0                                15
-----------------------------------------------------------------------------------------------------------------------------------
   116             2,500        2,500              10,114         1,386                                 5
   117                 0            0                   0             0                                 0
   118           250,000            0               4,435         1,568                                 0
   119                 0        3,660               5,944         1,144                                 0
   120           250,000       14,000               7,700             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   121                 0        1,876               5,866         1,250                                 0
   122                 0            0               7,530         2,983                                 0
   123                 0            0               3,665         2,436                                15
   124             2,917        2,917               1,096           918                                 5
   125                 0            0               7,300         4,031                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   126           235,000            0              12,869         2,484                                 0
  126-a
  126-b
  126-c
   127                 0            0              16,373         1,711                                 0
   128                 0            0               2,384             0                                 5
   129           317,365        7,365              14,114         2,002                                 5
   130                 0            0               6,260         6,260                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   131                 0          749               8,603           473                                 0
   132                 0            0               7,406         2,524                                15
   133             2,500        2,500                 754         1,316                                 5
   134                 0        4,899              12,714         1,710                                 0
   135                 0            0               6,456         1,279                                 5
  135-a
  135-b
  135-c
  135-d
-----------------------------------------------------------------------------------------------------------------------------------
   136             2,400        2,400              17,963         1,314                                 5
   137                 0            0              10,384         5,893                                 5
   138                 0            0               3,600             1                                 0
   139             3,333        3,333               9,722         1,493                                 5
   140                 0        1,737               9,261             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   141            15,998        7,999              21,418         1,480                                 0
   142             4,167        4,167               8,840             0                                 0
   143           175,000            0               4,665         1,280       Earlier of 15 days or any lesser number of days
                                                                              permitted under state law, but no less than 5
   144             1,986        1,986              10,183           726                                 5
   145             5,833        5,833               9,692         1,314                                 5
-----------------------------------------------------------------------------------------------------------------------------------
   146           200,160        6,300               7,573           799                                 0
   147             2,889        2,889               7,850           933                                 5
   148             3,025        3,025              10,375           888                                 5
   149                 0            0               4,048         1,065                                 0
   150             8,333        8,333               9,640             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   151           212,500       12,500               3,457         1,060                                 0
   152                 0            0               3,570           711                                 5
   153           245,000            0               9,845         1,942                                 0
   154                 0        1,576              12,622         2,917                                 0
   155                 0            0                   0             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   156             1,000        1,000               8,454         1,209                                 5
  156-a
  156-b
  156-c
   157                 0        5,505               5,311         1,265                                 0
   158           100,000        1,171               4,181           215                                 0
   159                 0            0               8,250         1,578                                 5
   160                 0        1,521              11,143             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   161                 0            0               6,703         1,719                                15
   162             2,500        2,500               4,910             0                                 0
   163                 0          500                   0             0                                 0
   164                 0            1               2,965         1,833                                 0
   165                 0          650                 786           500                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   166                 0            0               5,092           415                                15
   167               600          600               2,276             0                                 5
   168            50,000          769               7,091           462                                 0
   169                 0            0                 889           172                                 0
   170                 0            0               3,267           505                                15
-----------------------------------------------------------------------------------------------------------------------------------
   171            82,250        2,250               3,361           532                                 5
   172                 0            0               4,164           392                                 5
   173                 0            0               2,855             0                                 5
   174             4,234        2,117               4,594         4,102                                 0
   175            24,200            0                   0             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   176               576          576                   0             0                                 0
   177             1,250        1,250               2,895           288                                 5
   178                 0            0                 116           357                                15
   179            53,648            0               2,966             0                                 0
   180            31,000            0                   0             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   181                 0            0               3,895           467                                 0
   182             1,023        1,023               3,720           468                                 5
   183                 0            0               4,273             0                                 5
   184                 0            0                 896           251                                15
   185             1,737          869                 913           900                                 0
-----------------------------------------------------------------------------------------------------------------------------------
   186                 0            0               3,582         1,101                                 5
   187                 0        1,018               6,081             0                                 0
   188            50,000        2,750               1,908           184                                15
   189            17,097            0               1,594             0                                 0
-----------------------------------------------------------------------------------------------------------------------------------




 Control                   Grace Period                      Environmental           O&M
  Number                     Default                           Insurance           Required       Lockbox
-----------------------------------------------------------------------------------------------------------------------------------
    1                           0                                                                   Hard
    2                           0                                                                   Hard
    3        3 days for first failure every 12 months                                               Hard
    4                           0                                                                   Hard
    5                           0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
    6                           0                                                                   Hard
    7                           1                                                    Yes            Hard
    8                           0                                                                   Hard
    9                           0                                                    Yes            Hard
    10                          0                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
    11                          0                                                                   Hard
    12                          0                                                                   Hard
    13                          5                                                                   NAP
    14                          0                                                                   Hard
    15                          5                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
    16                          5                                                                   NAP
    17                          0                                                                   Hard
    18                          0                                                                   Hard
    19                          0                                                    Yes            Soft
    20                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
    21                          0                                                                   Soft
    22                          0                                 Yes                               Hard
    23                          0                                                                   Hard
    24                          0                                                                   Hard
    25                          0                                                                   Hard
   25-a
   25-b
   25-c
-----------------------------------------------------------------------------------------------------------------------------------
    26                          0                                                    Yes            Soft
    27                          0                                                                   Hard
    28                          0                                                                   NAP
    29                          0                                                                   Soft
    30                          0                                                                   Hard
   30-a
   30-b
-----------------------------------------------------------------------------------------------------------------------------------
    31                          5                                                    Yes            NAP
    32                          0                                                                   Hard
    33                          0                                                                   Soft
    34                          5                                                                   NAP
    35                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
    36                          0                                                                   Hard
    37                          5                                                                   NAP
    38                          0                                                                   NAP
    39                          0                                                    Yes            Hard
    40                          0                                                    Yes            Hard
-----------------------------------------------------------------------------------------------------------------------------------
    41                          0                                                                   Hard
    42                          0                                                    Yes            Hard
    43                          0                                                                   Hard
    44                          5                                                                   NAP
    45                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
    46                          0                                                                   Hard
   46-a
   46-b
   46-c
   46-d
   46-e
    47                          0                                                                   Hard
    48                          5                                                                   NAP
    49                          0                                                                   Hard
   49-a
   49-b
    50                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
    51                          0                                                                   Hard
    52                          0                                                                   Soft
    53                          0                                                                   Hard
    54                          0                                                                   Hard
    55                          0                                                                   Soft
-----------------------------------------------------------------------------------------------------------------------------------
    56                          0                                                    Yes            Hard
    57                          0                                                                   Soft
    58                          0                                                    Yes            Hard
    59                          0                                                                   Hard
    60                          0                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
    61                          5                                                                   NAP
    62                          0                                                                   Hard
    63                          0                                                                   Hard
    64                          0                                                    Yes            Hard
    65                          0                                                    Yes            Hard
-----------------------------------------------------------------------------------------------------------------------------------
    66                          0                                                                   Hard
    67                          0                                                                   Soft
    68                          0                                                                   Hard
    69                          0                                                    Yes            Hard
    70                          0                                                                   Soft
-----------------------------------------------------------------------------------------------------------------------------------
    71                          0                                                                   Hard
    72                          0                                                                   NAP
    73                          0                                                                Springing
    74                          0                                                                   NAP
    75                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
    76                          5                                                                   NAP
    77                          0                                                                   NAP
    78                          0                                                                   Hard
    79                          5                                                                   NAP
    80                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
    81                          0                                                                   Hard
    82                          0                                                                   Hard
    83                          0                                                                   NAP
    84                          0                                                                   NAP
    85                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
    86                          0                                                                   Soft
    87                          5                                                                   NAP
    88                          0                                                                   NAP
    89                          0                                                                   NAP
    90                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
    91                          5                                                                   NAP
    92                          5                                                                   NAP
    93                          5                                                                   NAP
    94                          0                                                                   NAP
    95                          5                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
    96                          0                                                                   Hard
    97                          5                                                                   NAP
    98                          0                                                                   NAP
    99                          0                                                                   Hard
   100                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
   101                          0                                                                   NAP
   102                          0                                                                Springing
   103                          0                                                                   Hard
   104                          0                                                                   Soft
   105                          5                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
   106                          0                                                                   NAP
   107                          5                                                                   NAP
   108                          5                                                                   NAP
   109                          0                                                                   Hard
  109-a
  109-b
  109-c
   110                          0                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
   111                          0                                                                   NAP
   112                          0                                                                   NAP
   113                          0                                                                   NAP
   114                          0                                                                   Hard
   115                          0                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
   116                          5                                                                   NAP
   117                          0                                                                   Soft
   118                          0                                                                   NAP
   119                          0                                                    Yes            NAP
   120                          0                                                    Yes            Soft
-----------------------------------------------------------------------------------------------------------------------------------
   121                          0                                                                   Hard
   122                          0                                                    Yes            NAP
   123                          5                                                                   NAP
   124                          5                                                                   NAP
   125                          0                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
   126                          0                                                                   Hard
  126-a
  126-b
  126-c
   127                          0                                                                   Hard
   128                          5                                                                   NAP
   129                          5                                                                   NAP
   130                          0                                                                   Hard
-----------------------------------------------------------------------------------------------------------------------------------
   131                          0                                                                   Hard
   132                          5                                                                   NAP
   133                          5                                                                   NAP
   134                          0                                                                   Hard
   135                          5                                                                   NAP
  135-a
  135-b
  135-c
  135-d
-----------------------------------------------------------------------------------------------------------------------------------
   136                          5                                                                   NAP
   137                          5                                                    Yes            NAP
   138                          0                                                    Yes         Springing
   139                          5                                                                   NAP
   140                          0                                                                   Soft
-----------------------------------------------------------------------------------------------------------------------------------
   141                          0                                                                   NAP
   142                          0                                                                   Soft
   143                          5                                                                   NAP
   144                          5                                                                   NAP
   145                          5                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
   146                          0                                                                   NAP
   147                          5                                                                   NAP
   148                          5                                                                   NAP
   149                          0                                                    Yes            NAP
   150                          0                                                                   Soft
-----------------------------------------------------------------------------------------------------------------------------------
   151                          0                                                                   NAP
   152                          5                                                                   NAP
   153                          0                                                                   NAP
   154                          0                                                                   NAP
   155                          0                                                                Springing
-----------------------------------------------------------------------------------------------------------------------------------
   156                          5                                                                   NAP
  156-a
  156-b
  156-c
   157                          0                                                                   NAP
   158                          0                                                                   Hard
   159                          5                                                                   NAP
   160                          0                                                                   Soft
-----------------------------------------------------------------------------------------------------------------------------------
   161                          5                                                                   NAP
   162                          0                                                    Yes            Soft
   163                          0                                                                   Hard
   164                          0                                                                   NAP
   165                          0                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
   166                          5                                                                   NAP
   167                          5                                                                   NAP
   168                          0                                                                   Hard
   169                          0                                                                   NAP
   170                          5                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
   171                          5                                                                   NAP
   172                          5                                                                   NAP
   173                          5                                                                   NAP
   174                          0                                                                   NAP
   175                          0                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
   176                          0                                                                   NAP
   177                          5                                                                   NAP
   178                          0                                                                   Hard
   179                          0                                                                   NAP
   180                          0                                                    Yes            NAP
-----------------------------------------------------------------------------------------------------------------------------------
   181                          0                                                                   NAP
   182                          5                                                                   NAP
   183                          5                                                                   NAP
   184                          5                                                                   NAP
   185                          0                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------
   186                          5                                                    Yes            NAP
   187                          0                                                                   Soft
   188                          0                                                                   NAP
   189                          0                                                                   NAP
-----------------------------------------------------------------------------------------------------------------------------------




 Control           Cash              Units, Beds                  Unit
  Number        Management          Rooms, Sq Ft              Description
------------------------------------------------------------------------------
    1            In Place                     604,942      Sq Ft
    2           Springing                   1,210,102      Sq Ft
    3            In Place                     583,696      Sq Ft
    4            In Place                     576,691      Sq Ft
    5           Springing                     447,692      Sq Ft
------------------------------------------------------------------------------
    6           Springing                     331,974      Sq Ft
    7           Springing                       1,122      Rooms
    8           Springing                         707      Rooms
    9            In Place                     851,915      Sq Ft
    10             NAP                        437,227      Sq Ft
------------------------------------------------------------------------------
    11           In Place                      73,522      Sq Ft
    12          Springing                     279,667      Sq Ft
    13             NAP                        212,540      Sq Ft
    14          Springing                     351,808      Sq Ft
    15             NAP                        267,379      Sq Ft
------------------------------------------------------------------------------
    16             NAP                        318,468      Sq Ft
    17           In Place                     666,188      Sq Ft
    18           In Place                     155,896      Sq Ft
    19          Springing                     139,313      Sq Ft
    20          Springing                     282,388      Sq Ft
------------------------------------------------------------------------------
    21          Springing                       2,139      Units
    22           In Place                     338,628      Sq Ft
    23           In Place                     254,080      Sq Ft
    24           In Place                     434,051      Sq Ft
    25           In Place                         414      Rooms
   25-a                                           154      Rooms
   25-b                                            91      Rooms
   25-c                                           169      Rooms
------------------------------------------------------------------------------
    26          Springing                     285,368      Sq Ft
    27           In Place                     446,584      Sq Ft
    28             NAP                        121,807      Sq Ft
    29          Springing                     359,446      Sq Ft
    30           In Place                     314,932      Sq Ft
   30-a                                       150,572      Sq Ft
   30-b                                       164,360      Sq Ft
------------------------------------------------------------------------------
    31             NAP                        220,123      Sq Ft
    32          Springing                     357,475      Sq Ft
    33          Springing                     181,980      Sq Ft
    34             NAP                        204,612      Sq Ft
    35          Springing                      57,449      Sq Ft
------------------------------------------------------------------------------
    36          Springing                         213      Rooms
    37             NAP                        145,439      Sq Ft
    38             NAP                        174,118      Sq Ft
    39          Springing                     132,417      Sq Ft
    40          Springing                     213,074      Sq Ft
------------------------------------------------------------------------------
    41          Springing                      57,640      Sq Ft
    42          Springing                      89,053      Sq Ft
    43          Springing                      35,812      Sq Ft
    44             NAP                        130,010      Sq Ft
    45           In Place                      41,552      Sq Ft
------------------------------------------------------------------------------
    46          Springing                         494      Rooms
   46-a                                           104      Rooms
   46-b                                           112      Rooms
   46-c                                           100      Rooms
   46-d                                            86      Rooms
   46-e                                            92      Rooms
    47           In Place                         360      Units
    48             NAP                        142,613      Sq Ft
    49          Springing                     249,487      Sq Ft
   49-a                                       151,436      Sq Ft
   49-b                                        98,051      Sq Ft
    50          Springing                         224      Rooms
------------------------------------------------------------------------------
    51           In Place                     253,545      Sq Ft
    52          Springing                         318      Rooms
    53          Springing                     160,532      Sq Ft
    54          Springing                     252,515      Sq Ft
    55          Springing                         444      Units
------------------------------------------------------------------------------
    56          Springing                     183,851      Sq Ft
    57          Springing                         156      Rooms
    58          Springing                     197,694      Sq Ft
    59          Springing                     155,947      Sq Ft
    60             NAP                        182,248      Sq Ft
------------------------------------------------------------------------------
    61             NAP                        127,701      Sq Ft
    62           In Place                     150,495      Sq Ft
    63          Springing                      79,991      Sq Ft
    64          Springing                     190,223      Sq Ft
    65          Springing                     105,003      Sq Ft
------------------------------------------------------------------------------
    66           In Place                     148,150      Sq Ft
    67          Springing                     135,211      Sq Ft
    68           In Place                      10,534      Sq Ft
    69          Springing                      89,564      Sq Ft
    70          Springing                     117,139      Sq Ft
------------------------------------------------------------------------------
    71          Springing                     200,075      Sq Ft
    72             NAP                            150      Rooms
    73          Springing                     110,248      Sq Ft
    74             NAP                        292,996      Sq Ft
    75          Springing                         170      Rooms
------------------------------------------------------------------------------
    76             NAP                         90,437      Sq Ft
    77             NAP                        147,369      Sq Ft
    78          Springing                     126,625      Sq Ft
    79             NAP                         92,155      Sq Ft
    80          Springing                      96,549      Sq Ft
------------------------------------------------------------------------------
    81           In Place                     110,983      Sq Ft
    82          Springing                         136      Rooms
    83             NAP                            152      Rooms
    84             NAP                         34,983      Sq Ft
    85           In Place                      95,500      Sq Ft
------------------------------------------------------------------------------
    86          Springing                      38,794      Sq Ft
    87             NAP                        135,325      Sq Ft
    88             NAP                        137,259      Sq Ft
    89             NAP                         65,784      Sq Ft
    90          Springing                         152      Rooms
------------------------------------------------------------------------------
    91             NAP                            224      Units
    92             NAP                        160,500      Sq Ft
    93             NAP                            228      Units
    94             NAP                            181      Rooms
    95             NAP                         75,917      Sq Ft
------------------------------------------------------------------------------
    96          Springing                      20,315      Sq Ft
    97             NAP                         90,698      Sq Ft
    98             NAP                        202,976      Sq Ft
    99          Springing                     101,116      Sq Ft
   100          Springing                      89,480      Sq Ft
------------------------------------------------------------------------------
   101             NAP                         89,497      Sq Ft
   102          Springing                      75,619      Sq Ft
   103          Springing                      30,504      Sq Ft
   104          Springing                      51,734      Sq Ft
   105             NAP                         39,979      Sq Ft
------------------------------------------------------------------------------
   106             NAP                             67      Units
   107             NAP                        236,759      Sq Ft
   108             NAP                            260      Units
   109          Springing                      38,545      Sq Ft
  109-a                                        13,824      Sq Ft
  109-b                                        10,908      Sq Ft
  109-c                                        13,813      Sq Ft
   110             NAP                         37,908      Sq Ft
------------------------------------------------------------------------------
   111             NAP                         61,150      Sq Ft
   112             NAP                         51,280      Sq Ft
   113             NAP                         40,323      Sq Ft
   114          Springing                     103,781      Sq Ft
   115             NAP                         99,987      Sq Ft
------------------------------------------------------------------------------
   116             NAP                         68,665      Sq Ft
   117          Springing                         254      Rooms
   118             NAP                         42,688      Sq Ft
   119             NAP                         58,547      Sq Ft
   120          Springing                      39,098      Sq Ft
------------------------------------------------------------------------------
   121          Springing                      75,030      Sq Ft
   122             NAP                        252,392      Sq Ft
   123             NAP                         79,745      Sq Ft
   124             NAP                         45,300      Sq Ft
   125             NAP                            111      Rooms
------------------------------------------------------------------------------
   126          Springing                     176,720      Sq Ft
  126-a                                        36,600      Sq Ft
  126-b                                       120,000      Sq Ft
  126-c                                        20,120      Sq Ft
   127          Springing                         134      Units
   128             NAP                         14,082      Sq Ft
   129             NAP                         94,399      Sq Ft
   130          Springing                         132      Rooms
------------------------------------------------------------------------------
   131          Springing                      44,928      Sq Ft
   132             NAP                            171      Units
   133             NAP                         40,614      Sq Ft
   134          Springing                      90,451      Sq Ft
   135             NAP                          1,773      Units
  135-a                                           772      Units
  135-b                                           492      Units
  135-c                                           333      Units
  135-d                                           176      Units
------------------------------------------------------------------------------
   136             NAP                         28,103      Sq Ft
   137             NAP                            170      Units
   138          Springing                          34      Pads
   139             NAP                         90,514      Sq Ft
   140          Springing                      20,843      Sq Ft
------------------------------------------------------------------------------
   141             NAP                         81,118      Sq Ft
   142          Springing                      49,000      Sq Ft
   143             NAP                         57,576      Sq Ft
   144             NAP                         23,080      Sq Ft
   145             NAP                         50,628      Sq Ft
------------------------------------------------------------------------------
   146             NAP                         53,862      Sq Ft
   147             NAP                         40,837      Sq Ft
   148             NAP                         38,297      Sq Ft
   149             NAP                            186      Pads
   150          Springing                      30,586      Sq Ft
------------------------------------------------------------------------------
   151             NAP                         47,758      Sq Ft
   152             NAP                         49,255      Sq Ft
   153             NAP                        110,255      Sq Ft
   154             NAP                         37,828      Sq Ft
   155          Springing                     174,303      Sq Ft
------------------------------------------------------------------------------
   156             NAP                         39,995      Sq Ft
  156-a                                        25,892      Sq Ft
  156-b                                         7,182      Sq Ft
  156-c                                         6,921      Sq Ft
   157             NAP                         52,847      Sq Ft
   158          Springing                      18,729      Sq Ft
   159             NAP                         77,300      Sq Ft
   160          Springing                      18,056      Sq Ft
------------------------------------------------------------------------------
   161             NAP                             88      Units
   162          Springing                      34,952      Sq Ft
   163          Springing                      37,175      Sq Ft
   164             NAP                         43,103      Sq Ft
   165             NAP                         22,286      Sq Ft
------------------------------------------------------------------------------
   166             NAP                            786      Units
   167             NAP                          9,803      Sq Ft
   168          Springing                      46,147      Sq Ft
   169             NAP                         13,824      Sq Ft
   170             NAP                         51,096      Sq Ft
------------------------------------------------------------------------------
   171             NAP                         18,515      Sq Ft
   172             NAP                         23,857      Sq Ft
   173             NAP                         24,709      Sq Ft
   174             NAP                         22,979      Sq Ft
   175             NAP                         13,813      Sq Ft
------------------------------------------------------------------------------
   176             NAP                         13,824      Sq Ft
   177             NAP                         17,486      Sq Ft
   178          Springing                      13,824      Sq Ft
   179             NAP                         19,560      Sq Ft
   180             NAP                         11,873      Sq Ft
------------------------------------------------------------------------------
   181             NAP                         50,621      Sq Ft
   182             NAP                         49,100      Sq Ft
   183             NAP                         65,927      Sq Ft
   184             NAP                            419      Units
   185             NAP                         11,517      Sq Ft
------------------------------------------------------------------------------
   186             NAP                         39,466      Sq Ft
   187          Springing                      12,215      Sq Ft
   188             NAP                         16,313      Sq Ft
   189             NAP                         29,392      Sq Ft
------------------------------------------------------------------------------

                                   Schedule I

                               Broker Strip Loans


Control   Loan           Mortgage                                                                    Original
Number    Number         Loan Seller        Property Name                                           Balance ($)
------------------------------------------------------------------------------------------------------------------------------------
      1   GS-4           GSMC/Commerzbank   Mall at Wellington Green                                200,000,000
      2   05-0164        GCFP               Wells Fargo Center (2)                                  200,000,000
      3   GS-3           GSMC/Commerzbank   The Streets at Southpoint                               170,000,000
      4   09-0002010     GSMC               North Hills                                             105,000,000
      5   04-1640        GCFP               Century Centre Office                                   100,000,000
      6   04-1465        GCFP               Lantana Campus                                           98,000,000
      7   09-0002039     GSMC               Hyatt Regency Dallas                                     90,000,000
      8   04-1326        GCFP               Astor Crowne Plaza (3)                                   85,000,000
      9   04-1424        GCFP               One HSBC Center                                          78,000,000
     10   09-0002086     GSMC               Festival at Bel Air                                      76,000,000
     11   04-1578        GCFP               Kings' Shops                                             72,000,000
     12   05-0292        GCFP               801 North Brand                                          70,540,000
     13   09-0002047     GSMC               The District at Green Valley Ranch                       70,000,000
     14   05-0142        GCFP               1845 Walnut Street                                       52,000,000
     15   09-0001990     GSMC               Gilbert Gateway Towne Center                             50,200,000
     16   09-0002054     GSMC               Xerox Centre                                             49,000,000
     17   GS-1           GSMC               200 Madison Avenue (2)                                  (45,000,000)
     18   09-0002110     GSMC               10 Brookline Place                                       45,000,000
     19   04-1538        GCFP               9000 Sunset                                              45,000,000
     20   04-1464        GCFP               Twin City Plaza                                          44,000,000
     21   04-1687        GCFP               Westdale Hills Apartments                                43,500,000
     22   05-0192        GCFP               Cobb Place                                               42,700,000
     23   05-0171        GCFP               Four Falls (4)                                          (42,200,000)
     24   GS-2           GSMC/Commerzbank   Cascade Mall                                             41,000,000
     25   04-1031        GCFP               BPG Portfolio                                            38,500,000
 25-a     04-1031        GCFP               Embassy Suites - Newark, DE
 25-b     04-1031        GCFP               Homewood Suites - Newark, DE
 25-c     04-1031        GCFP               Fairfield Inn - Beltsville, MD
     26   04-1343        GCFP               Commerce Office Park                                     37,312,500
     27   05-0121        GCFP               Temple Mall                                              37,050,000
     28   09-0002108     GSMC               Burbank Entertainment Village                            36,000,000
     29   04-1416        GCFP               Peachtree 25th                                           35,500,000
     30   05-0152        GCFP               Oak Hill/Walnut Hill (5)                                (35,300,000)
 30-a     05-0152        GCFP               Walnut Hill
 30-b     05-0152        GCFP               Oak Hill
     31   09-0002033     GSMC               255 Alhambra                                             31,000,000
     32   05-0049        GCFP               Albuquerque Plaza (6)                                   (31,000,000)
     33   04-1606        GCFP               Marin Gateway Retail Center                              30,000,000
     34   09-0002083     GSMC               200 & 300 Corporate Pointe                               28,500,000
     35   09-0002094     GSMC               Santa Monica Medical Office                              28,000,000
     36   09-0002101     GSMC               Courtyard Marriott                                       28,000,000
     37   09-0002059     GSMC               Whitman Square                                           27,860,000
     38   05-0022        GCFP               The Academy                                              27,500,000
     39   05-0283        GCFP               700 North Central                                        27,460,000
     40   05-0275        GCFP               Mart of Montebello                                       26,700,000
     41   04-1272        GCFP               Atlantic Tower 1                                         13,600,000
     42   04-1599        GCFP               Cypress Commons Office                                    7,525,000
     43   04-1600        GCFP               Commercial Station                                        5,375,000
     44   09-0001986     GSMC               North Natomas Town Center                                26,000,000
     45   04-1102        GCFP               Silver City Plaza                                        25,225,000
     46   04-1624        GCFP               Chartwell Hospitality Portfolio                          25,000,000
 46-a     04-1624        GCFP               Hampton Inn - Destin, FL
 46-b     04-1624        GCFP               Hampton Inn - Brentwood, TN
 46-c     04-1624        GCFP               Comfort Inn - Destin, FL
 46-d     04-1624        GCFP               Hampton Inn - Southaven, MS
 46-e     04-1624        GCFP               Fairfield Inn - Southaven, MS
     47   05-0172        GCFP               Alanza Place Apartments (7)                             (24,925,000)
     48   09-0002053     GSMC               Hudson Village                                           24,100,000
     49   04-1339        GCFP               Clear Lake/Sugar Creek Portfolio                         23,500,000
 49-a     04-1339        GCFP               Sugar Creek Office
 49-b     04-1339        GCFP               Clear Lake Office
     50   05-0280        GCFP               Park Cities Hilton                                       23,500,000
     51   09-0002077     GSMC               Rockaway 80 Corporate Center                             23,000,000
     52   05-0134        GCFP               Holiday Inn Select - San Diego, CA                       23,000,000
     53   05-0367        GCFP               Town Center at Celebration                               23,000,000
     54   04-1517        GCFP               Creekview I & II                                         23,000,000
     55   05-0305        GCFP               Courts at Preston Oaks                                   22,500,000
     56   05-0273        GCFP               Loehmann's Plaza                                         22,360,000
     57   05-0239        GCFP               Marriott Residence Inn - Los Altos, CA                   21,900,000
     58   05-0271        GCFP               Forty West Plaza                                         21,460,000
     59   04-1655        GCFP               Legacy Bank Plaza                                        21,000,000
     60   05-0423        GCFP               Wells Fargo Center, Boise                                21,000,000
     61   09-0002049     GSMC               El Dorado Shopping Center - McKinney                     20,500,000
     62   05-0422        GCFP               2383 Utah Avenue                                         20,000,000
     63   04-1539        GCFP               Tumon Sands Plaza                                        20,000,000
     64   05-0269        GCFP               Enterprise Shopping Center                               19,970,000
     65   05-0270        GCFP               Fairfax Circle                                           19,650,000
     66   09-0002118     GSMC               105 Challenger                                           19,500,000
     67   04-1368        GCFP               Montclair East Shopping Center                           19,450,000
     68   05-0485        GCFP               851-869 Front Street                                     18,550,000
     69   05-0276        GCFP               Pickett Shopping Center                                  18,170,000
     70   05-0035        GCFP               2860 Gateway Drive                                       18,000,000
     71   05-0251        GCFP               Ingram Micro Campus                                      18,000,000
     72   04-1592        GCFP               Hilton Garden Inn - Fairfield, CA                        18,000,000
     73   05-0341        GCFP               Ocean Walk Shoppes                                       17,550,000
     74   05-0066        GCFP               Prairie Town Center                                      17,500,000
     75   05-0363        GCFP               Homewood Suites - Lansdale (Gulph Creek) (8)            (17,225,000)
     76   09-0002063     GSMC               Federal Express Corporate Headquarters                   16,300,000
     77   05-0351        GCFP               Norwood Park                                             16,050,000
     78   05-0277        GCFP               Silver Hill Plaza                                        15,970,000
     79   09-0002069     GSMC               Glendale Exchange                                        16,000,000
     80   04-1524        GCFP               Seaview House                                            15,500,000
     81   04-1163        GCFP               Airport Center                                           15,400,000
     82   05-0362        GCFP               Hampton Inn - Plymouth Meeting (Gulph Creek) (8)        (15,053,202)
     83   05-0289        GCFP               Hilton Garden Inn - Valencia, CA                         15,040,000
     84   05-0027        GCFP               Back Bay Court                                           14,965,000
     85   04-1615        GCFP               Rockaway Executive Center                                14,900,000
     86   05-0396        GCFP               Playhouse Square                                         14,800,000
     87   09-0002062     GSMC               Concordia Shopping Center                                14,700,000
     88   04-1561        GCFP               Flamingo Market Place                                    14,620,000
     89   05-0226        GCFP               505 Front Street                                         14,250,000
     90   05-0361        GCFP               Hampton Inn - Philadelphia Airport (Gulph Creek) (8)    (13,489,501)
     91   09-0002068     GSMC               Lakeside Villas                                          13,300,000
     92   09-0002061     GSMC               Verizon Wireless                                         13,000,000
     93   09-0002085     GSMC               Northwind Apartments                                     13,000,000
     94   05-0355        GCFP               Best Western Carriage Inn                                13,000,000
     95   09-0002025     GSMC               Pulte Building                                           12,850,000
     96   04-1634        GCFP               140 Greenwich Avenue                                     12,750,000
     97   09-0002034     GSMC               5950 Canoga                                              12,450,000
     98   05-0059        GCFP               Woodforest Shopping Center                               12,400,000
     99   05-0056        GCFP               901 Ponce de Leon Boulevard                              12,100,000
    100   04-1089        GCFP               Brookworth Plaza                                         11,800,000
    101   04-1684        GCFP               Stockbridge Commons                                      11,550,000
    102   04-1074        GCFP               Hillsboro Commons                                        11,400,000
    103   05-0274        GCFP               McLean Chain Bridge                                      11,330,000
    104   04-1567        GCFP               Laguna Hills Square                                      11,100,000
    105   09-0002075     GSMC               Mill Avenue Retail                                       10,920,000
    106   05-0490        GCFP               Tenth & College                                          10,600,000
    107   09-0002057     GSMC               University Square Shopping Center                        10,500,000
    108   09-0002044     GSMC               Boardwalk Apartments                                     10,400,000
    109   05-0224        GCFP               Eckerd Portfolio                                          9,600,000
 109-a    05-0224        GCFP               Eckerd - Charlottesville, VA (8236R)
 109-b    05-0224        GCFP               Eckerd - Millsboro, DE (6290R)
 109-c    05-0224        GCFP               Eckerd - Madison Heights, VA (8418)
    110   05-0783        GCFP               Newport Mesa Self Storage                                 3,975,000
    111   05-0784        GCFP               Deptford Mini Storage                                     3,450,000
    112   05-0564        GCFP               Newburgh Mini Storage                                     2,175,000
    113   05-0260        GCFP               Galleria Orange                                           9,500,000
    114   05-0268        GCFP               Chantilly Plaza                                           9,360,000
    115   05-0228        GCFP               Bank of America Plaza                                     9,000,000
    116   09-0002031     GSMC               Innovation Park at Penn State (9)                        (9,000,000)
    117   04-1566        GCFP               Eastland Park Hotel                                       8,500,000
    118   05-0339        GCFP               Skyview Business Park                                     8,400,000
    119   04-1508        GCFP               Indian Creek                                              8,400,000
    120   04-1335        GCFP               Nitkin - Southport                                        8,425,000
    121   04-1483        GCFP               El Dorado Shopping Center - Long Beach                    8,200,000
    122   04-1408        GCFP               Wesleyan Park Plaza                                       8,000,000
    123   09-0002023     GSMC               Snows Cut Crossing                                        8,000,000
    124   09-0002060     GSMC               Pearl Building                                            7,900,000
    125   04-1685        GCFP               Hampton Inn - Metarie, LA                                 7,850,000
    126   05-0005        GCFP               GSL Portfolio                                             7,640,000
 126-a    05-0005        GCFP               H&E Equipment Services
 126-b    05-0005        GCFP               Clinton Wayside
 126-c    05-0005        GCFP               Universal Plant Services, Inc.
    127   05-0296        GCFP               Windsor at Barton Creek                                   7,500,000
    128   09-0002091     GSMC               College Park Phase I                                      7,350,000
    129   09-0002042     GSMC               Briar Forest Crossing                                     7,210,000
    130   04-1594        GCFP               Holiday Inn Express - Van Nuys, CA                        7,200,000
    131   05-0120        GCFP               Aspen Manor Plaza                                         7,140,000
    132   09-0002056     GSMC               Signature Place                                           7,000,000
    133   09-0002084     GSMC               Pinnacle Park Shopping Center                             6,900,000
    134   05-0329        GCFP               Catalina Village                                          6,900,000
    135   09-0002026     GSMC               Samm Management Self Storage Portfolio                    6,900,000
 135-a    09-0002026-1   GSMC               Handy Mini Storage
 135-b    09-0002026-2   GSMC               Little Stor Haus
 135-c    09-0002026-3   GSMC               Route 18 Mini Storage
 135-d    09-0002026-4   GSMC               Park Place Mini Storage
    136   09-0002027     GSMC               Shoppes at Castle Pines                                   6,650,000
    137   09-0002029     GSMC               Arboretum Apts                                            6,585,000
    138   05-0340        GCFP               Cannery Village                                           6,500,000
    139   09-0002028     GSMC               Valleybrook Shops                                         6,525,000
    140   05-0115        GCFP               410-420 Tarrytown Road                                    6,400,000
    141   04-1556        GCFP               The Presidio                                              6,400,000
    142   04-1487        GCFP               Nitkin - Danbury                                          6,300,000
    143   09-0002072     GSMC               Market on Main Building                                   6,100,000
    144   09-0002107     GSMC               North Natomas Place                                       6,100,000
    145   09-0002070     GSMC               Marbella Commerce Center                                  6,000,000
    146   04-1468        GCFP               La Mirada Gateway                                         6,000,000
    147   09-0002113     GSMC               Centerpoint Business Park                                 5,995,000
    148   09-0002043     GSMC               Sand Creek Business Center                                6,000,000
    149   04-1649        GCFP               Sunrise Oaks MHC                                          5,850,000
    150   04-1488        GCFP               Nitkin - Orange                                           5,775,000
    151   09-0002093     GSMC               Airport North                                             5,500,000
    152   09-0002021     GSMC               478 & 479 Jumpers Hole Rd                                 5,400,000
    153   04-1320        GCFP               16800 Imperial Valley Drive                               5,350,000
    154   05-0375        GCFP               Legacy Court                                              5,200,000
    155   05-0158        GCFP               3000 NW 125th Street                                      5,055,000
    156   09-0002067     GSMC               Campus Portfolio                                          5,000,000
 156-a    09-0002067-1   GSMC               River Plaza Building
 156-b    09-0002067-3   GSMC               Campus Corner Building
 156-c    09-0002067-2   GSMC               Unical Building
    157   04-1373        GCFP               Warner Center North                                       5,000,000
    158   05-0272        GCFP               Lee & Harrison                                            4,810,000
    159   09-0002089     GSMC               Brandywine Business Center                                4,650,000
    160   05-0113        GCFP               350-360 Tarrytown Road                                    4,500,000
    161   09-0002050     GSMC               The Grande Apartments                                     4,500,000
    162   04-1486        GCFP               Nitkin - Branford                                         4,500,000
    163   04-1441        GCFP               Regal Cinema Savannah                                     4,400,000
    164   04-1565        GCFP               Balboa-Burbank Building                                   4,200,000
    165   04-1652        GCFP               Polaris Neighborhood Center II                            4,160,000
    166   09-0002074     GSMC               Wilburn Mini-Storage                                      4,135,000
    167   09-0002088     GSMC               Arbor Square II                                           4,000,000
    168   05-0267        GCFP               Bladen Plaza                                              3,960,000
    169   04-1548        GCFP               Eckerd - Portsmouth, VA                                   3,800,000
    170   09-0002032     GSMC               Deep River Corporate Center                               3,720,000
    171   09-0002030     GSMC               Village Crossing                                          3,450,000
    172   09-0002055     GSMC               Sagebrush West Office Park                                3,400,000
    173   09-0002092     GSMC               Restaurants at Centerpoint                                3,300,000
    174   05-0346        GCFP               500 Menlo Drive                                           3,300,000
    175   04-1514        GCFP               Eckerd - Ilion, NY                                        3,125,000
    176   05-0221        GCFP               Eckerd - Fairless Hills, PA                               2,900,000
    177   09-0002037     GSMC               Northern Gate Office                                      2,900,000
    178   04-1545        GCFP               Eckerd - Wilmington (Leland), NC                          2,870,000
    179   04-1587        GCFP               Quail Medical II                                          2,800,000
    180   04-1325        GCFP               12501-12515 Ventura Boulevard                             2,750,000
    181   09-0002079     GSMC               Fishing Point Office                                      2,700,000
    182   09-0002036     GSMC               Marsh Plaza                                               2,625,000
    183   09-0002052     GSMC               Belk at El Dorado                                         2,500,000
    184   09-0002022     GSMC               North State Storage                                       2,400,000
    185   04-1590        GCFP               805-895 B Street                                          2,400,000
    186   09-0002082     GSMC               Village Square Plaza                                      2,200,000
    187   05-0112        GCFP               388 Tarrytown Road                                        2,000,000
    188   05-0054        GCFP               Madison at Belle Grove                                    2,000,000
    189   04-1586        GCFP               6255 McLeod, Phase II                                     2,000,000


Control   Cut-Off Date      Broker
Number    Balance ($)     Strip (bp)
------------------------------------------------------------------------------------------------------------------------------------
      1    200,000,000
      2    200,000,000
      3    169,622,411
      4    105,000,000
      5    100,000,000
      6     98,000,000
      7     90,000,000
      8     85,000,000
      9     78,000,000
     10     76,000,000             3
     11     72,000,000
     12     70,540,000
     13     70,000,000
     14     51,955,354
     15     50,200,000             5
     16     49,000,000
     17    (45,000,000)
     18     45,000,000
     19     45,000,000
     20     44,000,000
     21     43,500,000
     22     42,700,000
     23    (42,200,000)
     24     40,908,877
     25     38,301,296
 25-a
 25-b
 25-c
     26     37,312,500
     27     37,050,000
     28     36,000,000
     29     35,500,000
     30    (35,300,000)
 30-a
 30-b
     31     31,000,000
     32    (31,000,000)
     33     30,000,000
     34     28,500,000
     35     28,000,000
     36     28,000,000
     37     27,860,000
     38     27,500,000
     39     27,460,000
     40     26,700,000
     41     13,600,000
     42      7,525,000
     43      5,375,000
     44     26,000,000
     45     25,225,000
     46     25,000,000
 46-a
 46-b
 46-c
 46-d
 46-e
     47    (24,925,000)
     48     24,100,000             5
     49     23,500,000
 49-a
 49-b
     50     23,500,000
     51     23,000,000
     52     23,000,000
     53     23,000,000
     54     22,960,374
     55     22,500,000
     56     22,360,000
     57     21,900,000
     58     21,460,000
     59     21,000,000
     60     21,000,000
     61     20,500,000
     62     20,000,000
     63     20,000,000
     64     19,970,000
     65     19,650,000
     66     19,500,000
     67     19,450,000
     68     18,550,000
     69     18,170,000
     70     18,000,000
     71     18,000,000
     72     18,000,000
     73     17,550,000
     74     17,416,165
     75    (17,215,499)
     76     16,300,000
     77     16,050,000
     78     15,970,000
     79     15,965,253
     80     15,500,000
     81     15,400,000
     82    (15,044,899)
     83     15,040,000
     84     14,950,766
     85     14,900,000
     86     14,800,000
     87     14,700,000
     88     14,620,000
     89     14,250,000
     90    (13,482,061)
     91     13,300,000
     92     13,000,000
     93     13,000,000
     94     13,000,000
     95     12,850,000
     96     12,750,000
     97     12,450,000
     98     12,400,000
     99     12,100,000
    100     11,800,000
    101     11,527,471
    102     11,341,098
    103     11,330,000
    104     11,100,000
    105     10,920,000
    106     10,600,000
    107     10,500,000
    108     10,400,000
    109      9,600,000
 109-a
 109-b
 109-c
    110      3,975,000
    111      3,450,000
    112      2,175,000
    113      9,500,000
    114      9,360,000
    115      9,000,000
    116     (8,991,691)
    117      8,467,850
    118      8,400,000
    119      8,400,000
    120      8,377,756
    121      8,200,000
    122      7,993,006
    123      7,962,615             5
    124      7,900,000
    125      7,828,705
    126      7,626,547
 126-a
 126-b
 126-c
    127      7,500,000
    128      7,350,000
    129      7,210,000
    130      7,170,927
    131      7,140,000
    132      7,000,000
    133      6,900,000
    134      6,900,000
    135      6,880,720             5
 135-a
 135-b
 135-c
 135-d
    136      6,650,000
    137      6,585,000
    138      6,500,000
    139      6,487,981
    140      6,400,000
    141      6,366,230
    142      6,264,672
    143      6,100,000
    144      6,100,000
    145      6,000,000
    146      6,000,000
    147      5,995,000
    148      5,967,900             5
    149      5,833,598
    150      5,742,616
    151      5,500,000
    152      5,383,179
    153      5,350,000
    154      5,200,000
    155      5,055,000
    156      5,000,000             3
 156-a
 156-b
 156-c
    157      5,000,000
    158      4,810,000
    159      4,650,000
    160      4,500,000
    161      4,490,754             5
    162      4,474,766
    163      4,362,203
    164      4,200,000
    165      4,147,356
    166      4,135,000
    167      4,000,000
    168      3,960,000
    169      3,784,043
    170      3,720,000
    171      3,431,579             5
    172      3,400,000
    173      3,300,000
    174      3,297,070
    175      3,103,446
    176      2,897,603
    177      2,891,146             5
    178      2,849,099
    179      2,791,697
    180      2,716,841
    181      2,700,000
    182      2,613,002             5
    183      2,495,102
    184      2,400,000
    185      2,392,819
    186      2,200,000
    187      2,000,000
    188      1,994,617
    189      1,994,327


(1)   The Open Period is inclusive of the Maturity Date.

(2)   Companion Loan Servicing Fee is the primary servicing fee only.

(3) Includes five separate ground leases, one of which has an annual payment of 90,000, with an initial expiration date of 12/31/2009 and seven extension options, giving it a final expiration of 9/30/2045; one of which has an annual payment of 180,000, with an initial expiration date of 4/30/2040 and ten extension options, giving it a final expiration of 4/30/2069; the remaining three have a total annual payment of 476,640, with an initial expiration date of 3/31/2062 and six extension options, giving them a final expiration of 1/31/2092.

(4) The B Note balance represents the maximum amount to be funded by the Mortgage Loan Seller within three years of the origination date of the whole loan. As of the Cut-off Date, the borrower has received $1,600,000 under the B Note.

(5) The B Note balance represents the maximum amount to be funded by the Mortgage Loan Seller within three years of the origination date of the whole loan. As of the Cut-off Date, the borrower has received $2,200,000 under the B Note.

(6)   Includes four ground leases all having the same expiration date.

(7) Interest rate equals 4.622% from March 31, 2005 to April 6, 2006; 4.747% to April 6, 2007; 4.872% to April 6, 2008; 4.997% to April 6, 2009; 5.252%
      to April 6, 2010; and 5.372% to April 6, 2012. Monthly Debt Service, Annual Debt Service, and DSCR calculated using current interest rate of 4.622%.

(8) The loan has a subordinate companion loan which is an interest-only note that provides for the payment of interest of 0.55% on a notional amount equal to the principal balance of the related mortgage loan that is in the trust."

(9) The loan has an initial subordinate companion loan servicing fee of 8ps, which will be reduced to 5bps upon securitization of the subordinate companion loan.

            SCHEDULE II

    STRIP CALCULATION SCHEDULE

 Distribution Date          Rate
 -----------------      -----------
July 2005                 5.491887%
August 2005               5.674926%
September 2005            5.674907%
October 2005              5.491827%
November 2005             5.674863%
December 2005             5.491783%
January 2006              5.491757%
February 2006             5.491737%
March 2006                5.491840%
April 2006                5.674734%
May 2006                  5.492441%
June 2006                 5.675454%
July 2006                 5.492320%
August 2006               5.675328%
September 2006            5.675271%
October 2006              5.492143%
November 2006             5.675145%
December 2006             5.492021%
January 2007              5.491954%
February 2007             5.491898%
March 2007                5.492034%
April 2007                5.674784%
May 2007                  5.492447%
June 2007                 5.675447%
July 2007                 5.492297%
August 2007               5.675284%
September 2007            5.675209%
October 2007              5.492064%
November 2007             5.675041%
December 2007             5.491901%
January 2008              5.674871%
February 2008             5.491735%
March 2008                5.491753%
April 2008                5.674608%
May 2008                  5.492273%
June 2008                 5.675283%
July 2008                 5.496226%
August 2008               5.679369%
September 2008            5.679316%
October 2008              5.496061%
November 2008             5.679197%
December 2008             5.495944%
January 2009              5.495879%
February 2009             5.495825%
March 2009                5.496158%
April 2009                5.678869%
May 2009                  5.497266%
June 2009                 5.680439%
July 2009                 5.497142%
August 2009               5.680309%
September 2009            5.680248%
October 2009              5.496955%
November 2009             5.680113%
December 2009             5.496823%
January 2010              5.496751%
February 2010             5.516763%
March 2010                5.537981%
April 2010                5.705019%
May 2010                  5.523079%
June 2010                 5.700742%
July 2010                 5.518981%
August 2010               5.708101%
September 2010            5.708055%
October 2010              5.523879%
November 2010             5.707950%
December 2010             5.523776%
January 2011              5.523719%
February 2011             5.523671%
March 2011                5.524166%
April 2011                5.707660%
May 2011                  5.523493%
June 2011                 5.707547%
July 2011                 5.523382%
August 2011               5.707431%
September 2011            5.707377%
October 2011              5.523216%
November 2011             5.707258%
December 2011             5.523100%
January 2012              5.707136%
February 2012             5.522283%
March 2012                5.524267%
April 2012                5.707651%
May 2012                  5.548653%
June 2012                 5.737517%

                                  Schedule III

                 Aggregate Planned Principal Balance Schedule

    Date        Balance
06/10/2005    236,868,000.00
07/10/2005    236,868,000.00
08/10/2005    236,868,000.00
09/10/2005    236,868,000.00
10/10/2005    236,868,000.00
11/10/2005    236,868,000.00
12/10/2005    236,868,000.00
01/10/2006    236,868,000.00
02/10/2006    236,868,000.00
03/10/2006    236,868,000.00
04/10/2006    236,868,000.00
05/10/2006    236,868,000.00
06/10/2006    236,868,000.00
07/10/2006    236,868,000.00
08/10/2006    236,868,000.00
09/10/2006    236,868,000.00
10/10/2006    236,868,000.00
11/10/2006    236,868,000.00
12/10/2006    236,868,000.00
01/10/2007    236,868,000.00
02/10/2007    236,868,000.00
03/10/2007    236,868,000.00
04/10/2007    236,868,000.00
05/10/2007    236,868,000.00
06/10/2007    236,868,000.00
07/10/2007    236,868,000.00
08/10/2007    236,868,000.00
09/10/2007    236,868,000.00
10/10/2007    236,868,000.00
11/10/2007    236,868,000.00
12/10/2007    236,868,000.00
01/10/2008    236,868,000.00
02/10/2008    236,868,000.00
03/10/2008    236,868,000.00
04/10/2008    236,868,000.00
05/10/2008    236,868,000.00
06/10/2008    236,868,000.00
07/10/2008    236,868,000.00
08/10/2008    236,868,000.00
09/10/2008    236,868,000.00
10/10/2008    236,868,000.00
11/10/2008    236,868,000.00
12/10/2008    236,868,000.00
01/10/2009    236,868,000.00
02/10/2009    236,868,000.00
03/10/2009    236,868,000.00
04/10/2009    236,868,000.00
05/10/2009    236,868,000.00
06/10/2009    236,868,000.00
07/10/2009    236,868,000.00
08/10/2009    236,868,000.00
09/10/2009    236,868,000.00
10/10/2009    236,868,000.00
11/10/2009    236,868,000.00
12/10/2009    236,868,000.00
01/10/2010    236,868,000.00
02/10/2010    234,021,309.73
03/10/2010    229,948,292.70
04/10/2010    226,965,735.55
05/10/2010    223,713,267.73
06/10/2010    220,760,878.23
07/10/2010    217,381,232.80
08/10/2010    214,410,602.51
09/10/2010    211,425,626.51
10/10/2010    208,065,124.36
11/10/2010    205,049,485.71
12/10/2010    201,659,165.30
01/10/2011    198,612,569.02
02/10/2011    195,551,256.57
03/10/2011    191,399,248.05
04/10/2011    188,303,040.48
05/10/2011    184,834,369.69
06/10/2011    181,706,429.04
07/10/2011    178,217,156.03
08/10/2011    175,067,483.83
09/10/2011    171,902,592.32
10/10/2011    168,367,459.68
11/10/2011    165,170,175.47
12/10/2011    161,603,542.07
01/10/2012    158,373,553.33
02/10/2012    155,141,467.95
03/10/2012    151,258,028.79
04/10/2012    148,055,662.76
05/10/2012    144,777,132.76
06/10/2012    141,839,776.33
07/10/2012    138,595,575.30
08/10/2012    135,649,791.37
09/10/2012    132,689,622.21
10/10/2012    129,402,168.34
11/10/2012    126,411,476.52
12/10/2012    123,094,338.92
01/10/2013    120,072,827.51
02/10/2013    117,036,557.40
03/10/2013    113,054,371.04
04/10/2013    109,983,784.03
05/10/2013    106,588,947.01
06/10/2013    103,486,762.83
07/10/2013    100,061,197.05
08/10/2013    96,927,108.20
09/10/2013    93,777,705.16
10/10/2013    90,306,218.26
11/10/2013    72,342,651.90
12/10/2013    68,882,246.54
01/10/2014    55,896,958.99
02/10/2014    52,725,455.43
03/10/2014    34,402,077.53
04/10/2014    27,220,458.01
05/10/2014    23,726,322.96
06/10/2014    20,512,044.61
07/10/2014    16,986,148.11
08/10/2014    13,738,892.68
09/10/2014    10,475,752.82
10/10/2014    6,902,337.37
11/10/2014    3,605,744.25
12/10/2014          0.00